As filed with the Securities and Exchange Commission on May 1, 2008
Registration No. 333-149862

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

TIAA REAL ESTATE ACCOUNT
(Exact name of registrant as specified in its charter)

New York	(Not applicable)	(Not applicable)
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

c/o Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
(212) 490-9000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Keith F. Atkinson, Esquire
Teachers Insurance and Annuity Association of America 8500 Andrew Carnegie Blvd.
Charlotte, North Carolina 28226 (704) 988-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey S. Puretz, Esquire Dechert LLP
1775 I Street, N.W. Washington, D.C. 20006

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

          Pursuant to Rule 429 under the Securities Act, the prospectus contained herein also relates to and constitutes a post-effective amendment to Securities Act registration statements 33-92990, 333-13477, 333-22809, 333-59778, 333-83964, 333-113602, 333-121493, 333-132580 and 333-141513 (collectively, the “Prior Registration Statements”).

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.

          Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer ☒ Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

Accumulation units in TIAA Real Estate Account	*	*	$5,000,000,000**	$196,500**

*

The securities are not issued in predetermined amounts or units, and the maximum aggregate offering price is estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.

**

In addition to the $5,000,000,000 of accumulation units registered hereunder, the registrant is carrying forward securities which remain unsold but which were previously registered under the Prior Registration Statements for which filing fees were previously paid.

(1)	Registration fee previously paid.

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 1, 2008

PROSPECTUS
________, 2008

TIAA REAL ESTATE ACCOUNT

A Tax-Deferred Variable Annuity Option Offered by Teachers Insurance and Annuity Association of America

This prospectus tells you about the TIAA Real Estate Account, an investment option offered through individual and group variable annuity contracts issued by TIAA. Please read it carefully before investing and keep it for future reference.

The Real Estate Account, which we refer to sometimes as “the Account” in this prospectus, invests primarily in real estate and real estate-related investments. TIAA, one of the largest and most experienced mortgage and real estate investors in the nation, manages the Account’s assets.

The value of your investment in the Real Estate Account will go up or down depending on how the Account performs and you could lose money. The Account’s performance depends mainly on the value of the Account’s real estate and other real estate-related investments, and the income generated by those investments. The Account’s returns could go down if, for example, real estate values or rental and occupancy rates, or the value of real estate related securities, decrease due to general economic conditions and/or a weak market for real estate generally. Property operating costs and government regulations, such as zoning or environmental laws, could also affect a property’s profitability. TIAA does not guarantee the investment performance of the Account, and you will bear the entire investment risk. For a detailed discussion of the specific risks of investing in the Account, see “Risks” on page 12.

We take deductions daily from the Account’s net assets for the Account’s operating and investment management expenses. The Account also pays TIAA for bearing mortality and expense risks and for providing a liquidity guarantee. The current estimated annual expense deductions from the Account’s net assets total 0.840%.

The Real Estate Account is designed as an option for retirement and tax-deferred savings plans for employees of nonprofit institutions. TIAA offers the Real Estate Account under the following annuity contracts:

■	RA and GRAs (Retirement Annuities and Group Retirement Annuities)

■	SRAs (Supplemental Retirement Annuities)

■	GSRAs (Group Supplemental Retirement Annuities)

■	Retirement Choice and Retirement Choice Plus Annuity

■	GAs (Group Annuities) and Institutionally-Owned GSRAs

■	Classic and Roth IRAs (Individual Retirement Annuities) including SEP IRAs (Simplified Employee Pension Plans)

■	Keoghs

■	ATRAs (After-Tax Retirement Annuities)

Note that state regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of the information in this prospectus. Any representation to the contrary is a criminal offense.

An investment in the Real Estate Account is not a bank deposit and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Please see Appendix B for definitions of certain special terms used in this prospectus.

The Real Estate Account securities offered by this prospectus are only being offered in those jurisdictions where it is legal to do so. No person may make any representation to you or give you any information about the offering that is not in the prospectus. If anyone provides you with information about the offering that is not in the prospectus, you shouldn’t rely on it.

ABOUT THE REAL ESTATE ACCOUNT AND TIAA

          The TIAA Real Estate Account was established in February 1995 as a separate account of Teachers Insurance and Annuity Association of America (TIAA). TIAA is a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching. Its home office is at 730 Third Avenue, New York, NY 10017-3206 and its telephone number is 212 490-9000. In addition to issuing variable annuities, whose returns depend upon the performance of certain specified investments, TIAA also offers traditional fixed annuities.

          With its 60 years in the real estate business and interests in properties located across the U.S. and internationally, TIAA is one of the nation’s largest and most experienced investors in mortgages and real estate equity interests. As of December 31, 2007, TIAA’s general account had a mortgage and real property portfolio of approximately $22.1 billion.

          TIAA is the companion organization of the College Retirement Equities Fund (CREF), the first company in the United States to issue a variable annuity. CREF is a nonprofit membership corporation established in New York State in 1952. Together, TIAA and CREF form the principal retirement system for the nation’s education and research communities and one of the largest pension systems in the U.S., based on assets under management. TIAA-CREF serves approximately 3.3 million people and over 15,000 institutions. As of December 31, 2007, TIAA’s assets were approximately $196.4 billion; the combined assets for TIAA and CREF totaled approximately $417.8 billion (although CREF does not stand behind TIAA’s guarantees).

          The Account offers individual and group accumulating annuity contracts (with contributions made on a pre-tax or after-tax basis), as well as individual lifetime and term-certain variable payout annuity contracts (including the payment of death benefits to beneficiaries). Investors are entitled to transfer funds to or from the Account under certain circumstances. Funds invested in the Account for each category of contract are expressed in terms of units, and unit values will fluctuate depending on the Account’s performance.

          More information about the Account may be obtained by writing us at 730 Third Avenue, New York, NY 10017-3206, calling us at 877 518-9161 or visiting our website at www.tiaa-cref.org.

THE ACCOUNT’S INVESTMENT OBJECTIVE AND STRATEGY

          Investment Objective: The Real Estate Account seeks favorable long-term returns primarily through rental income and appreciation of real estate investments owned by the Account. The Account also will invest in publicly traded securities and other investments that are easily converted to cash to make redemptions, purchase or improve properties or cover other expenses.

          Investment Strategy: The Account intends to invest between 75 percent and 85 percent of its assets directly in real estate or real estate-related investments.

TIAA Real Estate Account ▪ Prospectus 3

The Account’s principal strategy is to purchase direct ownership interests in income-producing real estate, such as office, industrial, retail, and multi-family residential properties. The Account can also invest in other real estate or real estate-related investments through joint ventures, real estate partnerships or common or preferred stock or other equity securities of companies whose operations involve real estate (i.e., that primarily own or manage real estate). To a limited extent, the Account can also invest in conventional mortgage loans, participating mortgage loans, and collateralized mortgage obligations, including commercial mortgage-backed securities and other similar investments. The Account may also make foreign investments, which are expected to comprise no more than 25 percent of the Account’s total assets.

          The Account will invest the remaining portion of its assets in government and corporate debt securities, money market instruments and, at times, stock of companies that do not primarily own or manage real estate. In some circumstances, the Account can increase the portion of its assets invested in debt securities or money market instruments. This could happen if the Account receives a large inflow of money in a short period of time, there is a lack of attractive real estate investments available on the market, or the Account anticipates a need to have more cash available.

          The amount the Account invests in real estate and real estate-related investments at a given time will vary depending on market conditions and real estate prospects, among other factors. As of December 31, 2007, the Account’s net assets totaled $17,660,536,799. At December 31, 2007, the Account held a total of 111 real estate property investments (including its interests in 12 real estate-related joint ventures) and one remaining equity interest in a joint venture in which the Account sold its real estate investment during the third quarter of 2007, representing 77.91% of the Account’s total investment portfolio (“Total Investments”).

          As of that date, the Account also held investments in a mortgage loan receivable, representing 0.38% of Total Investments, real estate equity securities, representing 2.24% of Total Investments, real estate limited partnerships, representing 1.74% of Total Investments, commercial paper, representing 9.23% of Total Investments, certificates of deposit, representing 2.22% of Total Investments, variable notes, representing 0.26% of Total Investments, bankers acceptance, representing 0.20% of Total Investments, and government agency bonds, representing 5.82% of Total Investments.

          Risks: An investment in the Account is subject to the risks associated with real estate investing, including the risks of acquiring, owning and selling real property, interest rate risk, market risk, credit risk, and regulatory and environmental risks. Further risks include the risks associated with making mortgage loan investments and investing in mortgage-backed securities, liquid investments and foreign real estate investments. These risks, among others, are described in “Risks” beginning on page 12. You may lose money by investing in this Account.

4 Prospectus ▪ TIAA Real Estate Account

PAST PERFORMANCE

          The bar chart and performance table below helps illustrate some of the risks of investing in the Account, and how investment performance during the accumulation period varies. The bar chart shows the Account’s total return during the accumulation period over the last ten calendar years and the performance table shows the Account’s returns during the accumulation period for the one-, three-, five- and ten-year periods through December 31, 2007. How the Account has performed in the past is not necessarily an indication of how it will perform in the future.

Best quarter: 4.69%, for the quarter ended June 30, 2006.
Worst quarter: 0.72%, for the quarter ended December 31, 2002.

AVERAGE ANNUAL TOTAL RETURN (AS OF DECEMBER 31, 2007)

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	13.80%	13.96%	12.35%	9.79%

SUMMARY OF ACCOUNT’S EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Services are provided “at cost” by TIAA and TIAA-CREF Individual & Institutional Services, LLC (“Services”), a registered broker-dealer and wholly owned subsidiary of TIAA. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

TIAA Real Estate Account ▪ Prospectus 5

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2008 through April 30, 2009. Actual expenses may be higher or lower.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.270%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees

Administration	0.335%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments

Distribution	0.085%	For services and expenses associated with distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.100%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction[1,2]	0.840%	For total services to the Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

Please see “Selected Financial Data” on page 39 for additional information.

          Effective January 1, 2008, TIAA commenced performing administration functions previously performed for the Account by Services (which include receiving and allocating premiums, calculating and making annuity payments and providing recordkeeping and other services). Distribution services for the Account, which include, without limitation, distribution of the annuity contracts, advising existing annuity contract owners in connection with their accumulations and helping employers implement and manage retirement plans, continue to be performed by Services.

          TIAA and Services provide administration and distribution services, as applicable, on an at-cost basis. Since expenses are charged at cost, the expenses described are estimates for the year based on projected expense and asset levels. Administration charges include certain costs associated with the provision by TIAA entities of recordkeeping and other services for retirement plans and other pension products in addition to the Account. A portion of these expenses are allocated to the Account in accordance with applicable allocation procedures. Any differences between actual and estimated expenses are adjusted quarterly. The expenses identified in the table above do not include any fees which may be imposed by your employer under a plan maintained by your employer. For more information, see “Expense Deductions” on page 72.

          The following table shows you an example of the expenses you would incur on a hypothetical investment of $1,000 in the TIAA Real Estate Account over several

6 Prospectus ▪ TIAA Real Estate Account

periods. The table assumes a 5% annual return on assets and an annual expense deduction equal to 0.840%. These figures do not represent actual expenses or investment performance, which may differ.

	1 Year	3 Year	5 Year	10 Year

TIAA Real Estate Account	$ 9	$ 27	$ 47	$ 104

ABOUT THE ACCOUNT’S INVESTMENTS — IN GENERAL

DIRECT INVESTMENTS IN REAL ESTATE

          Direct Purchase: The Account will generally buy direct ownership interests in existing or newly constructed income-producing properties, including office, industrial, retail, and multi-family residential properties. The Account will invest mainly in established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, the Account also might invest in real estate development projects.

          Purchase-Leaseback Transactions: Although it has not yet done so, the Account can enter into purchase-leaseback transactions (leasebacks) in which it would buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third party (the lessee). Leasebacks are generally for very long terms. Usually, the lessee is responsible for operating the property and paying all operating costs, including taxes and mortgage debt. The Account can also give the lessee an option to buy the land and improvements.

          In some leasebacks, the Account may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, the Account likely would seek to share (or “participate”) in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount. The Account can invest in leasebacks that are subordinated to other interests in the land, buildings, and improvements (e.g., first mortgages); in that case, the leaseback interest would be subject to greater risks.

INVESTMENTS IN MORTGAGES

          General: The Account can originate or acquire interests in mortgage loans, generally on the same types of properties it might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally the Account’s mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they won’t be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may be amortized

TIAA Real Estate Account ▪ Prospectus 7

(i.e., principal is paid over the course of the loan), or may provide for interest-only payments, with a balloon payment at maturity.

          Participating Mortgage Loans: The Account may make mortgage loans which permit the Account to share (have a “participation”) in the income from or appreciation of the underlying property. These participations let the Account receive additional interest, usually calculated as a percentage of the income the borrower receives from operating, selling or refinancing the property. The Account may also have an option to buy an interest in the property securing the participating loan.

          Managing Mortgage Loan Investments: TIAA can manage the Account’s mortgage loans in a variety of ways, including:

•	renegotiating and restructuring the terms of a mortgage loan,

•	extending the maturity of any mortgage loan made by the Account,

•	consenting to a sale of the property subject to a mortgage loan,

•	financing the purchase of a property by making a new mortgage loan in connection with the sale, and

•	selling the mortgage loans, or portions of them, before maturity

OTHER REAL ESTATE-RELATED INVESTMENTS

          Real Estate Investment Trusts: The Account may invest in real estate investment trusts (REITs), which are publicly owned entities that lease, manage, acquire, hold mortgages on, and develop real estate. Normally the Account will buy the common or preferred stock of a REIT, although at times it may purchase REIT debt securities. REITs seek to maximize share value and increase cash flows by acquiring and developing new real estate projects, upgrading existing properties or renegotiating existing arrangements to increase rental rates and occupancy levels. REITs must distribute at least 90% of their taxable income to shareholders in order to benefit from a special tax structure, which means they may pay high dividends. The value of a particular REIT can be affected by such factors as cash flow, the skill of its management team, and defaults by its lessees or borrowers.

          Stock of Companies Involved in Real Estate Activities: The Account can invest in common or preferred stock of companies whose business involves real estate. These stocks may be listed on U.S. or foreign stock exchanges or traded over-the-counter in the U.S. or abroad.

          Mortgage-Backed Securities: The Account can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities (CMBSs), residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured

8 Prospectus ▪ TIAA Real Estate Account

by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities.

          Investment Vehicles Involved in Real Estate Activities: The Account can hold interests in limited partnerships, funds, and other commingled investment vehicles involved in real estate-related activities, including owning, financing, managing, or developing real estate.

NON-REAL ESTATE-RELATED INVESTMENTS

          The Account can also invest in:

•	U.S. government or government agency securities

•

Money market instruments and other cash equivalents. These will usually be high-quality short-term debt instruments, including U.S. government or government agency securities, commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits, and corporate debt securities

•

Corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multinational organizations, but only if they’re investment-grade and rated in the top four categories by a nationally recognized rating organization (or, if not rated, deemed by TIAA to be of equal quality)

•	Common or preferred stock, or other ownership interests, of U.S. or foreign companies that aren’t involved in real estate, to a limited extent

FOREIGN REAL ESTATE AND OTHER FOREIGN INVESTMENTS

          The Account may invest in foreign real estate or real estate-related investments. It might also invest in securities or other instruments of foreign government or private issuers. While the percentage will vary, we expect that foreign investments will comprise no more than 25 percent of the Account’s total assets.

          Depending on investment opportunities, the Account’s foreign investments could at times be concentrated in one or two foreign countries. We will consider the special risks involved in foreign investing before investing in foreign real estate and won’t invest unless our standards are met.

TIAA Real Estate Account ▪ Prospectus 9

GENERAL INVESTMENT AND OPERATING POLICIES

STANDARDS FOR REAL ESTATE INVESTMENTS

          General Criteria for Buying Real Estate or Making Mortgage Loans: Before the Account purchases real estate or makes a mortgage loan, TIAA will consider such factors as:

•	the location, condition, and use of the underlying property

•	its operating history, and its future income-producing capacity

•	the quality, operating experience, and creditworthiness of the borrower

          TIAA will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates and expenses), as well as the general economic conditions in the area where the property is located.

          Diversification: We haven’t placed percentage limitations on the type and location of properties that the Account can buy. However, the Account seeks to diversify its investments by type of property and geographic location. How much the Account diversifies will depend upon whether suitable investments are available and how much the Account has available to invest.

          Special Criteria for Making Mortgage Loans: Ordinarily, the Account will only make a mortgage loan if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made, unless the Account is compensated for taking additional risk.

          Selling Real Estate Investments: The Account doesn’t intend to buy and sell its real estate investments simply to make short-term profits. Rather, the Account’s general strategy in selling real estate investments is to dispose of those assets which have either maximized in value, underperformed or represent properties needing significant capital infusions in the future. The Account will reinvest any sale proceeds that it doesn’t need to pay operating expenses or to meet redemption requests (e.g., cash withdrawals or transfers).

OTHER REAL ESTATE-RELATED POLICIES

          Appraisals: The Account will rely on TIAA’s own analysis, normally along with an independent external appraisal, in connection with the purchase of a property by the Account. The Account will normally receive an independent external appraisal performed by a third party appraisal firm at or before the time it buys a real estate asset, and the Account also generally obtains an independent appraisal when it makes mortgage loans. The Account’s properties and mortgage loans will then be appraised or valued once a year by an independent state-certified appraiser who is a member of a professional appraisal organization. In addition, TIAA’s appraisal staff will perform a valuation of each real estate property on a quarterly basis and on occasion, the Account will obtain independent appraisals on a quarterly basis. See “Valuing the Account’s Assets” on page 66.

10 Prospectus ▪ TIAA Real Estate Account

          Borrowing: The Account may borrow money and assume or obtain a mortgage on a property — i.e., make leveraged real estate investments. In addition, to meet short-term cash needs, the Account may obtain a line of credit with terms requiring that the Account secure a loan with one or more of its properties. The Account’s total borrowings may not exceed 30% of the Account’s total net asset value at the time of incurrence. In calculating the 30% limit, we will include only the Account’s actual percentage interest in any borrowings and not that of any joint venture partner. The Account may only borrow up to 70% of the then current value of a property, although construction loans may be for 100% of costs incurred in developing the property. Except for construction loans, any mortgage loans on a property will be non-recourse, meaning that if the Account defaults on its loan, the lender will have recourse only to the property encumbered or the joint venture owning the property, and not to any other assets of the Account. When possible, the Account will seek to have loans mature at different times to limit the risks of borrowing.

          The Account will not obtain mortgage financing from TIAA or any of its affiliates. However, the Account may place an intra-company mortgage on an Account property held by a subsidiary for tax planning or other purposes. This type of mortgage will not be subject to the general limitations on borrowing described above.

          When the Account assumes or obtains a mortgage on a property, it will bear the expense of mortgage payments. It will also be exposed to certain additional risks, which are described in “Risks—Risks of Borrowing” on page 16.

          Joint Investments: The Account can hold property jointly through general or limited partnerships, joint ventures, leaseholds, tenancies-in-common, or other legal arrangements. However, the Account will not hold real property jointly with TIAA or its affiliates.

          Discretion to Evict or Foreclose: TIAA may, in its discretion, evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment, when it decides that it is in the Account’s best interests.

          Property Management and Leasing Services: The Account usually will hire a national or regional independent third party property management company to perform the day-to-day management services for each of the Account’s properties, including supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on major repairs and capital improvements. The property manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain high levels of occupancy by responsible tenants. The Account may also hire independent third party leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the property management company, along with any leasing commissions and expenses, will reduce the Account’s cash flow from a property.

          Insurance: We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for the Account’s real

TIAA Real Estate Account ▪ Prospectus 11

property and properties securing mortgage loans or subject to purchase-leaseback transactions. The Account’s insurance policies on its properties currently include some coverage for earthquakes and terrorist acts, but we can’t assure you that it will be adequate to cover all losses. We also can’t assure you that we will be able to obtain coverage for earthquakes and terrorist acts at an acceptable cost, if at all, at the time a policy expires.

OTHER POLICIES

          Liquid Assets: At times, a significant percentage of the Account may be invested in liquid assets (which may or may not be real estate-related) while we look for suitable real property investments. The Account can temporarily increase the percentage of its liquid assets under some circumstances, including the rapid inflow of participants’ funds, lack of suitable real estate investments, or a need for greater liquidity.

          Investment Company Act of 1940: The Account has not registered, and we intend to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940 (the 1940 Act). This will require monitoring the Account’s portfolio so that it won’t have more than 40 percent of total assets, other than U.S. government securities and cash items, in investment securities. As a result, the Account may be unable to make some potentially profitable investments, it may be unable to sell assets it would otherwise want to sell or it may be forced to sell investments in investment securities before it would otherwise want to do so.

          Changing Operating Policies or Winding Down: Under the terms of the contracts and in accordance with applicable insurance law, TIAA can decide to change, in its sole discretion, the operating policies of the Account or to wind it down. If the Account is wound down, you may need to transfer your accumulations or annuity income to TIAA’s traditional annuity or any CREF account available under your employer’s plan. All investors in the Account will be notified in advance if we decide to change a significant policy or wind down the Account.

RISKS

          The value of your investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. You can lose money by investing in the Account. The value of an investment in the Account will fluctuate based on the value of the Account’s assets and the income the assets generate. There is risk associated with an investor attempting to “time” an investment in the Account’s units, or effecting a redemption of an investor’s units. The Account’s assets and income can be affected by many factors, and you should consider the specific risks presented below before investing in the Account. Please refer to the section entitled “Statements Regarding Forward-Looking Information,” which is contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

12 Prospectus ▪ TIAA Real Estate Account

RISKS OF REAL ESTATE INVESTING

          General Risks of Acquiring and Owning Real Property: The Account is subject to the risks inherent in acquiring and owning real property, including in particular the following:

•	Economic Conditions. The economic conditions in the markets where the Account’s properties are located may be adversely impacted by factors which include:

	•	general global economic conditions;

	•	a weak market for real estate generally and/or in specific locations;

	•	availability of financing;

	•	an oversupply of, or a reduced demand for, certain types of real estate properties;

	•	business closings, industry slowdowns, employment losses and related factors;

	•	natural disasters, terrorist attacks and/or other man-made events; and

	•	decline in population or shifting demographics.

          The incidence of some or all of these factors could reduce occupancy or rental rates and the market value of the Account’s real properties. Further, the Account may experience periods in which its investments are geographically concentrated, either regionally or in certain markets with similar demographics. Also, the Account may experience periods in which its tenant base is concentrated within a particular industry sector. In these events, the Account’s income and performance may be adversely impacted disproportionately by deteriorating economic conditions in those areas or industry sectors in which the Account’s investments are concentrated.

•

Competition. The Account may face competition for real estate investments from multiple sources, including individuals, corporations, insurance companies or other insurance company separate accounts, as well as real estate limited partnerships, real estate investment funds, commercial developers, pension plans, other institutional and foreign investors and other entities engaged in real estate investment activities. Some of these competitors may have similar financial and other resources as the Account, and/or they may have investment strategies that allow them to compete more aggressively for real estate investment opportunities, which could result in the Account paying higher prices for investments, experiencing delays in acquiring investments or failing to consummate such purchases. Any resulting delays in the acquisition of investments, or the failure to consummate acquisitions the Account deems desirable, may increase the Account’s costs or otherwise adversely affect the Account’s investment results.

In addition, the Account’s properties may be located close to properties that are owned by other real estate investors and that compete with the Account for tenants. These competing properties may be better located and more

TIAA Real Estate Account ▪ Prospectus 13

suitable for tenants than our properties, resulting in a competitive advantage for these other properties. We may also face similar competition from other properties that may be developed in the future. This competition may limit the Account’s ability to lease space, increase its costs of securing tenants, limit our ability to maximize our rents and/or require the Account to make capital improvements it otherwise would not, in order to make its properties more attractive to prospective tenants.

•

Leasing Risk. A number of factors could cause the Account’s rental income, a key source of the Account’s revenue, to decline, which would adversely impact the Account’s results and investment returns. These factors include:

	•	A property may be unable to attract tenants. This situation could be exacerbated if a concentration of lease expirations occurred during any one time period.

	•	The Account could lose revenue if tenants do not pay rent when contractually obligated, or if the Account is forced to terminate a lease for nonpayment.

•

Tenants may default under a lease at one of the Account’s properties, and in the event of any such default, we may experience a delay in, or an inability to effect, the enforcement of our rights against that tenant. Further, any disputes with tenants could involve costly litigation.

•

In the event a tenant vacates its space at an Account property, whether as a result of a default, the expiration of the lease term or otherwise, we may not be able to re-lease the vacant space for as much as the rent payable under the previous lease or not at all. Also, we may not be able to re-lease such space without incurring substantial expenditures for tenant improvements and other lease-up related costs, while still being obligated for any mortgage payments, real estate taxes and other expenditures related to the property.

•

In some instances, our properties may be specifically suited to and/or outfitted for the particular needs of a certain tenant based on the type of business the tenant operates. For example, many companies desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation, which may require us to incur substantial expense in re-planning the space.

•

The Account owns and operates retail properties, which, in addition to the risks listed above, are subject to specific risks, including variations in rental revenues due to customary “percentage rent” clauses which may be in place for retail tenants and the insolvency and/or closing of an anchor tenant. Under certain circumstances, the leases may allow other tenants in a retail property to terminate their leases, reduce or withhold rental payments. The insolvency and/or closing of an anchor tenant may also cause such tenants to fail to renew their leases at expiration.

•	Operating Costs. A property’s cash flow could decrease if operating costs, such as property taxes, utilities, maintenance and insurance costs that are not

14 Prospectus ▪ TIAA Real Estate Account

reimbursed by tenants increase in relation to gross rental income, or if the property needs unanticipated repairs and renovations.

•

Terrorism and Acts of War and Violence. Terrorist attacks may harm our property investments and therefore your investment return. The Account cannot assure you that there will not be further terrorist attacks against the United States, U.S. businesses or elsewhere in the world. These attacks or armed conflicts may directly or indirectly impact the value of the property we own or that secure our loans. Losses resulting from these types of events may be uninsurable or not insurable to the full extent of the loss suffered. Moreover, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Such events could also result in economic uncertainty in the United States or abroad. Adverse economic conditions resulting from terrorist activities could reduce demand for space in the Account’s properties and thereby reduce the value of the Account’s properties.

          General Risks of Selling Real Estate Investments: Among the risks of selling real estate investments are:

•	The sale price of an Account property might differ from its estimated or appraised value, leading to losses or reduced profits to the Account.

•

Due to the cyclical nature of real estate, general economic conditions impacting the location of the property, potential disruption in the credit markets and the availability of financing on favorable terms or at all, and the supply of and demand for available tenant space, among other reasons, the Account might not be able to sell a property at a particular time for its full value. This might make it difficult to raise cash quickly and also could lead to Account losses.

•	The Account may need to provide financing to a purchaser if no cash buyers are available.

•	For any particular property, the Account may be required to make expenditures for improvements to, or to correct defects in, the property before the Account is able to market and/or sell the property.

          Appraisal Risks: Real estate appraisals are estimates of property values based on a professional’s opinion and may not be accurate predictors of the amount the Account would actually receive if it sold a property. Appraisals can be subjective in certain respects and rely on a variety of assumptions and conditions at that property or in the market (including, without limitation, a potential lack of recent transaction activity in such market) in which the property is located, which may change materially after the appraisal is conducted. If an appraisal is too high, the Account’s value could go down upon reappraisal or if the property is sold for a lower price than the appraisal. If an appraisal is too low, those who redeem prior to an adjustment to the valuation or a property sale will have received less than their pro rata share of the value of the Account’s assets. Further, as the Account

TIAA Real Estate Account ▪ Prospectus 15

generally obtains appraisals on a quarterly basis, there may be circumstances in the interim in which the true value of a property is not reflected in the Account’s daily net asset value calculation or in the Account’s periodic financial statements. This disparity may be more apparent when the commercial and/or residential real estate markets experience an overall and possibly dramatic decline in property values in a relatively short period of time between appraisals.

          Risks of Borrowing: The Account acquires some of its properties subject to existing financing or by borrowing new funds at the time of purchase, and may from time to time place new leverage on, or increase the leverage already placed on, existing properties the Account owns. The Account may borrow, in the aggregate, either directly or through its joint venture investments, an amount up to 30% of the Account’s Total Net Assets, and the Account may borrow up to 70% of the then-current value of a particular property. Among the risks of borrowing money and investing in a property subject to a mortgage are:

•

Regardless of the quality of the Account’s property for which financing is sought, general economic conditions, or the market conditions then in effect in the real estate finance industry, may hinder the Account’s ability to obtain financing for its property investments on favorable terms or at all. Such unfavorable terms might include high interest rates, increased fees and costs and restrictive covenants applicable to the Account’s operation of the property.

•

The Account may be unable to make its loan payments, which could result in a default on its loan. The lender then could foreclose on the underlying property and the Account would lose the value of its investment in the foreclosed property.

•

If the Account obtains a mortgage loan that involves a balloon payment, there is a risk that the Account may not be able to make the lump sum principal payment due under the loan at the end of the loan term, or otherwise obtain adequate refinancing on terms commercially acceptable to the Account or at all. The Account then may be forced to sell the property or other properties under unfavorable market conditions or default on its mortgage, resulting in the lender exercising its remedies, which may include repossession of the property.

•

If the Account takes out variable-rate loans, the Account’s returns may be volatile when interest rates are volatile. Further, to the extent that the Account takes out fixed-rate loans and interest rates subsequently decline, this may cause the Account to pay interest at above-market rates for a significant period of time.

•	The market valuation of mortgage loans payable could have an adverse impact on the Account’s performance.

A general disruption in the credit markets, such as the credit markets have been recently experiencing, may aggravate some or all of these risks.

          Investment Risk Associated with Participant Transactions. The amount we have available to invest in new properties and other real estate related assets will depend, in large part, on the level of participant premiums coming into the

16 Prospectus ▪ TIAA Real Estate Account

Account, as well as the level of net participant transfers into or out of the Account. If the amount of such premiums and/or net participant transfers into the Account were to experience a significant decline for a period of time, we may not have enough available funds to pursue, or consummate, every new investment opportunity presented to us that is otherwise attractive to the Account. This, in turn, could harm the Account’s returns.

          Regulatory Risks: Government regulation at the federal, state and local levels, including, without limitation, zoning laws, rent control or rent stabilization laws, laws regulating housing on the Account’s multifamily residential properties, the Americans with Disabilities Act, property taxes and fiscal, accounting, environmental or other government policies, could operate or change in a way that adversely affects the Account and its properties. For example, these regulations could raise the cost of owning, improving or maintaining properties, present barriers to otherwise desirable investment opportunities or make it harder to sell, rent, finance, or refinance properties either on economically desirable terms, or at all, due to the increased costs associated with regulatory compliance.

          Environmental Risks: The Account may be liable for damage to the environment or injury to individuals caused by hazardous substances used or found on its properties. Under various environmental regulations, the Account may also be liable, as a current or previous property owner or mortgagee, for the cost of removing or cleaning up hazardous substances found on a property, even if it didn’t know of and wasn’t responsible for the hazardous substances. If any hazardous substances are present or the Account doesn’t properly clean up any hazardous substances, or if the Account fails to comply with regulations requiring it to actively monitor the business activities on its premises, the Account may have difficulty selling or renting a property or be liable for monetary penalties. Further, environmental laws may impose restrictions on the manner in which a property may be used, the tenants which may be allowed, or the manner in which businesses may be operated, which may require the Account to expend funds, and such laws may also cause the most ideal use of the property to differ from that originally contemplated and as a result could impair the Account’s returns. The cost of any required cleanup relating to a single real estate investment (including remediating contaminated property) and the Account’s potential liability for environmental damage, including paying personal injury claims and performing under indemnification obligations to third parties, could exceed the value of the Account’s investment in a property, the property’s value, or in an extreme case, a significant portion of the Account’s assets.

          Uninsurable Losses: Certain catastrophic losses (e.g., from earthquakes, wars, terrorist acts, nuclear accidents, floods or environmental or industrial hazards or accidents) may be uninsurable or so expensive to insure against that it is economically disadvantageous to buy insurance for them. If a disaster that we haven’t insured against occurs, or if the insurance contains a high deductible, the Account could lose both its original investment and any future profits from the property affected. In addition, some leases may permit a tenant to terminate its

TIAA Real Estate Account ▪ Prospectus17

obligations in certain situations, regardless of whether those events are fully covered by insurance. In that case, the Account would not receive rental income from the property while that tenant’s space is vacant.

          Risks of Developing Real Estate or Buying Recently Constructed Properties: If the Account chooses to develop a property or buys a recently constructed property, it may face the following risks:

•

In developing real estate, there may be delays or unexpected increases in the cost of property development and construction due to strikes, bad weather, material shortages, increases in material and labor costs or other events.

•

Because external factors may have changed from when the project was originally conceived (e.g., slower growth in local economy, higher interest rates, or overbuilding in the area), the property may not operate at the income and expense levels first projected or may not be developed in the way originally planned.

          Risks of Joint Ownership: Investing in joint venture partnerships or other forms of joint property ownership may involve special risks.

•	The co-venturer may have interests or goals inconsistent with those of the Account.

•

If a co-venturer doesn’t follow the Account’s instructions or adhere to the Account’s policies, the jointly owned properties, and consequently the Account, might be exposed to greater liabilities than expected.

•	The Account may have limited rights pursuant to the terms of the joint venture, including the right to operate, manage or dispose of a property.

•	A co-venturer can make it harder for the Account to transfer its property interest, particularly if the co-venturer has the right to decide whether and when to sell the property.

•

The co-venturer may be unable to fulfill its obligations (such as to fund its pro rata share of expenditures or guarantee obligations of the venture) during the term of such agreement or may become insolvent or bankrupt, either of which could expose the Account to greater liabilities than expected.

          Risks with Purchase-Leaseback Transactions: The major risk of purchase leaseback transactions is that the third party lessee will be unable to make required payments to the Account. If the leaseback interest is subordinate to other interests in the real property, such as a first mortgage or other lien, the risk to the Account increases because the lessee may have to pay the senior lienholder to prevent foreclosure before it pays the Account. If the lessee defaults or the leaseback is terminated prematurely, the Account might not recover its investment unless the property is sold or leased on favorable terms.

RISKS OF MAKING MORTGAGE LOAN INVESTMENTS

          General Risks of Mortgage Loans: The Account will be subject to the risks inherent in making mortgage loans, including:

18 Prospectus ▪ TIAA Real Estate Account

•

The borrower may default on the loan, requiring that the Account foreclose on the underlying property to protect the value of its mortgage loan. Since its mortgage loans are usually non-recourse, the Account must rely solely on the value of a property for its security.

•

The larger the mortgage loan compared to the value of the property securing it, the greater the loan’s risk. Upon default, the Account may not be able to sell the property for its estimated or appraised value. Also, certain liens on the property, such as mechanic’s or tax liens, may have priority over the Account’s security interest.

•

A deterioration in the financial condition of tenants, which could be caused by general or local economic conditions or other factors beyond the control of the Account, or the bankruptcy or insolvency of a major tenant, may adversely affect the income of a property, which could increase the likelihood that the borrower will default under its obligations.

	•	The borrower may be unable to make a lump sum principal payment due under a mortgage loan at the end of the loan term, unless it can refinance the mortgage loan with another lender.

•

If interest rates are volatile during the loan period, the Account’s variable-rate mortgage loans could have volatile yields. Further, to the extent the Account makes mortgage loans with fixed interest rates, it may receive lower yields that that which is then available in the market if interest rates rise generally.

•

Prepayment Risks: The Account’s mortgage loan investments will usually be subject to the risk that the borrower repays a loan early. Also, we may be unable to reinvest the proceeds at as high an interest rate as the original mortgage loan rate.

•

Interest Limitations: The interest rate we charge on mortgage loans may inadvertently violate state usury laws that limit rates, if, for example, state law changes during the loan term. If this happens, we could incur penalties or may be unable to enforce payment of the loan.

•	Risks of Participations: Participating mortgages are subject to the following additional risks:

•

The participation feature, in tying the Account’s returns to the performance of the underlying asset, might generate insufficient returns to make up for the higher interest rate the loan would have obtained without the participation feature.

•

In very limited circumstances, a court may characterize the Account’s participation interest as a partnership or joint venture with the borrower and the Account could lose the priority of its security interest or become liable for the borrower’s debts.

TIAA Real Estate Account ▪ Prospectus19

RISKS OF INVESTING IN REAL ESTATE INVESTMENT TRUST (“REIT”) SECURITIES

          Investments in REIT securities are subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. In addition to these risks, because REIT investments are securities, they may be exposed to market risk and potentially significant price volatility due to changing conditions in the financial markets and, in particular, changes in overall interest rates, regardless of the value of the underlying real estate such REIT may own.

          In addition, REITs are tax regulated entities established to invest in real estate-related assets. REITs do not pay federal income taxes if they distribute most of their earnings to their shareholders and meet other tax requirements. As a result, REITs are subject to tax risk in continuing to qualify as a REIT.

RISKS OF MORTGAGE-BACKED SECURITIES

          Mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. In particular, these types of investments may be subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated prepayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayments depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. Further, the underlying mortgage loans may experience defaults with greater frequency than projected when such mortgages were underwritten, which would impact the values of these securities, and could hamper our ability to sell such securities.

          Importantly, the market value of these securities is also highly sensitive to changes in interest rates, liquidity of the secondary market and economic conditions impacting financial institutions and the credit markets generally. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. Further, volatility and disruption in the mortgage market and credit markets generally (such as has recently been the case) may cause there to be a very limited secondary market for these securities and they may be harder to sell than other securities.

CONFLICTS OF INTEREST WITHIN TIAA

          TIAA and its affiliates (including Teachers Advisors, Inc., its wholly owned subsidiary) have interests in other real estate programs and accounts and also engage in other business activities and as such, they will have conflicts of interest in

20 Prospectus ▪ TIAA Real Estate Account

allocating their time between the Account’s business and these other activities. Also, the Account may be buying properties at the same time as TIAA affiliates that may have similar investment objectives to those of the Account. There is also a risk that TIAA will choose a property that provides lower returns to the Account than a property purchased by TIAA and its affiliates. Further, the Account will likely acquire properties in geographic areas where TIAA and its affiliates own properties. In addition, the Account may desire to sell a property at the same time another TIAA affiliate is selling a property in an overlapping market. Conflicts could also arise because some properties owned by TIAA and its affiliates may compete with the Account’s properties for tenants. Among other things, if one of the TIAA entities attracts a tenant that the Account is competing for, the Account could suffer a loss of revenue due to delays in locating another suitable tenant. TIAA has adopted allocation policies and procedures applicable to the purchasing conflicts scenario, but the resolution of such conflicts may be economically disadvantageous to the Account. As a result of TIAA’s and its affiliates’ obligations to other current and potential TIAA-sponsored investment vehicles with similar objectives to those of the Account, there is no assurance that the Account will be able to take advantage of every attractive investment opportunity that otherwise is in accordance with the Account’s investment objectives. For a discussion of the relevant allocation policies and procedures TIAA has established, see “Establishing and Managing the Account – the Role of TIAA – Conflicts of Interest.”

RISKS OF U.S. GOVERNMENT AGENCY SECURITIES AND CORPORATE OBLIGATIONS

          The Account invests in securities issued by U.S. government agencies and U.S. government sponsored entities. Some of these issuers may not have their securities backed by the full faith and credit of the U.S. government, which could adversely affect the pricing and value of such securities. Also, the Account invests in corporate obligations (such as commercial paper) and while the Account seeks out such holdings in short-term, higher-quality liquid instruments, the ability of the Account to sell these securities may be uncertain, particularly if there is a general dislocation in the finance or credit markets. Any such volatility could have a negative impact on the value of these securities. Further, inherent with investing in any corporate obligation is the risk that the credit quality of the issuer will deteriorate which could cause the obligations to be downgraded, which could hamper the value or the liquidity of these securities.

RISKS OF LIQUID INVESTMENTS

          The Account’s investments in marketable securities and mortgage loans receivable are subject to the following general risks:

•

Financial Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due and, for common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

TIAA Real Estate Account ▪ Prospectus 21

•

Market Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

          Further, to the extent that a significant portion of the Account’s net assets at any particular time are comprised of cash, cash equivalents and marketable securities, the Account’s returns may suffer as compared to the return that could have been generated by more profitable investments.

RISKS OF FOREIGN INVESTMENTS

          In addition to other investment risks noted above, foreign investments present the following special risks:

•

The value of foreign investments or rental income can increase or decrease due to changes in currency rates, currency exchange control regulations, possible expropriation or confiscatory taxation, political, social, and economic developments, and foreign regulations.

•	Foreign real estate markets may have different liquidity and volatility attributes than U.S. markets.

•

It may be more difficult to obtain and collect a judgment on foreign investments than on domestic investments, and the costs associated with contesting claims relating to foreign investments may exceed those costs associated with a similar claim on domestic investments.

•
We may invest from time to time in securities issued by (1) entities domiciled in foreign countries, (2) domestic affiliates of such entities and/or (3) foreign domiciled affiliates of domestic entities. Such investments could be subject to the risks associated with investments subject to foreign regulation, including political unrest or the repatriation or nationalization of the issuer’s assets. These events could depress the value of such securities and/or make such securities harder to sell on favorable terms, if at all.

•	The Account may, but is not required to, seek to hedge its exposure to changes in currency rates, which could involve extra costs. Further, any hedging activities might not be successful.

NO OPPORTUNITY FOR PRIOR REVIEW OF PURCHASE

          Investors do not have the opportunity to evaluate the economic or financial merit of the purchase of a property or other investment before the Account completes the purchase, so investors will need to rely solely on TIAA’s judgment and ability to select investments consistent with the Account’s investment objective and policies. Further, the Account may change its investment objective and pursue specific investments without the consent of the Account’s investors.

22 Prospectus ▪ TIAA Real Estate Account

RISKS OF REGISTRATION UNDER THE INVESTMENT COMPANY ACT OF 1940

          The Account has not registered, and management intends to continue to operate the Account so that it will not have to register, as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis.

          If the Account were obligated to register as an investment company, the Account would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things, limitations on capital structure, restrictions on certain investments, compliance with reporting, record keeping, voting and proxy disclosure requirements and other rules and regulations that could significantly increase its operating expenses and reduce its operating flexibility. To maintain compliance with the exemptions from the Investment Company Act, the Account may be unable to sell assets it would otherwise want to sell and may be unable to purchase securities it would otherwise want to purchase, which might materially adversely impact the Account’s performance.

TIAA Real Estate Account ▪ Prospectus 23

ESTABLISHING AND MANAGING THE ACCOUNT —
THE ROLE OF TIAA

ESTABLISHING THE ACCOUNT

          TIAA’s Board of Trustees established the Real Estate Account as a separate account of TIAA under New York law on February 22, 1995. The Account is regulated by the State of New York Insurance Department (NYID) and the insurance departments of some other jurisdictions in which the annuity contracts are offered. Although TIAA owns the assets of the Real Estate Account, and the Account’s obligations are obligations of TIAA, the Account’s income, investment gains, and investment losses are credited to or charged against the assets of the Account without regard to TIAA’s other income, gains, or losses. Under New York insurance law, we can’t charge the Account with liabilities incurred by any other TIAA business activities or any other TIAA separate account.

MANAGING THE ACCOUNT

          TIAA employees, under the direction and control of TIAA’s Board of Trustees and its Investment Committee, manage the investment of the Account’s assets, following investment management procedures TIAA adopted for the Account. The Account does not have officers, directors or employees. TIAA’s investment management responsibilities include:

•	identifying, recommending and purchasing appropriate real estate-related and other investments

•	providing (including by arranging for others to provide) all portfolio accounting, custodial, and related services for the Account

•	arranging for others to provide certain advisory or other management services to the Account’s joint ventures or other investments
          TIAA and its affiliates provide all services to the Account at cost. For more information about the charge for investment management services, see “Expense Deductions” on page 72.

          You don’t have the right to vote for TIAA Trustees. See “Voting Rights” on page 97. For information about the Trustees, certain executive officers of TIAA and the Account’s portfolio managment team, see Appendix A of this prospectus on page 180.

          TIAA’s ERISA Fiduciary Status. To the extent that assets of a plan subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA) are allocated to the Account, TIAA will be acting as an “investment manager” and a fiduciary under ERISA with respect to those assets.

LIQUIDITY GUARANTEE

          TIAA provides the Account with a liquidity guarantee — i.e., TIAA ensures that the Account has funds available to meet participant transfer or cash withdrawal requests. If the Account can’t fund participant requests from the

24 Prospectus ▪ TIAA Real Estate Account

Account, TIAA’s general account will fund them by purchasing Account accumulation units (liquidity units). TIAA guarantees that you can redeem your accumulation units at their accumulation unit value next determined after your transfer or cash withdrawal request is received in good order. Importantly, however, this liquidity guarantee is not a guarantee of the investment performance of the Account or a guarantee of the value of your units. Of course, you can make a cash withdrawal only if allowed by the terms of your plan. The Account pays TIAA for the liquidity guarantee through a daily deduction from the Account’s net assets. See “Expense Deductions” on page 72.

          An independent fiduciary (described below) monitors the Account to ensure, among other things, that TIAA does not own too much of the Account and may require TIAA to redeem some of its liquidity units, particularly when the Account has uninvested cash or liquid investments available. The independent fiduciary may also propose properties for the Account to sell so that TIAA can redeem liquidity units. TIAA does not currently own liquidity units.

CONFLICTS OF INTEREST

          TIAA does not accept acquisition or placement fees for the services it provides to the Account. Employees of TIAA may also provide investment advice with respect to investments managed by Teachers Advisors, Inc. (“Advisors”), an indirect, wholly owned subsidiary of TIAA. In addition, TIAA and its affiliates offer (and may in the future offer) other investment products that are not managed under an “at cost” expense structure. Therefore, TIAA may at times face various conflicts of interest. For example, TIAA’s General Account, a privately offered core property investment fund (the “core property investment fund”), TIAA-CREF U.S. Real Estate Fund I, L.P. (the “U.S. Real Estate Fund” which, along with the core property investment fund, is managed by Advisors), may sometimes compete with the Real Estate Account in the purchase of investments. (Each of TIAA’s General Account, the Real Estate Account, the core property investment fund and the U.S. Real Estate Fund, together with any other real estate accounts or funds that may be established by TIAA or its affiliates in the future, are herein referred to as an “account.”)

          Allocation Procedure. TIAA and its affiliates allocate new investments among the accounts in accordance with a written allocation procedure as adopted by TIAA and modified from time to time. Generally, the portfolio managers for each of the accounts will identify acquisition opportunities which conform to the investment strategy of the account. If more than one account expresses an interest and an informal resolution cannot be reached, a special TIAA Allocation Committee, consisting primarily of senior TIAA real estate professionals (including the portfolio managers for each account), will seek to resolve any conflict by considering a number of factors, including the investment strategy of the bidding account, the relative capital available for investment by each account, liquidity requirements, portfolio diversification, whether the property would be at a competitive disadvantage to properties owned by another account in the subject

TIAA Real Estate Account ▪ Prospectus 25

market and such other factors deemed relevant by the Allocation Committee (and subject to any investment limitations or other requirements in the account’s governing documents, Investment Guidelines or applicable laws or regulations (including ERISA and insurance laws)). If this analysis does not determine, by a unanimous vote of the Allocation Committee, which account should participate in a transaction, a strict rotation system will be used whereby the interested account highest on the list will be allowed to participate in the transaction, and then such account will drop to the bottom of the list thereafter. The secretary of the Allocation Committee will prepare a quarterly report describing the allocations made during the previous quarter based on this allocation procedure. This report will also be reviewed by a committee of senior TIAA executives which is separate from the Allocation Committee and which functions as an internal monitor of compliance with this allocation procedure.

          Conflicts could also arise because some properties in TIAA’s General Account, the core property investment fund, the U.S. Real Estate Fund and other accounts may compete for tenants with the Real Estate Account’s properties. We will seek to resolve this conflict by determining the tenant’s preference between the two properties, how much the tenant is willing to pay for rent, and which property can best afford to pay any required costs associated with such leasing. Finally, conflicts could potentially arise when two TIAA accounts attempt to sell properties located in the same market or submarket, especially if there are a limited number of potential purchasers.

          Many of the personnel of TIAA involved in performing services to the Real Estate Account will have competing demands on their time. The personnel will devote such time to the affairs of the Account as TIAA’s management determines, in its sole discretion exercising good faith, is necessary to properly service the Account. TIAA believes that it has sufficient personnel to discharge its responsibility to the Real Estate Account, the General Account, the core property investment fund and the U.S. Real Estate Fund to avoid conflicts of interest. TIAA or its affiliates may form other real estate investment vehicles in the future and we will take steps to assure that those vehicles are integrated into these conflict of interest policies.

INDEMNIFICATION

          The Account has agreed to indemnify TIAA and its affiliates, including its officers and trustees, against certain liabilities to the extent permitted by law, including liabilities under the Securities Act of 1933. The Account may make such indemnification out of its assets.

ROLE OF THE INDEPENDENT FIDUCIARY

          Because TIAA’s ability to purchase and sell liquidity units raises certain technical issues under ERISA, TIAA applied for and received a prohibited transaction exemption from the U.S. Department of Labor (PTE 96-76). In connection with the exemption, TIAA has appointed an independent fiduciary for

26 Prospectus ▪ TIAA Real Estate Account

the Real Estate Account, with overall responsibility for reviewing Account transactions to determine whether they are in accordance with the Account’s investment guidelines.

          Real Estate Research Corporation, a real estate consulting firm whose principal offices are located in Chicago, Illinois, currently serves as the Account’s independent fiduciary. The independent fiduciary’s responsibilities include:

•	reviewing and approving the Account’s investment guidelines and monitoring whether the Account’s investments comply with those guidelines;

•	reviewing and approving valuation procedures for the Account’s properties;

•

approving adjustments to any property valuations that change the value of the property or the Account as a whole above or below certain prescribed levels, or that are made within three months of the annual independent appraisal;

•	reviewing and approving how the Account values accumulation and annuity units;

•	approving the appointment of all independent appraisers;

•	reviewing the purchase and sale of units by TIAA to ensure that the Account uses the correct unit values; and

•

requiring appraisals besides those normally conducted, if the independent fiduciary believes that any of the properties have changed materially, or that an additional appraisal is necessary to ensure the Account has correctly valued a property.

          The independent fiduciary also must monitor TIAA’s ownership in the Account and supervise any winding down of the Account’s operations. Its responsibilities include:

•	calculating the percentage of total accumulation units that TIAA’s ownership shouldn’t exceed (the trigger point) and creating a method for changing the trigger point;

•	approving any adjustment of TIAA’s interest in the Account and requiring an adjustment if TIAA’s investment reaches the trigger point; and

•

participating in any program to reduce TIAA’s ownership in the Account or to facilitate winding down the Account, including selecting properties for sale, providing sales guidelines, and approving those sales that, in the independent fiduciary’s opinion, are desirable.

          A special subcommittee consisting of five (5) independent outside members of the Investment Committee of TIAA’s Board of Trustees appointed Real Estate Research Corporation as the independent fiduciary for a three-year term, starting March 1, 2006. This subcommittee may renew the independent fiduciary appointment, remove the independent fiduciary, or appoint its successor. The independent fiduciary can be removed for cause by the vote of three (3) out of the five (5) subcommittee members and will not be reappointed if two (2) of the

TIAA Real Estate Account ▪ Prospectus 27

subcommittee members disapprove the reappointment. The independent fiduciary can resign after at least 180 days’ written notice.

          TIAA pays the independent fiduciary directly. The investment management charge paid to TIAA includes TIAA’s costs for retaining the independent fiduciary. The independent fiduciary will receive less than 5 percent of its annual income (including payment for its services to the Account) from TIAA and its affiliates.

          When you decide as a participant or plan fiduciary to invest in the Account, after TIAA has provided you with full and fair disclosure including the disclosure in this prospectus, you are also acknowledging that you approve and accept Real Estate Research Corporation or any successor to serve as the Account’s independent fiduciary.

DESCRIPTION OF PROPERTIES

THE PROPERTIES — IN GENERAL

          As of December 31, 2007, the Account owned a total of 111 real estate property investments (99 of which were wholly owned and 12 of which were held in real estate related joint ventures and one remaining equity interest in a joint venture in which the Account sold its real estate holdings during the third quarter of 2007) representing 77.91% of the Account’s total investment portfolio. The real estate portfolio included:

•	46 office properties (five of which were held in joint ventures and one property located in London, United Kingdom),

•	27 industrial properties (including one held in a joint venture),

•	21 apartment complexes,

•	16 retail properties (including five held in joint ventures and one property located in Paris, France), and

•	a 75% joint venture interest in a portfolio of storage facilities located throughout the United States.

          Of the 111 real estate property investments, 20 were subject to debt (including seven joint venture property investments).

          In the table immediately below you will find general information about each of the Account’s portfolio property investments as of December 31, 2007. The Account’s property investments include both properties that are wholly owned by the Account and properties owned by the Account’s joint venture investments. Certain property investments are comprised of a portfolio of properties.

28 Prospectus ▪ TIAA Real Estate Account

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

OFFICE PROPERTY INVESTMENTS
1001 Pennsylvania Ave	Washington, DC	1987		2004	756,603		100%	$37.15		$640,149,632	(4)
Fourth & Madison(5)	Seattle, WA	2002		2004	845,533		98%	27.53		$487,000,000	(4)
50 Fremont Street	San Francisco, CA	1983		2004	817,412		97%	30.25		$478,000,000	(4)
1 & 7 Westferry Circus	London, UK	1992, 1993		2005	386,206		81%	64.08		$436,127,130	(4)(6)
Four Oaks Place	Houston, TX	1983		2004	1,754,334		96%	18.73		$419,270,107
The Newbry	Boston, MA	1940–1961	(7)	2006	607,424		100%	26.47		$389,880,008
780 Third Avenue	New York, NY	1984		1999	487,566		95%	50.01		$375,000,000
Yahoo! Center(8)	Santa Monica, CA	1984		2004	1,087,952		92%	32.66		$369,402,407
99 High Street	Boston, MA	1971		2005	731,204		96%	29.99		$344,688,328	(4)
Lincoln Centre	Dallas, TX	1984		2005	1,638,132		87%	16.95		$305,000,000	(4)
1900 K Street	Washington, DC	1996		2004	333,098		100%	44.27		$285,000,000
701 Brickell	Miami, FL	1986	(9)	2002	677,667		94%	29.60		$275,941,582
275 Battery(10)	San Francisco, CA	1988		2005	472,261		90%	34.73		$271,917,498
Mellon Financial Center at One Boston Place(11)	Boston, MA	1970	(9)	2002	804,444		95%	38.74		$246,440,493
Wilshire Rodeo Plaza	Beverly Hills, CA	1935, 1984		2006	261,932		98%	46.81		$230,439,415	(4)
1401 H Street NW	Washington, D.C.	1992		2006	350,635		100%	41.20		$224,576,156	(4)
Ten & Twenty Westport Road	Wilton, CT	1974(9), 2001		2001	538,840		100%	30.07		$183,006,040
980 9th Street and 1010 8th Street(12)	Sacramento, CA	1992		2005	447,865		95%	$23.66		$178,000,000
Millennium Corporate Park	Redmond, VA	1999, 2000		2006	536,884		100%	13.80		$158,000,000
Urban Centre	Tampa, FL	1984, 1987		2005	547,979		91%	21.16		$135,577,463
Pacific Plaza	San Diego, CA	2000, 2002		2007	215,758		87%	26.48		$127,130,076	(4)
Inverness Center	Birmingham, AL	1980–1985		2005	903,857		100%	12.27		$125,521,529
88 Kearny Street	San Francisco, CA	1986		1999	228,358		94%	41.48		$123,822,200
Morris Corporate Center III	Parsippany, NJ	1990		2000	526,052		78%	20.06		$119,600,001
Treat Towers(13)	Walnut Creek, CA	1999		2003	367,313		85%	23.39		$118,997,021
Prominence in Buckhead(13)	Atlanta, GA	1999		2003	423,916		95%	27.68		$115,427,071
The Ellipse at Ballston	Arlington, VA	1989		2006	194,914		100%	32.81		$92,504,000
Oak Brook Regency Towers	Oakbrook, IL	1977	(9)	2002	402,318		78%	13.09		$86,891,650
Camelback Center	Phoenix, AZ	2001		2007	231,345		94%	24.38		$80,000,000
West Lake North Business Park	Westlake Village, CA	2000		2004	198,558		93%	27.58		$68,621,818

TIAA Real Estate Account ▪ Prospectus 29

Property	Location	Year Built		Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

Centerside I	San Diego, CA	1982		2004	202,913		67%	19.06		$67,500,000
The North 40 Office Complex	Boca Raton, FL	1983, 1984		2006	350,000		93%	10.44		$67,003,544
Parkview Plaza	Oakbrook, IL	1990		1997	264,461		95%	15.98		$66,066,513
3 Hutton Centre	Santa Ana, CA	1985	(9)	2003	197,819		96%	20.04		$64,200,000
8270 Greensboro Drive	McLean, VA	2000		2005	158,110		100%	35.93		$63,500,000
The Pointe on Tampa Bay	Tampa, FL	1982	(9)	2002	250,357		97%	23.93		$60,971,897
One Virginia Square	Arlington, VA	1999		2004	116,077		100%	17.18		$59,538,690
Capitol Place	Sacramento, CA	1988	(9)	2003	167,920		96%	26.72		$53,539,218
Wellpoint	Westlake Village, CA	1986, 1998		2006	216,751		100%	12.93		$51,000,000
Park Place on Turtle Creek	Dallas, TX	1986		2006	177,169		93%	22.43		$48,282,785
4200 West Cypress Street	Tampa, FL	1989		2003	219,815		100%	22.36		$48,043,650
Preston Sherry Plaza	Dallas, TX	1986		2007	147,008		95%	24.03		$45,500,000
Tysons Executive Plaza II(14)	McLean, VA	1988		2000	259,614		81%	23.50		$44,178,210
Creeksides at Centerpoint	Kent, WA	1985		2006	218,712		84%	12.30		$42,000,000
Needham Corporate Center	Needham, MA	1987		2001	138,259		87%	20.00		$33,275,228
Columbus Portfolio	Various, OH	1997–1998		1999–2001	259,686		92%	9.90		$26,314,686

Subtotal—Office Property Investments							94%			$8,332,846,046

INDUSTRIAL PROPERTY INVESTMENTS
Ontario Industrial Portfolio(15)	Various, CA	1997–1998		1998, 2000, 2004	3,981,894		100%	3.08		$355,398,714	(4)
Dallas Industrial Portfolio(16)(17)	Dallas and Coppell, TX	1997–2001		2000–2002	3,684,941		96%	2.98		$154,055,892
Rancho Cucamonga Industrial Portfolio(18)	Rancho Cucamonga, CA	2000–2002		2000, 2001,	1,490,235		100%	3.31		$133,000,000
				2002, 2004
Seneca Industrial Park	Pembroke Park, FL	1999–2001		2007	882,182		96%	5.62		$122,334,422
Southern California RA Industrial Portfolio	Los Angeles, CA	1982		2004	920,078		98%	$6.44		$110,718,042
Chicago Industrial Portfolio(17)	Chicago and Joliet, IL	1997–2000		1998, 2000	1,427,699		100%	3.94		$86,420,886
Rainier Corporate Park	Fife, WA	1991–1997		2003	1,104,646		100%	3.52		$81,160,792
Chicago CALEast Industrial Portfolio(17)	Chicago, IL	1974–2005		2003	1,280,784		100%	3.62		$77,642,826
Shawnee Ridge Industrial Portfolio	Atlanta, GA	2000–2005		2005	1,422,922		100%	3.19		$76,742,231
IDI National Portfolio(19)	Various, U.S.	1999–2004		2004	3,655,671		100%	3.50		$76,536,044
Regal Logistics Campus	Seattle, WA	1999–2004		2005	968,535		100%	4.15		$71,000,000
Northern California RA Industrial Portfolio(17)	Oakland, CA	1981		2004	657,602		98%	4.11		$69,601,997

30 Prospectus ▪ TIAA Real Estate Account

Atlanta Industrial Portfolio(17)	Lawrenceville, GA	1996–1999		2000	1,295,440		95%	2.64	$58,300,000
South River Road Industrial	Cranbury, NJ	1999		2001	858,957		53%	2.57	$53,400,000
GE Appliance East Coast
Distribution Facility	Perryville, MD	2003		2005	1,004,000		100%	2.82	$48,000,000
Pinnacle Industrial/DFW Trade Center	Grapevine, TX	2003, 2004, 2006		2006	899,200		100%	3.47	$46,700,000
New Jersey CALEast Industrial Portfolio	Cranbury, NJ	1982–1989		2003	807,773		50%	2.23	$42,225,000
East North Central RA Industrial Portfolio	Chicago, IL	1978		2004	541,266		98%	4.25	$38,016,397
Broadlands Business Park	Elkton, MD	2006		2006	756,600		100%	2.85	$35,500,000
Centre Pointe and Valley View	Los Angeles County, CA	1965–1989		2004	307,685		58%	4.62	$34,142,741
Northeast RA Industrial Portfolio	Boston, MA	2000		2004	384,000		88%	5.71	$33,300,000
Summit Distribution Center	Memphis, TN	2002		2003	708,532		100%	2.52	$27,500,000
Airways Distribution Center	Memphis, TN	2005		2006	556,600		100%	3.20	$24,300,000
Konica Photo Imaging Headquarters	Mahwah, NJ	1999		1999	168,000		100%	2.87	$23,500,000
Northwest RA Industrial Portfolio	Seattle, WA	1996		2004	312,321		100%	3.21	$23,401,540
UPS Distribution Facility	Fernley, NV	1998		1998	256,000		100%	3.39	$15,900,000
FEDEX Distribution Facility	Crofton, MD	1998		1998	110,842		100%	2.99	$9,900,000

Subtotal—Industrial Property Investments							96%		$1,928,697,524

RETAIL PROPERTY INVESTMENTS
DDR Joint Venture(20)	Various, U.S.	Various		2007	16,183,158		95%	$11.46	$1,028,297,460
The Florida Mall(21)	Orlando, FL	1986	(9)	2002	1,061,308	(22)	99%	41.99	$296,486,153
Printemps de l’Homme	Paris, France	1930		2007	142,363		100%	84.73	$279,077,542	(6)
Florida Retail Portfolio(23)	Various, FL	1974–2005		2006	1,259,554		95%	15.63	$260,879,060
Miami International Mall(21)	Miami, FL	1982	(9)	2002	296,746	(22)	98%	36.41	$109,944,638
Mazza Gallerie	Washington, DC	1975		2004	293,935		99%	19.84	$97,000,019
Westwood Marketplace	Los Angeles, CA	1950	(9)	2002	202,201		100%	29.93	$96,562,192
Marketfair	West Windsor, NJ	1987		2006	244,469		99%	23.04	$95,500,000
West Town Mall(21)	Knoxville, TN	1972	(9)	2002	759,447	(22)	97%	21.10	$75,826,066
Publix at Weston Commons	Weston, FL	2005		2006	126,922		96%	23.98	$55,200,000	(4)
Plainsboro Plaza	Plainsboro, NJ	1987		2005	206,503		87%	10.67	$51,000,000
South Frisco Village	Frisco, TX	2002		2006	227,175		99%	13.85	$48,500,000	(4)
The Market at Southpark	Littleton, CO	1988		2004	190,104		98%	10.16	$35,800,000
Suncrest Village	Orlando, FL	1987		2005	93,358		98%	10.89	$19,500,000
Champlin Marketplace	Champlin, MN	1998–1999, 2005		2007	88,577		100%	13.47	$18,375,000
Plantation Grove	Ocoee, FL	1995		1995	73,655		99%	11.82	$15,400,000

Subtotal—Retail Property Investments							97%		$2,583,348,130

TIAA Real Estate Account ▪ Prospectus 31

Property	Location	Year Built	Year Purchased	Rentable Area (Sq. ft.)	(1)	Percent Leased	Annual Avg. Base Rent Per Leased Sq. Ft.	(2)	Market Value	(3)

RESIDENTIAL PROPERTY INVESTMENTS(24)
Houston Apartment Portfolio(25)	Houston, TX	1984–2004	2006	NA		93%	NA		$296,241,497
Palomino Park Apartments	Denver, CO	1996–2001	2005	NA		92%	NA		$194,001,036
Kierland Apartment Portfolio(26)	Scottsdale, AZ	1996–2000	2006	NA		97%	NA		$170,084,494
Phoenix Apartment Portfolio(27)	Greater Phoenix Area, AZ	1995–1998	2006	NA		96%	NA		$156,109,517
The Legacy at Westwood Apartments	Los Angeles, CA	2001	2002	NA		79%	NA		$126,579,694
The Colorado	New York, NY	1987	1999	NA		98%	NA		$113,033,240
Larkspur Courts	Larkspur, CA	1991	1999	NA		94%	NA		$97,000,000
Ashford Meadows Apartments	Herndon, VA	1998	2000	NA		96%	NA		$94,059,776
1050 Lenox Park	Atlanta, GA	2001	2005	NA		97%	NA		$85,500,000
Regents Court Apartments	San Diego, CA	2001	2002	NA		99%	NA		$69,000,000
South Florida Apartment Portfolio	Boca Raton and Plantation, FL	1986	2001	NA		92%	NA		$68,248,605
The Caruth	Dallas, TX	1999	2005	NA		88%	NA		$65,427,458
Glenridge Walk	Atlanta, GA	1996, 2001	2005	NA		94%	NA		$52,900,000
The Reserve at Sugarloaf	Duluth, GA	2000	2005	NA		92%	NA		$52,000,000	(4)
The Lodge at Willow Creek	Denver, CO	1997	1997	NA		97%	NA		$43,500,000
The Maroneal	Houston, TX	1998	2005	NA		97%	NA		$40,033,822
Westcreek Apartments	Westlake Village, CA	1988	1997	NA		87%	NA		$39,189,673
Lincoln Woods Apartments	Lafayette Hill, PA	1991	1997	NA		95%	NA		$37,917,165
The Fairways of Carolina	Margate, FL	1993	2001	NA		96%	NA		$27,207,661
Royal St. George	W. Palm Beach, FL	1995	1996	NA		96%	NA		$27,000,000
Quiet Water at Coquina Lakes	Deerfield Beach, FL	1995	2001	NA		97%	NA		$26,204,860

Subtotal—Residential Property Investments						94%			$1,881,238,498

OTHER COMMERCIAL PROPERTY INVESTMENTS
Storage Portfolio I(28)	Various, U.S.	1972–1990	2003	2,301,187		84%	$9.83		$81,943,321

Subtotal—Commercial Property Investments									$12,926,835,021

TOTAL—ALL PROPERTY INVESTMENTS									$14,808,073,519

32 Prospectus ▪ TIAA Real Estate Account

(1)	The square footage is an approximate measure and is subject to periodic remeasurement.

(2)

Based on total contractual rent for leases existing as of December 31, 2007. For those properties purchased in fourth quarter of 2007 the rent is based on the existing leases as of the date of purchase. The contractual rent can be either on a gross or net basis, depending on the terms of the leases.

(3)

Market value reflects the value determined in accordance with the procedures described in the Account’s prospectus and as stated in the Statement of Investments. The account joint venture interest in 161 North Clark Street was sold on August 24, 2007. A residual value of $3.15 million remains in the statement of investments but not on the property list.

(4)	Market value shown represents the Account’s interest gross of debt.

(5)	Formerly known as “IDX Tower”.

(6)

1 & 7 Westferry Circus is located in the United Kingdom, and the market value reflects the Account’s interest gross of debt. Printemps de l’Homme is located in France. The market value of each property is converted from local currency to U.S. Dollars at the exchange rate as of December 31, 2007.

(7)	This property was substantially renovated in 1961, 2004 and 2006.

(8)

Formerly known as “Colorado Center”, this property is held in a 50%/50% joint venture with Equity Office Properties Trust. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(9)	Undergone extensive renovations since original construction.

(10)	Formerly known as “Embarcadero Plaza.”

(11)

The Account purchased a 50.25% interest in a private REIT, which owns this property. A 49.70% interest is owned by Societe Immobiler Trans-Quebec, and .05% is owned by 100 individuals. Market value shown reflects the value of the Account’s interest in the joint venture.

(12)	Formerly known as “U.S. Bank Plaza.”

(13)	This investment property is held in a 75%/25% joint venture with Equity Office Properties Trust. Market value shown reflects the value of the Account’s interest in the joint venture.

(14)	This investment property is held in a 50%/50% joint venture with Tennessee Consolidated Retirement System. Market value shown reflects the value of the Account’s interest in the joint venture.

(15)

The Ontario Industrial Portfolio contains six investment properties, including one portfolio which consists of 1.1 million square feet located in Mira Loma, California. As of January 30, 2007, 1900 South Burgundy Place was added to the Ontario Industrial Portfolio.

(16)	The Dallas Industrial Portfolio contains ten warehouse distribution properties located in Dallas and Coppell, Texas.

(17)	A portion of this portfolio was sold on June 27, 2007.

(18)	Formerly known as “Cabot Industrial Portfolio”. As of January 31, 2007 the Weber Distribution property was consolidated into the existing Rancho Cucamonga Industrial Portfolio.

(19)	Property held in a 60%/40% joint venture with Industrial Development International. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(20)

This property investment consists of 65 properties located in 13 states and is held in a 85%/15% joint venture with Developers Diversified Realty Corporation. Market Value shown reflects the value of the Account’s interest in the joint venture, net of debt.

(21)	These property investments are held in 50%/50% joint ventures with the Simon Property Group. Market values shown reflect the value of the Account’s interest in the joint ventures, net of debt.

(22)	Reflects the square footage owned by the joint venture.

(23)

This investment property is held in a 80%/20% joint venture with Weingarten Realty Investors. Market value shown reflects the value of the Account’s interest in the joint venture net of debt. This portfolio contains seven neighborhood and/or community shopping centers located in the Ft. Lauderdale, Miami, Orlando and Tampa, Florida areas.

(24)	For the average unit size and annual average rent per unit for each residential property, see “Residential Properties” below.

(25)	The Houston Apartment Portfolio contains 11 properties that are a mix of two and three-story luxury garden style apartments and are located in Houston, Texas.

(26)	The Kierland Apartment Portfolio contains three properties that are a mix of two and three-story luxury garden style apartments and are located in Scottsdale, Arizona.

(27)	The Phoenix Apartment Portfolio contains four properties that are a mix of two and three-story luxury garden style apartments and are located in the greater Phoenix area in Arizona.

(28)	Property held in 75%/25% joint venture with Storage USA. Market value shown reflects the value of the Account’s interest in the joint venture, net of debt.

TIAA Real Estate Account ▪ Prospectus 33

COMMERCIAL (NON-RESIDENTIAL) PROPERTIES

          At December 31, 2007, the Account held 90 commercial (non-residential) property investments in its portfolio, including a portfolio of storage facilities located throughout the United States. Twelve of these property investments were held through joint ventures, and 19 were subject to mortgages (including seven joint venture property investments). Although the terms vary under each lease, certain expenses, such as real estate taxes and other operating expenses, are paid or reimbursed in whole or in part by the tenants.

          Management believes that the Account’s portfolio is diversified by both property type and geographic location. The portfolio consists of:

•	46 office properties containing approximately 21 million square feet located in 14 states, the District of Columbia and the United Kingdom;

•

27 industrial properties containing approximately 30 million square feet located in 11 states, including a 60% interest in a portfolio of industrial properties located throughout the United States; and

•	16 retail properties containing approximately 21.4 million square feet located in eight states, the District of Columbia, the United Kingdom and Paris, France.

          One of the retail property investments is an 85% interest in a portfolio containing 65 individual retail shopping centers located throughout the Eastern and Southeastern states. In addition, the Account has a 75% interest in a portfolio of storage facilities located throughout the United States containing approximately 2.3 million square feet.

          As of December 31, 2007, the average overall occupancy rate of the Account’s commercial real estate portfolio was 95%. On an average basis, the Account’s office properties were 94% leased, industrial properties were 96% leased, retail properties were 97% leased and the storage portfolio was 84% leased.

          Major Tenants: The following tables list the Account’s major commercial tenants based on the total space they occupied as of December 31, 2007 in the Account’s properties.

		Percentage of Total Rentable Area of Account’s
	Occupied
MAJOR OFFICE TENANTS	Square Feet	Office Properties	Non-Residential Properties

Deloitte & Touche	517,855	2.5%	0.7%
BHP Petroleum	463,734	2.2%	0.6%
Mellon (Boston Co)	457,248	2.2%	0.6%
Southern Company Services, Inc	456,235	2.2%	0.6%
Yahoo!	448,147	2.1%	0.6%
Microsoft	361,527	1.7%	0.5%
Crowell & Moring	320,539	1.5%	0.4%
ATMOS Energy	293,835	1.4%	0.4%
Fourth & Madison	284,630	1.3%	0.4%
Kirkpatrick & Lockhart Preston Gates Ellis	248,982	1.2%	0.3%

34 Prospectus ▪ TIAA Real Estate Account

		Percentage of Total Rentable Area of Account’s
	Occupied
MAJOR INDUSTRIAL TENANTS	Square Feet	Industrial Properties	Non-Residential Properties

Meiko America	1,115,000	3.7%	1.5%
Walmart	1,099,112	3.6%	1.5%
General Electric	1,004,000	3.3%	1.4%
Priority Fulfillment	993,120	3.3%	1.4%
Regal West	968,535	3.2%	1.3%
Covidien (FKA Tyco)	800,000	2.6%	1.1%
Michelin (TNT)	756,600	2.5%	1.0%
Hewlett-Packard	708,532	2.3%	1.0%
Del Monte	689,660	2.3%	0.9%
RR Donnelley	659,157	2.2%	0.9%

		Percentage of Total Rentable Area of Account’s
	Occupied
MAJOR RETAIL TENANTS	Square Feet	Retail Properties	Non-Residential Properties

Walmart	944,437	4.4%	1.3%
Kohl’s	609,529	2.8%	0.8%
Goody’s	589,392	2.7%	0.8%
Publix Super Markets	565,187	2.6%	0.8%
Ross	564,927	2.6%	0.8%
Dick’s Sporting Goods	522,486	2.4%	0.7%
PetSmart	496,595	2.3%	0.7%
Michael’s	492,636	2.3%	0.7%
Bed, Bath & Beyond	455,510	2.1%	0.6%
Linens ’N Things	426,523	2.0%	0.6%

          The following tables list the rentable area subject to expiring leases during the next five years, and an aggregate figure for expirations in 2013 and thereafter, in the Account’s commercial (non-residential) properties.

	Rentable Area Subject		Percentage of Total Rentable Area of
OFFICE PROPERTIES	to Expiring Leases		Account’s Office Properties
Year of Lease Expiration	(sq. ft.	)	Represented by Expiring Leases

2008	2,025,032		9.6%
2009	1,841,797		8.7%
2010	2,254,954		10.7%
2011	2,673,274		12.7%
2012	1,731,962		8.2%
2013 and thereafter	8,606,526		40.9%

Total	19,133,545		90.8%

	Rentable Area Subject		Percentage of Total Rentable Area of
INDUSTRIAL PROPERTIES	to Expiring Leases		Account’s Industrial Properties
Year of Lease Expiration	(sq. ft.	)	Represented by Expiring Leases

2008	4,373,313		14.4%
2009	4,120,869		13.5%
2010	4,570,510		15.0%
2011	4,336,083		14.2%
2012	1,542,068		5.1%
2013 and thereafter	9,800,725		32.2%

Total	28,743,568		94.4%

TIAA Real Estate Account ▪ Prospectus 35

	Rentable Area Subject	Percentage of Total Rentable Area of
RETAIL PROPERTIES	to Expiring Leases	Account’s Retail Properties
Year of Lease Expiration	(sq. ft. )	Represented by Expiring Leases

2008	1,325,407	6.2%
2009	1,244,001	5.8%
2010	1,789,246	8.3%
2011	2,224,269	10.4%
2012	2,289,812	10.7%
2013 and thereafter	11,315,396	52.7%

Total	20,188,131	94.1%

RESIDENTIAL PROPERTIES

          The Account’s residential property portfolio currently consists of 21 property investments comprised of first class or luxury multi-family, garden, midrise, and high-rise apartment buildings. The portfolio contains approximately 10,650 units located in nine states and has a 94% average occupancy rate as of December 31, 2007. One of the residential properties in the portfolio is subject to a mortgage. The complexes generally contain one- to three-bedroom apartment units with a range of amenities, such as patios or balconies, washers and dryers, and central air conditioning. Many of these apartment communities have on-site fitness facilities, including some with swimming pools. Rents on each of the properties tend to be comparable with competitive communities and are not subject to rent regulation. The Account is responsible for the expenses of operating its residential properties.

          The table below contains detailed information regarding the apartment complexes in the Account’s portfolio as of December 31, 2007.

			Average	Avg. Rent
		Number	Unit Size	Per Unit/
Property	Location	of Units	(Square Feet)	Per Month

Houston Apartment Portfolio	Houston, TX	2,295	1,351	$1,341
Palomino Park	Highlands Ranch, CO	1,184	1,095	$1,153
Kierland Apartment Portfolio	Scottsdale, AZ	1,000	1,047	$1,260
Phoenix Apartment Portfolio	Greater Phoenix, AZ	1,176	1,094	$1,122
Legacy at Westwood	Los Angeles, CA	187	1,181	$4,212
The Colorado	New York, NY	256	617	$3,173
Larkspur Courts	Larkspur, CA	248	1,001	$2,382
Ashford Meadows	Herndon, VA	440	1,057	$1,493
1050 Lenox Park	Atlanta, GA	407	1,023	$1,386
Regents Court	San Diego, CA	251	884	$2,208
South Florida Apartment Portfolio	Boca Raton, Plantation, FL	550	906	$1,109
Caruth at Lincoln Park	Dallas, TX	338	1,168	$1,723
Glenridge Walk	Atlanta, GA	296	1,142	$1,409
The Reserve at Sugarloaf	Duluth, GA	333	1,222	$1,175
The Lodge at Willow Creek	Denver, CO	316	996	$1,082
The Maroneal	Houston, TX	309	926	$1,224
Westcreek Apartments	Westlake Village, CA	126	951	$2,019
Lincoln Woods Apartments	Lafayette Hill, PA	216	774	$1,264
Fairways of Carolina	Margate, FL	208	1,026	$1,181
The Royal St. George Apts	West Palm Beach, FL	224	870	$1,094
Quiet Waters Apartments	Deerfield Beach, FL	200	1,048	$1,241

36 Prospectus ▪ TIAA Real Estate Account

RECENT TRANSACTIONS

          The following describes property transactions by the Account since October 5, 2007, the date of the last supplement to the Account’s prospectus describing property purchases. Except as noted, the expenses for operating the properties purchased are either borne or reimbursed, in whole or in part, by the property tenants, although the terms vary under each lease. The Account is responsible for operating expenses not reimbursed under the terms of a lease. All rental rates are quoted on an annual basis unless otherwise noted.

PURCHASES

Office Properties

          Pacific Plaza – San Diego, CA

          On November 11, 2007, the Account purchased a three building, Class A, office development in San Diego, California for approximately $127.1 million, subject to $8.9 million in debt, for a net investment of approximately $118.2 million. The $8.9 million mortgage loan bears an interest rate of 5.55% and matures in September 2013. The property was built in 2000 and 2002, and it contains a total of 220,405 square feet of office space, of which 82% was occupied at the time of purchase. The three largest tenants are Qualcomm Incorporated (85,329 square feet), Iomega Corporation (39,045 square feet) and Cisco Systems (23,292 square feet). Rental rates for the office space average $30.00 per square foot plus utilities, which is below the current average market rent for comparable properties. The property is located in the Del Mar Heights/Carmel Valley submarket, which had an inventory of 3.4 million square feet and an 11.6% vacancy rate at the time of purchase.

Industrial Properties

          Seneca Industrial Park – Ft. Lauderdale (Pembroke Pines), FL

          On December 14, 2007, the Account purchased six industrial buildings in Pembroke Pines, Florida for approximately $122.3 million. The properties contain 882,000 square feet and were 96% occupied at the time of purchase. The properties were built in 1999 through 2001. The three largest tenants are Mohawk Industries, Inc. (258,270 square feet), Royal Caribbean Cruises Ltd (154,405 square feet) and Sound Advice (111,985 square feet). Rental rates average $6.50 per square foot, net of expenses, which is below the current average market rent for comparable properties. They are located in the industrial submarket of Southeast Broward which had an inventory of 30.7 million square feet and a vacancy rate of 3.3% at the time of purchase.

          Great West Industrial Portfolio – Rancho Cucamonga and Fontana, CA

          On April 4, 2008, the Account purchased two industrial distribution buildings in Rancho Cucamonga and Fontana, California for approximately $117.7 million. The properties contain an aggregate of 1.37 million square feet and are 100% leased each to a single tenant at the time of purchase. The properties were built between 2004 and 2005. The two tenants are Kumho Tires (841,325 square feet) and Dorel Juvenile Group (528,440 square feet) in Rancho Cucamonga and Fontana,

TIAA Real Estate Account ▪ Prospectus 37

respectively. Rental rates average $3.96 per square foot, net of expenses, which is below the current average market rent for comparable properties. The buildings are located in the industrial submarket of Inland Empire West, which had an inventory of 243.5 million square feet and a vacancy rate of 6.6% at the time of purchase.

Retail Properties

          The Colorado – New York, NY

          On February 12, 2008, the Account purchased a tenant’s leasehold interest in approximately 40,000 square feet of retail space for approximately $42.7 million. The Colorado is a 35-story high-rise apartment building and was acquired by the Account in 1999. There are two tenants who occupy substantially all of the retail space; Banana Republic (approximately 17,000 square feet) and Yoga & Fitness (approximately 22,000 square feet). This transaction provides the Account with control of all of the property’s rentable space.

SALES

Office Properties

          10 Waterview – Parsippany, NJ

          On October 18, 2007, the Account sold an office building located in Parsippany, New Jersey for net sales proceeds of approximately $36.6 million. The Account purchased the property for an original investment of $31.1 million. At the time of sale, the property had a market value of $39.0 million and a cost to date of $36.7 million in the records of the Account.

          9 Hutton Centre – Santa Ana, CA

          On October 31, 2007, the Account sold an office building located in Santa Ana, California for net sales proceeds of approximately $36.5 million. The Account purchased the property for an original investment of $20.4 million. At the time of sale, the property had a market value of $38.5 million and a cost to date of $25.6 million in the records of the Account.

          One Monument Place – Fairfax, VA

          On November 29, 2007, the Account sold an office building located in Fairfax, Virginia for net sales proceeds of approximately $60.3 million. The Account purchased the property for an original investment of $34.6 million. At the time of sale, the property had a market value of $63.1 million and a cost to date of $42.6 million in the records of the Account.

LEGAL PROCEEDINGS

          The Account is party to various claims and routine litigation arising in the ordinary course of business. As of the date of this prospectus, management of the Account does not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on the Account’s business, financial position or results of operations.

38 Prospectus ▪ TIAA Real Estate Account

SELECTED FINANCIAL DATA

          The following selected financial data should be considered in conjunction with the Account’s financial statements and notes provided in this prospectus.

	Years Ended December 31,

	2007	2006	2005	2004	2003

Investment income:
Real estate income, net	$529,412,759	$444,782,843	$340,089,550	$239,429,500	$224,938,080
Income from real estate joint ventures and limited partnerships	93,724,569	60,788,998	71,826,443	71,390,397	31,989,569
Dividends and interest	141,913,253	135,407,210	70,999,212	27,508,560	19,461,931

Total investment income	765,050,581	640,979,051	482,915,205	338,328,457	276,389,580
Expenses	140,294,447	83,448,664	56,100,197	36,728,425	31,654,065

Investment income, net	624,756,134	557,530,387	426,815,008	301,600,032	244,735,515
Net realized and unrealized gain (loss) on investments and mortgage notes payable	1,438,434,738	1,056,670,295	765,970,272	414,580,303	58,837,371

Net increase in net assets resulting from operations	2,063,190,872	1,614,200,682	1,192,785,280	716,180,335	303,572,886
Participant transactions	1,464,653,415	1,969,780,728	2,110,375,836	1,735,947,490	813,860,715

Net increase in net assets	$3,527,844,287	$3,583,981,410	$3,303,161,116	$2,452,127,825	$1,117,433,601

	Years Ended December 31,

	2007	2006	2005	2004	2003

Total assets	$19,232,767,244	$15,759,961,333	$11,685,426,413	$7,843,979,924	$4,867,089,727
Total liabilities	1,572,230,445	1,627,268,821	1,136,715,311	598,429,938	73,667,566

Total net assets	$17,660,536,799	$14,132,692,512	$10,548,711,102	$7,245,549,986	$4,793,422,161

Accumulation units outstanding	55,105,718	50,146,354	42,623,491	33,337,597	24,724,183

Accumulation unit value	$311.41	$273.65	$239.95	$210.44	$186.94

Mortgage notes payable	$1,392,092,982	$1,437,149,148	$973,502,186	$499,479,256	$—

TIAA Real Estate Account ▪ Prospectus 39

QUARTERLY SELECTED FINANCIAL INFORMATION

          The following selected unaudited financial data for each full quarter of 2007 and 2006 are derived from the financial statements of the Account for the years ended December 31, 2007 and 2006. Certain amounts below have been reclassified in accordance with the reclassifications discussed in Note 1 of the Notes to Financial Statements.

	2007

	For the Three Months Ended
					Year Ended December 31
	March 31	June 30	September 30	December 31

Investment income, net	$142,720,924	$158,634,655	$155,766,287	$167,634,268	$624,756,134
Net realized and unrealized gain on investments and mortgage loans payable	436,763,627	355,602,333	442,916,313	203,152,465	1,438,434,738

Net increase in net assets resulting from operations	$579,484,551	$514,236,988	$598,682,600	$370,786,733	$2,063,190,872

Total return	4.02%	3.31%	3.66%	2.15%	13.80%

	2006

	For the Three Months Ended
					Year Ended December 31
	March 31	June 30	September 30	December 31

Investment income, net	$118,718,422	$135,473,310	$149,429,649	$153,909,006	$557,530,387
Net realized and unrealized gain on investments and mortgage loans payable	228,328,042	411,291,318	290,628,996	126,421,939	1,056,670,295

Net increase in net assets resulting from operations	$347,046,464	$546,764,628	$440,058,645	$280,330,945	$1,614,200,682

Total return	3.21%	4.69%	3.43%	2.04%	14.04%

40 Prospectus ▪ TIAA Real Estate Account

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          The following discussion and analysis of our financial condition and results of operations should be read together with our financial statements and notes contained in this prospectus and with consideration to the sub-section entitled “Forward-Looking Statements,” which begins below, and the section entitled “Risks,” which begins on page 12. The past performance of the Account is not indicative of future results.

FORWARD-LOOKING STATEMENTS

          Some statements in this prospectus which are not historical facts may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about management’s expectations, beliefs, intentions or strategies for the future, include the assumptions underlying these forward-looking statements, and are based on current expectations, estimates and projections about the real estate industry, markets in which the Account operates, management’s beliefs, assumptions made by management and the transactions described in this prospectus. While management believes the assumptions underlying any of its forward-looking statements and information to be reasonable, such information may be subject to uncertainties and may involve certain risks which may be difficult to predict and are beyond management’s control. Forward-looking statements involve risks and uncertainties, some of which are referenced in the section of the prospectus entitled “Risks” and in this prospectus below and also in the section entitled “Quantitative and Qualitative Disclosures About Market Risk,” that could cause actual results to differ materially from historical experience or management’s present expectations.

          Caution should be taken not to place undue reliance on management’s forward-looking statements, which represent management’s views only as of the date of this prospectus. Neither management nor the Account undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, changed assumptions, future events or otherwise.

2007 OVERVIEW

          The TIAA Real Estate Account (the “Account”) invests primarily in high quality, core commercial real estate in order to meet its investment objective of obtaining favorable long-term returns through rental income and the appreciation of its real estate holdings. The Account does not directly invest in either single-family residential real estate or residential mortgage-backed securities.

Performance of commercial real estate during 2007 was positive as U.S. economic growth continued to support real estate market fundamentals. Investor demand for commercial real estate remained strong through much of the year. According to Real Capital Analytics, a primary source of commercial real estate transaction data, transactional volume reached a record $430 billion in 2007, a 34% increase

TIAA Real Estate Account ▪ Prospectus 41

over the $322 billion recorded in 2006. Large transactions which contributed to 2007’s record breaking results included the privatization of Archstone Smith and Equity Office Properties. While sales were strong for the year as a whole, sales slowed dramatically in the fourth quarter as capital markets uncertainties escalated. Sales activity in the quarter declined by roughly 33% compared with the fourth quarter of 2006.

          The shift in capital market conditions that materialized in the summer and fall of 2007 was the conclusion of a capital markets cycle phase characterized by plentiful capital, inexpensive and abundant debt, and increasingly aggressive risk pricing for all asset types. As deteriorating credit in sub-prime residential mortgages became evident in 2007, the value of structured securities containing those mortgages plunged and effectively closed down demand for new issues of such securities. The loss of confidence in this sector of the market ignited, in turn, a re-evaluation of risk pricing through-out the capital markets. Credit spreads on corporate debt, conventional commercial mortgages and commercial mortgage-backed securities (CMBS) have widened to levels not seen since the last recession. CMBS new issuances have all but halted as a loss of confidence spilled over from sub-prime residential mortgages. Various specialty instruments have withered as well, also largely the result of this loss of confidence. The risk re-pricing brought the long phase of commercial real estate capitalization rate compression to a halt. By year end 2007, cap rates showed slight widening across certain property types though based on very few transactions. The slowing in transactions probably reflects both heightened uncertainty as market participants wait out the capital markets volatility and the constraining effect of less available and more expensive commercial mortgage financing.

          In the public sector, REITs performed poorly during most of 2007, despite healthy real estate market fundamentals. After a seven year run of above-average returns, REIT returns as indicated by the Dow Jones Wilshire Real Estate Securities Index were a negative 17.7% for the year as compared with a gain of 5.5% for the S&P 500. Several REITs were taken private during the year at what turned out to be peak prices; those that remained public saw their share prices decline. Because of their liquidity, REIT returns have historically been more volatile than commercial property returns, as stock market investors will often move money between sectors based on swings in sentiment and other factors. While the Account does invest in REITs, these holdings amount to less than 5% of the total value of the Account as of December 31, 2007.

          The U.S. economy continued to expand in 2007; however, growth slowed measurably over the course of the year due in large part to the slowdown in the housing market. Home prices declined across the nation, and the number of residential mortgage delinquencies increased, particularly among borrowers who bought homes with adjustable rate mortgages. Housing construction dropped sharply over the course of the year as inventories of unsold homes increased and mortgage lenders tightened lending standards.

42 Prospectus ▪ TIAA Real Estate Account

          Historically, there has not been a direct link between the performance of commercial real estate and single-family housing due to the different market fundamentals that drive each. In its January 2008 “Beige Book”, which reports on economic conditions in the 12 Federal Reserve Districts, the Federal Reserve characterized commercial real estate activity at year-end 2007 as generally stable, with some markets reporting little to no change while others reported a slight easing. By comparison, according to the Beige Book, “residential real estate conditions continued to be weak in all districts”.

          Nonetheless, the performance of the single-family housing market has had an indirect impact on commercial real estate markets. For example, bankruptcies of subprime mortgage lenders have negatively affected office space demand in Orange County, California, where several of the largest subprime lenders were headquartered. The Account has minimal exposure to the Orange County market, with one investment totaling $64 million, or 0.3% of total Account value. Similarly, job losses in the financial services sector can affect retail market conditions since financial services jobs are among the most highly paid. While retail sales softened nationally in 2007, the impact has been minimal in the Account’s primary retail markets to date.

          During the second half of 2007, as the national economy continued to weaken and the housing market downturn deepened, the Federal Open Market Committee (“FOMC”) cut the federal funds rate three times, first by 50 basis points (0.50%) in September, and then by another 25 basis points (0.25%) in both October and December. In early-2008, the Federal Reserve lowered the federal funds rate two more times by a total of 125 basis points (1.25%). Cuts in interest rates are designed to spur economic activity by increasing consumer spending and business borrowing. The effects of cuts in the federal funds rate and other Federal Reserve actions often take 6-9 months to become evident, and the Federal Reserve will be watching for signs that its cuts have stimulated economic activity. While credit markets remain constrained as of early 2008, the Federal Reserve’s efforts to stimulate economic activity through cuts in the federal funds rate give management reason to believe that the economic and capital markets environment will provide fundamental support for U.S. commercial real estate markets in 2008.

INVESTMENTS AS OF DECEMBER 31, 2007

          As of December 31, 2007, the Account had total net assets in the amount of $17,660,536,799, a 3% increase from the end of the third quarter of 2007 and a 25% increase from year-end 2006. The growth in net assets was due to the continued positive inflow of premiums and net transfers into the Account, combined with a 12% increase in net investment income and capital appreciation on the Account’s investment portfolio during the year ended December 31, 2007, as compared to 2006.

          As of December 31, 2007, the Account owned a total of 111 real estate property investments (99 of which were wholly owned, 12 of which were held in joint ventures) and one remaining equity interest in a joint venture, which sold its real

TIAA Real Estate Account ▪ Prospectus 43

estate investments during the third quarter of 2007, representing 77.9% of the Account’s total investment portfolio. The real estate portfolio included 46 office properties (5 of which were held in joint ventures and one located in London, England), 27 industrial properties (including one held in a joint venture), 21 apartment complexes, 16 retail properties (including five held in joint ventures and one located in Paris, France), and a 75% joint venture interest in a portfolio of storage facilities. Of the 111 real estate property investments, 20 are subject to debt (including seven joint venture property investments). Total debt on the Account’s wholly-owned real estate portfolio as of December 31, 2007 was $1,392,092,982 representing 7.9% of Total Net Assets. The Account’s share of joint venture debt is netted out in determining the joint venture values shown in the Statement of Investments, but, when that debt is also considered, total debt on the Account’s portfolio as of December 31, 2007 was $3,383,875,582 representing 19.2% of Total Net Assets. The Account currently has no fund-level debt.

          During 2007, the Account purchased 7 property investments, one of which was a joint venture interest in a portfolio containing 65 retail properties, for a total net equity investment of $1.7 billion. These purchases were diversified by both location (16 states and Paris, France) and by sector. The properties are listed in the chart below:

PROPERTY INVESTMENTS ACQUIRED IN 2007

Property Name	Property Type	City	State	Net Acquisition Cost	Joint Venture/ % Interest	Third Party Debt	Gross Acquisition Cost

Camelback
Center	Office	Phoenix	AZ	$75,743,245	No	$—	$75,743,245
DDR Retail
Portfolio	Retail	various	various	1,043,213,518	Yes - 85%	1,531,873,092	2,575,086,610
Printemps de
l’Homme	Retail	Paris	France	259,842,066	No	—	259,842,066
Preston Sherry
Plaza	Office	Dallas	TX	45,211,077	No	—	45,211,077
Champlin
Marketplace	Retail	Champlin	MN	18,352,263	No	—	18,352,263
Pacific Plaza	Office	San Diego	CA	118,221,017	No	8,922,033	127,143,050
Seneca Industrial
Park	Industrial	Pembroke Park	FL	122,334,422	No	—	122,334,422

Total				$1,682,917,608		$1,540,795,125	$3,223,712,733

          The Account also sold 15 property investments and 5 properties from larger portfolios for approximately $801.8 million. We believe that these properties had either maximized in value, under-performed, or represented properties needing significant capital infusions in the future, which could have had a negative impact on the Account’s overall performance. The properties sold had a cumulative realized gain of approximately $199.1 million. The properties are listed below:

44 Prospectus ▪  TIAA Real Estate Account

PROPERTY INVESTMENTS SOLD IN 2007

Property Name	Property Type	City	State	Net Sales Price (less selling exp)

Greens at Metrowest	Apartment	Orlando	FL	$21,656,260
Eastgate Distribution Center	Industrial	San Diego	CA	31,800,127
Woodcreek III-Chicago Industrial(1)	Industrial	Bollingbrook	IL	6,717,149
IDI Kentucky	Industrial	Hebron	KY	66,981,460
Corporate Lakes-Atlanta Industrial(1)	Industrial	Atlanta	GA	30,653,575
Landmark at Salt Lake City	Industrial	Salt Lake City	UT	16,176,540
2101 Design Road-Dallas Industrial
Portfolio(1)	Industrial	Arlington	TX	9,279,890
1155 Harvester-Chicago CalEast Portfolio(1)	Industrial	West Chicago	IL	8,727,620
Memphis Portfolio	Industrial	Memphis	TN	61,485,333
Mideast RA Industrial Portfolio	Industrial	New Castle	DE	15,207,210
Mountain RA Industrial Portfolio	Industrial	Phoenix	AZ	9,014,952
Sabre Street-Northern CA RA Industrial(1)	Industrial	Hayward	CA	6,547,463
Batterymarch Park II	Office	Quincy	MA	17,291,200
161 N. Clark Street (75% Account Interest)	Office	Chicago	IL	239,493,750
Butterfield Industrial Park	Industrial	El Paso	TX	5,035,162
Legends at Chase Oaks	Apartment	Plano	TX	36,631,000
Sawgrass Office Portfolio	Office	Sunrise	FL	85,656,950
10 Waterview	Office	Parsippany	NJ	36,633,763
9 Hutton Centre	Office	Santa Ana	CA	36,535,781
One Monument Place	Office	Fairfax	VA	60,263,855

Total				$801,789,040

(1) Partial sale of a single building which was part of an existing portfolio

          In addition to the acquisition and sales activity, the Account entered into a commitment to purchase a limited partnership interest in the amount of $50 million in a real estate fund providing mezzanine financing on commercial real estate, and refinanced the debt on West Town Mall, reducing the interest rate from 6.90% to 6.34%, and increasing the amount of its share in the loan from $38 million to $105 million.

          Management believes that the Account’s real estate portfolio is diversified by location and property type. The largest investment, DDR Joint Venture, consists of 65 properties in 13 states, represents 5.41% of Total Investments and 6.94% of its total real estate investments. No single property investment represented more than 3.37% of Total Investments or more than 4.32% of total real estate investments, based on the values of such assets. The following charts reflect the diversification of the Account’s real estate assets by region and property type, list its ten largest holdings, and list its top five overall market exposures by metropolitan statistical area. All information is based on the values of the properties at December 31, 2007.

TIAA Real Estate Account ▪ Prospectus 45

DIVERSIFICATION BY MARKET VALUE

	East (27)	West (36)	South (36)	Midwest (7)	Various (3) *	Foreign (2) †	Total (111)

Office (46)	20.9%	20.1%	11.1%	1.2%	0.0%	2.9%	56.2%
Apartment (21)	1.7%	6.1%	5.0%	0.0%	0.0%	0.0%	12.8%
Industrial (27)	1.7%	6.0%	3.4%	1.4%	0.5%	0.0%	13.0%
Retail (16)	1.6%	0.9%	6.0%	0.1%	6.9%	1.9%	17.4%
Other (1)‡	0.0%	0.0%	0.0%	0.0%	0.6%	0.0%	0.6%

Total (111)	25.9%	33.1%	25.5%	2.7%	8.0%	4.8%	100.0%

()	Number of property investments in parentheses.

*	Represents a portfolio of storage facilities, a portfolio of industrial properties, and a portfolio of retail properties located in various regions across the U.S.

†	Represents real estate investments in the United Kingdom and France.

‡	Represents a portfolio of storage facilities.

Properties in the “East” region are located in: ME, NH, VT, MA, RI, CT, NY, NJ, PA, DE, MD, DC, WV, VA, NC, SC, KY

Properties in the “Midwest” region are located in: WI, MI, OH, IN, IL, MN, IA, MO, KS, NE, ND, SD

Properties in the “South” region are located in: TN, MS, AL, GA, FL, OK, AR, LA, TX

Properties in the “West” region are located in: MT, ID, WY, CO, NM, AZ, UT, NV, WA, OR, CA, AK, HI

TOP TEN LARGEST REAL ESTATE PROPERTY INVESTMENTS

Property Name	City	State/ Country	Property Type	Market Value ($M)	(a)	% of Total Real Estate Portfolio (b)	% of Total Investments

DDR Joint Venture	Various	USA	Retail	$1,028.3	(c)	6.94%	5.41%
1001 Pennsylvania
Avenue	Washington	DC	Office	$640.1	(d)	4.32%	3.37%
Fourth and Madison	Seattle	WA	Office	$487.0	(e)	3.29%	2.56%
50 Fremont	San Francisco	CA	Office	$478.0	(f)	3.23%	2.51%
1 & 7 Westferry Circus	London	UK	Office	$436.1	(g)	2.94%	2.29%
Four Oaks Place	Houston	TX	Office	$419.3		2.83%	2.21%
The Newbry	Boston	MA	Office	$389.9		2.63%	2.05%
780 Third Avenue	New York City	NY	Office	$375.0		2.53%	1.97%
Yahoo! Center	Santa Monica	CA	Office	$369.4		2.49%	1.94%
Ontario Industrial
Portfolio	Ontario	CA	Industrial	$355.4	(h)	2.40%	1.87%

(a)

Value as reported in the December 31, 2007 Statement of Investments. Investments owned 100% by TIAA are reported based on market value. Investments in joint ventures are reported based on the equity method of accounting.

(b)	Total Real Estate Portfolio excludes the mortgage loan receivable.

(c)	This property is held in a 85%/15% joint venture with Developers Diversified Realty Corporation (DDR), and consists of 65 retail properties located in 13 states.

(d)	This property is shown gross of debt. The value of the Account’s interest less leverage is $428.8M.

(e)	This property is shown gross of debt. The value of the Account’s interest less leverage is $339.8M.

(f)	This property is shown gross of debt. The value of the Account’s interest less leverage is $341.0M.

(g)	This property is shown gross of debt. The value of the Account’s interest less leverage is $180.6M.

(h)	This property is held in a 50%/50% joint venture with Equity Office Properties Trust.

(i)	This property is shown gross of debt. The value of the Account’s interest less leverage is $346.0M.

46 Prospectus ▪  TIAA Real Estate Account

TOP FIVE OVERALL MARKET EXPOSURE

Metropolitan Statistical Area (MSA)	% Leased	# of Investments	% Total Investments

Washington-Arlington-Alexandria DC-VA-MD-WV	99.2%	9	8.42%
Los Angeles-Long Beach-Glendale CA	92.5%	8	5.72%
Boston-Quincy MA	96.7%	5	5.51%
San Francisco-San Mateo-Redwood City CA	94.4%	4	5.11%
Seattle-Bellevue-Everett WA	97.9%	5	4.11%

          As of December 31, 2007, the Account also held investments in real estate limited partnerships, representing 1.74% of Total Investments, real estate equity securities, representing 2.24% of Total Investments, a mortgage loan receivable representing 0.38% of Total Investments, certificates of deposit representing 2.22% of Total Investments, commercial paper representing 9.23% of Total Investments, government bonds, representing 5.82% of Total Investments, variable notes representing 0.26% of Total Investments, and bankers acceptance representing 0.20% of Total Investments.

REAL ESTATE MARKET UPDATE BY PROPERTY TYPE

          (Commercial real estate market statistics discussed in this section are obtained by the Account from sources that Management considers reliable, but some of the data are preliminary for the year ended December 31, 2007 and may be subsequently revised. Prior period data may have been adjusted to reflect updated calculations. Investors should not rely exclusively on the data presented below in forming a judgment regarding the current or prospective performance of the commercial real estate market generally.)

          In 2007 the United States economy grew steadily for the first seven months and then at a pace which slowed measurably from August to the end of 2007. Employment growth, which is a crucially important influence on the demand side of commercial property markets, slowed with the economy. An estimated 1.7 million jobs were added during 2007, down significantly from 2.5 million in 2006. While the service sector expanded, job losses were concentrated in the construction (primarily residential building) and manufacturing sectors. The unemployment rate began to increase during the second half of the year, ending at 5.0%, as compared to 4.4% at the end of 2006. Despite weaker economic activity, commercial real estate fundamentals remained healthy, although varied from market to market and by property sectors during the year. In general, vacancy rates across most property types remained at or below equilibrium levels and rents grew in most markets.

          Payroll employment grew in all of the Account’s primary metropolitan areas in 2007. The Account’s top five markets based on the net equity value of the Account’s property investments were Washington, D.C., Los Angeles, Boston, San Francisco, and Seattle. Employment growth was strongest in Seattle, where the number of jobs increased by 2.8% in 2007. Payroll growth was also positive in San Francisco (2.2%), Boston (1.7%), and Washington, D.C (1.5%). Employment growth

TIAA Real Estate Account ▪ Prospectus 47

in Los Angeles registered a more modest 1.0% gain during the year. In comparison, payroll employment in the U.S. grew by 1.3%.

          Office market conditions, particularly in the primary markets, were stable over the course of 2007. Torto Wheaton Research, an independent subsidiary of CB Richard Ellis and a widely-used source of real estate market data, reported that U.S. office vacancies averaged 12.5% as of year-end 2007 as compared to 12.6% at year-end 2006. In comparison, at year-end 2007, the vacancy rate of the Account’s portfolio was 5.2%, which was well below the national average. The office market remained stable despite job losses in financial activities, a key office using sector. The downturn of the housing market and collapse of several of the largest subprime mortgage lenders contributed to the loss of around 21,000 jobs in the financial activities sector in the latter half of 2007. “Credit intermediation”, a category which includes subprime lenders, lost 75,000 jobs, most of which occurred during the third and fourth quarters. However, job losses in financial services were more than offset by larger gains in the professional and business services sector, which generated 314,000 jobs over the course of the year.

          Office market fundamentals remained positive in the Account’s top office markets during 2007. All of the Account’s top office markets enjoyed vacancy rates below the national average. In Washington, D.C., where the largest proportion of the Account’s office investments are concentrated, the year-end 2007 vacancy rate was 10.0%, which is below the national average but marginally above the market’s vacancy rate of 9.1% at year-end 2006. By comparison, the average vacancy rate for the Account’s Washington, D.C. properties was 0.6% at year-end 2007.Similarly, the table below shows that the average vacancy rate of the Account’s property investments is well below that of their respective markets in Boston, San Francisco, Los Angeles, and Seattle.

48 Prospectus ▪ TIAA Real Estate Account

Sector	Metropolitan Statistical Area (MSA)	Total Sector By MSA ($M)	% of Total Investments	Account Weighted Average Vacancy	MSA Vacancy	*	National Average	*

Office				5.7%			12.5%

1	Washington-Arlington-Alexandria
	DC-VA-MD-WV	$1,409	7.4%	0.6%	10.0%
2	Boston-Quincy MA	$1,014	5.3%	3.0%	10.8%
3	San Francisco-San Mateo-
	Redwood City CA	$874	4.6%	5.6%	9.1%
4	Los Angeles-Long Beach-Glendale CA	$719	3.8%	5.4%	10.0%
5	Seattle-Bellevue-Everett WA	$687	3.6%	3.6%	9.5%

* Source: Torto Wheaton Research

          Industrial space demand is influenced by a number of factors including the national business cycle, industrial production, international trade, as well as employment growth in the manufacturing, wholesale trade and transportation and warehousing industries. Gross Domestic Product (GDP), a basic indicator of the national economic activity, grew an estimated 2.2% in 2007, as compared with 2.9% in 2006 and 3.1% in 2005. GDP growth was especially weak in the fourth quarter of 2007 at 0.6% (a preliminary estimate), which many economists believe will remain similarly weak in the first half of 2008. Nonetheless, industrial market conditions were stable in 2007. According to Torto Wheaton Research, industrial market vacancies in the U.S. averaged 9.4% as of year-end 2007, unchanged from year-end 2006. In comparison, the average vacancy rate of the Account’s portfolio of industrial properties was 4.3% as of year-end 2007, below the national average. The average vacancy rates of the Account’s properties in its top industrial markets are as follows:

Sector	Metropolitan Statistical Area (MSA)	Total Sector By MSA ($M)	% of Total Investments	Account Weighted Average Vacancy	MSA Vacancy	*	National Average	*

Industrial				4.3%			9.4%

1	Riverside-San Bernardino-Ontario CA	$488	2.6%	0.0%	9.1%
2	Chicago-Naperville-Joliet IL	$202	1.1%	0.4%	10.4%
3	Dallas-Plano-Irving TX	$201	1.1%	3.7%	10.6%
4	Los Angeles-Long Beach-Glendale CA	$145	0.8%	11.4%	4.6%
5	Atlanta-Sandy Springs-Marietta GA	$135	0.7%	2.2%	12.9%

* Source: Torto Wheaton Research

          Riverside, California, where the largest concentration of the Account’s industrial assets is located, had a year-end 2007 vacancy rate of 9.1%, slightly below the 9.4% national average. Riverside is the nation’s top industrial market due to its proximity to the Ports of Los Angeles and Long Beach where approximately 40% of the nation’s imports enter the U.S. The Account’s industrial properties in Riverside are fully leased and occupied. Although vacancy rates in

TIAA Real Estate Account ▪ Prospectus 49

Chicago and Dallas were above the national average, both markets saw vacancies decline over the course of 2007. The Account’s industrial properties in Chicago and Dallas had a vacancy rate of 0.4% and 3.7%, respectively, as of year-end 2007, which are well below their respective market averages. Vacancy rates in Atlanta averaged 12.9% as of year-end 2007, virtually unchanged from year-end 2006. In comparison, the Account’s industrial properties in Atlanta had a vacancy rate of 2.2% at year-end 2007. The only market in which the Account’s properties have a higher vacancy rate than the market average is Los Angeles, where vacancies in the Account’s industrial properties averaged 11.4% as of year-end 2007 versus the 4.6% market average. The higher vacancy rate in the Account’s properties is due to two tenants moving to other buildings following expiration of their leases.

          The rental apartment market remained relatively healthy in 2007, despite the downturn in the housing market, which resulted in increasing competition from unsold condominiums and single-family rentals being offered for rent. Preliminary data from Torto Wheaton Research indicates that vacancy rates in U.S. apartment markets averaged 4.7% as of year-end as compared with 4.8% at year-end 2006. While national vacancies were largely unchanged, markets that experienced a boom of single family and condominium construction in 2005-2006 generally experienced an increase in vacancies. These markets include Phoenix and much of Florida (e.g., Orlando, Ft. Lauderdale and Miami). The average vacancy rate for the Account’s apartment holdings was 6.5% at the end of 2007. The average vacancy rates of properties in the Account’s top apartment markets are shown below:

Sector	Metropolitan Statistical Area (MSA)	Total Sector By MSA ($M)	% of Total Investments	Account Weighted Average Vacancy	MSA Vacancy*	National Average*

Apartment				6.5%		4.7%

1	Houston-Bay Town-Sugar Land TX	$336	1.8%	6.5%	6.9%
2	Phoenix-Mesa-Scottsdale AZ	$326	1.7%	3.5%	6.7%
3	Denver-Aurora CO	$238	1.2%	7.1%	4.6%
4	Atlanta-Sandy Springs-Marietta GA	$190	1.0%	5.2%	6.0%
5	Los Angeles-Long Beach-Glendale CA	$127	0.7%	21.0%	2.6%

* Source: Torto Wheaton Research

          As shown above, with the exception of the Account’s apartment properties in Denver and Los Angeles, the average vacancy rates of its apartment properties were generally similar to or modestly lower than their respective market averages. In Los Angeles, the Account’s single property has experienced direct competition from new rental projects. In Denver, one property has a 3% vacancy while the second property has a vacancy of 8% due to direct competition from lower priced properties.

          Retail markets weakened modestly during 2007 despite healthy consumer spending during much of the year. Preliminary data from the U.S. Department of

50 Prospectus ▪ TIAA Real Estate Account

Commerce indicated that retail and food service sales (excluding autos and auto parts) increased 5.7% in the fourth quarter of 2007 as compared to the fourth quarter of 2006. (Year-over-year comparisons are necessary to account for seasonal sales patterns.) However, a number of major retailers reported that sales were very soft during December, leading many economists to speculate that slower job growth, elevated energy prices and declining home prices has caused consumers to cut back on discretionary spending. According to Torto Wheaton Research, vacancies in neighborhood and community centers averaged 9.8% at year-end 2007, up from 8.7% at year-end 2006. In comparison, the average vacancy rate as of December 31, 2007 for the Account’s entire retail portfolio as well as its neighborhood and community centers was much lower at 2.5%, and lower than this same time in 2006 at 3.0%.

          Overall, Management believes real estate markets are at or close to equilibrium. The consistent declines in vacancy rates that occurred on a quarterly basis in recent years appear to have ended. Similarly, rent growth has slowed or leveled off in a number of markets. Management believes that this reaction of the real estate market activity is consistent with the slowing of the overall U.S. economic activity and job growth. Fortunately, markets remained balanced, and the level of construction of new commercial real estate has been moderate, and generally in-line with anticipated demand. Torto Wheaton Research projects approximately 73 million square feet of multi-tenant office space to be built in 2008, a total which is below the average of 93 million square feet that were built during the 1999-2001 construction peak. Similarly, in the industrial market, Torto Wheaton Research expects around 170 million square feet to be built in 2008, as compared with an average of nearly 250 million square feet in 1999-2001.

          Apartment construction is expected to total 215,000 units in 2008, which is essentially similar to the 1999-2001 average, but below the 225,000 unit average built in 2006-2007. However, Torto Wheaton’s forecast of apartment construction may ultimately prove too high given the 9% decline in permits issued for new multi-family buildings (an indicator of future construction) in 2007. Construction of new neighborhood and community centers is expected to total just over 20 million square feet in 2008, down from 36 million square feet in 2007, which is consistent with announcements by several major retailers that plan to reduce their new store openings in 2008.

OUTLOOK FOR 2008

           While commercial real estate fundamentals have remained positive to date despite the capital markets turmoil of recent months, Management expects these fundamentals to weaken to some degree in the months ahead as a result of a weak economic growth environment. There is little disagreement among economic forecasters with regard to the first half of 2008; expectations of very weak, if not negative, growth are unanimous. Some forecasters are expecting mildly negative GDP growth during the first half while others are expecting weakly positive growth. While the difference might well determine whether this period is actually

TIAA Real Estate Account ▪ Prospectus 51

 deemed to be a “recession”, the impact on commercial real estate will probably not differ much one way or the other. The larger question is whether economic growth will rebound materially in the second half of the year. Here, management shares the view among more optimistic forecasters which calls for a rebound to positive, but still sub-par growth in the third and fourth quarters largely as a result of the Federal Reserve’s interest rate cuts that began in September. This view is shared by the Federal Open Market Committee which is the policy setting arm of the Federal Reserve. As reported by Chairman Bernanke in his February 2008 Semiannual Monetary Policy Report to Congress, the FOMC members believe that GDP growth in 2008 will amount to 1.3% to 2.0% with a rebound “close to or a little above its longer-term trend” in 2009 and 2010. They also expect inflation will be “moderate” from its 2007 pace.

          With slow growth or mild recession in the first half of 2008, followed by only a weak rebound in the second half, growth in tenant demand for office, industrial and retail space will likely slip, rent growth will likely slow or flatten out, and vacancy rates will probably inch up. The degree of commercial real estate market weakening will be mitigated by the generally balanced conditions that currently prevail in many if not most metro area markets. In addition, the credit market constraints now in play, combined with the weaker demand outlook, will likely constrain new commercial real estate construction activity into 2009. Constrained additions to supply along with the expected strengthening in economic growth will set the stage for a repair of fundamentals in 2009.

          Commercial real estate pricing in the near term will be largely determined by a combination of factors including the level and uncertainty associated with Treasury rates and inflation, and the general pricing of risk across all asset types. Assuming that the period of economic weakness is short-lived, Treasury rates should achieve a cycle low in the first half of the year and then slowly rebound as the economy recovers, with transitory volatility as inflation expectations ebb and flow. Low Treasury rates should cushion the impact of wider cap rate spreads which, for commercial real estate, are approaching their long-term norms. Additionally, pricing pressures have so far been concentrated on properties that are in less attractive locations or have less attractive investment characteristics. Management believes that such distinctions will continue in light of the ongoing strong investor demand for the most attractive properties. Nonetheless, in light of less available and more expensive commercial mortgage debt, it is possible that the number of investors pursuing commercial real estate will be smaller in 2008 than in prior years, contributing to some easing of pricing pressure across the quality spectrum. There is some evidence of this in the reduction in transaction volume in recent months relative to volumes in the prior three years. At the same time, management believes the quality of commercial mortgage credit is holding up well; delinquency rates remain very low and distressed sales of commercial property are not, at this point, prevalent.

52 Prospectus ▪ TIAA Real Estate Account

          Management believes that its property investments are diversified by both sector and geographic location, which will allow it to weather a continued slowdown of economic and real estate market conditions. The Account will continue to balance these fundamentals against pricing pressures when executing its core investment strategy. However, market conditions affecting real estate investments at any given time cannot be predicted, and any downturn in one or a number of the markets in which the Account invests could significantly and adversely impact the Account’s returns.

RESULTS OF OPERATIONS

Year Ended December 31, 2007 Compared to Year Ended
December 31, 2006

          Performance

          The Account’s total return was 13.80% for the year ended December 31, 2007, 24 basis points lower than the 2006 annual return of 14.04%. The Account’s overall performance on a year-to-year basis reflects the continued strong performance of the Account’s real estate property investments, including investments owned in joint ventures. This strong performance was offset by the substantial decrease in performance of its marketable securities (described in Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable).

          Commercial real estate has continued to experience historically high pricing in 2007 as capital has continued to flow into the asset class. While this increase in property pricing has positively impacted the Account’s net realized and unrealized gains on its real estate assets and joint venture holdings, the underlying property values are subject to decline prospectively, if capital or real estate market conditions experience adverse changes. Real estate as an investment should be considered from a long-term perspective. The Account’s total return (after expenses) over the past three, five and 10 years ended December 31, 2007 was 13.96%, 12.35% and 9.79%. The respective returns for the year ended December 31, 2006 were 13.53%, 10.22% and 9.43%.

          The Account’s total net assets grew 25.0% from December 31, 2006 to December 31, 2007. The primary drivers of this growth were a significant increase in the Account’s net realized and unrealized gains on its real estate investments including joint ventures and funds, net positive participant transactions, and an increase in the Account’s net investment income from its investment portfolio over the last twelve months. Management believes that the continued significant realized and unrealized gains on the real estate investments, including joint ventures, is due to the positive real estate market fundamentals, and the core property investment strategy upon which the Account is based. Management also believes that the continued positive net participant transfers into the Account are due to its strong long-term historic performance and its historically low return volatility relative to other available investment options.

TIAA Real Estate Account ▪ Prospectus 53

          Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 12% higher for the year ended December 31, 2007, as compared to 2006. This increase was due to a 23% increase in net income from the Account’s real estate properties, including joint venture holdings and limited partnerships, augmented by a 5% increase in income from marketable securities, all of which was partially offset by a 68% increase in Account level expenses for the year ended 2007 as compared to 2006.

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, generated approximately 81% and 79% of the Account’s total investment income (before deducting Account level expenses) during 2007 and 2006, respectively. The 23% increase in the Account’s total investment income was derived from its investment in real estate, joint ventures and limited partnerships. The remaining portion of the Account’s total investment income was generated by investments in marketable securities, including real estate equity securities, commercial paper, government bonds, and an investment in a commercial mortgage loan receivable.

          Gross real estate rental income increased approximately 18% during the year ended December 31, 2007, as compared to the same period in 2006. This increase was primarily due to income derived from properties acquired in 2006 and 2007, which included properties with larger income streams due to their relative size. Income from real estate joint ventures and limited partnerships was $93,724,569 for the year ended December 31, 2007, as compared with $60,788,998 for the year ended December 31, 2006. This 54% increase was primarily due to an increase in gross rental income from the properties owned in joint ventures, which increased substantially with the acquisition of a joint venture interest in 65 retail properties in the first quarter of 2007. Total investment income on the Account’s investments in all marketable securities increased by 5%, from $135,407,210 for the year ended December 31, 2006 to $141,913,253 for the comparable period in 2007. This change was due to an increase in the Account’s investment income from other marketable securities, which was partially offset by a decrease in the Account’s investment income from REIT securities due to their poor performance in 2007.

           Total real estate property level expenses and taxes for wholly owned property investments for the years ended December 31, 2007 and 2006 were $458,021,539 and $389,672,945, respectively. In 2007, operating expenses and real estate taxes represented 54% and 28% of the total real estate property level expenses and taxes, respectively, with the remaining 18% representing interest payments on mortgages. In comparison, operating expenses, real estate taxes, and interest expenses similarly represented 53%, 28% and 19% of total property level expenses, respectively, in 2006. Overall, property level expenses increased by only 18% from 2006 to 2007. The majority of this increase (83%) was due to increases in operating expenses and real estate taxes associated with the Account’s larger portfolio of wholly owned property investments. The increase in the interest expense paid on properties subject to a mortgage accounted for 17% of the overall increase. As of year-end 2007, there were 13 wholly-owned properties subject to debt, as compared to 12 properties at year-end 2006. Three of the thirteen properties with debt as of

54 Prospectus ▪ TIAA Real Estate Account

December 31, 2007 were added to the Account’s real estate portfolio in the second half of 2006; and one was added in fourth quarter 2007.

          The Account incurred overall Account level expenses for the year ended December 31, 2007 of $140,294,447, which was a 68% increase from expenses of $83,448,664 for the year ended December 31, 2006. The overall change in expenses was primarily due to the growth of the Account’s total net assets (which increased by approximately 25% from December 31, 2006 to December 31, 2007), increased actual expenses associated with managing the Account, due in part to adjustments made to the allocation methodology, and increases in certain of the Account’s expense deduction rates effective May 1, 2007. Investment advisory charges grew to $49,239,366 for the year ended December 31, 2007 as compared to $26,899,307 for the year ended December 31, 2006. This increase was primarily the result of higher operational costs (including personnel and other infrastructure costs) due to the Account’s increasing diversity of assets and associated costs due to increased property asset management activities. Further, a component of this increase (approximately $5.2 million) was the result of reconciliation, during the twelve month period ended December 31, 2007 and in accordance with the Account’s procedures, of the difference between actual and estimated expenses of the Account. In addition, the direct investment advisory charges associated with the Account increased with the continued growth of the Account’s total net assets. Total administrative and distribution expenses increased to $63,593,008 for the year ended December 31, 2007 as compared to $45,712,473 for the year ended December 31, 2006. Administrative and distribution expenses increased due to adjustments made to the Account’s expense base, in accordance with the Account’s procedures, for any difference between actual and estimated expenses. This increase in expenses primarily resulted from larger allocated operational expenses including costs associated with new technology investments. In addition, the direct administrative and distribution charges associated with the Account increased with the continued growth of the Account’s total net assets. Finally, liquidity guarantee expenses increased to $19,409,759 for the year ended December 31, 2007 as compared to $3,905,051 for the year ended December 31, 2006, due to an increase in the liquidity guarantee expense deduction rate, which increased from 0.035% of annual net assets to 0.160% of annual net assets as of May 1, 2007.

Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The Account had net realized and unrealized gains on investments and mortgage loans payable of $1,438,434,738 for the year ended December 31, 2007, as compared with net realized and unrealized gains on investments and mortgage loans payable of $1,056,670,295 for the year ended December 31, 2006, a 36% year over year increase. The overall increase was primarily driven by the increase in net realized and unrealized gains on the Account’s real estate joint ventures and limited partnerships to $462,098,173 for 2007 from $217,360,271 for the year ended December 31, 2006. In addition, the Account had a strong increase in net realized and unrealized gains on the real estate properties to $1,026,007,574 for the year

TIAA Real Estate Account ▪ Prospectus 55

ended December 31, 2007 from $735,507,509 for 2006. The increase in net realized and unrealized gains on the Account’s property investments, including those held in joint ventures, was due to the solid real estate market fundamentals and continued liquidity in the commercial real estate markets. The effect of these positive conditions was to increase the value of the Account’s existing real estate assets, as reflected in the unrealized gains on the real estate properties of $898,172,653 and the realized gains on the sales of real estate properties of $127,834,921. During the year ended December 31, 2007, the Account sold nineteen wholly-owned properties, which included two apartments, five office buildings and a portfolio of several industrial properties for total net proceeds of $562.3 million, and recognized a cumulative net gain of $127.8 million. The Account also sold one joint venture, a 75% equity interest in the 161 N. Clark Street joint venture for total net proceeds of $239.5 million, and recognized a net gain of $69.9 million. The Account posted a net realized and unrealized loss on its marketable securities of $101,479,347 for the year ended December 31, 2007, as compared to a net realized and unrealized gain of $130,710,746 in the same period of 2006. The losses on the Account’s marketable securities in the year ended December 31, 2007 were primarily due to the Account’s investments in real estate equity securities (REITs). The U.S. REIT market struggled through a volatile 2007 and ended the year down by more than 17%, as compared to the strong 2006 performance where the market increased by 35%. We believe that the volatility in the REIT market was a reaction to a perceived fear of an overall slowdown in the real estate markets due to the continued problems of the subprime market, and the subsequent credit crunch.

Year Ended December 31, 2006 Compared to Year Ended
December 31, 2005

          Performance

          The Account’s total return was 14.04% for the year ended December 31, 2006, two basis points higher than the 2005 annual return of 14.02%. The Account’s overall performance on a year-to-year basis reflected the continued strong performance of the Account’s real estate property investments and an increase in interest rates on its marketable securities.

          As of December 31, 2006 the Account’s total return (after expenses) over the prior three, five and 10 years ended December 31, 2006 was 13.53%, 10.22% and 9.43%, respectively.

          The Account’s total net assets grew 34% from December 31, 2005 to December 31, 2006. The primary drivers of this growth were significant net participant transactions, the Account’s net investment income from its investment portfolio and the Account’s realized and unrealized gains on its investments over the prior year. Management believes that the net participant transfers into the Account were due to its positive historical performance and its low return volatility relative to other available investment options.

56 Prospectus ▪ TIAA Real Estate Account

          Income and Expenses

          The Account’s net investment income, after deduction of all expenses, was 30.6% higher for the year ended December 31, 2006, as compared to 2005. This increase was related to the increase in total net assets, which included a 35.1% increase in the Account’s real estate properties, joint venture holdings and limited partnerships.

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, generated approximately 79% and 85% of the Account’s total investment income (before deducting Account level expenses) during 2006 and 2005, respectively. The remaining portion of the Account’s total investment income was generated by investments in marketable securities, including real estate equity securities, commercial paper, government bonds, and an investment in a commercial mortgage loan receivable. The decline in the percentage of the Account’s total investment income derived from its real estate holdings was primarily due to an increase in the Account’s interest income from its marketable securities and mortgage loan receivable.

          Gross real estate rental income increased approximately 35% in the year ended December 31, 2006, as compared to 2005. This increase was primarily due to the increased number and size of the Account’s wholly-owned property investments (98 at December 31, 2005 compared to 109 at December 31, 2006). Income from real estate joint ventures and limited partnerships was $60,788,998 for the year ended December 31, 2006, as compared with $71,826,443 for the year ended December 31, 2005. This 15% decrease was due to the timing of distributions from the joint venture partners. Investment income on the Account’s investments in marketable securities increased by 91%, from $70,999,212 in 2005 to $135,407,210 in 2006. This increase was due to an increase in the number of marketable securities investments and higher interest rates in 2006.

           Total property level expenses for wholly owned property investments for the years ended December 31, 2006 and 2005 were $389,672,945 and $278,544,030, respectively. In 2006, operating expenses and real estate taxes represented 53% and 28% of the total property level expenses, respectively, with the remaining 19% representing interest payments on mortgages. In comparison, operating expenses, real estate taxes, and interest expense represented 54%, 32% and 14% of total property level expenses, respectively, in 2005. Overall, property level expenses increased by 40% from 2005 to 2006. The majority of this increase (71%) was due to increases in operating expenses and real estate taxes associated with the Account’s larger portfolio of wholly owned property investments. The increase in the interest expense paid on properties subject to a mortgage accounted for 29% of the overall increase. As of year-end 2006, there were 12 wholly-owned properties subject to debt, as compared to seven leveraged properties at year-end 2005.

          The Account also incurred expenses for the years ended December 31, 2006 and 2005 for investment advisory services ($26,899,307 and $19,603,225, respectively), administrative and distribution services ($45,712,473 and

TIAA Real Estate Account ▪ Prospectus 57

$27,130,406, respectively), and mortality, expense risk and liquidity guarantee charges ($10,836,884 and $9,366,566 respectively). The total 49% increase in these expenses was a result of the larger net asset base in the Account, on which the fees are calculated, and the increased costs associated with managing and administering the Account.

Net Realized and Unrealized Gains and Losses on Investments and Mortgage Loans Payable

          The Account had net realized and unrealized gains on investments and mortgage loans payable of $1,056,670,295 for the year ended December 31, 2006, as compared with net realized and unrealized gains on investments and mortgage loans payable of $765,970,272 for the year ended December 31, 2005. The overall increase was partially driven by the increase in net realized and unrealized gains on the Account’s real estate properties to $735,507,509 for the year ended December 31, 2006 from $610,734,011 for 2005. The Account also posted substantial net realized and unrealized gains on its marketable securities of $130,710,746 for the year ended 2006, as compared to $8,770,726 in 2005. In addition, the Account had unrealized gains on its real estate joint ventures and limited partnership holdings of $217,360,271 for the year ended December 31, 2006, as compared to unrealized gains of $175,619,683 for 2005. The increase in net realized and unrealized gains on the Account’s property investments, including those held in joint ventures, was due to the positive effect of the strong inflow of capital into the real estate market from investors, combined with improved real estate market fundamentals, which had the effect of increasing the value of the Account’s existing real estate assets. This trend was also evidenced by the net realized gains on the properties sold in 2006. During the year ended December 31, 2006, the Account sold nine properties for total net proceeds, after selling expenses, of $381.9 million, for a cumulative net gain of $76.1 million, based on the properties’ capitalized costs. The unrealized gains on the Account’s marketable securities in 2006 were primarily associated with the Account’s investments in real estate equity securities.

LIQUIDITY AND CAPITAL RESOURCES

          At year-end 2007 and 2006, the Account’s liquid assets (i.e., cash and marketable securities) had a value of $3,804,639,841 and $2,747,445,678, respectively. The increase in the Account’s liquid assets was primarily due to an increase in its net investment income and the continued net positive inflow from participant transfers and premiums into the Account.

          In 2007, the Account received $1,186,870,080 in premiums and $934,307,324 in net participant transfers from TIAA, CREF Accounts and affiliated mutual funds, while, for 2006, the Account received $1,085,057,614 in premiums and $1,354,697,847 in net participant transfers. The Account’s net investment income increased from $557,530,387 for the year ended December 31, 2006 to $624,756,134 for the year ended December 31, 2007.

58 Prospectus ▪ TIAA Real Estate Account

          The Account’s liquid assets continue to be available to purchase additional suitable real estate properties and to meet the Account’s expense needs and participant redemption requests (i.e., cash withdrawals, benefits, or transfers). In the unlikely event that the Account’s liquid assets and its cash flow from operating activities and participant transactions are not sufficient to meet participant transfer or cash withdrawal requests, TIAA’s general account will purchase accumulation units (liquidity units) in accordance with TIAA’s liquidity guarantee to the Account.

          The Account, under certain conditions more fully described under “General Investment and Operating Policies”, may borrow money and assume or obtain a mortgage on a property (i.e., make leveraged real estate investments). Also, to meet any short-term cash needs, the Account may obtain a line of credit whose terms may require that the Account secure the loan with one or more of its properties. The Account’s total borrowings may not exceed 30% of the Account’s Total Net Assets. In calculating this limit, only the Account’s actual percentage interest in any borrowings is included, and not that of any joint venture partner. Further, the Account may only borrow up to 70% of the then-current value of a property, although construction loans may be for 100% of the costs incurred in developing a property.

CONTRACTUAL OBLIGATIONS

          The following table sets forth a summary regarding our known contractual obligations, including required interest payments for those items that are interest bearing, at December 31, 2007:

	Amounts Due During Years Ending December 31,

	2008	2009	2010	2011	2012	Thereafter	Total

Mortgage Loans Payable:
Principal Payments	$736,371	$788,911	$2,161,722	$10,241,993	$269,313,872	$1,144,614,574	$1,427,857,443
Interest Payments(1)	83,561,479	83,440,048	83,353,568	82,863,631	80,543,446	124,780,243	538,542,415

Total Mortgage Loans Payable	84,297,850	84,228,959	85,515,290	93,105,624	349,857,318	1,269,394,817	1,966,399,858
Commitment to Purchase	42,728,299	—	—	—	—	—	42,728,299
Leasehold Interest(2)
Other Commitments(3)	87,562,894	—	—	—	—	—	87,562,894

Total Contractual Obligations	$214,589,043	$84,228,959	$85,515,290	$93,105,624	$349,857,318	$1,269,394,817	$2,096,691,051

(1)	These amounts represent interest payments due on mortgage loans payable based on the stated rates and, where applicable, the foreign currency exchange rates at December 31, 2007.

(2)	The Account purchased this leasehold interest on February 12, 2008.

(3)	This includes the Account’s commitment to purchase interest in six limited partnerships and to purchase shares in a private real estate equity investment trust.

EFFECTS OF INFLATION AND INCREASING OPERATING EXPENSES

          Inflation, along with increased insurance, taxes, utilities and security costs, may increase property operating expenses in the future. These increases in operating expenses are generally billed to tenants either through contractual lease provisions in office, industrial, and retail properties or through rent increases in

TIAA Real Estate Account ▪ Prospectus 59

apartment complexes. The Account remains responsible for the expenses for unleased space in a property as well as expenses which may not be reimbursed under the terms of an existing lease.

Critical Accounting Policies

          The financial statements of the Account are prepared in conformity with accounting principles generally accepted in the United States of America.

          In preparing the Account’s financial statements, management is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. Management bases its estimates on historical experience and assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.

          Management believes that the following policies related to the valuation of the Account’s assets reflected in the Account’s historical financial statements affect the significant judgments, estimates and assumptions used in preparing its historical financial statements:

          Valuation of Real Estate Properties

          Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale.

Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Prior to the Account’s adoption of changes to the Account’s procedures designed to implement FAS 157, “Fair Value Measurements” on January 1, 2008, real estate properties owned by the Account were initially valued at their respective purchase prices (including acquisition costs). Subsequently, the properties are valued on a quarterly cycle with an independent appraisal value completed for each real estate property at least once a year.

          An independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of TIAA’s Board of Trustees. The independent fiduciary must approve all independent appraisers used by the Account. TIAA’s appraisal staff performs the other quarterly valuations for each real estate property and updates the property value as appropriate. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change.

60 Prospectus ▪ TIAA Real Estate Account

          The independent fiduciary can also require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month. When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves mortgage valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures and Limited Partnerships

          Real estate joint ventures and limited partnerships are stated at the Account’s equity in the net assets of the underlying entities and, for the joint ventures, are adjusted to value their real estate holdings and mortgage notes payable at fair value. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.

          Valuation of Marketable Securities

          Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange.

          Debt securities, other than money market instruments, are valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Portfolio securities and limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Mortgage Loans Receivable

          Mortgage loans receivable are initially valued at the face amount of the mortgage loan funding as representative of fair value. Subsequently, mortgage loans receivable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, and the performance of the underlying collateral.

TIAA Real Estate Account ▪ Prospectus 61

          Mortgage Loans Payable

          Mortgage loans payable are stated at fair value. Estimated market values of mortgage loans payable are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchase price to the below- or above-market debt and amortizes the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation

          Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effects of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable are included in the net realized and unrealized gains and losses on investments and mortgage loans payable. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

          Accumulation and Annuity Fund

          The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment. The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments. The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge that can be assessed, which is equal to 2.50% of average net assets per year. The Account pays a fee to TIAA to assume the mortality and expense risks.

          Accounting for Investments

          Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A loss occurs when the cost-to-date exceeds the sales price. Any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other

62 Prospectus ▪ TIAA Real Estate Account

expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted as soon as actual operating results are determined.

          The Account has limited ownership interests in various real estate funds (limited partnerships and one limited liability corporation) and a private REIT (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as either income or return of capital, as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded quarterly when the Account’s accounting records are compared to the financial statements of the limited partnerships.

          Income from joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint venture. Income earned by the joint venture, but not yet distributed to the Account by the joint venture investment, is recorded as unrealized gains and losses on real estate joint ventures.

          Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium as applicable. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          New Accounting Pronouncements

          In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) 48, an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and is effective for fiscal years beginning after December 31, 2006. The adoption of FIN 48 did not have a significant impact on the Account’s financial position and results of operations.

          In September 2006, FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements, but the application of this Statement could change current practices in determining fair value. This statement is effective January 1, 2008 for the Account. The Account has assessed the impact of Statement No. 157 and determined that it will not significantly change the Account’s financial position and results of operations at the effective date.

TIAA Real Estate Account ▪ Prospectus 63

          In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement when warranted. The Account effectively adopted Statement 159 on January 1, 2008 and plans to report all existing and future Mortgage Loans Payable at fair value using this Statement. Historically, the Account recorded Mortgage Loans Payable at fair value. The Account has assessed the impact of Statement 159 in comparison to historical reporting and determined that it will not significantly change the Account’s financial position and results of operations.

          In June 2007, the Accounting Standards Executive Committee (“ACSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (SOP) 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies. The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. The SOP is effective for fiscal years beginning on or after December 15, 2007. In February 2008, FASB issued Staff Position (“FSP”) SOP 07-1-1 indefinitely delaying the effective date of SOP 07-1 to allow FASB time to consider significant issues related to the implementation of SOP 07-1.
Management of the Account will continue to monitor FASB developments and will evaluate the financial reporting implications to the Account, as necessary.

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Account is currently assessing the impact that Statement No. 141(R) will have on its financial position and results of operations.

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The Account is currently assessing the potential impact that Statement No. 160 will have on its financial position and results of operations.

64 Prospectus ▪ TIAA Real Estate Account

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

          The Account’s real estate holdings, including real estate joint ventures and limited partnerships, which, as of December 31, 2007 represented 79.7% of the Account’s total investments, expose the Account to a variety of risks. These risks include, but are not limited to:

•

General Real Estate Risk — The risk that the Account’s property values or rental and occupancy rates could go down due to general economic conditions, a weak market for real estate generally, or changing supply and demand for certain types of properties;

•

Appraisal Risk — The risk that the sale price of an Account property (i.e., the value that would be determined by negotiations between independent parties) might differ substantially from its estimated or appraised value, leading to losses or reduced profits to the Account upon sale;

•

Risk Relating to Property Sales — The risk that the Account might not be able to sell a property at a particular time for its full value, particularly in a poor market. This might make it difficult to raise cash quickly and also could lead to Account losses;

•	Risks of Borrowing — The risk that interest rate changes may impact Account returns if the Account takes out a mortgage on a property or buys a property subject to a mortgage; and

•

Foreign Currency Risk — The risk that the value of the Account’s foreign investments, related debt or rental income could increase or decrease due to changes in foreign currency exchange rates or foreign currency exchange control regulations, and hedging against such changes, if undertaken by the Account, may entail additional costs and be unsuccessful.

          As of December 31, 2007, 20.3% of the Account’s total investments were in market risk sensitive instruments, comprised of marketable securities and an adjustable rate mortgage loan receivable. Marketable securities include real estate equity securities, commercial mortgage-backed securities (CMBS), and high-quality short-term debt instruments (i.e., commercial paper and government agency bonds). The Statement of Investments for the Account sets forth the general financial terms of these instruments, along with their fair values, as determined in accordance with procedures described in Note 1 to the Account’s financial statements. Note that the Account does not currently invest in derivative financial instruments.

          The Account’s investments in marketable securities and mortgage loans receivable are subject to the following general risks:

•

Financial Risk — The risk, for debt securities, that the issuer will not be able to pay principal and interest when due and, for common or preferred stock, that the issuer’s current earnings will fall or that its overall financial soundness will decline, reducing the security’s value.

TIAA Real Estate Account ▪ Prospectus 65

•

Market Risk — The risk that the Account’s investments will experience price volatility due to changing conditions in the financial markets and, particularly for debt securities, changes in overall interest rates.

•	Interest Rate Volatility — The risk that interest rate volatility may affect the Account’s current income from an investment.

          In addition, mortgage-backed securities are subject to prepayment risk or extension risk (i.e., the risk that borrowers will repay the loans earlier or later than anticipated). If the underlying mortgage assets experience faster than anticipated repayments of principal, the Account could fail to recoup some or all of its initial investment in these securities, since the original price paid by the Account was based in part on assumptions regarding the receipt of interest payments. If the underlying mortgage assets are repaid later than anticipated, the Account could lose the opportunity to reinvest the anticipated cash flows at a time when interest rates might be rising. The rate of prepayment depends on a variety of geographic, social and other functions, including prevailing market interest rates and general economic factors. The market value of these securities is also highly sensitive to changes in interest rates. Note that the potential for appreciation, which could otherwise be expected to result from a decline in interest rates, may be limited by any increased prepayments. These securities may be harder to sell than other securities.

          In addition to these risks, real estate equity securities and mortgage-backed securities are subject to many of the same general risks inherent in real estate investing, making mortgage loans and investing in debt securities. For more information on the risks associated with all of the Account’s investments, see the Account’s most recent prospectus.

VALUING THE ACCOUNT’S ASSETS

          We value the Account’s assets as of the close of each valuation day by taking the sum of:

•	the value of the Account’s cash, cash equivalents, and short-term and other debt instruments,

•	the value of the Account’s other securities investments and other assets,

•	the value of the individual real properties and other real estate-related investments owned by the Account, and

•	an estimate of the net operating income accrued by the Account from its properties and other real estate-related investments,

and then reducing the sum by the Account’s liabilities, including the daily investment management fee and certain other expenses attributable to operating the Account. See “Expense Deductions” on page 72.

          Fair value is based upon quoted market prices, where available. If listed prices or quotes are not available, fair value is based upon vendor-provided, evaluated prices or internally developed models that primarily use market-based or independently sourced market data, including interest rate yield curves, market

66 Prospectus▪ TIAA Real Estate Account

spreads, and currency rates. Valuation adjustments may be made to reflect credit quality, the Account’s creditworthiness, liquidity, and other observable and unobservable data that are applied consistently over time.

          The methods described above are considered to produce a fair value calculation that represents a good faith estimate as to what a buyer in the market place would pay to purchase the asset or assume the liability. Since fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, actual realizable values or future fair values may differ from amounts reported. Furthermore, while the Account believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments, while reasonable, could result in different estimates of fair value at the reporting date.

VALUING REAL ESTATE INVESTMENTS

          Valuing Real Property: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Effective January 1, 2008 (upon the adoption of changes to the Account’s procedures designed to implement FAS 157 “Fair Value Measurements”), the Account values real estate properties owned by the Account initially based on an independent appraisal at the time of the closing of the purchase, which may result in a potential unrealized gain or loss reflecting the difference between an investment’s fair value (i.e., exit price) and its cost basis (which is inclusive of transaction costs).

          Subsequently, the properties are valued on a quarterly cycle with an independent third party appraisal completed for each real estate property at least once a year. The Account’s independent fiduciary, Real Estate Research Corporation, must approve all independent appraisers used by the Account. TIAA’s appraisal staff performs the other quarterly valuations for each real estate property and updates the property value as appropriate. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. Further, management reserves the right to order an appraisal and/or conduct another valuation outside of the normal quarterly process when facts or circumstances at a specific property change.

          The independent fiduciary can also require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately.

TIAA Real Estate Account ▪ Prospectus 67

The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month.

          The Account’s net asset value will include the value of any note receivable (an amount that someone else owes the Account) from selling a real estate-related investment. We’ll estimate the value of the note by applying a discount rate appropriate to then-current market conditions.

          Development properties will be carried at fair value, which is anticipated initially to equal the Account’s cost, and the value will be adjusted as additional development costs are incurred. Once a property receives a certificate of occupancy, within one year from the initial funding by the Account, or the property is substantially leased, whichever is earlier, the property will be appraised by an independent appraiser, approved by the independent fiduciary. We may also have the properties independently appraised earlier if circumstances warrant.

          The Account may, at times, value properties purchased together as a portfolio as a single asset, to the extent we believe that the property will likely be sold as one portfolio. The value assigned to the portfolio as a whole may be more or less than the valuation of each property individually.

          We retain independent appraisers, each of whom have been approved by the independent fiduciary, to prepare the initial and subsequent annual third-party appraisals. These independent appraisers retained are always expected to be MAI-designated members of the Appraisal Institute and state certified appraisers from national or regional firms with relevant property type experience and market knowledge.

          We intend that the overarching principle when valuing our real estate investments will be to produce a valuation that represents a fair and accurate estimate of the fair value of our investments. Implicit in our definition of fair value is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;

•	Both parties are well informed or well advised, and acting in what they consider their best interests;

•	A reasonable time is allowed for exposure in the open market;

•	Payment is made in terms of cash or in terms of financial arrangements comparable thereto; and

•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

          Because of the nature of real estate assets and because the fair value of our investments is not reduced by transaction costs that will be incurred to sell the investments, the Account’s net asset value won’t necessarily reflect the net realizable value of its real estate assets (i.e., what the Account would receive if it sold them).

68 Prospectus ▪ TIAA Real Estate Account

          Valuing Real Property Encumbered by Debt: When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves mortgage valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuing Mortgage Loans Receivable: Mortgage loans receivable are stated at fair value and are initially valued at the face amount of the mortgage loan funding. Subsequently, mortgage loans receivable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, and the performance of the underlying collateral.

          Valuing Mortgage Loans Payable: Mortgage loans payable are stated at fair value. The estimated fair value of mortgage loans payable is based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction, exclusive of direct transaction costs. Fair values are estimated based on market factors, such as market interest rates and spreads on comparable loans. Different assumptions or changes in future market conditions could significantly affect estimated fair values. At times, the Account may assume debt in connection with the purchase of real estate.

          Valuation of Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and limited partnerships are stated at the fair value of the Account’s ownership interests in the underlying entities. The Account’s ownership interests are valued based on the fair value of the underlying real estate, any related mortgages payable, and other factors, such as ownership percentage, ownership rights, buy/sell agreements, distribution provisions and capital call obligations. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any that occurs prior to the dissolution of the investee entity.

          Net Operating Income: The Account usually receives operating income from its investments intermittently, not daily. In fairness to participants, we estimate the Account’s net operating income rather than applying it when we actually receive it, and assume that the Account has earned (accrued) a proportionate amount of that estimated amount daily. You bear the risk that, until we adjust the estimates when we receive actual income reports, the Account could be under- or over-valued.

          Every year, we prepare a month-by-month estimate of the revenues and expenses (estimated net operating income) for each of the Account’s properties. Each day, we add the appropriate fraction of the estimated net operating income for the month to the Account’s net asset value.

          Every month, the Account receives a report of the actual operating results for the prior month for each property (actual net operating income). We then recognize the actual net operating income on the accounting records of the Account and adjust the outstanding daily accrued receivable accordingly. As the

TIAA Real Estate Account ▪ Prospectus 69

Account actually receives cash from a property, we’ll adjust the daily accrued receivable and other accounts appropriately.

          Adjustments: We can adjust the value of an investment if we believe events or market conditions (such as a borrower’s or tenant’s default) have affected how much the Account could receive if it sold the investment. We may not always be aware of each event that might require a valuation adjustment, and because our evaluation is based on subjective factors, we may not in all cases make adjustments where changing conditions could affect the value of an investment.

          The independent fiduciary will need to approve adjustments to any valuation of one or more properties that

•	is made within three months of the annual independent appraisal, or

•	results in an increase or decrease of:

•	more than 6 percent of the value of any of the Account’s properties since the last independent annual appraisal,

•	more than 2 percent in the value of the Account since the prior month, and/or

•	more than 4 percent in the value of the Account within any quarter.

          Right to Change Valuation Methods: If we decide that a different valuation method would reflect the value of a real estate-related investment more accurately, we may use that method if the independent fiduciary consents. Changes in TIAA’s valuation methods could change the Account’s net asset value and change the values at which participants purchase or redeem Account interests.

VALUING OTHER INVESTMENTS (INCLUDING CERTAIN REAL ESTATE-RELATED INVESTMENTS)

          Debt Securities and Money Market Instruments: We value debt securities (excluding money market instruments) for which market quotations are readily available based on the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). We derive these values utilizing an independent pricing service, except when we believe the prices do not accurately reflect the security’s fair value. We value money market instruments with maturities of one year or less in the same manner as debt securities, or by using a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. All debt securities, including those for which market quotations are not readily available, may also be valued at fair value as determined in good faith by the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Equity Securities: We value equity securities (including REITs) listed or traded on the New York Stock Exchange or the American Stock Exchange at their last sale price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices. Equity securities listed or traded on any other exchange are valued in a comparable manner on the principal exchange where traded.

70 Prospectus ▪ TIAA Real Estate Account

          We value equity securities traded on the NASDAQ Stock Market at the Nasdaq Official Closing Price on the valuation day. If no sale is reported that day, we use the mean of the last bid and asked prices. Other U.S. over-the-counter equity securities are valued at the mean of the last bid and asked prices.

          Mortgage-Backed Securities: We value mortgage-backed securities in the same manner in which we value debt securities, as described above.

          Foreign Securities: To value investments traded on a foreign exchange or in foreign markets, we use their closing values under the generally accepted valuation method in the country where traded, as of the valuation date. We convert this to U.S. dollars at the exchange rate in effect on the valuation day.

          Investments Lacking Current Market Quotations: We value securities or other assets for which current market quotations are not readily available at fair value as determined in good faith under the direction of the Investment Committee of TIAA’s Board of Trustees and in accordance with the responsibilities of TIAA’s Board as a whole. In evaluating fair value for the Account’s interest in certain commingled investment vehicles, the Account will generally look to the value periodically assigned to interests by the issuer. When possible, the Account will seek to have input in formulating the issuer’s valuation methodology.

TIAA Real Estate Account ▪ Prospectus 71

EXPENSE DEDUCTIONS

          Expense deductions are made each Valuation Day from the net assets of the Account for various services to manage investments, administer the Account and the contracts, distribute the contracts and to cover certain risks borne by TIAA. Services are provided “at cost” by TIAA and Services. Currently, TIAA provides investment management services and administration services for the Account, and Services provides distribution services for the Account. TIAA guarantees that in the aggregate, the expense charges will never be more than 2.50% of average net assets per year.

          The estimated annual expense deduction rate that appears in the expense table below reflects an estimate of the amount we currently expect to deduct to approximate the costs that the Account will incur from May 1, 2008 through April 30, 2009. Actual expenses may be higher or lower.

Type of Expense Deduction	Estimated Percent of Net Assets Annually	Services Performed

Investment Management	0.270%	For investment advisory, investment management, portfolio accounting, custodial and similar services, including independent fiduciary and appraisal fees

Administration	0.335%	For administration and operations of the Account and the contracts, including administrative services such as receiving and allocating premiums and calculating and making annuity payments

Distribution	0.085%	For services and expenses associated with distributing the annuity contracts

Mortality and Expense Risk	0.050%	For TIAA’s bearing certain mortality and expense risks

Liquidity Guarantee	0.100%	For TIAA’s liquidity guarantee

Total Annual Expense Deduction[1,2]	0.840%	For total services to the Account

[1]	TIAA guarantees that the total annual expense deduction will not exceed an annual rate of 2.50% of average net assets.

[2]	TIAA currently does not impose a fee on transfers from the Account, but reserves the right to impose a fee on transfers from the Account in the future.

Please also see “Summary of Account’s Expense Deductions” on page 5 for more detail regarding TIAA’s and Services’ provision of these at cost services to the Account.

          After the end of every quarter, we reconcile the amount deducted from the Account as discussed above with the expenses the Account actually incurred. If there is a difference, we add it to or deduct it from the Account in equal daily installments over the remaining days in the quarter. Our at-cost deductions are based on projections of Account assets and overall expenses, and the size of any adjusting payments will be directly affected by how different our projections are from the Account’s actual assets or expenses.
          The size of the Account’s assets can be affected by many factors, including premium growth, participant transfers into or out of the Account, and any changes in the value of portfolio holdings. In addition, our operating expenses can fluctuate based on a number of factors including participant transaction volume,

72 Prospectus ▪ TIAA Real Estate Account

operational efficiency, and technological, personnel and other infrastructure costs. Historically, the adjusting payments have resulted in both upward and downward adjustments to the Account’s expense deductions for the following quarter.

          TIAA’s Board of Trustees can revise the expense rates (the daily deduction rate before the quarterly adjustment) for the Account from time to time, usually on an annual basis, to keep deductions as close as possible to actual expenses.
          Currently there are no deductions from premiums or withdrawals, but we might change this in the future. Property expenses, brokers’ commissions, transfer taxes, and other portfolio expenses are charged directly to the Account.

EMPLOYER PLAN FEE WITHDRAWALS

          Your employer may, in accordance with the terms of your plan, and with TIAA’s approval, withdraw amounts from your Real Estate Account accumulation under your Retirement Choice or Retirement Choice Plus contract, and, on a limited basis, under your GA, GSRA, GA or Keogh contract, to pay fees associated with the administration of the plan. These fees are separate from the expense deductions of the Account, and are not included for purposes of TIAA’s guarantee that the total annual expense deduction of the Account will not exceed the rate 2.50% of average net assets per year.

          The amount and the effective date of an employer plan fee withdrawal will be in accordance with the terms of your plan. TIAA will determine all values as of the end of the effective date. An employer plan fee withdrawal cannot be revoked after its effective date. Each employer plan fee withdrawal will be made on a pro-rata basis from all your available TIAA and CREF accounts. An employer plan fee withdrawal reduces the accumulation from which it is paid by the amount withdrawn.

CERTAIN RELATIONSHIPS WITH TIAA

          As noted elsewhere in this prospectus, TIAA’s general account plays a significant role in operating the Real Estate Account, including providing a liquidity guarantee, and investment advisory, administration and other services. In addition, Services, a wholly owned subsidiary of TIAA, provides distribution services for the Account.
          Liquidity Guarantee. As noted above under “Establishing and Managing the Account — The Role of TIAA — Liquidity Guarantee,” if the Account’s liquid assets and its cash flow from operating activities and participant transactions are insufficient to fund redemption requests, TIAA’s general account has agreed to purchase liquidity units. TIAA thereby guarantees that a participant can redeem accumulation units at their net asset value next determined. For the years ended December 31, 2007, December 31, 2006 and December 31, 2005, the Account expensed $19,409,759, $3,905,051 and $3,170,017, respectively, for this liquidity guarantee from TIAA through a daily deduction from the net assets of the Account.
          Investment Advisory, Administrative, and Distribution Services/Certain Risks Borne by TIAA. As noted above under “Expense Deductions” on page 72, deductions are made each Valuation Day from the net assets of the Account for various services

TIAA Real Estate Account ▪ Prospectus 73

required to manage investments, administer the Account and distribute the contracts. These services are performed at cost by TIAA and Services. Deductions are also made each Valuation Day to cover mortality and expense risks borne by TIAA.

          For the years ended December 31, 2007, December 31, 2006 and December 31, 2005, the Account expensed $49,239,366, $26,899,307 and $19,603,225, respectively, for investment management services and $8,052,314, $6,931,833 and $6,196,549, respectively, for mortality and expense risks provided/borne by TIAA. For the same period, the Account expensed $63,593,008, $45,712,473 and $27,130,406, respectively, for administrative and distribution services provided by Services.

THE CONTRACTS

          TIAA offers the Real Estate Account as a variable option for the annuity contracts described below. Some employer plans may not offer the Real Estate Account as an option for RA, GRA, GSRA, Retirement Choice, Retirement Choice Plus, or Keogh contracts. CREF is a companion organization to TIAA. A companion CREF contract may have been issued to you when you received the TIAA contract offering the Account. For more information about the CREF annuity contracts, the TIAA traditional annuity, the TIAA Access variable annuity accounts, other TIAA separate accounts offered from time to time and particular mutual funds and investment options offered under the terms of your plan, please see the applicable contracts and respective prospectuses for those investment options.

          Importantly, neither TIAA nor CREF guarantee the investment performance of the Account nor do they guarantee the value of your units at any time.

RA (RETIREMENT ANNUITY) AND GRA (GROUP RETIREMENT ANNUITY)

          RA and GRA contracts are used mainly for employee retirement plans. RA contracts are issued directly to you. GRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA.

          Depending on the terms of your employer’s plan, RA premiums can be paid by your employer, you, or both. GRA premiums can only be paid by your employer. If you’re paying some or all of the entire periodic premium, your contributions can be in either pre-tax dollars by salary reduction or after-tax dollars by payroll deduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. You can also transfer accumulations from another investment choice under your employer’s plan to your contract. Ask your employer for more information about these contracts.

SRA (SUPPLEMENTAL RETIREMENT ANNUITY) AND GSRA (GROUP
SUPPLEMENTAL RETIREMENT ANNUITY)

          These are generally limited to supplemental voluntary tax-deferred annuity (TDA) plans and supplemental 401(k) plans. SRA contracts are issued directly to

74 Prospectus ▪ TIAA Real Estate Account

you. GSRA contracts, which are group contracts, are issued through an agreement between your employer and TIAA. Generally, your employer pays premiums in pre-tax dollars through salary reduction. Your employer may offer you the option of making contributions in the form of after-tax Roth IRA-style contributions, though you won’t be able to take tax deductions for these contributions. Although you can’t pay premiums directly, you can transfer amounts from other TDA plans.

RETIREMENT CHOICE/RETIREMENT CHOICE PLUS ANNUITIES

          These are very similar in operation to the GRAs and GSRAs, respectively, except that, unlike GRAs, they are issued directly to your employer or your plan’s trustee. Among other rights, the employer retains the right to transfer accumulations under these contracts to alternate funding vehicles.

CLASSIC IRA AND ROTH IRA

          Classic IRAs are individual contracts issued directly to you. Joint accounts are not permissible. You and your spouse can each open a Classic IRA with an annual contribution of up to $5,000 or by rolling over funds from another IRA or eligible retirement plan, if you meet the Account’s eligibility requirements. If you are age 50 or older, you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2008; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Roth IRAs are also individual contracts issued directly to you. You or your spouse can each open a Roth IRA with an annual contribution up to $5,000 or with a rollover from another IRA or a Classic IRA issued by TIAA if you meet the Account’s eligibility requirements, subject to rules applicable to Roth IRA conversions. If you are age 50 or older you may contribute up to $6,000. The combined limit for your contributions to a Classic IRA and a Roth IRA for a single year is $5,000, or $6,000 if you are age 50 or older, excluding rollovers. (The dollar limits listed are for 2008; different dollar limits may apply in future years.) We can’t issue you a joint contract.

          Your employer may offer SEP IRAs (Simplified Employee Retirement Plans), which are subject to different rules.

          Classic and Roth IRAs may together be referred to as “IRAs” in this prospectus.

GA (GROUP ANNUITY) AND INSTITUTIONALLY OWNED GSRA

          These are used exclusively for employer retirement plans and are issued directly to your employer or your plan’s trustee. Your employer pays premiums directly to TIAA (you can’t pay the premiums directly to TIAA) and your employer or the plan’s trustee may control the allocation of contributions and transfers to and from these contracts including withdrawing completely from the Account. If a GA or Institutionally Owned GSRA contract is issued pursuant to

TIAA Real Estate Account ▪ Prospectus 75

your plan, the rules relating to transferring and withdrawing your money, receiving any annuity income or death benefits, and the timing of payments may be different, and are determined by your plan. Ask your employer or plan administrator for more information.

KEOGH CONTRACTS

          TIAA also offers contracts under Keogh plans. If you are a self-employed individual who owns an unincorporated business, you can use the Account’s Keogh contracts for a Keogh plan, and cover common law employees, subject to the Account’s eligibility requirements.

ATRA (AFTER-TAX RETIREMENT ANNUITY)

          The after-tax retirement annuities (ATRA) are individual non-qualified deferred annuity contracts, issued to participants who are eligible and would like to remit personal premiums under the contractual provisions of their RA contract. To be eligible, you must have an active and premium-paying or paid up RA contract.

          Note that the tax rules governing these non-qualified contracts differ significantly from the treatment of qualified contracts. See “Taxes,” on page 91 for more information.

ELIGIBILITY FOR IRA AND KEOGH CONTRACTS

          Each of you and your spouse can open a Classic or Roth IRA or a Keogh if you’re a current or retired employee or trustee of an Eligible Institution, or if you own a TIAA or CREF annuity contract or a TIAA individual insurance contract. To be considered a retired employee for this purpose, an individual must be at least 55 years old and have completed at least three years of service at an Eligible Institution. In the case of partnerships, at least half the partners must be eligible individuals and the partnership itself must be primarily engaged in education or research. Eligibility may be restricted by certain income limits on opening Roth IRA contracts.

STATE REGULATORY APPROVAL

          State regulatory approval may be pending for certain of these contracts and they may not currently be available in your state.

STARTING OUT

          Generally, we’ll issue you a TIAA contract when we receive a completed application or enrollment form in good order. “Good order” means actual receipt of the order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order

76 Prospectus ▪ TIAA Real Estate Account

requirement at any time either in general or with respect to a particular plan, contract or transaction. For individual contracts (for example, RA or SRA contracts), we will generally credit your initial premium within two business days after we receive a completed application in good order and the premium itself. If your application is incomplete and we do not receive the necessary information and signed application in good order within five business days of our receipt of the initial premium, we will return the initial premium at that time. See also “—Determining the Value of Your Interest in the Account” below.

          If we receive premiums on your behalf and, for individual contracts, a completed application, before we receive specific allocation instructions from you (or if your allocation instructions violate employer plan restrictions or do not total 100%), we will invest all premiums remitted on your behalf in the default option that your employer has designated. When we receive complete allocation instructions from you, we’ll follow your instructions for future premiums. For most employer plans, if you want the premiums allocated to the default option (and any earnings or losses on them) to be transferred to the options identified in your instructions, you must specifically request that we transfer these amounts from the default option to your investment option choices. However, for some employer plans, we’ll automatically transfer the premiums allocated to the default option (and any earning or losses on them) to the options identified in your instructions, crediting them as of the end of the business day we received your instructions.

          We consider your employer’s designation of a default option to be an instruction to us to allocate your premiums to that option as described above. You should consult your plan documents or sales representative to find out what is your employer’s designated default option and to obtain information about that option.

          Amounts may be invested in an account other than the Real Estate Account (absent a participant’s specific instructions) only in the limited circumstances identified in the two paragraphs immediately above and the circumstance outlined below under “—Possible Restrictions on Premiums and Transfers to the Account,” namely: (1) we receive premiums before we receive your completed application or allocation instructions, (2) a participant’s allocations violate employer plan restrictions, or (3) we stop accepting premiums for and/or transfers into the Account.

          TIAA generally doesn’t currently restrict the amount or frequency of payment of premiums to your contract, although we may in the future. Your employer’s retirement plan may limit your premium amounts. There also may be restrictions on remitting premiums on an IRA. In addition, the Internal Revenue Code limits the total annual premiums you may invest in plans qualified for favorable tax treatment. If you want to directly contribute personal premiums under the contractual provisions of your RA contract, you will be issued an ATRA contract. Premiums and any earnings on the ATRA contract will not be subject to your employer’s retirement plan. The only restrictions relating to these premiums are in the contract itself.

          In most cases (subject to any restriction we may impose, as described in this prospectus), TIAA accepts premiums to a contract during your accumulation period. Once your first premium has been paid, your TIAA contract can’t lapse or

TIAA Real Estate Account ▪ Prospectus 77

be forfeited for nonpayment of premiums. TIAA can stop accepting premiums to contracts at any time.

          Note that we cannot accept money orders or travelers checks. In addition, we will not accept a third-party check where the relationship of the payor to the account owner cannot be identified from the face of the check.

          We will not be deemed to have received any premiums sent to the addresses designated for remitting premiums until the third-party service that administers the receipt of mail through those addresses has processed the payment on our behalf.

          You will receive a confirmation statement each time you remit premiums, or make a transfer to or a cash withdrawal from the Account. The statement will show the date and amount of each transaction. However, if you’re using an automatic investment plan, you’ll receive a statement confirming those transactions following the end of each calendar quarter.

          If you have any accumulations in the Account, you will be sent a statement in each quarter which sets forth the following information:

(1)	Premiums paid during the quarter;

(2)	The number and dollar value of accumulation units in the Account credited to the participant during the quarter and in total;

(3)	Cash withdrawals, if any, from the Account during the quarter; and

(4)	Any transfers during the quarter.

          You also will receive reports containing the financial statements of the Account and certain information about the Account’s investments.

          Important Information About Procedures for Opening a New Account

          To help the U.S. government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

          What this means for you: When you open an account, we will ask for your name, address, date of birth, social security number and other information that will allow us to identify you, such as your home telephone number and driver’s license or certain other identifying documents. Until you provide us with the information needed, we may not be able to open an account or effect any transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if it is believed that potentially criminal activity has been identified, we reserve the right to take such action as deemed appropriate, which may include closing your account.

CHOOSING AMONG INVESTMENT ACCOUNTS

          After you receive your contract, you can allocate all or part of your premiums to the Real Estate Account, unless your employer’s plan precludes that choice. You can also allocate premiums to TIAA’s traditional annuity, the CREF variable investment accounts, the TIAA Access variable annuity accounts, other TIAA separate accounts offered from time to time (if available under the terms of your

78 Prospectus ▪ TIAA Real Estate Account

employer’s plan) and, in some cases, certain mutual funds if the account or fund is available under your employer’s plan.

          You can change your allocation choices for future premiums by:

•	writing to our home office at 730 Third Avenue, New York, NY 10017-3206,

•	using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org, or

•	calling our Automated Telephone Service (24 hours a day) at 800 842-2252.

THE RIGHT TO CANCEL YOUR CONTRACT

          You may cancel any RA, SRA, Classic IRA, ATRA or Keogh contract in accordance with the contract’s Right to Examine provision (unless we have begun making annuity payments from it) subject to the time period regulated by the state in which the contract is issued. To cancel a contract, mail or deliver the contract with a signed Notice of Cancellation (available by contacting TIAA) to our home office. We’ll cancel the contract, then send either the current accumulation or the premium, depending on the state in which your contract was issued, to whomever originally submitted the premiums.

DETERMINING THE VALUE OF YOUR INTEREST IN THE ACCOUNT — ACCUMULATION UNITS

          Each payment to the Real Estate Account buys a number of accumulation units. Similarly, any withdrawal from the Account results in the redemption of a number of accumulation units. The price you pay for accumulation units, and the price you receive for accumulation units when you redeem accumulation units, is the value of the accumulation units calculated for the business day on which we receive your purchase, redemption or transfer request in good order (unless you ask for a later date for a redemption or transfer). This date is called the “effective date.” Therefore, if we receive your purchase, redemption or transfer request in good order before the NYSE closes, that business day will be considered the effective date of your order. If we receive your request in good order after the NYSE closes, the next business day will be considered the effective date of your order.

          Payments and orders to redeem accumulation units may be processed after the effective date. “Processed” means credited to you in the Account in the case of a purchase, or debited to you in the Account in the case of a redemption. In the event there are market fluctuations between the effective date and the processing date and the price of accumulation units on the processing date is higher or lower than your price on the effective date, that difference will be paid or retained by Services, the Account’s distributor. This amount, which may be positive or negative, together with similar amounts paid or retained by Services in connection with transactions involving other investment products offered under pension plans administered by TIAA or its affiliates and the amount of interest, if any, paid by Services to participants in connection with certain delayed payments, is apportioned to the Account pursuant to an agreement with Services, under which the Account reimburses Services for the services it has provided to the Account.

TIAA Real Estate Account ▪ Prospectus 79

          The accumulation unit value reflects the Account’s investment experience (i.e., the real estate net operating income accrued, as well as dividends, interest and other income accrued), realized and unrealized capital gains and losses, as well as Account expense charges.

          Calculating Accumulation Unit Values: We calculate the Account’s accumulation unit value at the end of each valuation day. To do that, we multiply the previous day’s value by the net investment factor for the Account. The net investment factor is calculated as A divided by B, where A and B are defined as:

A.	The value of the Account’s net assets at the end of the current valuation period, less premiums received during the current valuation period.

B.	The value of the Account’s net assets at the end of the previous valuation period, plus the net effect of transactions made at the start of the current valuation period.

HOW TO TRANSFER AND WITHDRAW YOUR MONEY

          Generally, TIAA allows you to move your money to or from the Real Estate Account in the following ways:

•	from the Real Estate Account to a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity

•

to the Real Estate Account from a CREF investment account, a TIAA Access variable account (if available) or TIAA’s traditional annuity (transfers from TIAA’s traditional annuity under RA, GRA or Retirement Choice contracts are subject to restrictions)

•	from the Real Estate Account to other companies

•	to the Real Estate Account from other companies/plans

•	by withdrawing cash

•	by setting up a program of automatic withdrawals or transfers

          For more information regarding the transfer policies of CREF, TIAA Access or another investment option listed above, please see the respective contract, prospectus or other governing instrument.

          These transactions generally must be for at least $1,000 at a time (or your entire Account accumulation, if less). These options may be limited by the terms of your employer’s plan, by current tax law, or by the terms of your contract, as set forth below. Transfers and cash withdrawals are currently free. TIAA can place restrictions on transfers or charge fees for transfers and/or withdrawals in the future.

          As indicated, transfers and cash withdrawals are effective at the end of the business day we receive your request and all required documentation in good order. You can also choose to have transfers and withdrawals take effect at the close of any future business day. For any transfers to TIAA’s traditional annuity, the crediting rate will be the rate in effect at the close of business of the first day

80 Prospectus ▪ TIAA Real Estate Account

that you participate in TIAA’s traditional annuity, which is the next business day after the effective date of the transfer.

          To request a transfer or to withdraw cash:

•	write to TIAA’s home office at 730 Third Avenue, New York, NY 10017-3206

•	call us at 800 842-2252 or

•	for internal transfers, using the TIAA-CREF Web Center’s account access feature at www.tiaa-cref.org

          You may be required to complete and return certain forms to effect these transactions. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

          Before you transfer or withdraw cash, make sure you understand the possible federal and other income tax consequences. See “Taxes” on page 91.

TRANSFERS TO AND FROM OTHER TIAA-CREF ACCOUNTS AND FUNDS

          Once every calendar quarter you can transfer some or all of your accumulation in the Real Estate Account to TIAA’s traditional annuity, to another TIAA annuity offered by your employer’s plan, to one of the CREF accounts, to a TIAA Access variable annuity account or to mutual funds offered under the terms of your employer’s plan. Transfers to CREF accounts or to certain other options may be restricted by your employer’s plan, current tax law or by the terms of your contract.

          You can also transfer some or all of your accumulation in TIAA’s traditional annuity, in your CREF accounts, TIAA Access variable annuity accounts or in the mutual funds or TIAA annuities offered under the terms of your plan to the Real Estate Account, if your employer’s plan offers the Account. Transfers from TIAA’s traditional annuity to the Real Estate Account under RA, GRA or Retirement Choice contracts can only be effected over a period of time (up to nine (9) years) and may be subject to other limitations, as specified in your contract. Amounts held under an ATRA contract cannot be transferred to or from any retirement plan contract.

          Because excessive transfer activity can hurt Account performance and other participants, we may further limit how often you transfer or otherwise modify the transfer privilege.

TRANSFERS TO OTHER COMPANIES

          Generally you may transfer funds from the Real Estate Account to a company other than TIAA or CREF, subject to certain tax restrictions. This right may be limited by your employer’s plan. If your employer participates in our special transfer services program, we can make automatic monthly transfers from your RA or GRA contract to another company, and the $1,000 minimum will not apply to these transfers. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans.

          Under the Retirement Choice and Retirement Choice Plus contracts, your employer could transfer monies from the Account and apply it to another account or investment option, subject to the terms of your plan, and without your consent.

TIAA Real Estate Account ▪ Prospectus 81

TRANSFERS FROM OTHER COMPANIES/PLANS

          Subject to your employer’s plan and federal tax law, you can usually transfer or roll over money from another 403(b), 401(a)/403(a) or governmental 457(b) retirement plan to your qualified TIAA contract. You may also roll over before-tax amounts in a Classic IRA to 403(b) plans, 401(a)/403(a) plans or eligible governmental 457(b) plans, provided such employer plans agree to accept the rollover. Similarly, subject to your employer’s plan, you may be able to roll over funds from 401(a), 403(a), 403(b) and governmental 457(b) plans to a TIAA Classic IRA or, subject to applicable income limits, from an IRA containing funds originally contributed to such plans, to either a TIAA Classic or Roth IRA, subject to rules applicable to Roth IRA conversion. Roth amounts in a 403(b) or 401(a) plan can only be rolled over to another Roth account under such plan or to a Roth IRA, as permitted by applicable law and the terms of the plans. Funds in a private 457(b) plan can be transferred to another private 457(b) plan only. Accumulations in private 457(b) plans may not be rolled over to a qualified plan (e.g., a 401(a) plan), a 403(b) plan, a governmental 457(b) plan or an IRA.

WITHDRAWING CASH

          You may withdraw cash from your SRA, GSRA, IRA, or Keogh Real Estate Account accumulation at any time during the accumulation period, provided federal tax law permits it (see below). Real Estate Account cash withdrawals from your RA, GRA, Retirement Choice or Retirement Choice Plus accumulation may be limited by the terms of your employer’s plan and federal tax law. Normally, you can’t withdraw money from a contract if you’ve already applied that money to begin receiving lifetime annuity income. Current federal tax law restricts your ability to make cash withdrawals from your accumulation under most voluntary salary reduction agreements. Withdrawals are generally available only if you reach age 59½, leave your job, become disabled, die, or satisfy requirements related to qualified distributions or if your employer terminates its retirement plan. If your employer’s plan permits, you may also be able to withdraw money if you encounter hardship, as defined by the IRS, but hardship withdrawals can be from contributions only, and not investment earnings. You may be subject to a 10 percent penalty tax if you make a withdrawal before you reach age 59½, unless an exception applies to your situation.

          Under current federal tax law, you are not permitted to withdraw from 457(b) plans earlier than the calendar year in which you reach age 70½, leave your job or are faced with an unforeseeable emergency (as defined by law). There are generally no early withdrawal tax penalties if you withdraw under any of these circumstances (i.e., no 10% tax on distributions prior to age 59½). If you’re married, you may be required by law or your employer’s plan to show us advance written consent from your spouse before TIAA makes certain transactions on your behalf.

          Special rules and restrictions apply to Classic and Roth IRAs.

82 Prospectus ▪ TIAA Real Estate Account

SYSTEMATIC WITHDRAWALS AND TRANSFERS

          If your employer’s plan allows, you can set up a program to make cash withdrawals or transfers automatically by specifying that we withdraw or transfer from your Real Estate Account accumulation any fixed number of accumulation units, dollar amount, or percentage of accumulation until you tell us to stop or until your accumulation is exhausted. Currently, the program must be set up so that at least $100 is automatically withdrawn or transferred at a time. Further, a systematic plan of this type may allow pre-specified transfers or withdrawals to be made more often than quarterly, depending on the terms of your employer’s plan.

WITHDRAWALS TO PAY ADVISORY FEES

          You can set up a program to have monies withdrawn directly from your retirement plan (if your employer’s plan allows) or IRA accumulations to pay your financial advisor. You will be required to complete and return certain forms to effect these withdrawals, including how and from which accounts you want these monies to be withdrawn. Before you set up this program, make sure you understand the possible tax consequences of these withdrawals. See the discussion under “Taxes” below.

POSSIBLE RESTRICTIONS ON PREMIUMS AND TRANSFERS TO THE ACCOUNT

          From time to time we may stop accepting premiums for and/or transfers into the Account. We might do so if, for example, we can’t find enough appropriate real estate-related investment opportunities at a particular time. Whenever reasonably possible, we will notify you before we decide to restrict premiums and/or transfers. However, because we may need to respond quickly to changing market conditions, we reserve the right to stop accepting premiums and/or transfers at any time without prior notice.

          If we decide to stop accepting premiums into the Account, amounts that would otherwise be allocated to the Account will be allocated to the default option designated by your employer instead, unless you give us other allocation instructions. We will not transfer these amounts out of the default option designated by your employer when the restriction period is over, unless you request that we do so. However, we will resume allocating premiums to the Account on the date we remove the restrictions.

ADDITIONAL LIMITATIONS

          Federal law requires us to obtain, verify and record information that identifies each person who opens an account. Until we receive the information we need, we may not be able to effect transactions for you. Furthermore, if we are unable to verify your identity, or that of another person authorized to act on your behalf, or if we believe that we have identified potentially criminal activity, we reserve the right to take such action as we deem appropriate, which may include closing your account.

TIAA Real Estate Account ▪ Prospectus 83

MARKET TIMING / EXCESSIVE TRADING POLICY

          There are participants who may try to profit from making transactions back and forth among the CREF accounts, the Real Estate Account, the TIAA Access variable accounts and the mutual funds or other investment options available under the terms of your plan in an effort to “time” the market or for other reasons. As money is shifted in and out of these accounts, the accounts or funds may incur transaction costs, including, among other things, expenses for buying and selling securities. These costs are borne by all participants, including long-term investors who do not generate these costs. In addition, excessive trading can interfere with efficient portfolio management and cause dilution if traders are able to take advantage of pricing inefficiencies. Consequently, the Account is not appropriate for market timing or frequent trading and you should not invest in the Account if you want to engage in such activity.

          To discourage this activity, transfers from the Account to a CREF or TIAA account, or another investment option, are limited to once every calendar quarter (the exception being described on page 83 above in “Systematic Withdrawals and Transfers”).

          TIAA reserves the right to reject any purchase or exchange request with respect to the Account, including when it is believed that a request would be disruptive to the Account’s efficient portfolio management. TIAA also may suspend or terminate your ability to transact in the Account by telephone, fax or over the Internet for any reason, including the prevention of excessive trading. A purchase or exchange request could be rejected or electronic trading privileges could be suspended because of the timing or amount of the investment or because of a history of excessive trading by the participant. Because TIAA has discretion in applying this policy, it is possible that similar transaction activity could be handled differently because of the surrounding circumstances. Notwithstanding such discretion, TIAA seeks to apply its excessive trading policies and procedures uniformly to all Account participants. As circumstances warrant, TIAA may request transaction data from intermediaries from time to time to verify whether the Account’s policies are being followed and/or to instruct intermediaries to take action against participants who have violated the Account’s policies. TIAA has the right to modify these policies and procedures at any time without advance notice.

          The Account is not appropriate for excessive trading. You should not invest in the Account if you want to engage in excessive trading or market timing activity.

          Participants seeking to engage in excessive trading may deploy a variety of strategies to avoid detection, and, despite TIAA’s efforts to discourage excessive trading, there is no guarantee that TIAA or its agents will be able to identify all such participants or curtail their trading practices.

          If you invest in the Account through an intermediary, including through a retirement or employee benefit plan, you may be subject to additional market timing or excessive trading policies implemented by the intermediary or plan. Please contact your intermediary or plan sponsor for more details.

84 Prospectus ▪ TIAA Real Estate Account

RECEIVING ANNUITY INCOME

THE ANNUITY PERIOD IN GENERAL

          You can receive an income stream from all or part of your Real Estate Account accumulation. Unless you opt for a lifetime annuity, generally you must be at least age 59½ to begin receiving annuity income payments from your annuity contract free of a 10 percent early distribution penalty tax. Your employer’s plan may also restrict when you can begin income payments. Under the minimum distribution rules of the Internal Revenue Code, you generally must begin receiving some payments from your contract shortly after you reach the later of age 70½ or you retire. For more information, see “Minimum Distribution Requirements,” on page 92. Also, you can’t begin a one-life annuity after you reach age 90, nor may you begin a two-life annuity after either you or your annuity partner reach age 90.
          Your income payments may be paid out from the Real Estate Account through a variety of income options. You can pick a different income option for different portions of your accumulation, but once you’ve started payments you usually can’t change your income option or annuity partner for that payment stream.

          Usually income payments are monthly. You can choose quarterly, semi-annual, and annual payments as well. (TIAA has the right to not make payments at any interval that would cause the initial payment to be less than $100.) We’ll send your payments by mail to your home address or, on your request, by mail or electronic funds transfer to your bank.

          Your initial income payments are based on the value of your accumulation on the last valuation day before the annuity starting date. Your payments change after the initial payment based on the Account’s investment experience and the income change method you choose.

          There are two income change methods for annuity payments: annual and monthly. Under the annual income change method, payments from the Account change each May 1, based on the net investment results during the prior year (April 1 through March 31). Under the monthly income change method, payments from the Account change every month, based on the net investment results during the previous month. For the formulas used to calculate the amount of annuity payments, see page 88. The total value of your annuity payments may be more or less than your total premiums.

ANNUITY STARTING DATE

          Ordinarily, annuity payments begin on the date you designate as your annuity starting date, provided we have received all documentation necessary for the income option you’ve picked. If something’s missing, we’ll defer your annuity starting date until we receive the missing information. Your first annuity check may be delayed while we process your choice of income options and calculate the amount of your initial payment. Any premiums received within 70 days after payments begin may be used to provide additional annuity income. Premiums received after 70 days will remain in your accumulating annuity contract until you

TIAA Real Estate Account ▪ Prospectus 85

have given us further instructions. Ordinarily, your first annuity payment can be made on any business day between the first and twentieth of any month.

INCOME OPTIONS

          Both the number of annuity units you purchase and the amount of your income payments will depend on which income option you pick. Your employer’s plan, tax law and ERISA may limit which income options you can use to receive income from an RA or GRA, GSRA, Retirement Choice, Retirement Choice Plus or Keogh contract. Ordinarily you’ll choose your income options shortly before you want payments to begin, but you can make or change your choice any time before your annuity starting date. After your annuity starting date, you cannot change your income option.
          All Real Estate Account income options provide variable payments, and the amount of income you receive depends in part on the investment experience of the Account. The current options are:

•

One-Life Annuity with or without Guaranteed Period: Pays income as long as you live. If you opt for a guaranteed period (10, 15 or 20 years) and you die before it’s over, income payments will continue to your beneficiary until the end of the period. If you don’t opt for a guaranteed period, all payments end at your death — so that it’s possible for you to receive only one payment if you die less than a month after payments start. (The 15-year guaranteed period is not available under all contracts.)

•	Annuity for a Fixed Period: Pays income for any period you choose from 5 to 30 years (2 to 30 years for RAs, SRAs and GRAs). (This option is not available under all contracts.)

•

Two-Life Annuities: Pays income to you as long as you live, then continues at either the same or a reduced level for the life of your annuity partner. There are four types of two-life annuity options, all available with or without a guaranteed period — Full Benefit to Survivor, Two-Thirds Benefit to Survivor, 75% Benefit to Annuity Partner and a Half-Benefit to Annuity Partner. Under the Two-Thirds Benefit to Survivor option, payments to you will be reduced upon the death of your annuity partner.

•

Minimum Distribution Option (MDO) Annuity: Generally available only if you must begin annuity payments under the Internal Revenue Code minimum distribution requirements. (Some employer plans allow you to elect this option earlier — contact TIAA for more information.) The option pays an amount designed to fulfill the distribution requirements under federal tax law. (The option is not available under all contracts.)

          You must apply your entire accumulation under a contract if you want to use the MDO annuity. It is possible that income under the MDO annuity will cease during your lifetime. Prior to age 90, and subject to applicable plan and legal restrictions, you can elect a distribution option other than the MDO option and apply any remaining part of an accumulation applied to the MDO annuity to any other income option for which you’re eligible. Using an MDO won’t affect your

86 Prospectus ▪ TIAA Real Estate Account

right to take a cash withdrawal of any accumulation not yet distributed. This pay-out annuity is not available under the Retirement Choice or Retirement Choice Plus contracts. Instead, required minimum distributions will be paid directly from these contracts pursuant to the terms of your employer’s plan.

          For any of the income options described above, current federal tax law provides that your guaranteed period can’t exceed the joint life expectancy of you and your beneficiary or annuity partner. If you are married at your annuity start date, you may be required by law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives the right. Other income options may become available in the future, subject to the terms of your retirement plan and relevant federal and state laws. For more information about any annuity option, please contact us.

          Receiving Lump Sum Payments (Retirement Transition Benefit): If your employer’s plan allows, you may be able to receive a single sum payment of up to 10 percent of the value of any part of an accumulation being converted to annuity income on the annuity starting date. (This does not apply to IRAs.) Of course, if your employer’s plan allows cash withdrawals, you can take a larger amount (up to 100 percent) of your Real Estate Account accumulation as a cash payment. The retirement transition benefit will be subject to current federal income tax requirements and possible early distribution penalties. See “Taxes” on page 91.

          If you haven’t picked an income option when the annuity starting date arrives for your contract, TIAA usually will assume you want the one-life annuity with 10-year guaranteed period if you’re unmarried, subject to the terms of your plan, paid from TIAA’s traditional annuity. If you’re married, we may assume for you a survivor annuity with half-benefit to annuity partner with a 10-Year guaranteed period, with your spouse as your annuity partner, paid from TIAA’s traditional annuity. If you haven’t picked an income option when the annuity starting date arrives for your IRA, we may assume you want the minimum distribution option annuity.

TRANSFERS DURING THE ANNUITY PERIOD

          After you begin receiving annuity income, you can transfer all or part of the future annuity income payable once each calendar quarter (i) from the Real Estate Account into a “comparable annuity” payable from a CREF or TIAA account or TIAA’s traditional annuity, or (ii) from a CREF account into a comparable annuity payable from the Real Estate Account. Comparable annuities are those which are payable under the same income option, and have the same first and second annuitant, and remaining guaranteed period.

          We’ll process your transfer on the business day we receive your request in good order. You can also choose to have a transfer take effect at the close of any future business day. Transfers under the annual income payment method will affect your annuity payments beginning on the May 1 following the March 31 which is on or after the effective date of the transfer. Transfers under the monthly income payment method and all transfers into TIAA’s traditional annuity will affect your annuity payments beginning with the first payment due after the monthly

TIAA Real Estate Account ▪ Prospectus 87

payment valuation day that is on or after the transfer date. You can switch between the annual and monthly income change methods, and the switch will go into effect on the following March 31.

ANNUITY PAYMENTS

          The amount of annuity payments we pay you or your beneficiary (annuitant) will depend upon the number and value of the annuity units payable. The number of annuity units is first determined on the day before the annuity starting date. The amount of the annuity payments will change according to the income change method chosen.

          Under the annual income change method, the value of an annuity unit for payments is redetermined on March 31 of each year — the payment valuation day. Annuity payments change beginning May 1. The change reflects the net investment experience of the Real Estate Account. The net investment experience for the twelve months following each March 31 revaluation will be reflected in the following year’s value.

          Under the monthly income change method, the value of an annuity unit for payments is determined on the payment valuation day, which is the 20th day of the month preceding the payment due date or, if the 20th is not a business day, the preceding business day. The monthly changes in the value of an annuity unit reflect the net investment experience of the Real Estate Account. The formulas for calculating the number and value of annuity units payable are described below.

          Calculating the Number of Annuity Units Payable: When a participant or a beneficiary converts the value of all or a portion of his or her accumulation into an income-paying contract, the number of annuity units payable from the Real Estate Account under an income change method is determined by dividing the value of the Account accumulation to be applied to provide the annuity payments by the product of the annuity unit value for that income change method and an annuity factor. The annuity factor as of the annuity starting date is the value of an annuity in the amount of $1.00 per month beginning on the first day such annuity units are payable, and continuing for as long as such annuity units are payable.

          The annuity factor will reflect interest assumed at the effective annual rate of 4 percent, and the mortality assumptions for the person(s) on whose life (lives) the annuity payments will be based. Mortality assumptions will be based on the then-current settlement mortality schedules for this Account. Annuitants bear no mortality risk under their contracts — actual mortality experience will not reduce annuity payments after they have started. TIAA may change the mortality assumptions used to determine the number of annuity units payable for any future accumulations converted to provide annuity payments.

          The number of annuity units payable under an income change method under your contract will be reduced by the number of annuity units you transfer out of that income change method under your contract. The number of annuity units payable will be increased by any internal transfers you make to that income change method under your contract.

88 Prospectus ▪ TIAA Real Estate Account

          Value of Annuity Units: The Real Estate Account’s annuity unit value is calculated separately for each income change method for each business day and for the last calendar day of each month. The annuity unit value for each income change method is determined by updating the annuity unit value from the previous valuation day to reflect the net investment performance of the Account for the current valuation period relative to the 4 percent assumed investment return. In general, your payments will increase if the performance of the Account is greater than 4 percent and decrease if the value is less than 4 percent. The value is further adjusted to take into account any changes expected to occur in the future at revaluation either once a year or once a month, assuming the Account will earn the 4 percent assumed investment return in the future.

          The initial value of the annuity unit for a new annuitant is the value determined as of the day before annuity payments start.

          For participants under the annual income change method, the value of the annuity unit for payment remains level until the following May 1. For those who have already begun receiving annuity income as of March 31, the value of the annuity unit for payments due on and after the next succeeding May 1 is equal to the annuity unit value determined as of such March 31.

          For participants under the monthly income change method, the value of the annuity unit for payments changes on the payment valuation day of each month for the payment due on the first of the following month.

          Further, certain variable annuity payouts might not be available if issuing the payout annuity would violate state law.

          TIAA reserves the right, subject to approval by the Board of Trustees, to modify the manner in which the number and/or value of annuity units is calculated in the future. No such modification will reduce any participant’s benefit once the participant’s annuitization period has commenced.

DEATH BENEFITS

AVAILABILITY; CHOOSING BENEFICIARIES

          Subject to the terms of your employer’s plan, TIAA may pay death benefits if you or your annuity partner dies. When you purchase your annuity contract, you name one or more beneficiaries to receive the death benefit if you die. You can change your beneficiaries anytime before you die, and, unless you instruct otherwise, your annuity partner can do the same after your death.

YOUR SPOUSE’S RIGHTS

          Your choice of beneficiary for death benefits may, in some cases, be subject to the consent of your spouse. Similarly, if you are married at the time of your death, federal law may require a portion of the death benefit be paid to your spouse even if you have named someone else as beneficiary. If you die without having named any beneficiary, any portion of your death benefit not payable to your spouse will go to your estate.

TIAA Real Estate Account ▪ Prospectus 89

AMOUNT OF DEATH BENEFIT

          If you die during the accumulation period, the death benefit is the amount of your accumulation. If you and your annuity partner die during the annuity period while payments are still due under a fixed-period annuity or for the remainder of a guaranteed period, the death benefit is the present value, based on interest at the effective annual rate of 4%, of the unit annuity payments due for the remainder of the period.

PAYMENT OF DEATH BENEFIT

          To authorize payment and pay a death benefit, we must have received all necessary forms and documentation, including proof of death and the selection of the method of payment.

METHODS OF PAYMENT OF DEATH BENEFITS

          Generally, you can choose for your beneficiary the method we’ll use to pay the death benefit, but few participants do this. If you choose a payment method, you can also prevent your beneficiaries from changing it. Most people leave the choice to their beneficiaries. We can prevent any choice if its initial payment is less than $25. If death occurs while your contract is in the accumulation stage, in most cases we can pay the death benefit using the TIAA-CREF Savings & Investment Plan. We won’t do this if you preselected another option or if the beneficiary elects another option. Some beneficiaries aren’t eligible for the TIAA-CREF Savings & Investment Plan. If your beneficiary isn’t eligible and doesn’t specifically tell us to start paying death benefits within a year of your death, we can start making payments to them over five years using the fixed-period annuity method of payment.

          Payments During the Accumulation Period: Currently, the available methods of payment for death benefits from funds in the accumulation period are:

•	Single-Sum Payment, in which the entire death benefit is paid to your beneficiary at once;

•	One-Life Annuity with or without Guaranteed Period, in which the death benefit is paid monthly for the life of the beneficiary or through the guaranteed period;

•	Annuity for a Fixed Period of 5 to 30 years (not available under Retirement Choice or Retirement Choice Plus), in which the death benefit is paid for a fixed period;

•

Accumulation-Unit Deposit Option, which pays a lump sum at the end of a fixed period, ordinarily two to five years, during which period the accumulation units deposited participate in the Account’s investment experience (generally the death benefit value must be at least $5,000); (This option is not available under all contracts) and

•

Minimum Distribution Option (also called the TIAA-CREF Savings & Investment Plan), which automatically pays income according to the Internal Revenue Code’s minimum distribution requirements (not available

90 Prospectus ▪ TIAA Real Estate Account

under Retirement Choice or Retirement Choice Plus). It operates in much the same way as the MDO annuity income option. It’s possible, under this method, that your beneficiary won’t receive income for life.

          Death benefits are usually paid monthly (unless you chose a single-sum method of payment), but your beneficiary can switch them to quarterly, semi-annual, or annual payments.

          Payments During the Annuity Period: If you and your annuity partner die during the annuity period, your beneficiary can choose to receive any remaining guaranteed periodic payments due under your contract. Alternatively, your beneficiary can choose to receive the commuted value of those payments in a single sum unless you have indicated otherwise. The amount of the commuted value will be different than the total of the periodic payments that would otherwise be paid.

          Ordinarily, death benefits are subject to federal estate tax. Generally, if taken as a lump sum, death benefits would be taxed like complete withdrawals. If taken as annuity benefits, death benefits would be taxed like annuity payments. For more information on death benefits, see the discussion under “Taxes” below, or for further detail, contact TIAA.

TAXES

          This section offers general information concerning federal taxes. It doesn’t cover every situation. Tax treatment varies depending on the circumstances, and state and local taxes may also be involved. For complete information on your personal tax situation, check with a qualified tax advisor.

HOW THE REAL ESTATE ACCOUNT IS TREATED FOR TAX PURPOSES

          The Account is not a separate taxpayer for purposes of the Internal Revenue Code — its earnings are taxed as part of TIAA’s operations. Although TIAA is not expected to owe any federal income taxes on the Account’s earnings, if TIAA does incur taxes attributable to the Account, it may make a corresponding charge against the Account.

TAXES IN GENERAL

          During the accumulation period, Real Estate Account premiums paid in before-tax dollars, employer contributions and earnings attributable to these amounts are not taxed until they’re withdrawn. Annuity payments, single-sum withdrawals, systematic withdrawals, and death benefits are usually taxed as ordinary income. Premiums paid in after-tax dollars aren’t taxable when withdrawn, but earnings attributable to these amounts are taxable unless those amounts are contributed as Roth contributions to a 401(a) or 403(b) plan and certain criteria are met before the amounts (and the income on the amounts) are withdrawn. Death benefits are usually also subject to federal estate and state estate or inheritance taxation. Generally, transfers between qualified retirement plans are not taxed. Generally,

TIAA Real Estate Account ▪ Prospectus 91

contributions you can make under an employer’s plan are limited by federal tax law. Employee voluntary salary reduction contributions and Roth after-tax contributions to 403(b) and 401(k) plans are limited in the aggregate to $15,500 per year ($20,500 per year if you are age 50 or older). Certain long-term employees may be able to defer up to $18,500 per year in a 403(b) plan ($23,500 per year if you are age 50 or older). Contributions to Classic and Roth IRAs, other than rollover contributions, cannot generally exceed $5,000 per year ($6,000 per year for taxpayers age 50 or older).

          The maximum contribution limit to a 457(b) non-qualified deferred compensation plan for employees of state and local governments is $15,500 ($20,500 if you are age 50 or older). Special catch-up rules may permit a higher contribution in one or more of the last three years prior to an individual’s normal retirement age under the plan.

          Note that the dollar limits listed above are for 2008; different dollar limits may apply in future years.

EARLY DISTRIBUTIONS

          If you want to withdraw funds or begin receiving income from any 401(a), 403(a), or 403(b) retirement plan or an IRA before you reach age 59 1/2, you may have to pay a 10 percent early distribution tax on the taxable amount. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10 percent penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made. You won’t have to pay this tax in certain circumstances. Early distributions from 457(b) plans are not subject to a 10% penalty tax unless, in the case of a governmental 457(b) plan, the distribution includes amounts rolled over to the plan from an IRA, 401(a)/403(a), or 403(b) plan. Consult your tax advisor for more information.

MINIMUM DISTRIBUTION REQUIREMENTS

          In most cases, payments from qualified contracts must begin by April 1 of the year after the year you reach age 70 1/2, or if later, by retirement. For Classic IRAs, and with respect to 5 percent or more owners of the business covered by a Keogh plan, payments must begin by April 1 of the year after you reach age 70 1/2. Under the terms of certain retirement plans, the plan administrator may direct us to make the minimum distributions required by law even if you do not elect to receive them. In addition, if you don’t begin distributions on time, you may be subject to a 50 percent excise tax on the amount you should have received but did not. Roth IRAs are generally not subject to these rules requiring minimum distributions during your lifetime. You are responsible for requesting distributions that comply with the minimum distribution rules.

92 Prospectus ▪ TIAA Real Estate Account

WITHHOLDING ON DISTRIBUTIONS

          If we pay an “eligible rollover” distribution directly to you, federal law requires us to withhold 20 percent from the taxable portion. On the other hand, if we roll over such a distribution directly to an IRA or employer plan, we do not withhold any federal income tax. The 20 percent withholding also does not apply to certain types of distributions that are not considered eligible rollovers such as payments from IRAs, hardship withdrawals, lifetime annuity payments, substantially equal periodic payments over your life expectancy or over 10 or more years, or minimum distribution payments.

          For the taxable portion of non-eligible rollover distributions, we will usually withhold federal income taxes unless you tell us not to and you are eligible to avoid withholding. However, if you tell us not to withhold but we don’t have your taxpayer identification number on file, we still are required to deduct taxes. These rules also apply to distributions from governmental 457(b) plans. In general, all amounts received under a private 457(b) plan are taxable and are subject to federal income tax withholding as wages. Nonresident aliens who pay U.S. taxes are subject to different withholding rules.

SPECIAL RULES FOR AFTER-TAX RETIREMENT ANNUITIES

          If you paid premiums directly to an RA and the premiums are not subject to your employer’s retirement plan, or if you have been issued an ATRA contract, the following general discussion describes our understanding of current federal income tax law that applies to these accumulations. This discussion does not apply to premiums paid on your behalf under the terms of your employer’s retirement plan. It also does not cover every situation and does not address all possible circumstances.

          In General. These annuities are generally not taxed until distributions occur. When distributions occur, they are taxed as follows:

•

Withdrawals, including withdrawals of the entire accumulation under the contract, are generally taxed as ordinary income to the extent that the contract’s value is more than your investment in the contract (i.e., what you have paid into it).

•

Annuity payments are generally treated in part as taxable ordinary income and in part as non-taxable recovery of your investment in the contract until you recover all of your investment in the contract. After that, annuity payments are taxable in full as ordinary income.

          Required Distributions. In general, if you die after you start your annuity payments but before the entire interest in the annuity contract has been distributed, the remaining portion must be distributed at least as quickly as under the method in effect on the date of your death. If you die before your annuity payments begin, the entire interest in your annuity contract generally must be distributed within five years after your death, or be used to provide payments that begin within one year of your death and that will be made for the life of your designated beneficiary or for a period not extending beyond the life expectancy of

TIAA Real Estate Account ▪ Prospectus 93

your designated beneficiary. The “designated beneficiary” refers to a natural person you designate and to whom ownership of the contract passes because of your death. However, if the designated beneficiary is your surviving spouse, your surviving spouse can continue the annuity contract as the new owner.

          Death Benefit Proceeds. Death benefit proceeds are taxed like withdrawals of the entire accumulation in the contract if distributed in a single sum and are taxed like annuity payments if distributed as annuity payments. Your beneficiary may be required to take death benefit proceeds within a certain time period.

          Penalty Tax on Certain Distributions. You may have to pay a penalty tax (10 percent of the amount treated as taxable income) on distributions you take prior to age 59 1/2. There are some exceptions to this rule, however. You should consult a tax advisor for information about those exceptions.

          Withholding. Annuity distributions are generally subject to federal income tax withholding but most recipients can usually choose not to have the tax withheld.

          Certain Designations or Exchanges. Designating an annuitant, payee or other beneficiary, or exchanging a contract may have tax consequences that should be discussed with a tax advisor before you engage in any of these transactions.

          Multiple Contracts. All non-qualified deferred annuity contracts issued by us and certain of our affiliates to the same owner during a calendar year must generally be treated as a single contract in determining when and how much income is taxable and how much income is subject to the 10 percent penalty tax (see above).

          Diversification Requirements. The investments of the Real Estate Account must be “adequately diversified” in order for the ATRA Contracts to be treated as annuity contracts for Federal income tax purposes. It is intended that Real Estate Account will satisfy these diversification requirements.

          Owner Control. In certain circumstances, owners of non-qualified variable annuity contracts have been considered for Federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the variable account assets. While we believe that the ATRA Contracts do not give you investment control over assets in the Real Estate Account or any other separate account underlying your ATRA Contract, we reserve the right to modify the ATRA Contracts as necessary to prevent you from being treated as an owner of the assets in the Real Estate Account.

FEDERAL ESTATE TAXES

          While no attempt is being made to discuss the Federal estate tax implications of the Contract, you should keep in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the

94 Prospectus ▪ TIAA Real Estate Account

value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning advisor for more information.

GENERATION-SKIPPING TRANSFER TAX

          Under certain circumstances, the Code may impose a “generation skipping transfer tax” when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

RESIDENTS OF PUERTO RICO

          The IRS has announced that income from an annuity received by residents of Puerto Rico is U.S.-source income that is generally subject to United States federal income tax.

ANNUITY PURCHASES BY NONRESIDENT ALIENS

          The discussion above provides general information regarding U.S. federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser’s country of citizenship or residence. Prospective purchasers who are nonresident aliens are advised to consult with a qualified tax adviser regarding U.S., state, and foreign taxation with respect to an annuity contract purchase.

SPECIAL RULES FOR WITHDRAWALS TO PAY ADVISORY FEES

          If you have arranged for us to pay advisory fees to your financial advisor from your accumulations, those partial withdrawals generally will not be treated as taxable distributions as long as:

•	the payment is for expenses that are ordinary and necessary;

•	the payment is made from a Section 401 or 403 retirement plan or an IRA;

•

your financial advisor’s payment is only made from the accumulations in your retirement plan or IRA, as applicable, and not directly by you or anyone else, under the agreement with your financial advisor; and

•	once advisory fees begin to be paid from your retirement plan or IRA, as applicable, you continue to pay those fees solely from your plan or IRA, as applicable, and not from any other source.

          However, withdrawals to pay advisory fees to your financial advisor from your accumulations under an ATRA contract will be treated as taxable distributions.

TIAA Real Estate Account ▪ Prospectus 95

FOREIGN TAX CREDIT

          The Account may be subject to foreign taxes on investments in other countries, including capital gains tax on any appreciation in value when a real estate investment in a foreign jurisdiction is eventually sold. Any potential tax impact will not be reflected in the valuation of the foreign investment and may not be fully reflected in a tax accrual by the Account. Upon payment of any foreign tax by the Account, TIAA will receive a foreign tax credit, which may be available to reduce its U.S. tax burden. The Account is a segregated asset account of TIAA and incurs no material federal income tax attributable to the investment performance of the Account under the Internal Revenue Code. As a result, the Account will not realize any tax benefit from any foreign tax credit that may be available to TIAA; however, to the extent that TIAA can utilize the foreign tax credit in its consolidated tax return, TIAA will reimburse the Account for that benefit at that time. The extent to which TIAA is able to utilize the credits when the Account incurs a foreign tax will determine the amount and timing of reimbursement from TIAA to the Account for the resulting foreign tax credit. The Account’s unit values may be adversely impacted in the future if a foreign tax is paid, and TIAA is not able to utilize (and therefore does not reimburse the Account for), either immediately or in the future, the foreign tax credit earned as a result of the foreign tax paid by the Account.

POSSIBLE TAX LAW CHANGES

          Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of your contract could change by legislation or otherwise. Consult a tax advisor with respect to legislative developments and their effect on your contract.

          We have the right to modify the contract in response to legislative changes that could otherwise diminish the favorable tax treatment that annuity contract owners currently receive. We make no guarantee regarding the tax status of any contract and do not intend the above discussion as tax advice.

96 Prospectus ▪ TIAA Real Estate Account

GENERAL MATTERS

MAKING CHOICES AND CHANGES

          You may have to make certain choices or changes (e.g., changing your income option, making a cash withdrawal) by written notice satisfactory to us and received at our home office or at some other location that we have specifically designated for that purpose. When we receive a notice of a change in beneficiary or other person named to receive payments, we’ll execute the change as of the date it was signed, even if the signer has died in the meantime. We execute all other changes as of the date received.

TELEPHONE AND INTERNET TRANSACTIONS

          You can use our Automated Telephone Service (ATS) or the TIAA-CREF Web Center’s account access feature to check your account balances, transfer to TIAA’s traditional annuity, TIAA Access variable annuity accounts or CREF, and/or allocate future premiums among the accounts and funds available to you through TIAA-CREF. You will be asked to enter your Personal Identification Number (PIN) and social security number for both systems. (You can establish a PIN by calling us.) Both will lead you through the transaction process and will use reasonable procedures to confirm that instructions given are genuine. If we use such procedures, we are not responsible for incorrect or fraudulent transactions. All transactions made over the ATS and Internet are electronically recorded.

          To use the ATS, you need a touch-tone phone. The toll free number for the ATS is 800 842-2252. To use the Internet, go to the account access feature of the TIAA-CREF Web Center at www.tiaa-cref.org. We can suspend or terminate your ability to transact by telephone, over the Internet, or by fax at any time, for any reason.

VOTING RIGHTS

          You don’t have the right to vote on the management and operation of the Account directly; however, you may send ballots to advise the TIAA Board of Overseers about voting for nominees for the TIAA Board of Trustees.

ELECTRONIC PROSPECTUS

          If you received this prospectus electronically and would like a paper copy, please call 877 518-9161 and we will send it to you. Under certain circumstances where we are legally required to deliver a prospectus to you, we cannot send you a prospectus electronically unless you’ve consented.

HOUSEHOLDING

          To lower costs and eliminate duplicate documents sent to your home, we may begin mailing only one copy of the Account’s prospectus, prospectus supplements or any other required documents to your household, even if more than one participant lives there. If you would prefer to continue receiving your own copy of any of these documents, you may call us toll-free at 877 518-9161, or write us.

TIAA Real Estate Account ▪ Prospectus 97

MISCELLANEOUS POLICIES

          Amending the Contracts: The contract may be amended by agreement of TIAA and the contractholder without the consent of any other person, provided that such change does not reduce any benefit purchased under the contract up to that time. Any endorsement or amendment of the contract, waiver of any of its provisions, or change in rate schedule will be valid only if in writing and signed by an executive officer of TIAA.

          If You’re Married: If you’re married, you may be required by law or your employer’s plan to get advance written consent from your spouse before we make certain transactions for you. If you’re married at your annuity starting date, you may also be required by law or your employer’s plan to choose an income option that provides survivor annuity income to your spouse, unless he or she waives that right in writing. There are limited exceptions to the waiver requirement.

          Texas Optional Retirement Program Restrictions: If you’re in the Texas Optional Retirement Program, you or your beneficiary can redeem some or all of your accumulation only if you retire, die, or leave your job in the state’s public institutions of higher education.

          Assigning Your Contract: Generally, neither you nor your beneficiaries can assign your ownership of a TIAA retirement contract to anyone else.

          Overpayment of Premiums: If your employer mistakenly sends more premiums on your behalf than you’re entitled to under your employer’s retirement plan or the Internal Revenue Code, we’ll refund them to your employer as long as we’re requested to do so (in writing) before you start receiving annuity income.

          Any time there’s a question about premium refunds, TIAA will rely on information from your employer. If you’ve withdrawn or transferred the amounts involved from your accumulation, we won’t refund them.

          Errors or Omissions: We reserve the right to correct any errors or omissions on any form, report, or statement that we send you.

          Payment to an Estate, Guardian, Trustee, etc.: We reserve the right to pay in one sum the commuted value of any benefits due an estate, corporation, partnership, trustee, or other entity not a natural person. Neither TIAA nor the Account will be responsible for the conduct of any executor, trustee, guardian, or other third party to whom payment is made.

          Benefits Based on Incorrect Information: If the amounts of benefits provided under a contract were based on information that is incorrect, benefits will be recalculated on the basis of the correct data. If the Account has overpaid or underpaid, appropriate adjustments will be made.

          Proof of Survival: We reserve the right to require satisfactory proof that anyone named to receive benefits under a contract is living on the date payment is due. If we have not received this proof after we request it in writing, the Account will have the right to make reduced payments or to withhold payments entirely until such proof is received.

98 Prospectus ▪ TIAA Real Estate Account

DISTRIBUTION

          The annuity contracts are offered continuously by Services, which is registered with the SEC as a broker-dealer and a registered investment adviser and is a member of the Financial Industry Regulatory Authority (“FINRA”). Teachers Personal Investors Services, Inc. (TPIS), which is also registered with the SEC and is a member of FINRA, may participate in the distribution of the contracts on a limited basis. Services and TPIS are direct or indirect wholly owned subsidiaries of TIAA. Their addresses are at 730 Third Avenue, New York, NY 10017-3206. No commissions are paid for distributing the contracts.

STATE REGULATION

          TIAA, the Real Estate Account, and the contracts are subject to regulation by the NYID as well as by the insurance regulatory authorities of certain other states and jurisdictions.

          TIAA and the Real Estate Account must file with the NYID both quarterly and annual statements. The Account’s books and assets are subject to review and examination by the NYID at all times, and a full examination into the affairs of the Account is made at least every five years. In addition, a full examination of the Real Estate Account operations is usually conducted periodically by some other states.

LEGAL MATTERS

          All matters involving state law and relating to the contracts, including TIAA’s right to issue the contracts, have been passed upon by George W. Madison, Executive Vice President and General Counsel of TIAA. Dechert LLP has provided legal advice to the Account related to certain matters under the federal securities laws.

EXPERTS

          The financial statements as of December 31, 2007 and December 31, 2006 and for each of the three years in the period ended December 31, 2007 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

          The statutory statements of admitted assets, liabilities and capital and contingency reserves of TIAA as of December 31, 2007 and December 31, 2006 and for each of the three years in the period ended December 31, 2007 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

TIAA Real Estate Account ▪ Prospectus 99

          Friedman LLP, an independent registered public accounting firm, has audited the statement of revenues and certain expenses of the following properties:

(i)

The properties comprising the Account’s joint venture with Developers Diversified Realty Corporation (“DDR”), in which the Account has an 85% equity interest and DDR has a 15% equity interest, for the year ended December 31, 2005;

(ii)	Printemps de l’Homme (Paris, France) for the year ended December 31, 2005;

(iii)	8600 114th Avenue North, Champlin, Minnesota for the year ended December 31, 2006;

(iv)	Seneca Industrial Park, Pembroke Park, Florida, for the year ended December 31, 2006; and

(v)	Preston Sherry, Dallas, Texas, for the year ended December 31, 2006.

          Aarons Grant & Habif, LLC, an independent registered public accounting firm, has audited the statement of revenues and certain expenses of the following properties:

(i)	Camelback Center, Phoenix, Arizona, for the year ended December 31, 2005;

(ii)	Pacific Plaza, San Diego, California, for the year ended December 31, 2006; and

(iii)	Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California, for the year ended December 31, 2007.

          After reasonable inquiry, the Account is not aware of any material factors relating to the specific properties audited by either of Friedman LLP or Aarons Grant & Habif, LLC, other than as specifically set forth elsewhere in this prospectus that would cause the reported financial information indicated in such financial statements not to be necessarily indicative of future operating results.

          We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on the auditing firms’ respective reports, given on the authority of such firms as experts in accounting and auditing.

100 Prospectus ▪ TIAA Real Estate Account

ADDITIONAL INFORMATION

INFORMATION AVAILABLE AT THE SEC

          The Account has filed with the SEC a registration statement under the Securities Act of 1933, which contains this prospectus and additional information related to the offering described in this prospectus. The Account also files annual, quarterly, and current reports, along with other information, with the SEC, as required by the Securities Exchange Act of 1934. You may read and copy the full registration statement, and any reports and information filed with the SEC for the Account, at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549. This information can also be obtained through the SEC’s website on the Internet (www.sec.gov). The public may obtain information on the operation of the SEC’s public reference room by calling the SEC at 800 SEC-0330.

OTHER REPORTS TO PARTICIPANTS

          TIAA will mail to each participant in the Real Estate Account periodic reports providing information relating to their accumulations in the Account, including premiums paid, number and value of accumulations, and withdrawals or transfers during the period, as well as such other information as may be required by applicable law or regulations. Further information may be obtained from TIAA at 730 Third Avenue, New York, NY 10017-3206.

CUSTOMER COMPLAINTS

          Customer complaints may be directed to our Participant Relations Unit, P. O. Box 1259, Charlotte, NC 28201-1259, telephone 800 842-2776.

TIAA Real Estate Account ▪ Prospectus 101

FINANCIAL STATEMENTS

          The financial statements of the TIAA Real Estate Account, financial statements of certain properties purchased by the Account and condensed unaudited statutory-basis financial statements of TIAA follow within this prospectus. The full audited statutory-basis financial statements of TIAA, which are incorporated into this prospectus by reference, are available upon request by calling 877 518-9161.

          The financial statements of TIAA should be distinguished from the financial statements of the Account and should be considered only as bearing on the ability of TIAA to meet its obligations under the contracts. They should not be considered as bearing upon the assets held in the Account.

102 Prospectus ▪ TIAA Real Estate Account

INDEX TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Audited Financial Statements:

TIAA Real Estate Account
104	Report of Management Responsibility
105	Report of the Audit Committee

Audited Financial Statements:

107	Statements of Assets and Liabilities
108	Statements of Operations
109	Statements of Changes in Net Assets
110	Statements of Cash Flows
111	Notes to Financial Statements
123	Statements of Investments
142	Report of Independent Registered Public Accounting Firm

Pro Forma Condensed Financial Statements (Unaudited):

143	Pro Forma Condensed Statement of Assets and Liabilities
143	Pro Forma Condensed Statement of Operations
144	Notes to Pro Forma Condensed Financial Statements

Property Financial Statements:

146	Joint Venture with Developers Diversified Realty Corporation
150	Printemps de l’Homme (Paris, France)
153	8600 114th Avenue North, Champlin, Minnesota
156	Seneca Industrial Park, Pembroke Park, Florida
159	Preston Sherry, Dallas, Texas
162	Camelback Center, Phoenix, Arizona
165	Pacific Plaza, San Diego, California
168	Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

171	Condensed Statutory-Basis Financial Statements Information
172	Basis of Presentation

TIAA Real Estate Account ▪ Prospectus 103

REPORT OF MANAGEMENT RESPONSIBILITY

To the Participants of the TIAA Real Estate Account:

          The accompanying financial statements of the TIAA Real Estate Account (“Account”) of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of TIAA’s management. They have been prepared in accordance with accounting principles generally accepted in the United States of America and have been presented fairly and objectively in accordance with such principles.

          TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of the Account, and the Senior Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

          The independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the accompanying financial statements for the years ended December 31, 2007, 2006 and 2005. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be the Account’s policy (consistent with TIAA’s specific auditor independence policies, which are designed to avoid such conflicts) that any management advisory or consulting services would be obtained from a firm other than the independent accounting firm. The independent auditors’ report expresses an independent opinion of the fairness of presentation of the Account’s financial statements.

          The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent registered public accounting firm and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the Account’s financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of the Account as part of their periodic corporate examinations.

March 20, 2008

Herbert M. Allison, Jr.	Georganne C. Proctor
Chairman, President and	Executive Vice President and
Chief Executive Officer	Chief Financial Officer

104 Prospectus ▪ TIAA Real Estate Account

REPORT OF THE AUDIT COMMITTEE

To the Participants of the TIAA Real Estate Account:

          The TIAA Audit Committee (“Committee”) oversees the financial reporting process of the TIAA Real Estate Account (“Account”) on behalf of TIAA’s Board of Trustees. The Committee operates in accordance with a formal written charter (copies of which are available upon request) which describes the Audit Committee’s responsibilities. All members of the Committee are independent, as defined under the listing standards of the New York Stock Exchange.

          Management has the primary responsibility for the Account’s financial statements, development and maintenance of a strong system of internal controls and disclosure controls, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent registered public accounting firm in connection with their respective audits of the Account. The Committee also meets regularly with the internal audit group and the independent registered public accounting firm, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. As required by its charter, the Committee will evaluate rotation of the independent registered public accounting firm whenever circumstances warrant, but in no event will the evaluation be later than between their fifth and tenth years of service.

          The Committee reviewed and discussed the accompanying audited financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity and completeness of disclosures in the financial statements. The Committee has also discussed the audited financial statements with PricewaterhouseCoopers LLP, the independent registered public accounting firm responsible for expressing an opinion on the conformity of these audited financial statements with accounting principles generally accepted in the United States of America.

          The discussion with PricewaterhouseCoopers LLP focused on their judgments concerning the quality and appropriateness of the accounting principles and financial reporting practices followed by the Account, the clarity and completeness of the financial statements and related disclosures, and other significant matters, such as any significant changes in accounting policies, internal controls, management judgments and estimates, and the nature of any uncertainties or unusual transactions. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management and the Account, and has received a written disclosure regarding such independence, as required by the Securities and Exchange Commission.

TIAA Real Estate Account ▪ Prospectus 105

          Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Glenn A. Britt, Audit Committee Member
Donald K. Peterson, Audit Committee Member
David L. Shedlarz, Audit Committee Member

March 20, 2008

106 Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF ASSETS AND LIABILITIES

TIAA REAL ESTATE ACCOUNT

December 31,	2007	2006

ASSETS
Investments, at value:
Real estate properties (cost: $9,804,488,802 and $9,462,471,032)	$11,983,715,574	$10,743,487,689
Real estate joint ventures and limited partnerships (cost: $2,260,919,575 and $1,413,322,924)	3,158,870,373	1,948,028,002
Marketable securities:
Real estate-related (cost: $439,154,248 and $569,326,795)	426,630,212	704,922,323
Other (cost: $3,371,895,300 and $2,038,681,194)	3,371,865,684	2,038,938,210
Mortgage loans receivable (cost: $75,000,000 and $75,000,000)	72,519,684	74,660,626

Total investments (cost: $15,951,457,925 and $13,558,801,945)	19,013,601,527	15,510,036,850

Cash	6,143,945	3,585,145
Due from investment advisor	11,195,734	8,461,793
Other	201,826,038	237,877,545

TOTAL ASSETS	19,232,767,244	15,759,961,333

LIABILITIES
Mortgage loans payable—Note 5 (principal outstanding: $1,427,857,443 and $1,415,032,586)	1,392,092,982	1,437,149,148
Payable for securities transactions	866,209	1,219,323
Accrued real estate property level expenses	154,638,976	169,657,402
Security deposits held	24,632,278	19,242,948

TOTAL LIABILITIES	1,572,230,445	1,627,268,821

NET ASSETS
Accumulation Fund	17,160,703,167	13,722,700,176
Annuity Fund	499,833,632	409,992,336

TOTAL NET ASSETS	$17,660,536,799	$14,132,692,512

NUMBER OF ACCUMULATION UNITS OUTSTANDING—Notes 6 and 7	55,105,718	50,146,354

NET ASSET VALUE, PER ACCUMULATION UNIT—Note 6	$311.41	$273.65

TIAA Real Estate Account ▪ Prospectus 107

STATEMENTS OF OPERATIONS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2007	2006	2005

INVESTMENT INCOME
Real estate income, net:
Rental income	$987,434,298	$834,455,788	$618,633,580

Real estate property level expenses and taxes:
Operating expenses	247,473,125	207,452,982	150,501,136
Real estate taxes	126,925,585	110,059,852	88,014,264
Interest expense	83,622,829	72,160,111	40,028,630

Total real estate property level expenses and taxes	458,021,539	389,672,945	278,544,030

Real estate income, net	529,412,759	444,782,843	340,089,550
Income from real estate joint ventures and limited partnerships	93,724,569	60,788,998	71,826,443
Interest	129,473,616	118,621,441	54,114,448
Dividends	12,439,637	16,785,769	16,884,764

TOTAL INCOME	765,050,581	640,979,051	482,915,205

EXPENSES—NOTE 2:
Investment advisory charges	49,239,366	26,899,307	19,603,225
Administrative and distribution charges	63,593,008	45,712,473	27,130,406
Mortality and expense risk charges	8,052,314	6,931,833	6,196,549
Liquidity guarantee charges	19,409,759	3,905,051	3,170,017

TOTAL EXPENSES	140,294,447	83,448,664	56,100,197

INVESTMENT INCOME—NET	624,756,134	557,530,387	426,815,008

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND MORTGAGE LOANS PAYABLE
Net realized gain (loss) on:
Real estate properties	127,834,921	76,137,064	76,164,380
Real estate joint ventures and limited partnerships	70,765,537	—	8,599,762
Marketable securities	47,179,736	10,257,108	36,871,417

Total realized gain on investments	245,780,194	86,394,172	121,635,559

Net change in unrealized appreciation (depreciation) on:
Real estate properties	898,172,653	659,370,445	534,569,631
Real estate joint ventures and limited partnerships	391,332,636	217,360,271	167,019,921
Marketable securities	(148,659,083)	120,453,638	(28,100,691)
Mortgage loan receivable	(2,140,942)	(339,374)	—
Mortgage loans payable	53,949,280	(26,568,857)	(29,154,148)

Net change in unrealized appreciation on investments and mortgage loans payable	1,192,654,544	970,276,123	644,334,713

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS AND MORTGAGE LOANS PAYABLE	1,438,434,738	1,056,670,295	765,970,272

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,063,190,872	$1,614,200,682	$1,192,785,280

108 Prospectus ▪ TIAA Real Estate Account

STATEMENTS OF CHANGES IN NET ASSETS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2007	2006	2005

FROM OPERATIONS
Investment income, net	$624,756,134	$557,530,387	$426,815,008
Net realized gain on investments	245,780,194	86,394,172	121,635,559
Net change in unrealized appreciation on investments and mortgage loans payable	1,192,654,544	970,276,123	644,334,713

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	2,063,190,872	1,614,200,682	1,192,785,280

FROM PARTICIPANT TRANSACTIONS
Premiums	1,186,870,080	1,085,057,614	968,189,436
Net transfers from TIAA	153,136,947	215,893,898	172,305,147
Net transfers from CREF Accounts	832,782,037	1,154,122,836	1,238,160,587
Net transfers from (to) TIAA-CREF
Institutional Mutual Funds	(51,611,660)	(15,318,887)	24,967,250
Annuity and other periodic payments	(95,776,359)	(65,192,000)	(44,487,142)
Withdrawals and death benefits	(560,747,630)	(404,782,733)	(248,759,442)

NET INCREASE IN NET ASSETS RESULTING FROM PARTICIPANT TRANSACTIONS	1,464,653,415	1,969,780,728	2,110,375,836

NET INCREASE IN NET ASSETS	3,527,844,287	3,583,981,410	3,303,161,116

NET ASSETS
Beginning of period	14,132,692,512	10,548,711,102	7,245,549,986

End of period	$17,660,536,799	$14,132,692,512	$10,548,711,102

TIAA Real Estate Account ▪ Prospectus 109

STATEMENTS OF CASH FLOWS

TIAA REAL ESTATE ACCOUNT

Years Ended December 31,	2007	2006	2005

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$2,063,190,872	$1,614,200,682	$1,192,785,280
Adjustments to reconcile net increase in net assets resulting from operations to net cash used in operating activities:
Purchase of real estate properties	(639,704,090)	(2,016,229,061)	(1,864,646,776)
Amortization of discount on debt	530,626	461,761	170,352
Capital improvements on real estate properties	(133,714,188)	(117,041,456)	(83,150,771)
Proceeds from sale of real estate properties	568,120,000	387,290,000	511,500,399
Net increase in other investments	(1,904,858,906)	(836,478,000)	(1,313,958,742)
Increase in mortgage loan receivable	—	(74,660,626)	—
Decrease (increase) in other assets	33,317,566	(47,865,701)	(80,412,203)
Decrease in amounts due to bank	—	—	(231,476)
Increase (decrease) in accrued real estate property level expenses and taxes	(15,018,427)	23,868,125	60,829,395
Increase in security deposits held	5,389,330	2,812,909	2,670,715
Increase (decrease) in other liabilities	(353,114)	225,514	(1,162,347)
Net realized gain on investments	(245,780,194)	(86,394,172)	(121,635,559)
Net unrealized gain on investments and mortgage loans payable	(1,192,654,544)	(970,276,123)	(644,334,713)

NET CASH USED IN OPERATING ACTIVITIES	(1,461,535,069)	(2,120,086,148)	(2,341,576,446)

CASH FLOWS FROM FINANCING ACTIVITIES
Mortgage loan acquired	—	153,000,000	232,585,341
Principal payments on mortgage loans payable	(559,546)	(320,805)	(173,361)
Premiums	1,186,870,080	1,085,057,614	968,189,436
Net transfers from TIAA	153,136,947	215,893,898	172,305,147
Net transfers from CREF Accounts	832,782,037	1,154,122,836	1,238,160,587
Net transfers from (to) TIAA-CREF Institutional
Mutual Funds	(51,611,660)	(15,318,887)	24,967,250
Annuity and other periodic payments	(95,776,359)	(65,192,000)	(44,487,142)
Withdrawals and death benefits	(560,747,630)	(404,782,733)	(248,759,442)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,464,093,869	2,122,459,923	2,342,787,816

NET INCREASE IN CASH	2,558,800	2,373,775	1,211,370

CASH
Beginning of period	3,585,145	1,211,370	—

End of period	$6,143,945	$3,585,145	$1,211,370

SUPPLEMENTAL DISCLOSURES:
Cash paid for interest	$83,063,017	$68,034,179	$38,267,618

Debt assumed in acquisition of properties	$8,922,033	$288,950,559	$211,400,000

110 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS

TIAA REAL ESTATE ACCOUNT

Note 1—Organization and Significant Accounting Policies

          Business: The TIAA Real Estate Account (“Account”) is a segregated investment account of Teachers Insurance and Annuity Association of America (“TIAA”) and was established by resolution of TIAA’s Board of Trustees on February 22, 1995, under the insurance laws of the State of New York, for the purpose of funding variable annuity contracts issued by TIAA. The investment objective of the Account is a favorable long-term rate of return primarily through rental income and capital appreciation from real estate investments owned by the Account. The Account holds real estate properties directly and through wholly-owned subsidiaries. The Account also holds interests in real estate joint ventures and limited partnerships in which the Account does not hold a controlling interest; as such, they are not consolidated for financial statement purposes. The Account also invests in mortgage loans receivable collateralized by commercial real estate properties. The Account also invests in publicly-traded securities and other instruments to maintain adequate liquidity for operating expenses, capital expenditures and benefit payments.

          The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America which may require the use of estimates made by management. Actual results may vary from those estimates. The following is a summary of the significant accounting policies of the Account.

          Basis of Presentation: The accompanying financial statements include the Account and those subsidiaries wholly-owned by TIAA for the benefit of the Account. All significant intercompany accounts and transactions have been eliminated in consolidation.

          Reclassifications: During 2007, the Account determined that its pro rata share of 2006 undistributed earnings from joint venture investments totaling approximately $24 million was reported as income from real estate joint ventures and limited partnerships for the year ended December 31, 2006 when the Account should have reported this amount as unrealized appreciation on real estate joint ventures and limited partnerships. Accordingly, the Statement of Operations for the year ended December 31, 2006 has been adjusted to reflect a reclassification of these undistributed earnings to unrealized appreciation on real estate joint ventures and limited partnerships equal to this amount. There is no impact to the Account’s total assets, total net assets or net asset value per accumulation unit for the periods presented as a result of this reclassification.

          Certain other prior period amounts have been reclassified to conform to the current presentation. These reclassifications did not affect the total assets, total net assets or net increase in net assets previously reported.

          Valuation of Real Estate Properties: Investments in real estate properties are stated at fair value, as determined in accordance with procedures approved by

TIAA Real Estate Account ▪ Prospectus 111

NOTES TO FINANCIAL STATEMENTS	continued

the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole; accordingly, the Account does not record depreciation. Fair value for real estate properties is defined as the most probable price for which a property will sell in a competitive market under all conditions requisite to a fair sale. Determination of fair value involves judgment because the actual market value of real estate can be determined only by negotiation between the parties in a sales transaction. Real estate properties owned by the Account are initially valued at their respective purchase prices (including acquisition costs). Subsequently, the properties are valued on a quarterly cycle with an independent appraisal value completed for each real estate property at least once a year. An independent fiduciary, Real Estate Research Corporation, has been appointed by a special subcommittee of TIAA’s Board of Trustees. The independent fiduciary must approve all independent appraisers used by the Account. TIAA’s appraisal staff performs the other quarterly valuations for each real estate property and updates the property value as appropriate. The appraisals are performed in accordance with Uniform Standards of Professional Appraisal Practices (USPAP), the real estate appraisal industry standards created by The Appraisal Foundation. Real estate appraisals are estimates of property values based on a professional’s opinion. The independent fiduciary can also require additional appraisals if a property’s value has changed materially and such change is not reflected in the quarterly valuation review, or otherwise to ensure that the Account is valued appropriately. The independent fiduciary must also approve any valuation change where a property’s value changed by more than 6% from the most recent independent annual appraisal, or if the value of the Account would change by more than 4% within any calendar quarter or more than 2% since the prior month. When a real estate property is subject to a mortgage, the mortgage is valued independently of the property and its fair value is reported separately. The independent fiduciary reviews and approves mortgage valuation adjustments which exceed certain prescribed limits before such adjustments are recorded by the Account. The Account continues to use the revised value for each real estate property and mortgage loan payable to calculate the Account’s daily net asset value until the next valuation review or appraisal.

          Valuation of Real Estate Joint Ventures and Limited Partnerships: Real estate joint ventures and certain limited partnerships are stated at the Account’s equity in the net assets of the underlying entities, and for the joint ventures, are adjusted to value their real estate holdings and mortgage notes payable at fair value. Upon the disposition of all real estate investments by an investee entity, the Account will continue to state its equity in the remaining net assets of the investee entity during the wind down period, if any, that occurs prior to the dissolution of the investee entity.

112 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Valuation of Marketable Securities: Equity securities listed or traded on any national market or exchange are valued at the last sale price as of the close of the principal securities exchange on which such securities are traded or, if there is no sale, at the mean of the last bid and asked prices on such exchange.

          Debt securities, other than money market instruments, are valued at the most recent bid price or the equivalent quoted yield for such securities (or those of comparable maturity, quality and type). Money market instruments, with maturities of one year or less, are valued in the same manner as debt securities or derived from a pricing matrix that has various types of money market instruments along one axis and various maturities along the other. Portfolio securities and certain limited partnership interests for which market quotations are not readily available are valued at fair value as determined in good faith under the direction of the Investment Committee of the TIAA Board of Trustees and in accordance with the responsibilities of the Board as a whole.

          Mortgage Loans Receivable: Mortgage loans receivable are initially valued at the face amount of the mortgage loan funding as representive of fair value. Subsequently, mortgage loans receivable are valued quarterly based on market factors, such as market interest rates and spreads for comparable loans, and the performance of the underlying collateral.

          Mortgage Loans Payable: Mortgage loans payable are stated at fair value. Estimated market values of mortgage loans payable are based on the amount at which the liability could be settled (either transferred or paid back) in a current transaction exclusive of direct transaction costs. Different assumptions or changes in future market conditions could significantly affect estimated market value. At times, the Account may assume debt in connection with the purchase of real estate. For debt assumed, the Account allocates a portion of the purchase price to the below- or above-market debt and amortizes the premium or discount over the remaining life of the debt.

          Foreign currency transactions and translation: Portfolio investments and other assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing at the end of the period. Purchases and sales of securities, income receipts and expense payments made in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the respective dates of the transactions. The effect of any changes in foreign currency exchange rates on portfolio investments and mortgage loans payable is included in the net realized and unrealized gains and losses on investments and mortgage loans payable. Net realized gains and losses on foreign currency transactions include maturities of forward foreign currency contracts, disposition of foreign currencies, and currency gains and losses between the accrual and receipt dates of portfolio investment income and between the trade and settlement dates of portfolio investment transactions.

TIAA Real Estate Account ▪  Prospectus 113

NOTES TO FINANCIAL STATEMENTS	continued

          Accumulation and Annuity Funds: The Accumulation Fund represents the net assets attributable to participants in the accumulation phase of their investment. The Annuity Fund represents the net assets attributable to the participants currently receiving annuity payments. The net increase or decrease in net assets from investment operations is apportioned between the accounts based upon their relative daily net asset values. Once an Account participant begins receiving lifetime annuity income benefits, monthly payment levels cannot be reduced as a result of the Account’s adverse mortality experience. In addition, the contracts are required to stipulate the maximum expense charge that can be assessed, which is equal to 2.50% of average net assets per year. The Account pays a fee to TIAA to assume these mortality and expense risks.

          Accounting for Investments: Real estate transactions are accounted for as of the date on which the purchase or sale transactions for the real estate properties close (settlement date). The Account recognizes a gain on the sale of a real estate property to the extent that the contract sales price exceeds the cost-to-date of the property being sold. A loss occurs when the cost-to-date exceeds the sales price. Any accumulated unrealized gains and losses are reversed in the calculation of realized gains and losses.

          Rent from real estate properties consists of all amounts earned under tenant operating leases, including base rent, recoveries of real estate taxes and other expenses and charges for miscellaneous services provided to tenants. Rental income is recognized in accordance with the billing terms of the lease agreements. The Account bears the direct expenses of the real estate properties owned. These expenses include, but are not limited to, fees to local property management companies, property taxes, utilities, maintenance, repairs, insurance, and other operating and administrative costs. An estimate of the net operating income earned from each real estate property is accrued by the Account on a daily basis and such estimates are adjusted when actual operating results are determined.

          The Account has limited ownership interests in various real estate funds (limited partnerships and one limited liability corporation) and a private real estate investment trust (“REIT”) (collectively, the “limited partnerships”). The Account records its contributions as increases to the investments, and distributions from the investments are treated as either income or return of capital, as determined by the management of the limited partnerships. Unrealized gains and losses are calculated and recorded when the financial statements of the limited partnerships are received by the Account.

          Income from real estate joint ventures is recorded based on the Account’s proportional interest of the income distributed by the joint venture. Income earned by the joint venture, but not yet distributed to the Account by the joint venture investment, is recorded as unrealized gains and losses on real estate joint ventures.

114 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

          Transactions in marketable securities are accounted for as of the date the securities are purchased or sold (trade date). Interest income is recorded as earned and includes accrual of discount and amortization of premium as applicable. Dividend income is recorded on the ex-dividend date or as soon as the Account is informed of the dividend. Realized gains and losses on securities transactions are accounted for on the specific identification method.

          Federal Income Taxes: Based on provisions of the Internal Revenue Code, Section 817, the Account is taxed as a segregated asset account of TIAA and as such, the Account should incur no material federal income tax attributable to the net investment activity of the Account.

Note 2—Management Agreements and Arrangements

          Investment advisory services for the Account are provided by TIAA employees, under the direction of TIAA’s Board of Trustees and its Investment Committee, pursuant to investment management procedures adopted by TIAA for the Account. TIAA’s investment management decisions for the Account are subject to review by the Account’s independent fiduciary. TIAA also provides all portfolio accounting and related services for the Account.

          Through December 31, 2007, administrative and distribution services for the Account are provided by TIAA-CREF Individual & Institutional Services, LLC (“Services”) pursuant to a Distribution and Administrative Services Agreement with the Account. Services, a wholly-owned subsidiary of TIAA, is a registered broker-dealer and a member of the Financial Industry Regulatory Authority.

          TIAA and Services provide their services at cost. TIAA and Services receive payments from the Account on a daily basis according to formulas established each year with the objective of keeping the payments as close as possible to the Account’s expenses actually incurred. Any differences between actual expenses and the amounts paid by the Account are adjusted quarterly.

          TIAA also provides a liquidity guarantee to the Account, for a fee, to ensure that sufficient funds are available to meet participant transfer and cash withdrawal requests in the event that the Account’s cash flows and liquid investments are insufficient to fund such requests. TIAA would fund any such transfer and withdrawal requests by purchasing accumulation units in the Account. TIAA also receives a fee for assuming certain mortality and expense risks.

          The expenses for the services noted above that are provided to the Account by TIAA and Services are identified in the accompanying Statements of Operations and are reflected in the Condensed Financial Information disclosed in Note 6.

          Effective January 1, 2008, the Account entered into a Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account (the “New Distribution Agreement”), dated as of January 1, 2008, by and among TIAA, for itself and on behalf of the Account, and Services.

TIAA Real Estate Account ▪ Prospectus 115

NOTES TO FINANCIAL STATEMENTS	continued

          Pursuant to the New Distribution Agreement, distribution services for the Account, which include, among other things, (i) distribution of annuity contracts issued by TIAA and funded by the Account, (ii) advising existing annuity contract owners in connection with their accumulations, and (iii) providing assistance in designing, installing and providing administrative services for contract owners or institutions, will be performed by Services. The New Distribution Agreement is terminable by either party upon 60 days written notice and terminates automatically upon any assignment thereof.

          Effective January 1, 2008, the administrative functions previously performed for the Account by Services, which include, among other things, (i) computing the Account’s daily unit value, (ii) maintaining accounting records and performing accounting services, (iii) receiving and allocating premiums, (iv) calculating and making annuity payments, (v) processing withdrawal requests, (vi) providing regulatory compliance and reporting services, (vii) maintaining the Account’s records of contract ownership, and (viii) otherwise assisting generally in all aspects of the Account’s operations, will be performed by TIAA.

          Both distribution services (pursuant to the New Distribution Agreement) and administrative services will continue to be provided to the Account by Services and TIAA, as applicable, on an at cost basis.

Note 3—Leases

          The Account’s real estate properties are leased to tenants under operating lease agreements which expire on various dates through 2058. Aggregate minimum annual rentals for the properties owned, excluding short-term residential and storage facility leases, are as follows:

Years Ending December 31,

2008	$975,895,973
2009	906,194,738
2010	797,243,797
2011	659,462,763
2012	549,590,444
2013–2058	1,934,542,421

Total	$5,822,930,136

          Certain leases provide for additional rental amounts based upon the recovery of actual operating expenses in excess of specified base amounts.

116 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Note 4—Investment in Joint Ventures and Limited Partnerships

          The Account owns interests in several real estate properties through joint ventures and receives distributions and allocations of profits and losses from the joint ventures based on the Account’s ownership interest percentages. Several of these joint ventures have mortgage notes payable on the properties owned. At December 31, 2007, the Account held 12 joint venture investments with non-controlling ownership interest percentages that ranged from 50% to 85%. The Account’s allocated portion of the mortgage notes payable was $1,991,782,600 and $472,167,225 at December 31, 2007 and December 31, 2006, respectively. The Account’s equity in the joint ventures at December 31, 2007 and December 31, 2006 was $2,827,508,939 and $1,668,744,951, respectively. A condensed summary of the financial position and results of operations of the joint ventures is shown below.

		December 31, 2007	December 31, 2006

Assets
Real estate properties, at value		$7,001,687,137	$3,650,902,513
Other assets		99,798,401	63,839,503

Total assets		$7,101,485,538	$3,714,742,016

Liabilities and Equity
Mortgage loans payable, at value		$2,707,160,513	$875,560,195
Other liabilities		64,738,173	47,949,271

Total liabilities		2,771,898,686	923,509,466
Equity		4,329,586,852	2,791,232,550

Total liabilities and equity		$7,101,485,538	$3,714,742,016

	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December 31, 2005

Operating Revenues and Expenses
Revenues	$534,468,876	$299,078,956	$270,519,206
Expenses	315,076,922	157,806,671	142,782,169

Excess of revenues over expenses	$219,391,954	$141,272,285	$127,737,037

          The Account invests in limited partnerships that own real estate properties and receives distributions from the limited partnerships based on the Account’s non-controlling ownership interest percentages. At December 31, 2007, the Account held five limited partnership investments with non-controlling ownership interest percentages that ranged from 5.27% to 18.45%. The Account’s investment in limited partnerships was $331,361,434 and $279,283,051 at December 31, 2007 and December 31, 2006, respectively.

TIAA Real Estate Account ▪ Prospectus 117

NOTES TO FINANCIAL STATEMENTS	continued

Note 5—Mortgage Loans Payable

          At December 31, 2007, the Account had outstanding mortgage loans payable on the following properties:

Property	Interest Rate Percentage and Payment Frequency		Amount December 31, 2007	Due

50 Fremont	6.40 paid monthly		$135,000,000	August 21, 2013
Ontario Industrial Portfolio(a,b)	7.42 paid monthly		8,917,619	May 1, 2011
Fourth & Madison	6.40 paid monthly		145,000,000	August 21, 2013
1001 Pennsylvania Ave	6.40 paid monthly		210,000,000	August 21, 2013
99 High Street	5.52 paid monthly		185,000,000	November 11, 2015
Reserve at Sugarloaf(a)	5.49 paid monthly		25,891,337	June 1, 2013
1 & 7 Westferry Circus	5.40 paid quarterly	(c)	267,188,869	November 15, 2012
Lincoln Centre	5.51 paid monthly		153,000,000	February 1, 2016
Wilshire Rodeo Plaza(b)	5.28 paid monthly		112,700,000	April 11, 2014
1401 H Street(b)	5.97 paid monthly		115,000,000	December 7, 2014
South Frisco Village(b)	5.85 paid monthly		26,250,559	June 1, 2013
Pacific Plaza(a)	5.55 paid monthly		8,909,059	September 1, 2013
Publix at Weston Commons(b)	5.08 paid monthly		35,000,000	January 1, 2036

Total principal outstanding			1,427,857,443
Unamortized discount			(4,746,752)

Amortized principal			1,423,110,691
Fair value adjustment			3,585,820
Cumulative foreign currency translation			(34,603,529)

Total mortgage loans payable			$1,392,092,982

(a)	The mortgage is adjusted monthly for principal payments.

(b)	The mortgage was acquired at a discount which is amortized monthly.

(c)

The mortgage is denominated in British pounds and the principal has been converted to U.S. dollars using the exchange rate as of December 31, 2007. The quarterly payments are interest only, with a balloon payment at maturity. The interest rate is fixed.

          Principal on mortgage loans payable is due as follows:

Amount

2008	$736,371
2009	788,911
2010	2,161,722
2011	10,241,993
2012	269,313,872
Thereafter	1,144,614,574

Total maturities	$1,427,857,443

118 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Note 6—Condensed Financial Information

          Selected condensed financial information for an Accumulation Unit of the Account is presented below.

	Years Ended December 31,

	2007	2006	2005	2004	2003

PER ACCUMULATION UNIT DATA:
Rental income	$17.975	$16.717	$15.604	$13.422	$15.584
Real estate property level expenses and taxes	8.338	7.807	7.026	5.331	5.890

Real estate income, net	9.637	8.910	8.578	8.091	9.694
Other income	4.289	3.931	3.602	3.341	2.218

Total income	13.926	12.841	12.180	11.432	11.912
Expense charges(1)	2.554	1.671	1.415	1.241	1.365

Investment income, net	11.372	11.170	10.765	10.191	10.547
Net realized and unrealized gain (loss) on investments and mortgage loans payable	26.389	22.530	18.744	13.314	2.492

Net increase in Accumulation Unit Value	37.761	33.700	29.509	23.505	13.039
Accumulation Unit Value:
Beginning of year	273.653	239.953	210.444	186.939	173.900

End of year	$311.414	$273.653	$239.953	$210.444	$186.939

TOTAL RETURN	13.80%	14.04%	14.02%	12.57%	7.50%

RATIOS TO AVERAGE NET ASSETS:
Expenses(1)	0.87%	0.67%	0.63%	0.63%	0.76%
Investment income, net	3.88%	4.49%	4.82%	5.17%	5.87%
Portfolio turnover rate:
Real estate properties	5.59%	3.62%	6.72%	2.32%	5.12%
Marketable securities	13.03%	51.05%	77.63%	143.47%	71.83%
Accumulation Units outstanding at end of year (in thousands)	55,105	50,146	42,623	33,338	24,724
Net assets end of year (in thousands)	$17,660,537	$14,132,693	$10,548,711	$7,245,550	$4,793,422

(1)

Expense charges per Accumulation Unit and the Ratio of Expenses to Average Net Assets reflect Account-level expenses and exclude real estate property level expenses which are included in net real estate income. If the real estate property level expenses were included, the expense charge per Accumulation Unit for the year ended December 31, 2007 would be $10.892 ($9.478, $8.441, $6.572, and $7.255 for the years ended December 31, 2006, 2005, 2004, and 2003, respectively), and the Ratio of Expenses to Average Net Assets for the year ended December 31, 2007 would be 3.71% (3.81%, 3.78%, 3.33%, and 4.04% for the years ended December 31, 2006, 2005, 2004, and 2003, respectively).

TIAA Real Estate Account ▪ Prospectus 119

NOTES TO FINANCIAL STATEMENTS	continued

Note 7—Accumulation Units

          Changes in the number of Accumulation Units outstanding were as follows:

	For the Years Ended December 31,

	2007	2006	2005

Credited for premiums	3,795,126	4,056,196	4,335,121
Net units credited for transfers, net disbursements and amounts applied to the Annuity Fund	1,164,238	3,466,667	4,950,773
Outstanding:
Beginning of year	50,146,354	42,623,491	33,337,597

End of year	55,105,718	50,146,354	42,623,491

Note 8—Commitments and Subsequent Events

          During the normal course of business, the Account enters into discussions and agreements to purchase or sell real estate properties. As of December 31, 2007, the Account had an outstanding commitment to purchase a leasehold interest in approximately 40,000 square feet of retail space located in an apartment property owned by the Account in New York and has subsequently purchased for approximately $42.7 million.

          As of December 31, 2007, the Account entered into a commitment to purchase an interest in a limited partnership in the amount of $50 million. Together with the Account’s outstanding commitments to purchase interests in five other limited partnerships and to purchase shares in a private real estate equity investment trust, as of December 31, 2007, $87.6 million remains to be funded under these commitments.

          The Account is party to various other claims and routine litigation arising in the ordinary course of business. Management of the Account does not believe that the results of any such claims or litigation, individually, or in the aggregate, will have a material effect on the Account’s business, financial position, or results of operations.

          Effective March 3, 2008, the Account has entered into an agreement with State Street Bank and Trust Company (“State Street”) to serve as the Account’s service provider to perform certain custodial functions, as well as investment accounting, recordkeeping, and valuation functions relating to portfolio transactions in securities made through the Account, and to provide other data and information as described in the agreement.

120 Prospectus ▪ TIAA Real Estate Account

NOTES TO FINANCIAL STATEMENTS	continued

Note 9—New Accounting Pronouncements

          In June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation (“FIN”) 48, an interpretation of FASB Statement No. 109, “Accounting for Income Taxes.” FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and is effective for fiscal years beginning after December 31, 2006. The adoption of FIN 48 did not have a significant impact on the Account’s financial position and results of operations.

          In September 2006, FASB issued Statement No. 157, “Fair Value Measurements.” This Statement defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles in the United States, and requires additional disclosures about fair value measurements. This Statement does not require any new fair value measurements, but the application of this Statement could change current practices in determining fair value. This Statement is effective January 1, 2008 for the Account. The Account has assessed the impact of Statement No. 157 and determined that it will not significantly change the Account’s financial position and results of operations at the effective date.

          In February 2007, FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” This Statement permits entities to choose to measure financial instruments and certain other items at fair value and is expected to expand the use of fair value measurement when warranted. The Account effectively adopted Statement 159 on January 1, 2008 and plans to report all existing and future Mortgage Loans Payable at fair value using this Statement. Historically, the Account recorded Mortgage Loans Payable at fair value. The Account has assessed the impact of Statement 159 in comparison to historical reporting and determined that it will not significantly change the Account’s financial position and results of operations.

          In June 2007, the Accounting Standards Executive Committee (“ACSEC”) of the American Institute of Certified Public Accountants (“AICPA”) issued Statement of Position (SOP) 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies. The SOP clarifies which entities are required to apply the provisions of the Investment Companies Audit and Accounting Guide (“Guide”) and provides guidance on accounting by parent companies and equity method investors for investments in investment companies. The SOP is effective for fiscal years beginning on or after December 15, 2007. In February 2008, FASB issued Staff Position (“FSP”) SOP 07-1-1 indefinitely delaying the effective date of SOP 07-1 to allow FASB time to consider significant issues related to the implementation of SOP 07-1. Management of the Account will continue to monitor FASB developments and will evaluate the financial reporting implications to the Account, as necessary.

TIAA Real Estate Account ▪ Prospectus 121

NOTES TO FINANCIAL STATEMENTS	concluded

          In December 2007, FASB issued Statement No. 141(R), “Business Combinations,” which establishes principles and requirements for how the acquirer shall recognize and measure in its financial statements the identifiable assets acquired, liabilities assumed, any noncontrolling interest in the acquiree and goodwill acquired in a business combination or a gain from a bargain purchase. This Statement is effective for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Account is currently assessing the impact that Statement No. 141(R) will have on its financial position and results of operations.

          In December 2007, FASB issued Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an Amendment of ARB No. 51,” which establishes and expands accounting and reporting standards for minority interests, which will be recharacterized as noncontrolling interests, in a subsidiary and the deconsolidation of a subsidiary. This Statement is effective for fiscal years beginning on or after December 15, 2008. The Account is currently assessing the potential impact that Statement No. 160 will have on its financial position and results of operations.

122 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

	Value

Location/Description	2007		2006

REAL ESTATE PROPERTIES—63.04% AND 69.27%

ALABAMA:
Inverness Center—Office building	$125,521,529		$112,256,914
ARIZONA:
Camelback Center—Office building	80,000,000		—
Kierland Apartment Portfolio—Apartments	170,084,494		206,100,000
Mountain RA Industrial Portfolio—Industrial building	—		6,605,429
Phoenix Apartment Portfolio—Apartments	156,109,517		182,900,000
CALIFORNIA:
3 Hutton Centre Drive—Office building	64,200,000		59,011,323
9 Hutton Centre—Office building	—		29,000,000
50 Fremont—Office building	478,000,000	(1)	421,000,000	(1)
88 Kearny Street—Office building	123,822,200		90,310,024
275 Battery—Office building	271,917,498		231,000,000
980 9th Street and 1010 8th Street—Office building	178,000,000		168,000,000
Rancho Cucamonga Industrial Portfolio—Industrial building	133,000,000		109,000,000
Capitol Place—Office building	53,539,218		50,331,828
Centerside I—Office building	67,500,000		67,000,000
Centre Pointe and Valley View—Industrial building	34,142,741		32,385,980
Eastgate Distribution Center—Industrial building	—		25,558,962
Larkspur Courts—Apartments	97,000,000		93,043,346
Northern CA RA Industrial Portfolio—Industrial building	69,601,997		71,317,741
Ontario Industrial Portfolio—Industrial building	355,398,714	(1)	298,045,226	(1)
Pacific Plaza—Office building	127,130,076	(1)	—
Regents Court—Apartments	69,000,000		67,800,000
Southern CA RA Industrial Portfolio—Industrial building	110,718,042		97,558,473
The Legacy at Westwood—Apartments	126,579,694		110,231,593
Wellpoint—Office building	51,000,000		49,000,000
Westcreek—Apartments	39,189,673		35,300,000
West Lake North Business Park—Office building	68,621,818		61,000,000
Westwood Marketplace—Shopping center	96,562,192		91,467,954
Wilshire Rodeo Plaza—Office building	230,439,415	(1)	204,084,734	(1)
COLORADO:
Palomino Park—Apartments	194,001,036		184,000,000
The Lodge at Willow Creek—Apartments	43,500,000		39,501,399
The Market at Southpark—Shopping center	35,800,000		35,800,000
CONNECTICUT:
Ten & Twenty Westport Road—Office building	183,006,040		175,000,000
DELAWARE:
Mideast RA Industrial Portfolio—Industrial building	—		16,014,758
FLORIDA:
701 Brickell—Office building	275,941,582		231,239,379
4200 West Cypress Street—Office building	48,043,650		43,100,425
Plantation Grove—Shopping center	15,400,000		15,010,406
Pointe on Tampa Bay—Office building	60,971,897		50,573,824
Publix at Weston Commons—Shopping center	55,200,000	(1)	54,411,436	(1)
Quiet Waters at Coquina Lakes—Apartments	26,204,860		24,006,100
Royal St. George—Apartments	27,000,000		25,000,000
Sawgrass Office Portfolio—Office building	—		72,000,000

TIAA Real Estate Account ▪ Prospectus 123

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

	Value

Location/Description	2007		2006

Seneca Industrial Park—Industrial building	$122,334,422		$—
South Florida Apartment Portfolio—Apartments	68,248,605		65,099,785
Suncrest Village—Shopping center	19,500,000		17,009,378
The Fairways of Carolina—Apartments	27,207,661		25,309,965
The Greens at Metrowest—Apartments	—		21,011,825
The North 40 Office Complex—Office building	67,003,544		63,500,000
Urban Centre—Office building	135,577,463		121,000,000
FRANCE:
Printemps De L’Homme—Shopping center	279,077,542		—
GEORGIA:
1050 Lenox Park—Apartments	85,500,000		79,470,836
Atlanta Industrial Portfolio—Industrial building	58,300,000		77,863,416
Glenridge Walk—Apartments	52,900,000		48,710,574
Reserve at Sugarloaf—Apartments	52,000,000	(1)	49,500,000	(1)
Shawnee Ridge Industrial Portfolio—Industrial building	76,742,231		76,117,193
ILLINOIS:
Chicago Caleast Industrial Portfolio—Industrial building	77,642,826		74,999,590
Chicago Industrial Portfolio—Industrial building	86,420,886		89,104,640
East North Central RA Industrial Portfolio—Industrial building	38,016,397		37,503,284
Oak Brook Regency Towers—Office building	86,891,650		83,200,000
Parkview Plaza—Office building	66,066,513		59,400,000
KENTUCKY:
IDI Kentucky Portfolio—Industrial building	—		66,552,034
MARYLAND:
Broadlands Business Park—Industrial building	35,500,000		35,002,731
FEDEX Distribution Facility—Industrial building	9,900,000		8,500,000
GE Appliance East Coast Distribution Facility—Industrial building	48,000,000		48,000,000
MASSACHUSETTS:
99 High Street—Office building	344,688,328	(1)	291,806,564	(1)
Batterymarch Park II—Office building	—		13,234,314
Needham Corporate Center—Office building	33,275,228		22,712,550
Northeast RA Industrial Portfolio—Industrial building	33,300,000		30,900,000
The Newbry—Office building	389,880,008		370,745,525
MINNESOTA:
Champlin Marketplace—Shopping center	18,375,000		—
NEVADA:
UPS Distribution Facility—Industrial building	15,900,000		15,000,000
NEW JERSEY:
10 Waterview Boulevard—Office building	—		32,100,000
Konica Photo Imaging Headquarters—Industrial building	23,500,000		23,100,000
Marketfair—Shopping center	95,500,000		94,058,427
Morris Corporate Center III—Office building	119,600,001		114,857,104
NJ Caleast Industrial Portfolio—Industrial building	42,225,000		41,920,988
Plainsboro Plaza—Shopping center	51,000,000		50,900,000
South River Road Industrial—Industrial building	53,400,000		60,600,000
NEW YORK:
780 Third Avenue—Office building	375,000,000		298,000,000
The Colorado—Apartments	113,033,240		100,000,000

124 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

	Value

Location/Description	2007		2006

OHIO:
Columbus Portfolio—Office building	$26,314,686		$24,600,000
PENNSYLVANIA:
Lincoln Woods—Apartments	37,917,165		37,781,555
TENNESSEE:
Airways Distribution Center—Industrial building	24,300,000		24,857,278
Memphis Caleast Industrial Portfolio—Industrial building	—		52,500,000
Summit Distribution Center—Industrial building	27,500,000		26,300,000
TEXAS:
Butterfield Industrial Park—Industrial building	—		5,100,000	(2)
Dallas Industrial Portfolio—Industrial building	154,055,892		153,210,519
Four Oaks Place—Office building	419,270,107		306,200,984
Houston Apartment Portfolio—Apartments	296,241,497		306,042,523
Lincoln Centre—Office building	305,000,000	(1)	270,000,000	(1)
Park Place on Turtle Creek—Office building	48,282,785		44,573,669
Pinnacle Industrial /DFW Trade Center—Industrial building	46,700,000		45,874,807
Preston Sherry Plaza—Office building	45,500,000		—
South Frisco Village—Shopping center	48,500,000	(1)	47,014,065	(1)
The Caruth—Apartments	65,427,458		60,007,237
The Legends at Chase Oaks—Apartments	—		29,025,236
The Maroneal—Apartments	40,033,822		39,113,694
UNITED KINGDOM:
1 & 7 Westferry Circus—Office building	436,127,130	(1)	428,574,628	(1)
UTAH:
Landmark at Salt Lake City (Building #4)—Industrial building	—		16,509,871
VIRGINIA:
8270 Greensboro Drive—Office building	63,500,000		62,000,000
Ashford Meadows—Apartments	94,059,776		89,091,341
Monument Place—Office building	—		58,600,000
One Virginia Square—Office building	59,538,690		53,000,000
The Ellipse at Ballston—Office building	92,504,000		85,439,350
WASHINGTON:
Creeksides at Centerpoint—Office building	42,000,000		40,508,139
Fourth & Madison—Office building	487,000,000	(1)	398,990,017	(1)
Millennium Corporate Park—Office building	158,000,000		139,107,181
Northwest RA Industrial Portfolio—Industrial building	23,401,540		20,684,499
Rainier Corporate Park—Industrial building	81,160,792		69,362,219
Regal Logistics Campus—Industrial building	71,000,000		66,000,000
WASHINGTON DC:
1001 Pennsylvania Avenue—Office building	640,149,632	(1)	552,502,209	(1)
1401 H Street, NW—Office building	224,576,156	(1)	207,806,286	(1)
1900 K Street—Office building	285,000,000		255,002,226
Mazza Gallerie—Shopping center	97,000,018		86,350,179

TOTAL REAL ESTATE PROPERTIES (Cost $9,804,488,802 and $9,462,471,032)	11,983,715,574		10,743,487,689

TIAA Real Estate Account ▪ Prospectus 125

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

	Value

Location/Description	2007		2006

OTHER REAL ESTATE-RELATED INVESTMENTS—16.61%
AND 12.56%

REAL ESTATE JOINT VENTURES—14.87% AND 10.76%
CA—Colorado Center LP
Yahoo! Center (50% Account Interest)	$369,402,407	(3)	$187,766,625	(3)
CA—Treat Towers LP
Treat Towers (75% Account Interest)	118,997,021		94,023,131
GA—Buckhead LLC
Prominence in Buckhead (75% Account Interest)	115,427,071		107,256,320
Florida Mall Associates, Ltd.
The Florida Mall (50% Account Interest)	296,486,153	(3)	237,919,775	(3)
IL—161 Clark Street LLC
161 North Clark Street (75% Account Interest)	3,150,995	(4)	189,183,793
MA—One Boston Place REIT
One Boston Place (50.25% Account Interest)	246,440,493		177,900,327
DDR TC LLC
DDR Joint Venture–Various (85% Account Interest)	1,028,297,460	(3,5)	—
Storage Portfolio I, LLC
Storage Portfolio (75% Account Interest)	81,943,321	(3,5)	74,864,074	(3,5)
Strategic Ind Portfolio I, LLC
IDI Nationwide Industrial Portfolio (60% Account Interest)	76,536,044	(3,5)	70,348,753	(3,5)
Teachers REA IV, LLC
Tyson’s Executive Plaza II (50% Account Interest)	44,178,210		40,570,382
TREA Florida Retail, LLC
Florida Retail Portfolio (80% Account Interest)	260,879,060		265,396,677
West Dade Associates
Miami International Mall (50% Account Interest)	109,944,638	(3)	97,300,131	(3)
West Town Mall, LLC
West Town Mall (50% Account Interest)	75,826,066	(3)	126,214,963	(3)

TOTAL REAL ESTATE JOINT VENTURES (Cost $2,005,340,226 and $1,168,027,179)	2,827,508,939		1,668,744,951

LIMITED PARTNERSHIPS—1.74% AND 1.80%
Cobalt Industrial REIT (10.998% Account Interest)	32,840,031		26,506,381
Colony Realty Partners LP (5.27% Account Interest)	32,505,008		26,382,659
Heitman Value Partners Fund (8.43% Account Interest)	24,488,535		24,578,388
Lion Gables Apartment Fund (18.45% Account Interest)	205,162,203		179,013,211
MONY/Transwestern Mezzanine Fund RP (19.75% Account Interest)	—		454,319
MONY/Transwestern Mezz RP II (16.67% Account Interest)	36,365,657		22,348,093

TOTAL LIMITED PARTNERSHIPS (Cost $255,579,349 and $245,295,745)	331,361,434		279,283,051

TOTAL REAL ESTATE JOINT VENTURES AND LIMITED PARTNERSHIPS (Cost $2,260,919,575 and $1,413,322,924)	3,158,870,373		1,948,028,002

126 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Shares			Value

2007	2006	Issuer	2007	2006

MARKETABLE SECURITIES—19.97% AND 17.69%

REAL ESTATE-RELATED MARKETABLE SECURITIES—2.24% AND 4.54%

REAL ESTATE EQUITY SECURITIES—2.24% AND 3.99%
51,200	53,300	Acadia Realty Trust	$1,311,232	$1,333,566
—	68,700	Affordable Residential Communities LP	—	800,355
—	68,700	Affordable Residential Communities LP share rights (expired 1/23/07)	—	16,488
3,300	3,800	Alexander’s Inc.	1,165,725	1,594,670
53,100	54,400	Alexandria Real Estate Equities Inc.	5,398,677	5,461,760
164,585	166,985	AMB Property Corp.	9,473,513	9,786,991
45,100	42,500	American Campus Communities Inc.	1,210,935	1,209,975
214,600	244,900	American Financial Realty Trust	1,721,092	2,801,656
159,700	181,500	Apartment Investment & Management Co.	5,546,381	10,167,630
—	408,900	Archstone-Smith Trust	—	23,802,069
200,000	118,500	Ashford Hospitality Trust Inc.	1,438,000	1,475,325
27,500	33,300	Associated Estates Realty Corp.	259,600	457,542
132,200	138,900	AvalonBay Communities Inc.	12,445,308	18,063,945
109,100	122,400	BioMed Realty Trust Inc.	2,527,847	3,500,640
198,600	217,200	Boston Properties Inc.	18,233,466	24,300,336
148,100	171,500	Brandywine Realty Trust	2,655,433	5,702,375
86,500	94,200	BRE Properties Inc.	3,505,845	6,124,884
341,650	220,300	Brookfield Properties Corp.	6,576,763	8,664,399
93,500	105,200	Camden Property Trust	4,502,025	7,769,020
110,900	121,500	CBL & Associates Properties Inc.	2,651,619	5,267,025
74,900	74,900	Cedar Shopping Centers Inc.	766,227	1,191,659
75,400	87,600	Colonial Properties Trust	1,706,302	4,106,688
79,500	80,600	Corporate Office Properties Trust	2,504,250	4,067,882
71,100	75,500	Cousins Properties Inc.	1,571,310	2,662,885
—	179,000	Crescent Real Estate Equities Company	—	3,535,250
281,100	—	DCT Industrial Trust Inc.	2,617,041	—
205,000	204,000	Developers Diversified Realty Corp.	7,849,450	12,841,800
157,000	125,500	DiamondRock Hospitality Co.	2,351,860	2,260,255
99,000	84,100	Digital Realty Trust Inc.	3,798,630	2,878,743
164,400	123,500	Douglas Emmett Inc.	3,717,084	3,283,865
243,000	252,100	Duke Realty Corp.	6,337,440	10,310,890
51,700	—	Dupont Fabros Technology	1,013,320	—
39,400	42,900	EastGroup Properties Inc.	1,648,890	2,297,724
49,900	49,900	Education Realty Trust Inc.	560,876	737,023
—	103,400	Equity Inns Inc.	—	1,650,264
37,300	38,800	Equity Lifestyle Properties Inc.	1,703,491	2,111,884
—	654,500	Equity Office Properties Trust	—	31,527,265
60,800	69,900	Equity One Inc.	1,400,224	1,863,534
452,300	544,300	Equity Residential	16,495,381	27,623,225
42,000	43,600	Essex Property Trust Inc.	4,094,580	5,635,300
108,700	120,200	Extra Space Storage Inc.	1,553,323	2,194,852
93,700	103,200	Federal Realty Investment Trust	7,697,455	8,772,000

TIAA Real Estate Account ▪ Prospectus 127

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Shares			Value

2007	2006	Issuer	2007	2006

101,300	115,300	FelCor Lodging Trust Inc.	$1,579,267	$2,518,152
74,700	84,300	First Industrial Realty Trust Inc.	2,584,620	3,952,827
41,600	41,600	First Potomac Realty Trust	719,264	1,210,976
384,500	423,600	General Growth Properties Inc.	15,833,710	22,124,628
62,700	69,600	Glimcher Realty Trust	895,983	1,859,016
64,200	73,800	GMH Communities Trust	354,384	749,070
360,900	—	HCP Inc	12,552,102	—
141,700	—	Health Care REIT Inc	6,332,573	—
84,600	—	Healthcare Realty Trust Inc	2,147,994	—
70,900	59,500	Hersha Hospitality Trust	673,550	674,730
—	107,500	Highland Hospitality Corp.	—	1,531,875
96,300	101,700	Highwoods Properties Inc.	2,829,294	4,145,292
55,500	64,000	Home Properties Inc.	2,489,175	3,793,280
155,800	147,900	Hospitality Properties Trust	5,019,876	7,029,687
869,070	973,570	Host Hotels & Resorts Inc.	14,808,953	23,901,143
375,400	396,700	HRPT Properties Trust	2,901,842	4,899,245
95,300	116,700	Inland Real Estate Corp.	1,349,448	2,184,624
—	84,800	Innkeepers USA Trust	—	1,314,400
54,100	59,400	Kilroy Realty Corp.	2,973,336	4,633,200
365,921	409,521	Kimco Realty Corp.	13,319,524	18,407,969
47,600	55,300	Kite Realty Group Trust	726,852	1,029,686
66,600	75,000	LaSalle Hotel Properties	2,124,540	3,438,750
151,900	167,000	Liberty Property Trust	4,376,239	8,206,380
121,000	135,900	Macerich Co./The	8,598,260	11,764,863
111,900	118,700	Mack-Cali Realty Corp.	3,804,600	6,053,700
59,900	81,000	Maguire Properties Inc.	1,765,253	3,240,000
42,300	44,000	Mid-America Apartment Communities	1,808,325	2,518,560
—	100,200	Mills Corp./The	—	2,004,000
155,200	—	Nationwide Health Properties Inc.	4,868,624	—
—	198,000	New Plan Excel Realty Trust	—	5,441,040
25,400	25,100	Parkway Properties Inc./Md	939,292	1,280,351
65,900	69,500	Pennsylvania Real Estate Investment Trust	1,955,912	2,736,910
72,200	79,300	Post Properties Inc.	2,535,664	3,624,010
427,900	462,500	Prologis	27,120,302	28,106,125
26,900	30,200	PS Business Parks Inc.	1,413,595	2,135,442
214,614	241,114	Public Storage Inc.	15,754,814	23,508,615
31,500	28,500	Ramco-Gershenson Properties	673,155	1,086,990
—	157,000	Reckson Associates Realty Corp.	—	7,159,200
115,100	129,300	Regency Centers Corp.	7,422,799	10,107,381
19,300	20,600	Saul Centers Inc.	1,031,199	1,136,914
139,600	—	Senior Housing Properties Trust	3,166,128	—
373,221	412,821	Simon Property Group Inc.	32,417,976	41,814,639
98,507	86,300	SL Green Realty Corp.	9,206,464	11,458,914
36,500	33,500	Sovran Self Storage Inc.	1,463,650	1,918,880
124,300	134,700	Strategic Hotels & Resorts Inc.	2,079,539	2,935,113
27,800	30,900	Sun Communities Inc.	585,746	999,924
98,200	109,400	Sunstone Hotel Investors Inc.	1,796,078	2,924,262
52,300	58,300	Tanger Factory Outlet Centers	1,972,233	2,278,364

128 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Shares			Value

2007	2006	Issuer	2007	2006

88,800	98,400	Taubman Centers Inc.	$4,368,072	$5,004,624
224,000	—	UDR, Inc.	4,446,400	—
—	250,400	United Dominion Realty Trust Inc.	—	7,960,216
17,000	—	Universal Health Realty Income Trust	602,480	—
78,500	95,400	U-Store-It Trust	719,060	1,960,470
221,800	—	Ventas Inc.	10,036,450	—
237,100	245,800	Vornado Realty Trust	20,852,945	29,864,700
77,700	85,500	Washington Real Estate Investment	2,440,556	3,420,000
133,000	148,500	Weingarten Realty Investors	4,181,520	6,847,335
—	44,700	Winston Hotels Inc.	—	592,275

TOTAL REAL ESTATE EQUITY SECURITIES
(Cost $439,154,248 and $484,071,757)			426,630,212	619,342,386

COMMERCIAL MORTGAGE-BACKED SECURITIES—0.00% AND 0.55%

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

$—	$10,000,000	Commercial Mortgage Pass
		5.450% 12/15/20	—	10,000,000
—	3,389,773	Credit Suisse Mortgage Company
		5.470% 4/15/21	—	3,390,255
—	10,000,000	GS Mortgage Securities Co
		5.682% 5/3/18	—	10,186,930
—	8,780,566	GS Mortgage Securities Co
		5.420% 6/6/20	—	8,782,059
—	9,996,970	JP Morgan Chase Commercial
		5.440% 11/15/18	—	9,996,970
—	9,298,609	Lehman Brothers Floating
		5.430% 9/15/21	—	9,298,971
—	9,143,864	Morgan Stanley Capital
		5.440% 7/15/19	—	9,144,605
—	10,000,000	Morgan Stanley Dean Witter
		5.712% 2/3/16	—	10,137,150
—	14,642,368	Wachovia Bank Commercial
		5.440% 9/15/21	—	14,642,997

TOTAL COMMERCIAL MORTGAGE-BACKED SECURITIES
(Cost $0 and $85,255,038)			—	85,579,937

TOTAL REAL ESTATE-RELATED MARKETABLE SECURITIES
(Cost $439,154,248 and $569,326,795)			426,630,212	704,922,323

OTHER MARKETABLE SECURITIES—17.73% AND 13.15%

CERTIFICATES OF DEPOSIT—2.22% AND .86%

—	10,000,000	American Express Bank, FSB
		5.565% 1/8/07	—	10,000,235
—	1,500,000	American Express Bank, FSB
		5.290% 1/12/07	—	1,499,996

TIAA Real Estate Account ▪ Prospectus 129

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

$—	$24,000,000	American Express Bank, FSB
		5.280% 1/18/07	$—	$23,999,578
25,000,000	—	American Express Centurion Bank
		4.750% 2/4/08	25,001,875	—
20,000,000	—	American Express Centurion Bank
		4.750% 2/5/08	20,001,556	—
—	25,000,000	American Express Centurion Bank
		5.290% 1/3/07	—	24,999,988
—	19,165,000	American Express Centurion Bank
		5.290% 1/8/07	—	19,164,962
—	20,000,000	American Express Centurion Bank
		5.290% 1/9/07	—	19,999,954
10,000,000	—	Bank of Montreal
		5.030% 2/14/08	10,004,439	—
45,000,000	—	Bank of Montreal
		5.100% 3/7/08	45,031,437	—
25,000,000	—	Bank of Nova Scotia
		5.060% 1/16/08	25,003,988	—
25,000,000	—	Barclays Bank
		4.990% 2/27/08	25,012,510	—
10,000,000	—	Calyon
		4.820% 1/31/08	10,001,100	—
50,000,000	—	Calyon
		5.050% 3/12/08	50,032,645	—
25,000,000	—	Deutsche Bank
		4.950% 1/24/08	25,004,197	—
—	3,000,000	Deutsche Bank
		5.290% 1/9/07	—	2,999,962
—	30,000,000	Deutsche Bank
		5.300% 1/22/07	—	29,999,154
32,000,000	—	Dexia Banque SA
		4.990% 3/10/08	32,016,554	—
20,000,000	—	Dexia Banque SA
		4.880% 3/25/08	20,008,286	—
30,000,000	—	Rabobank Nederland
		5.020% 3/5/08	30,016,305	—
30,000,000	—	Royal Bank of Canada
		5.060% 1/25/08	30,007,494	—
20,000,000	—	SunTrust Banks, Inc.
		4.845% 1/28/08	19,998,920	—
40,000,000	—	Toronto Dominion Bank
		5.300% 1/22/08	40,014,108	—
15,000,000	—	Toronto Dominion Bank
		5.040% 2/26/08	15,008,718	—

TOTAL CERTIFICATES OF DEPOSIT
(Cost $422,007,080 and $132,665,429)			422,164,132	132,663,829

130 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

COMMERCIAL PAPER—9.23% AND 9.81%
$10,000,000	$—	Abbey National North America LLC
		4.670% 1/8/08	$9,989,577	$—
20,000,000	—	Abbey National North America LLC
		4.930% 1/9/08	19,976,550	—
—	25,000,000	Abbey National North America LLC
		5.260% 1/17/07	—	24,945,207
50,000,000	—	American Express Credit Corp.
		4.510% 1/14/08	49,908,220	—
32,490,000	—	American Honda Finance Corp.
		4.50-4.510% 1/29/08	32,369,946	—
2,137,000	—	American Honda Finance Corp.
		4.380% 1/4/08	2,135,879	—
15,438,000	—	American Honda Finance Corp.
		4.310% 2/11/08	15,355,978	—
7,050,000		American Honda Finance Corp.
		4.250% 2/28/08	6,996,781	—
—	50,000,000	American Honda Finance Corp.
		5.210-5.240% 1/22/07	—	49,853,055
—	17,475,000	American Honda Finance Corp.
		5.240% 2/9/07	—	17,377,605
—	10,000,000	Anheuser - Busch Co.
		5.250% 1/19/07	—	9,975,019
20,000,000	—	Bank of America Corp
		4.970% 1/15/08	19,960,666	—
13,200,000	—	Bank of America Corp
		4.780% 3/6/08	13,087,663	—
30,000,000	—	Bank of America Corp
		4.800% 4/8/08	29,604,246	—
27,400,000	—	Bank of Scotland
		4.710% 2/26/08	27,200,523	—
34,525,000	—	Bank of Scotland
		4.720% 2/29/08	34,259,731	—
—	25,000,000	Barclay’s U.S. Funding Corp.
		5.240% 1/26/07	—	24,912,383
—	20,000,000	BMW US Capital Corp.
		5.210% 2/7/07	—	19,894,400
—	23,050,000	BMW US Capital Corp.
		5.240% 2/9/07	—	22,921,533
20,000,000	—	Canadian Imperial Holdings, Inc.
		4.703% 1/29/08	19,926,098	—
—	25,000,000	Ciesco LP
		5.250% 1/9/07	—	24,973,942
—	14,000,000	Ciesco LP
		5.260% 1/25/07	—	13,952,299
40,000,000	—	Citigroup Funding Inc.
		4.850% 1/23/08	39,880,984	—

TIAA Real Estate Account ▪ Prospectus 131

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$25,000,000	$—	Citigroup Funding Inc.
		4.650% 2/12/08	$24,864,937	$—
25,000,000	—	Citigroup Funding Inc.
		4.650% 2/7/08	24,880,483	—
—	50,000,000	Citigroup Funding Inc.
		5.250% 1/11/07	—	49,934,060
—	35,825,000	Citigroup Funding Inc.
		5.260% 2/5/07	—	35,647,365
5,255,000	—	Coca Cola Co.
		4.200% 2/15/08	5,224,421	—
20,000,000	—	Coca Cola Co.
		4.430% 2/19/08	19,873,054	—
13,000,000	—	Coca Cola Co.
		4.390% 2/25/08	12,907,098	—
—	6,000,000	Corporate Asset Funding Corp, Inc.
		5.260% 1/22/07	—	5,982,193
—	8,760,000	Corporate Asset Funding Corp, Inc.
		5.250% 1/29/07	—	8,725,048
—	25,000,000	Corporate Asset Funding Corp, Inc.
		5.250% 2/7/07	—	24,867,250
—	54,000,000	Corporate Asset Funding Corp, Inc.
		5.260% 2/8/07	—	53,705,295
30,000,000	—	Danske Corp.
		4.920% 3/6/08	29,746,338	—
—	7,000,000	Dorada Finance Inc.
		5.230% 1/9/07	—	6,992,704
20,000,000	—	Edison Asset Securitization, LLC
		4.740% 3/11/08	19,789,840	—
—	24,000,000	Edison Asset Securitization, LLC
		5.240% 1/19/07	—	23,939,287
—	10,000,000	Edison Asset Securitization, LLC
		5.240% 2/1/07	—	9,955,666
—	32,900,000	Fairway Finance Company, LLC
		5.260% 1/17/07	—	32,826,521
20,460,000	—	General Electric Capital Corp.
		4.510% 2/19/08	20,330,987	—
15,340,000	—	General Electric Capital Corp.
		4.550% 2/20/08	15,241,250	—
30,000,000	—	General Electric Capital Corp.
		4.580% 4/8/08	29,606,721	—
—	23,760,000	General Electric Capital Corp.
		5.250% 1/18/07	—	23,704,454
—	13,155,000	General Electric Capital Corp.
		5.240% 2/8/07	—	13,084,017
—	30,000,000	General Electric Capital Corp.
		5.240% 2/15/07	—	29,807,499

132 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$30,540,000	$—	General Electric Co
		4.540% 3/4/08	$30,290,195	$—
13,200,000	—	Goldman Sachs Group Inc
		5.200% 1/08/08	13,186,155	—
12,000,000	—	Govco Incorporated
		4.680% 1/28/08	11,948,442	—
20,000,000	—	Govco Incorporated
		5.400% 2/12/08	19,869,924	—
37,860,000	—	Govco Incorporated
		5.100% 2/20/08	37,570,693	—
29,000,000	—	Govco Incorporated
		4.850% 3/13/08	28,687,505	—
—	25,700,000	Govco Incorporated
		5.230% 3/8/07	—	25,454,668
—	50,000,000	Govco Incorporated
		5.330% 1/5/07	—	49,977,665
35,140,000	—	Greenwich Capital Holding
		4.850% 4/14/08	34,649,576	—
—	33,000,000	Greyhawk Funding LLC
		5.260% 2/6/07	—	32,829,314
6,990,000	—	Harley-Davidson Funding
		4.480% 2/21/08	6,943,777	—
—	8,415,000	HBOS Treasury Srvcs PLC
		5.250% 3/21/07	—	8,319,680
30,000,000	—	HSBC Finance Corporation
		4.700% 2/21/08	29,757,135	—
—	40,000,000	HSBC Finance Corporation
		5.250% 1/26/07	—	39,859,012
25,000,000	—	IBM Capital Inc
		4.250% 3/10/08	24,773,325	—
—	22,200,000	IBM Capital Inc.
		5.220% 3/16/07	—	21,963,166
10,000,000	—	IBM International Group
		4.725% 1/14/08	9,981,644	—
18,900,000	—	IBM International Group
		4.725% 1/15/08	18,862,829	—
20,000,000	—	IBM International Group
		4.220% 2/27/08	19,851,712	—
5,420,000	—	IBM (International Business Machines Corp.)
		4.230% 1/3/08	5,417,868	—
—	19,000,000	IBM (International Business Machines Corp.)
		5.250% 1/10/07	—	18,966,750
20,000,000	—	ING (US) Finance
		4.730% 1/30/08	19,924,332	—
25,000,000	—	ING (US) Finance
		4.820% 2/22/08	24,832,460	—

TIAA Real Estate Account ▪ Prospectus 133

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$—	$25,000,000	ING (US) Finance
		5.240% 3/27/07	$—	$24,695,265
—	24,000,000	Johnson & Johnson
		5.270% 1/2/07	—	24,000,000
—	25,000,000	Johnson & Johnson
		5.200% 1/18/07	—	24,941,555
—	20,259,000	Kimberly-Clark Worldwide, Inc.
		5.230% 1/29/07	—	20,179,184
22,904,000	—	Kitty Hawk Funding Corp
		5.030% 3/14/08	22,653,437	—
—	10,000,000	Links Finance L.L.C.
		5.250% 1/16/07	—	9,979,190
—	30,000,000	Morgan Stanley Dean Witter
		5.240% 2/12/07	—	29,819,598
20,000,000	—	Nestle Capital Corp
		4.740% 2/6/08	19,906,862	—
14,500,000	—	Nestle Capital Corp
		5.090% 3/11/08	14,367,337	—
20,000,000	—	Nestle Capital Corp
		5.210% 3/5/08	19,833,636	—
9,300,000	—	Paccar Financial Corp
		4.730% 1/14/08	9,283,038	—
10,000,000	—	Paccar Financial Corp
		4.490% 2/11/08	9,947,220	—
15,300,000	—	Paccar Financial Corp
		4.500% 2/28/08	15,185,256	—
10,000,000	—	Park Avenue Receivables
		4.650% 3/18/08	9,884,430	—
19,645,000	—	Pfizer Inc
		4.410% 5/15/08	19,285,726	—
—	11,601,000	Pitney Bowes Inc.
		5.300% 1/4/07	—	11,597,578
28,000,000	—	Private Export Funding Corporation
		4.640-4.750% 1/30/08	27,893,365	—
1,500,000	—	Private Export Funding Corporation
		4.530% 1/31/08	1,494,098	—
10,000,000	—	Private Export Funding Corporation
		4.680% 2/11/08	9,946,870	—
20,000,000	—	Private Export Funding Corporation
		4.740% 2/5/08	19,908,760	—
10,000,000	—	Private Export Funding Corporation
		4.680% 3/3/08	9,919,045	—
—	20,500,000	Private Export Funding Corporation
		5.220% 1/3/07	—	20,496,976
—	1,845,000	Private Export Funding Corporation
		5.260% 1/11/07	—	1,842,553
134 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$—	$23,000,000	Private Export Funding Corporation
		5.22-5.23% 1/18/07	$—	$22,945,922
—	6,000,000	Private Export Funding Corporation
		5.220% 1/23/07	—	5,981,485
—	15,000,000	Private Export Funding Corporation
		5.230% 2/15/07	—	14,903,199
—	14,120,000	Private Export Funding Corporation
		5.230% 3/6/07	—	13,989,828
—	25,000,000	Procter & Gamble Co
		5.230% 1/12/07	—	24,963,380
—	25,000,000	Procter & Gamble International S.C.
		5.250% 2/1/07	—	24,890,625
—	50,000,000	Procter & Gamble International S.C.
		5.250% 2/14/07	—	49,686,455
10,000,000	—	Procter & Gamble International S.C.
		4.740% 1/16/08	9,979,155	—
10,000,000	—	Procter & Gamble International S.C.
		4.750% 1/18/08	9,976,550	—
10,000,000	—	Procter & Gamble International S.C.
		4.200% 1/31/08	9,960,914	—
4,665,000	—	Procter & Gamble International S.C.
		4.750% 1/4/08	4,662,569	—
30,000,000	—	Procter & Gamble International S.C.
		4.740% 2/14/08	29,830,500	—
17,000,000	—	Procter & Gamble International S.C.
		4.600% 2/1/08	16,931,441	—
8,000,000	—	Procter & Gamble International S.C.
		4.350% 3/12/08	7,925,696	—
9,000,000	—	Procter & Gamble International S.C.
		4.190% 3/14/08	8,913,882	—
12,000,000	—	Ranger Funding Company LLC
		5.110% 1/10/08	11,981,685	—
31,573,000	—	Ranger Funding Company LLC
		5.080-5.580% 1/18/08	31,486,411	—
—	10,000,000	Ranger Funding Company LLC
		5.260% 1/24/07	—	9,967,385
—	20,000,000	Ranger Funding Company LLC
		5.260% 1/25/07	—	19,931,856
—	23,760,000	Ranger Funding Company LLC
		5.300% 2/12/07	—	23,616,311
25,000,000	—	Royal Bank of Scotland
		4.740% 2/8/08	24,877,365	—
—	10,000,000	Scaldis Capital LLC
		5.250% 1/10/07	—	9,988,068
—	25,000,000	Sheffield Receivables Corporation
		5.240% 1/12/07	—	24,962,735

TIAA Real Estate Account ▪ Prospectus 135

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$—	$35,750,000	Sheffield Receivables Corporation
		5.260% 1/17/07	$—	$35,670,156
10,000,000	—	Shell International Financial
		4.470% 3/28/08	9,884,402	—
20,000,000	—	Societe Generale North America, Inc.
		5.155% 1/10/08	19,973,944	—
15,000,000	—	Societe Generale North America, Inc.
		4.780% 2/1/08	14,939,506	—
25,000,000	—	Societe Generale North America, Inc.
		4.830% 3/26/08	24,718,170	—
17,420,000	—	Societe Generale North America, Inc.
		4.640% 4/4/08	17,201,414	—
—	7,850,000	Societe Generale North America, Inc.
		5.250% 1/10/07	—	7,836,262
—	25,000,000	Societe Generale North America, Inc.
		5.250% 1/19/07	—	24,937,902
—	20,000,000	SunTrust Banks, Inc.
		5.245% 5/1/07	—	20,001,700
18,505,000	—	Svensk Exportkredit AB
		4.720-4.820% 01/14/08	18,471,249	—
17,800,000	—	Svensk Exportkredit AB
		4.860% 1/15/08	17,765,215	—
36,000,000	—	Svensk Exportkredit AB
		4.740% 1/17/08	35,920,267	—
16,000,000	—	Svensk Exportkredit AB
		4.370% 3/12/08	15,851,392	—
10,000,000	—	Svensk Exportkredit AB
		4.720% 04/09/08	9,867,500	—
—	14,675,000	Swedish Export Credit Corp.
		5.240% 1/10/07	—	14,657,788
—	33,895,000	Swedish Export Credit Corp.
		5.24-5.26% 1/16/07	—	33,825,624
—	30,000,000	Swedish Export Credit Corp.
		5.240% 2/13/07	—	29,816,250
—	5,800,000	The Concentrate Manufacturing Company of Ireland
		5.260% 1/9/07	—	5,790,695
10,000,000	—	Toronto-Dominion Holdings
		5.060% 01/31/08	9,960,914	—
25,000,000	—	Toronto-Dominion Holdings
		4.710% 2/11/08	24,868,050	—
19,000,000	—	Toyota Motor Credit Corp.
		4.520% 1/8/08	18,980,196	—
30,000,000	—	Toyota Motor Credit Corp.
		4.880% 2/15/08	29,826,579	—
30,000,000	—	Toyota Motor Credit Corp.
		4.740% 2/25/08	29,787,012	—

136 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Yield(6) and Maturity Date	2007	2006

$20,000,000	$—	Toyota Motor Credit Corp.
		4.530% 2/28/08	$19,850,008	$—
—	50,000,000	Toyota Motor Credit Corp.
		5.230% 1/23/07	—	49,846,580
—	30,000,000	Toyota Motor Credit Corp.
		5.230% 1/25/07	—	29,899,221
20,000,000	—	UBS Finance, (Delaware) Inc.
		5.030% 2/13/08	19,889,486	—
17,215,000	—	UBS Finance, (Delaware) Inc.
		5.000% 2/21/08	17,101,908	—
25,000,000	—	UBS Finance, (Delaware) Inc.
		4.910% 4/7/08	24,675,782	—
—	17,500,000	UBS Finance, (Delaware) Inc.
		5.250% 2/20/07	—	17,375,018
3,970,000	—	Unilever Capital Corp
		4.230% 1/11/08	3,964,274	—
10,000,000	—	United Parcel Service Inc
		4.300% 3/18/08	9,898,686	—
30,000,000	—	United Parcel Service Inc
		4.400% 3/31/08	29,640,321	—
20,000,000	—	United Parcel Service Inc
		4.340% 4/28/08	19,680,880	—
20,000,000	—	United Parcel Service Inc
		4.340% 4/29/08	19,678,000	—
20,000,000	—	United Parcel Service Inc
		4.380% 4/1/08	19,757,426	—
7,831,000	—	Variable Funding Capital Corporation
		4.640% 4/15/08	7,694,387	—
—	34,530,000	Variable Funding Capital Corporation
		5.250% 2/2/07	—	34,371,217
—	30,000,000	Variable Funding Capital Corporation
		5.250% 2/5/07	—	29,848,698
—	25,000,000	Variable Funding Capital Corporation
		5.250% 2/6/07	—	24,870,208
30,000,000	—	Yorktown Capital, LLC
		4.875% 4/15/08	29,527,943	—
—	23,415,000	Yorktown Capital, LLC
		5.260% 1/4/07	—	23,408,027

TOTAL COMMERCIAL PAPER (Cost $1,755,527,807 and $1,520,729,804)			1,755,075,702	1,520,881,551

TIAA Real Estate Account ▪ Prospectus 137

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

GOVERNMENT AGENCY BONDS—5.82% AND 2.36%
$—	$17,700,000	Federal Home Loan Banks
		5.130% 1/5/07	$—	$17,694,938
—	19,745,000	Federal Home Loan Banks
		5.180% 1/12/07	—	19,719,628
—	39,969,000	Federal Home Loan Banks
		5.200% 1/19/07	—	39,877,711
—	23,753,000	Federal Home Loan Banks
		5.180% 2/28/07	—	23,563,451
25,000,000	—	Federal Home Loan Banks
		4.450% 1/2/08	25,000,000	—
25,000,000	—	Federal Home Loan Banks
		4.450% 1/3/08	24,997,275	—
28,850,000	—	Federal Home Loan Banks
		4.661% 1/4/08	28,843,711	—
34,945,000	—	Federal Home Loan Banks
		4.450% 1/7/08	34,925,990	—
41,450,000	—	Federal Home Loan Banks
		4.260-4.900% 1/11/08	41,409,379	—
77,800,000	—	Federal Home Loan Banks
		4.280-4.290% 1/16/08	77,681,433	—
32,500,000	—	Federal Home Loan Banks
		4.260% 1/25/08	32,418,620	—
43,830,000	—	Federal Home Loan Banks
		4.300% 1/28/08	43,705,917	—
2,000,000	—	Federal Home Loan Banks
		4.480% 2/1/08	1,993,134	—
25,000,000	—	Federal Home Loan Banks
		4.200% 2/13/08	24,879,825	—
23,694,000	—	Federal Home Loan Banks
		4.250% 3/12/08	23,504,638	—
30,000,000	—	Federal Home Loan Banks
		4.270% 3/17/08	29,743,140	—
20,000,000	—	Federal Home Loan Banks
		4.270% 3/19/08	19,824,180	—
85,900,000	—	Federal Home Loan Banks
		4.260% 3/24/08	85,095,804	—
15,000,000	—	Federal Home Loan Bank Systems
		4.700% 11/20/08	14,991,900	—
—	13,654,000	Federal Home Loan Mortgage Corporation
		5.110% 1/2/07	—	13,654,000
—	22,250,000	Federal Home Loan Mortgage Corporation
		5.130% 1/16/07	—	22,208,704
—	43,400,000	Federal Home Loan Mortgage Corporation
		5.150% 1/24/07	—	43,269,887
—	50,000,000	Federal Home Loan Mortgage Corporation
		5.130% 1/30/07	—	49,807,250

138 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

$—	$33,675,000	Federal Home Loan Mortgage Corporation
		5.150% 1/31/07	$—	$33,540,367
—	30,000,000	Federal National Mortgage Association
		5.150% 2/6/07	—	29,854,650
—	23,768,000	Federal National Mortgage Association
		5.150% 1/8/07	—	23,751,029
—	50,000,000	Federal National Mortgage Association
		5.160% 3/21/07	—	49,452,450
32,465,000	—	Fannie Mae Discount Notes
		4.330% 1/4/08	32,457,922	—
18,990,000	—	Fannie Mae Discount Notes
		4.230% 2/15/08	18,894,366	—
20,000,000	—	Fannie Mae Discount Notes
		4.200% 2/19/08	19,890,140	—
16,600,000	—	Fannie Mae Discount Notes
		4.280% 2/21/08	16,505,015	—
25,000,000	—	Fannie Mae Discount Notes
		4.270% 2/22/08	24,854,075	—
23,725,000	—	Fannie Mae Discount Notes
		4.170% 3/5/08	23,554,345	—
44,000,000	—	Fannie Mae Discount Notes
		4.260% 3/6/08	43,678,492	—
29,045,000	—	Fannie Mae Discount Notes
		4.190-4.280% 3/20/08	28,786,354	—
30,000,000	—	Fannie Mae Discount Notes
		4.280% 3/21/08	29,729,430	—
12,840,000	—	Fannie Mae Discount Notes
		4.285% 3/26/08	12,716,864	—
22,518,000	—	Fannie Mae Discount Notes
		4.190-4.240% 3/27/08	22,299,485	—
17,890,000	—	Fannie Mae Discount Notes
		4.270% 3/28/08	17,714,356	—
30,000,000	—	Fannie Mae Discount Notes
		4.220% 4/24/08	29,613,930	—
41,650,000	—	Fannie Mae Discount Notes
		4.150-4.180% 4/30/08	41,085,518	—
31,901,000	—	Fannie Mae Discount Notes
		4.100% 5/28/08	31,359,658	—
30,000,000	—	Freddie Mac Discount Note
		4.330% 1/24/08	29,928,120	—
32,470,000	—	Freddie Mac Discount Note
		4.320% 1/31/08	32,367,460	—
22,400,000	—	Freddie Mac Discount Note
		4.220% 2/14/08	22,289,770	—
25,487,000	—	Freddie Mac Discount Note
		4.210% 2/20/08	25,344,069	—

TIAA Real Estate Account ▪ Prospectus 139

STATEMENT OF INVESTMENTS	continued

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

$10,000,000	$—	Freddie Mac Discount Note
		4.320% 2/21/08	$9,942,780	$—
8,500,000	—	Freddie Mac Discount Note
		4.240% 3/3/08	8,440,806	—
17,925,000	—	Freddie Mac Discount Note
		4.120% 3/31/08	17,737,868	—
26,735,000	—	Freddie Mac Discount Note
		4.145% 4/10/08	26,433,563	—
20,817,000	—	Freddie Mac Discount Note
		4.175% 4/18/08	20,563,324	—
10,795,000	—	Freddie Mac Discount Note
		4.180% 4/25/08	10,654,849	—

TOTAL GOVERNMENT AGENCY BONDS
(Cost $1,105,524,756 and $366,282,560)			1,105,857,505	366,394,065

VARIABLE NOTES—0.26% AND 0.12%
—	19,000,000	US Bank NA
		5.735% 12/5/07	—	18,998,765
25,000,000	—	Wells Fargo Bank
		4.600% 1/7/08	24,999,308	—
25,000,000	—	Wells Fargo Bank
		4.600% 1/8/08	24,999,210	—

TOTAL VARIABLE NOTES
(Cost $50,000,000 and $19,003,401)			49,998,518	18,998,765

BANKERS ACCEPTANCE—0.20% AND 0.00%
4,359,000	—	JPMorgan Chase Bank
		4.400% 1/18/08	4,349,127	—
10,000,000	—	Wachovia Bank
		4.380% 4/21/08	9,850,480	—
25,000,000	—	Wachovia Bank
		4.300% 5/7/08	24,570,220	—

TOTAL BANKERS ACCEPTANCE
(Cost $38,835,657 and $0)			38,769,827	—

TOTAL OTHER MARKETABLE SECURITIES
(Cost $3,371,895,300 and $2,038,681,194)			3,371,865,684	2,038,938,210

TOTAL MARKETABLE SECURITIES
(Cost $3,811,049,548 and $2,608,007,989)			3,798,495,896	2,743,860,533

140 Prospectus ▪ TIAA Real Estate Account

STATEMENT OF INVESTMENTS	concluded

TIAA REAL ESTATE ACCOUNT ▪ DECEMBER 31, 2007 AND 2006

Principal			Value

2007	2006	Issuer, Interest Rate and Maturity Date	2007	2006

MORTGAGE LOAN RECEIVABLE—0.38% AND 0.48%
$75,000,000	$75,000,000	Klingle Corporation
		6.17% 07/10/11	$72,519,684	$74,660,626

TOTAL MORTGAGE LOAN RECEIVABLE
(Cost $75,000,000 and $75,000,000)			72,519,684	74,660,626

TOTAL INVESTMENTS
(Cost $15,951,457,925 and $13,558,801,945)			$19,013,601,527	$15,510,036,850

(1)	The investment has a mortgage loan payable outstanding as indicated in Note 5.

(2)	Leasehold interest only.

(3)	The market value reflects the Account’s interest in the joint venture, net of any debt.

(4)	The market value reflects the final settlement due the Account. The investment was sold on 8/24/07.

(5)	Located throughout the U.S.

(6)	Yield represents the annualized yield at the date of purchase.

TIAA Real Estate Account ▪ Prospectus 141

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Participants of the TIAA Real Estate Account and the Board of
Trustees of Teachers Insurance and Annuity Association of America:

          In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations, changes in net assets and cash flows, present fairly, in all material respects, the financial position of the TIAA Real Estate Account (the “Account”) at December 31, 2007 and December 31, 2006 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Account’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP New York, New York March 20, 2008

142 Prospectus ▪ TIAA Real Estate Account

PRO FORMA CONDENSED STATEMENT OF ASSETS AND LIABILITIES  (UNAUDITED)

TIAA REAL ESTATE ACCOUNT

As of December 31, 2007

	Historical	Adjustments		Pro forma

ASSETS
Real estate properties and Real estate joint ventures and limited partnerships, at value	$15,142,585,947	$160,428,299	(a)	$15,303,014,246
Marketable securities	3,798,495,896	—		3,798,495,896
Other	291,685,401	—		291,685,401

TOTAL ASSETS	19,232,767,244	160,428,299		19,393,195,543

Mortgage notes payable	1,392,092,982	160,428,299	(a)	1,552,521,281
Payable for securities transactions	866,209	—		866,209
Accrued real estate property level expenses and taxes	154,638,976	—		154,638,976
Security deposits held	24,632,278	—		24,632,278

TOTAL LIABILITIES	1,572,230,445	160,428,299		1,732,658,744

NET ASSETS	$17,660,536,799	$—		$17,660,536,799

PRO FORMA CONDENSED STATEMENT OF OPERATIONS  (UNAUDITED)

TIAA REAL ESTATE ACCOUNT

For the Year Ended December 31, 2007

	Historical	Adjustments	Pro forma

Rental income	$987,434,298	$23,755,692	$1,011,189,990

Operating expenses	247,473,125	3,654,942	251,128,067
Real estate taxes	126,925,585	2,560,376 (b)	129,485,961
Interest expense	83,622,829	24,920,733	108,543,562

Total real estate property expenses and taxes	458,021,539	31,136,051	489,157,590

Real estate income, net	529,412,759	(7,380,359)	522,032,400
Income from real estate joint ventures and limited partnerships	93,724,569	6,257,959 (c)	99,982,528
Interest and dividends	141,913,253	—	141,913,253

TOTAL INCOME	765,050,581	(1,122,400)	763,928,181
EXPENSES	140,294,447	2,432,559 (d)	142,727,006

INVESTMENT INCOME, NET	624,756,134	(3,554,959)	621,201,175
REALIZED AND UNREALIZED GAINS	1,438,434,738	—	1,438,434,738

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$2,063,190,872	$(3,554,959)	$2,059,635,913

TIAA Real Estate Account ▪ Prospectus 143

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS  (UNAUDITED)

TIAA REAL ESTATE ACCOUNT

Note 1—Purpose and Assumptions

          As required by the Securities and Exchange Commission under Regulation S-X Article 11-01(5), these pro forma condensed financial statements of the TIAA Real Estate Account (“Account”) have been prepared because the Account has made significant purchases of real estate property investments during the period from January 1, 2007 through the date of this prospectus. During 2007, the Account purchased seven property investments: three office properties, one industrial property, two retail properties and an 85% interest in a joint venture that owns 65 retail properties. During the period from January 1, 2008 through the date of this prospectus, the Account purchased one retail property lease buyback and two industrial properties. Information regarding these purchases are included under “Recent Transactions” on page 37.

          Various assumptions have been made in order to prepare these pro forma condensed financial statements. The pro forma condensed statement of assets and liabilities has been prepared assuming the real estate property investments purchased during the period from January 1, 2008 through the date of this prospectus were purchased as of December 31, 2007. The pro forma condensed statement of operations for the year ended December 31, 2007 has been prepared assuming real estate property investments purchased during the period from January 1, 2007 through the date of this prospectus were purchased as of January 1, 2007.

Note 2—Pro Forma Adjustments

          The following pro forma adjustments were made in preparing the pro forma condensed financial statements to reflect the purpose described in Note 1.

          Pro forma Condensed Statement of Assets and Liabilities:

(a)

To record the cost of the real estate property investment purchased during the period from January 1, 2008 through the date of this prospectus, assuming such investment was purchased with short-term loans on January 1, 2007.

Pro forma Condensed Statement of Operations:

(b)

To record the rental income and real estate property level expenses of the real estate properties purchased during the period from January 1, 2007 through the date of this prospectus, assuming such properties were owned for the entire year ended December 31, 2007 and were purchased with short-term loans.

144 Prospectus ▪ TIAA Real Estate Account

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS  (UNAUDITED)

TIAA REAL ESTATE ACCOUNT

(c)

To record the real estate joint venture income of the joint ventures purchased during the period from January 1, 2007 through the date of this prospectus, assuming the joint venture interests were owned for the entire year ended December 31, 2007 and were purchased with a short-term loan.

(d)

To record additional investment advisory expense charges which would have been incurred during the year ended December 31, 2007, based on the gross investment amounts involved and assuming the real estate property investments purchased during the period from January 1, 2007 through the date of this prospectus had been purchased as of January 1, 2007.

TIAA Real Estate Account ▪ Prospectus 145

DEVELOPERS DIVERSIFIED REALTY CORP., JOINT VENTURE PORTFOLIO

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the Teachers Insurance and Annuity Association/Developers Diversified Realty Corp. Joint Venture Portfolio (the “Portfolio”), as described in Note 1, for the year ended December 31, 2005. This financial statement is the responsibility of the Portfolio’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Portfolio’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Portfolio’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Portfolio for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

December 6, 2006

146 Prospectus ▪ TIAA Real Estate Account

DEVELOPERS DIVERSIFIED REALTY CORP., JOINT VENTURE PORTFOLIO

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2005 (Audited)	Nine Months Ended September 30, 2006 (Unaudited)

REVENUES
Rental income	$201,195,384	$151,177,708
Recoveries	46,774,911	36,116,240
Lease termination fees	387,706	4,775,876
Other income	229,847	452,315

	248,587,848	192,522,139

CERTAIN EXPENSES
Common area maintenance	21,220,085	16,338,417
Operating expenses	4,539,528	4,196,920
Real estate taxes	29,201,010	22,614,759
Management fees	11,065,183	8,415,742
Ground rent	1,330,669	998,002
Insurance	1,902,789	1,472,102
General and administrative	183,442	166,530

	69,442,706	54,202,472

Excess of revenues over certain expenses	$179,145,142	$138,319,667

See notes to statements of revenues and certain expenses.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1—Organization and Basis of Presentation

          The Portfolio consists of 67 community retail centers, comprised of 97 individual properties, predominately located in the Southeastern region of the United States. The Portfolio contains approximately 16.7 million square feet of commercial space, and was 97% leased at September 30, 2006. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes.

          The accompanying financial statements are presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statements are not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Portfolio, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Portfolio.

          The statement of revenues and certain expenses for the nine months ended September 30, 2006 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account ▪ Prospectus 147

2—Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Included in rental income for the year ended December 31, 2005 and the nine months ended September 30, 2006 are accruals of $6,441,351 and $3,117,126, respectively, representing the revenue recognized in excess of rents due under the lease agreements. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3—Operating Leases

          Space in the Portfolio is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2005 are as follows:

Year Ending December 31,

2006	$191,171,000
2007	189,242,000
2008	169,754,000
2009	158,037,000
2010	144,599,000
Thereafter	676,827,000

$1,529,630,000

4—Related Party Transactions

          The owner of the properties in the Portfolio also owns the companies which provide property management services. Management fees of $11,065,183 and $8,415,742 were incurred for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

          Metropolitan Construction Services, an affiliate of a stockholder of the properties’ owner, provides construction services, including general contracting services and ongoing repairs and maintenance. Costs of $1,491,974 and $757,799 were incurred for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

148 Prospectus ▪ TIAA Real Estate Account

5—Ground Lease Commitments

          The Portfolio holds ground leases for certain properties. Rent expense is recognized on a straight-line basis over the lease term. The lease terms expire through February 28, 2051. Total rent expense was $1,330,669 and $998,002 for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively. Included in rent expense are accruals of $685,669 and $514,252 for the year ended December 31, 2005 and the nine months ended September 30, 2006, respectively.

          Minimum future annual payments required under the leases are approximately as follows:

Year Ending December 31,

2006	$645,000
2007	645,000
2008	646,000
2009	647,000
2010	647,000
Thereafter	57,908,000

$61,138,000

TIAA Real Estate Account ▪ Prospectus 149

PRINTEMPS DE L’HOMME, 110 RUE DE PROVENCE,
PARIS, FRANCE

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property known as Printemps de l’Homme, located at 110 Rue de Provence, Paris, France (the “Property”), as described in Note 1, for the year ended December 31, 2005. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

December 22, 2006

150 Prospectus  ▪  TIAA Real Estate Account

PRINTEMPS DE L’HOMME, 110 RUE DE PROVENCE, PARIS, FRANCE

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

(In thousands)	Year Ended December 31, 2005 (Audited)	Nine Months Ended September 30, 2006 (Unaudited)

REVENUES
Rental income	$9,126	$7,168
Property tax	253	198
Office tax	33	25
Cleaning tax	8	6

	9,420	7,397

CERTAIN EXPENSES
Property tax	253	198
Management fee	68	36
Office tax	33	25
Cleaning tax	8	6
Building insurance	7	5

	369	270

Excess of revenues over certain expenses	$9,051	$7,127

See notes to statements of revenues and certain expenses.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1—Organization and Basis of Presentation

          The Property consists of a building located at 110 Rue de Provence, Paris, France, which contains approximately 142,000 square feet of commercial space. The building is located in the “Grands Magasins” district, which was created at the end of the 19th century. The Property is leased to one tenant under a lease which expires on September 30, 2010, and which contains a provision for annual increases based on the increase in the National Institute for Statistics and Economic Studies (“INSEE”) index for the cost of construction. In addition, the tenant pays all property expenses, including property, office and cleaning taxes, but excluding management fees.

          The accompanying financial statements are presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statements are not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The accompanying financial statements have been converted from Euros to U.S. dollars using the Federal Reserve Board’s average exchange rates for the year ended December 31, 2005 and the nine months ended September 30, 2006 of

TIAA Real Estate Account ▪ Prospectus 151

1.2400 and 1.2522, respectively. The conversion rate used for minimum future rents in Note 3 is 1.1842.

          The statement of revenues and certain expenses for the nine months ended September 30, 2006 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

2—Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from the lease is recognized as earned over the lease term. Service charges for taxes and insurance are billed as incurred or on an estimated basis as set forth in the lease agreement.

3—Operating Leases

          Space in the Property is rented to the tenant under a noncancelable operating lease. Approximate minimum future rents required as of December 31, 2005 are as follows:

Year Ending December 31,	(Amount in thousands)

2006	$8,959
2007	8,959
2008	8,959
2009	8,959
2010	6,719

$42,555

152 Prospectus  ▪  TIAA Real Estate Account

8600 114TH AVENUE NORTH
CHAMPLIN, MINNESOTA

INDEPENDENT AUDITORS’ REPORT

To the Management
Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at 8600 114th Avenue North, Champlin, Minnesota (the “Property”), as described in Note 1, for the year ended December 31, 2006. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

April 9, 2007

TIAA Real Estate Account ▪ Prospectus 153

PROPERTY LOCATED AT 8600 114TH AVENUE NORTH, CHAMPLIN, MINNESOTA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2006 (Audited)	Two Months Ended February 28, 2007 (Unaudited)

REVENUES
Rental income	$1,121,203	$200,804
Recoveries	214,767	41,364

	1,335,970	242,168

CERTAIN EXPENSES
General and administrative	29,606	6,819
Management fees	27,311	5,557
Landscaping/grounds	9,737	777
General repairs and maintenance	27,097	625
Security	4,656	559
Insurance	9,787	1,647
Real estate tax	128,619	23,476
Nonreimbursable expenses	2,567	—

	239,380	39,460

Excess of revenues over certain expenses	$1,096,590	$202,708

See notes to statements of revenues and expenses and Independent Auditors’ Report.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1—Organization and Basis of Presentation

          The Property, located in Champlin, Minnesota, contains approximately 104,000 square feet of commercial space. At February 28, 2007, the Property was 100% leased. Tenant leases include provisions for additional rent based on pro-rata shares of common area maintenance expenses and real estate taxes.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, it is not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the two months ended February 28, 2007 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

154 Prospectus  ▪  TIAA Real Estate Account

2—Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3—Major Tenants

          Two tenants lease approximately 70% of the Property’s square footage. Rent from these tenants represented approximately 53% of total revenues for the year ended December 31, 2006 and the two months ended February 28, 2007.

4—Operating Leases

          Space in the Property is rented to tenants under noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2006 are as follows:

Year Ending December 31,

2007	$1,186,000
2008	1,192,000
2009	1,046,000
2010	923,000
2011	729,000

Thereafter	4,231,000

$9,307,000

TIAA Real Estate Account ▪ Prospectus 155

SENECA INDUSTRIAL PARK, PEMBROKE PARK, FLORIDA

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association of America

          We have audited the accompanying statement of revenues and certain expenses of Seneca Industrial Park, Pembroke Park, Florida (the “Property”), as described in Note 1, for the year ended December 31, 2006. This financial statement is the responsibility of the Property’s Management. Our responsibility to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

December 14, 2007

156 Prospectus ▪ TIAA Real Estate Account

SENECA INDUSTRIAL PARK, PEMBROKE PARK, FLORIDA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2006 (Audited)	Eight Months Ended August 31, 2007 (Unaudited)

REVENUES
Rental income	$5,307,909	$3,382,703
Recoveries	1,880,632	1,302,138
Other	—	899

	7,188,541	4,685,740

CERTAIN EXPENSES
Repairs and maintenance	197,927	216,340
Utilities	86,252	43,271
Administrative expenses	127,636	63,910
Management fees	132,327	116,980
Insurance	158,689	202,913
Real estate taxes	1,209,053	838,280

	1,911,884	1,481,694

Excess of revenues over certain expenses	$5,276,657	$3,204,046

See notes to statements of revenue and certain expenses.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1—Organization and Basis of Presentation

          The Property, located in Pembroke Park, Florida, contains approximately 882,000 square feet of commercial space. At August 31, 2007, it was 96% leased to 17 tenants. Most of the leases contain provisions for additional rent for the reimbursement of real estate taxes and operating expenses.

          The accompanying financial statements are presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statements are not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the eight months ended August 31, 2007 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account ▪ Prospectus 157

2—Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases with scheduled rent increases is recognized on a straight-line basis over the lease term. Recoveries, based on payments for real estate taxes and operating expenses, are estimated and accrued.

3—Major Tenants

          Three tenants lease approximately 60% of the Property’s square footage. Rent from these tenants represented approximately 58% of total revenues for the year ended December 31, 2006 and the eight months ended August 31, 2007.

4—Operating Leases

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2006 are as follows:

Year Ending December 31,

2007	$5,238,000
2008	5,093,000
2009	3,954,000
2010	3,103,000
2011	2,042,000
Thereafter	2,169,000

$21,599,000

158 Prospectus  ▪  TIAA Real Estate Account

PRESTON SHERRY, DALLAS, TEXAS

INDEPENDENT AUDITORS’ REPORT

To the Management
Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of the property located at 8201 Preston Road, Dallas, Texas (the “Property”), as described in Note 1, for the year ended December 31, 2006. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note 1, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

May 7, 2007

TIAA Real Estate Account ▪ Prospectus 159

PROPERTY LOCATED AT 8201 PRESTON ROAD, DALLAS, TEXAS

STATEMENTS OF REVENUES AND CERTAIN EXPENSES

	Year Ended December 31, 2006 (Audited)	Three Months Ended March 31, 2007 (Unaudited)

REVENUES
Rental income	$3,193,477	$852,734
Recoveries	964,737	277,604
Parking income	168,076	43,424
Storage income	2,724	681
Other income	41,388	10,308

	4,370,402	1,184,751

CERTAIN EXPENSES
General and administrative	558,284	150,412
Management fees	124,875	35,545
Landscaping/grounds	14,584	3,471
General repairs and maintenance	341,519	70,690
Security	232,292	63,229
Insurance	38,686	10,133
Real estate taxes	730,957	192,820
Nonreimbursable expenses	13,192	4,786

	2,054,389	531,086

Excess of revenues over certain expenses	$2,316,013	$653,665

See notes to statements of revenues and certain expenses and Independent Auditors’ Report.

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES

1—Organization and Basis of Presentation

          The Property, located in Dallas, Texas, contains approximately 147,000 square feet of commercial space. At March 31, 2007, the Property was 94% leased to 27 tenants. The tenant leases contain provisions for additional rent based on increases in operating expenses and real estate taxes over base period amounts.

          The accompanying financial statements are presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statements are not representative of actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenues and certain expenses for the three months ended March 31, 2007 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

160 Prospectus ▪ TIAA Real Estate Account

2—Summary of Significant Accounting Policies

          Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

          Revenue Recognition

          Rental income from leases is recognized on a straight-line basis over the lease terms. Recoveries, based on payments for real estate taxes and certain operating expenses, are accrued.

3—Operating Leases

          Space in the Property is rented to tenants under noncancelable operating leases. Approximate minimum future rents required under leases in effect at December 31, 2006 are as follows:

Year Ending December 31,

2007	$3,447,000
2008	3,396,000
2009	2,945,000
2010	2,706,000
2011	1,960,000

Thereafter	1,857,000

$16,311,000

          One tenant leases approximately 17% of the Property’s square footage. Rent from this tenant represents approximately 20% of total revenues for the year ended December 31, 2006.

TIAA Real Estate Account ▪ Prospectus 161

CAMELBACK CENTER, PHOENIX, ARIZONA

INDEPENDENT AUDITORS’ REPORT

To the Management of Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Camelback Center – Phoenix, Arizona (the “Property”), as described in Note A, for the year ended December 31, 2005. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenue and certain expenses of the Property for the year ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

Aarons Grant & Habif, LLC
December 28, 2006

162 Prospectus ▪ TIAA Real Estate Account

CAMELBACK CENTER, PHOENIX, ARIZONA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	For the Year Ended December 31, 2005 (Audited)	For the Eleven Months Ended November 30, 2006 (Unaudited)

REVENUES
Rental income	$2,556,012	$3,367,516
Recoveries	3,323	105,779
Other income	40,905	171,921

Total Revenues	2,600,240	3,645,216

CERTAIN EXPENSES
Utilities	251,587	317,633
Repairs and maintenance	496,282	623,743
Management fees	164,529	193,022
Real estate taxes	647,707	754,428
Insurance	34,978	37,121

Total certain expenses	1,595,083	1,925,947

Revenues in excess of certain expenses	$1,005,157	$1,719,269

See Independent Auditors’ Report

Note A—Basis of Presentation

          The statement of revenue and certain expenses (the financial statement) for the year ended December 31, 2005 and the eleven months ended November 30, 2006 (unaudited) relate to the operations of Camelback Center (the Property), which will be acquired by Teachers Insurance and Annuity Association (the Company). The Property located in Phoenix, Arizona, contains 231,345 square feet of rentable commercial space.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

Note B—Summary of Significant Accounting Policies

          This summary of significant accounting policies of the Property is presented to assist in understanding the Property’s financial statement. The financial statement and notes are representations of the Property’s management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements.

TIAA Real Estate Account ▪ Prospectus 163

          Use of estimates

          The preparation of financial statements requires management to make estimates and assumptions that affect the reporting and disclosure of revenue and certain expenses during the reporting period to prepare the statement in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

          Revenue recognition

          Revenue from operating leases, which includes scheduled increases over the lease term, is recognized on a straight-line basis.

          Unaudited interim statement

          The statement of revenue and certain expenses for the eleven months ended November 30, 2006 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

Note C—Future Rent Payments

          Space in the Property is rented to tenants under various noncancelable operating leases. Approximate minimum future rents required under these leases in effect at December 31, 2005 are as follows:

December 31,

2006	$3,012,321
2007	3,699,562
2008	3,465,692
2009	2,850,714
2010	1,512,778
2011 and thereafter	2,275,662

$16,816,729

Note D—Concentrations

          One tenant leases approximately 11% of the Property’s square footage. Income from this tenant represented approximately 18% of total revenue for the year ended December 31, 2005.

Note E—Property Management Fees

          Property management expense has been included in the financial statement for the Property, with the property management fee on the property ranging from 5 –6% of cash receipts.

164 Prospectus ▪ TIAA Real Estate Account

PACIFIC PLAZA, SAN DIEGO, CALIFORNIA

INDEPENDENT AUDITORS’ REPORT

To the Management of
Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Pacific Plaza, San Diego, California (the Property), as described in Note A, for the year ended December 31, 2006. This financial statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Property’s internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note A, is not intended to be a complete presentation of the Property’s revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Property for the year ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Aarons Grant & Habif, LLC
October 18, 2007

TIAA Real Estate Account ▪ Prospectus 165

PACIFIC PLAZA, SAN DIEGO, CALIFORNIA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	For The Year Ended December 31, 2006 (Audited)	For The Six Months Ended June 30, 2007 (Unaudited)

REVENUES
Rental income	$6,801,679	$3,217,385
Recoveries	601,105	563,070
Other income	34,680	14,029

Total revenues	7,437,464	3,794,484

CERTAIN EXPENSES
Insurance	174,762	92,188
Management fees	228,135	106,424
Operating expenses	106,176	128,258
Real estate taxes	933,785	479,982
Repairs and maintenance	414,696	181,337
Salaries and wages	163,968	89,908
Security	70,684	36,170
Utilities	105,851	57,250

Total certain expenses	2,198,057	1,171,517

Revenues in excess of certain expenses	$5,239,407	$2,622,967

See Independent Auditors’ Report

Note A—Organization and Basis of Presentation

          The statement of revenues and certain expenses (the financial statement) for the year ended December 31, 2006 and the six months ended June 30, 2007, relate to the operations of Pacific Plaza, San Diego, California (the Property). The Property contains 215,758 square feet of rentable commercial space and was approximately 81% leased at June 30, 2007.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Property, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Property.

          The statement of revenue and certain expenses for the six months ended June 30, 2007 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

166 Prospectus ▪ TIAA Real Estate Account

Note B—Summary of Significant Accounting Policies

          Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          Revenue recognition

          Revenue from operating leases, which includes scheduled increases over the lease terms, is recognized on a straight-line basis.

Note C—Future Rent Payments

          Space in the Property is rented to tenants under non-cancelable operating leases. Approximate minimum future rents required under the leases in effect at December 31, 2006 are as follows:

2007	$6,196,429
2008	5,064,270
2009	3,356,407
2010	3,459,039
2011	1,226,969
2012	362,281

$19,665,395

Note D—Concentrations

          The Company earned 92% of rent revenue from three tenants during the year ended December 31, 2006.

Note E—Related Party Transactions

          During the year ended December 31, 2006, management fees paid to an affiliate of the Property owner totaled $228,135.

TIAA Real Estate Account ▪ Prospectus 167

CALABASH I, FONTANA, CALIFORNIA
HAVEN DISTRIBUTION CENTER,
RANCHO CUCAMONGA, CALIFORNIA

INDEPENDENT AUDITORS’ REPORT

To the Management of
Teachers Insurance and Annuity Association

          We have audited the accompanying statement of revenues and certain expenses of Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California (the Properties), as described in Note A, for the year ended December 31, 2007. This financial statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this financial statement based on our audit.

          We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          The accompanying statement of revenues and certain expenses was prepared for the purpose of complying with Rule 3-14 of Securities and Exchange Commission Regulation S-X and, as described in Note A, is not intended to be a complete presentation of the Properties’ revenues and expenses.

          In our opinion, the financial statement referred to above presents fairly, in all material respects, the revenues and certain expenses of the Properties for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

Aarons Grant & Habif, LLC
April 17, 2008

168 Prospectus ▪ TIAA Real Estate Account

CALABASH I, FONTANA, CALIFORNIA
HAVEN DISTRIBUTION CENTER, RANCHO CUCAMONGA, CALIFORNIA

STATEMENT OF REVENUES AND CERTAIN EXPENSES

	For the Year Ended December 31, 2007 (Audited)	For the Two Months Ended February 29, 2008 (Unaudited)

REVENUES
Rental income	$5,406,803	$901,134
Recoveries	442,721	76,216

Total Revenues	5,849,524	977,350

CERTAIN EXPENSES
Insurance	735,241	79,039
Management fees	73,557	11,710
Operating expenses	5,300	5,300
Repairs and maintenance	21,515	1,626

Total certain expenses	835,613	97,675

Revenues in excess of certain expenses	$5,013,911	$879,675

See Independent Auditors’ Report

Note A—Organization and Basis of Presentation

          The statement of revenues and certain expenses (the financial statement) for the year ended December 31, 2007 and the two months ended February 29, 2008, relate to the operations of Calabash I, Fontana, California and Haven Distribution Center, Rancho Cucamonga, California (the Properties). The properties in Fontana, California and Rancho Cucamonga, California contain 528,440 square feet and 830,485 square feet of rentable commercial space, respectively, and were 100% leased at February 29, 2008.

          The accompanying financial statement is presented in conformity with Rule 3-14 of Securities and Exchange Commission Regulation S-X. Accordingly, the financial statement is not representative of the actual operations for the periods presented, as certain expenses, which may not be comparable to the expenses expected to be incurred in the future operations of the Properties, have been excluded. Expenses excluded consist of interest, depreciation and amortization and certain other expenses not directly related to the future operations of the Properties.

          The statement of revenue and certain expenses for the two months ended February 29, 2008 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this statement of revenues and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

TIAA Real Estate Account ▪ Prospectus 169

Note B—Summary of Significant Accounting Policies

          Use of estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect various amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

          Revenue recognition

          Revenue from operating leases, which includes scheduled increases over the lease terms, is recognized on a straight-line basis.

Note C—Future Rent Payments

          Space in the Properties is rented to tenants under non-cancelable operating leases. Approximate minimum future rents required under the leases in effect at December 31, 2007 are as follows:

2007	$5,458,339
2008	5,458,339
2009	3,608,799
2010	3,282,077
2011	3,757,114
2012 and Thereafter	14,715,365

$36,280,033

Note D—Concentrations

          The Properties earned 100% of rent revenue from two tenants during the year ended December 31, 2007.

170 Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION
OF AMERICA

CONDENSED STATUTORY-BASIS FINANCIAL
STATEMENTS INFORMATION

          (The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

TIAA CONDENSED STATUTORY-BASIS BALANCE SHEETS

(Dollars in millions, except share data)*

	(Unaudited)
	December 31, 2007	December 31, 2006

ASSETS
Bonds	$131,859	$121,775
Mortgages	20,443	23,756
Real estate	1,672	1,455
Preferred stocks	4,375	4,554
Common stocks	4,190	4,050
Other long-term investments	10,293	7,372
Cash, cash equivalents and short-term investments	1,603	2,464
Investment income due and accrued	1,519	1,480
Separate account assets	19,021	15,384
Deferred federal income tax asset	1,076	964
Other assets	358	390

TOTAL ASSETS	$196,409	$183,644

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES

LIABILITIES
Reserves for life and health insurance, annuities and deposit-type funds	$147,268	$142,418
Contract claims	354	315
Dividends due to policyholders	2,419	2,229
Federal income taxes	1,207	682
Asset valuation reserve	4,436	3,738
Interest maintenance reserve	603	682
Separate account liabilities	19,021	15,384
Commercial paper	952	—
Other liabilities	2,304	1,846

TOTAL LIABILITIES	$178,564	$167,294

Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Contingency Reserves:
For investment losses, annuity and insurance mortality, and other risks	17,842	16,347

TOTAL CAPITAL AND CONTINGENCY RESERVES	17,845	16,350

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$196,409	$183,644

TIAA Real Estate Account ▪ Prospectus 171

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          (The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

TIAA CONDENSED STATUTORY-BASIS STATEMENTS OF OPERATIONS

(Dollars in millions)*

	(Unaudited)
	December 31, 2007	December 31, 2006

REVENUES
Insurance and annuity premiums and other considerations	$10,420	$11,154
Annuity dividend additions	2,495	2,089
Net investment income	10,828	10,313

TOTAL REVENUES	$23,743	$23,556

EXPENSES
Policy and contract benefits	$10,133	$9,812
Dividends to policyholders	4,578	3,986
Increase in policy and contract reserves	4,820	4,949
Operating expenses	730	581
Transfers to separate accounts, net	1,511	1,903
Other, net	39	71

TOTAL EXPENSES	$21,811	$21,302

Income before federal income tax and net realized capital (losses)	1,932	2,254
Federal income tax (benefit) expense	348	(594)
Net realized capital (losses) less capital gains taxes, after transfers to the interest maintenance reserve	(137)	608

NET INCOME	$1,447	$3,456

BASIS OF PRESENTATION:

          The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”).

          The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date of the financial statements. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Company:

          Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary. An impairment in an investment is considered to have occurred if an event or change in circumstance indicates that the carrying value of the asset may not be recoverable or the receipt of contractual payments of principal and interest may

172 Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

not occur when scheduled. When an impairment has been determined to have occurred, the investment is written down to fair value, except for loan-backed and structured securities which are written down to the sum of their undiscounted expected future cash flows and a realized loss is recorded. Management considers available evidence to evaluate the potential impairment of its investments.

          Cash, Cash Equivalents and Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) that are not impaired are stated at amortized cost using the interest method. Short-term investments impaired are stated at the lower of amortized cost or market value. Cash and cash equivalents include cash on hand, amounts due from banks, and short term highly liquid investments with original maturity of three months or less.

          Bonds: Bonds not backed by loans and not impaired are stated at amortized cost using the interest method. Bonds not backed by loans that are held for sale or NAIC designation 6 and 6Z are valued at the lower of amortized cost or fair value.

          Loan-Backed Securities and Structured Securities: Included within bonds are loan-backed securities. Loan-backed securities and structured securities not impaired are stated at amortized cost. The prospective approach is used in determining the carrying amount of interest-only securities, securities for which an other-than-temporary impairment has been recognized or securities whose expected future cash flows are lower than the expected cash flows estimated at the time of acquisition. The retrospective approach, which uses actual and expected future cash flows, is applied when determining the amount of all other loan-backed and structured securities. Estimated future cash flows and expected repayment periods are used in calculating amortization/accretion of premium/discount for loan-backed and structured securities. Loan-backed securities and structured securities held for sale and NAIC designation 6 and 6Z are stated at the lower of amortized cost or fair value. Prepayment assumptions for loaned backed securities and structured securities are obtained from external data services or internal estimates.

          Common Stock: Unaffiliated common stocks are stated at fair value.

          Preferred Stock: Preferred stocks of relatively high quality in NAIC designations 1, 2 and 3 are stated at amortized cost. Lower quality preferred stocks in NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value.

          Mortgages: Mortgages are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the

TIAA Real Estate Account ▪ Prospectus 173

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

          Real Estate: Real estate occupied by the Company and real estate held for the production of income are carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When TIAA determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances and a realized loss is recorded.

          Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory net assets; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

          Limited Partnerships and Limited Liability Companies: Investments in limited partnerships and limited liability companies are carried at the Company’s percentage of the underlying GAAP equity of the respective entity’s audited financial statements. An unrealized loss is deemed to be other-than-temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

          Contract Loans: Contract loans are stated at outstanding principal balances.

          Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. The Company’s investments in the TIAA-CREF Mutual Funds (“Retail Funds”), TIAA-CREF Institutional Mutual Funds (“Institutional Funds”), and TIAA-CREF Life Funds are stated at fair value.

          Seed Money Investments: Seed money investments are stated at fair value.

          Securities Lending: The Company had a securities lending program whereby it loaned securities to qualified brokers in exchange for cash collateral and required a minimum of 102 percent of the fair value of the loaned securities. When securities were loaned, the Company received additional income on the collateral

174 Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

and continues to receive income on the loaned securities. The Company’ securities lending program was discontinued in 2006.

          Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments, are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

          Derivative Instruments: The Company has filed a Derivatives Use Plan with the New York State Insurance Department (the “Department”). This plan details TIAA’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company uses derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards and interest rate cap contracts.

          Non-Admitted Assets: For statutory accounting purposes only, certain assets are designated as non-admitted assets (principally furniture, equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax assets (“DFIT”)). Investment-related non-admitted assets totaled $280 million and $90 million at December 31, 2007 and 2006, respectively. The non-admitted portion of the DFIT asset was $1,967 million and $2,022 million at December 31, 2007 and 2006, respectively. The other non-admitted assets were $340 million and $295 million at December 31, 2007 and 2006, respectively. Changes in non-admitted assets are charged or credited directly to contingency reserves.

          Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing equipment (“EDP”), computer software, furniture and equipment that qualify for capitalization are depreciated using the straight-line method over 3 years. Office alterations and leasehold tenant improvements that qualify for capitalization are depreciated over 5 years and the remaining life of the lease, respectively.

          Accumulated depreciation of EDP equipment and computer software was $233 million and $297 million at December 31, 2007 and 2006, respectively. Related depreciation expenses allocated to TIAA were $35 million, $22 million and $16 million in 2007, 2006 and 2005, respectively. Accumulated depreciation of all furniture and equipment and leasehold improvements, which is non-admitted, was $303 million and $269 million at December 31, 2007, and 2006, respectively.

TIAA Real Estate Account ▪ Prospectus 175

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

Related depreciation expenses allocated to TIAA was $14 million, $20 million and $17 million in 2007, 2006 and 2005, respectively.

          Premium Revenue: Premiums are recognized as income over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred in connection with acquiring new insurance business are charged to operations as incurred.

          Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest mortality and other risks insured. Such reserves are designed to be sufficient for contractual benefits guaranteed under policy and contract provisions.

          Reserves for deposit-type funds, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder.

          Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (“Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

          Asset Valuation Reserve: The AVR, which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate, other invested assets and derivatives. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components primarily based on factors applied to asset classes, and insurance companies may also establish additional reserves for any component; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves. No voluntary contributions were made in either 2007 or 2006.

          Interest Maintenance Reserve: The IMR is a reserve required by NAIC SAP which accumulates realized interest rate-related capital gains and losses on sales of debt securities and mortgages, as defined by NAIC SAP. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

176 Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          Capitalization Policy: The Company’s capitalization threshold was lowered in 2007 to more closely align with industry practices, improve matching of investment benefits and operating expenses, and to better position the Company. Factors considered in developing the capitalization policy included dollar amount of capital expenditures, expected useful life of the asset and the impact of depreciation, process and benefit improvements and the current cost of capitalizable items as it relates to future purchase costs of similar items.

ADDITIONAL ASSET INFORMATION:

          (The following condensed statutory-basis financial statements information has been derived from statutory-basis financial statements which are available upon request.)

	December 31, 2007	December 31, 2006

As a percentage of total bond investments:
Below investment grade bonds	5.1%	5.5%
As a percentage of total mortgage investments:
Total mortgage investments in California	23.2%	22.0%
Total mortgage investments in office buildings	31.4%	33.8%
Total mortgage investments in shopping centers	36.6%	34.8%
As a percentage of total real estate investments:
Total real estate investments in Florida	17.7%	19.0%
Total real estate investments in office buildings	63.7%	60.5%

          At December 31, TIAA’s general account annuity reserves had the following characteristics (in millions):

	Amount	2007 Percent	Amount	2006 Percent

Subject to discretionary withdrawal:
At book value without adjustment	25,858	17.6%	25,194	17.8%
At fair value	—	0%	—	0%
Not subject to discretionary withdrawal	120,898	82.4%	116,660	82.2%

Total annuity reserves and deposit liabilities	146,756	100.0%	141,854	100.0%

Reconciliation to total policy & contract reserves
shown on the balance sheet:
Reserves on other life policies & contracts	512		548
Reserves on accident & health policies	—		16

Total policy and contract reserves	147,268		142,418

FEDERAL INCOME TAXES:

          By charter, TIAA is a Stock Life Company that operates on a non-profit basis and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code (the “Code”). Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

TIAA Real Estate Account ▪ Prospectus 177

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          Beginning with 1998, TIAA has filed a consolidated federal income tax return with its subsidiary affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due to (receivable from) TIAA’s subsidiaries for federal income taxes were $(43) million and $23 million at December 31, 2007 and 2006, respectively.

          TIAA’s 1998 and 1999 tax returns representing the first years for which TIAA’s entire business operations were subject to federal income taxation have been audited by the Internal Revenue Service (“IRS”). In April 2004 the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $1.1 billion for the 1998 and 1999 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain TIAA tax-basis annuity reserves.

          TIAA’s 2000, 2001, and 2002 tax returns have also been audited by the IRS. In April 2006 the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $391 million for the 2000, 2001, and 2002 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain TIAA tax-basis annuity reserves, which are the same issues raised in the 1998 and 1999 audit.

          TIAA’s management filed protests to the IRS’ adjustments in 2004 and in 2006, and entered into discussions with the IRS Appeals Division during 2005. On April 5, 2007, TIAA executed a partial settlement with the IRS Appeals Division resolving the disputed adjustments to tax-basis annuity reserves for the tax years 1998-2002. TIAA agreed to a permanent adjustment of $273 million, reducing the tax-basis annuity reserves for TIAA contracts in force at the beginning of 1998, TIAA’s first year as a taxable entity. In addition, a temporary adjustment of $1.7 billion was applied to TIAA’s 1998 reserve deductions. This adjustment related to reserves established for new rights added to TIAA payout annuity contracts enabling contract-holders to transfer annuity balances into other investment vehicles in accordance with appropriate terms and conditions in the annuity contract. This $1.7 billion adjustment will be recovered by TIAA through future deductions over a 20 year period which began with its 2006 tax return. With one exception that is not material, the IRS agreed to accept all deductions related to the annuity reserves as claimed by TIAA on its 1999-2002 tax returns. With respect to deductions for years subsequent to 2002, no binding agreement has been reached with the IRS for reserves associated with the annuity transferability option, since these years were not before IRS Appeals. Management believes, however, that it is reasonable to expect that deductions related to subsequent years will not be subject to adjustment by the IRS in future audits, and has not provided for any related contingency.

178 Prospectus ▪ TIAA Real Estate Account

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

          Disallowed deductions for certain intangible assets were set aside for future negotiations with the IRS. TIAA believes that its unresolved tax position is supported by substantial authority, and will continue to contest these adjustments through IRS appeals and judicial procedures, as needed. TIAA’s management believes that it will ultimately prevail to a significant degree. Nonetheless, TIAA’s management believes that the circumstances surrounding the tax claim by the IRS related to intangible deductions meet the conditions that require TIAA to establish a loss contingency for federal income taxes covering the years 1998-2007.

          Although the final resolution of the IRS’ asserted adjustments is uncertain, based on management’s current estimate of the probable loss from this dispute with the IRS, and given the current status of the tax claim, TIAA recorded a contingent tax provision of $1.1 billion as of December 31, 2007 and $659 million as of December 31, 2006. This resulted in a net charge of $533 million against TIAA’s 2007 operations. As a result of the partial settlement with the IRS in 2006, TIAA reduced the reserve previously established, resulting in a net benefit of $594 million.

          In July, 2006 the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 establishes a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FIN 48 is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open years as of the effective date. Uncertain tax liabilities are described above. No uncertain tax benefits have been recorded as of December 31, 2007 and as of December 31, 2006.

TIAA Real Estate Account ▪ Prospectus 179

APPENDIX A — MANAGEMENT OF TIAA

The Real Estate Account has no officers or directors. The Trustees and certain principal executive officers of TIAA as of the date hereof, their dates of birth, and their principal occupations during the past five years, are as follows:

TRUSTEES

Name & Date of Birth (DOB)	Principal Occupations During Past 5 Years

Ronald L. Thompson Chairman of the TIAA Board of Trustees DOB: 6/17/49	Former Chairman and Chief Executive Officer, Midwest Stamping and Manufacturing Company from 1993 through 2005. Director, Washington University in St. Louis.

Elizabeth E. Bailey DOB: 11/26/38

John C. Hower Professor of Public Policy and Management, Wharton School, University of Pennsylvania. Director, CSX Corporation and Altria Group, Inc., Chair, National Bureau of Economic Research; Honorary Trustee, the Brookings Institution.

Glenn A. Britt DOB: 3/6/49

Chief Executive Officer, Time Warner Cable, since 2001, where he has held several positions since 1972. Director, National Cable & Telecommunications Association, Director of Walter Kaitz Foundation, Cable Labs and Xerox Corporation; Trustee of Polytechnic University.

Robert C. Clark DOB: 2/26/44

Harvard University Distinguished Service Professor and Austin Wakeman Scott Professor of Law, Harvard Law School, Harvard University. Formerly Dean and Royall Professor of Law, Harvard Law School from 1989 to 2003. Director, Time Warner, Inc. and Omnicom Group.

Edward M. Hundert, M.D. DOB: 10/1/56

Senior lecturer in Medical Ethics, Harvard Medical School. President, Case Western Reserve University from 2002 to 2006. Formerly, Dean, 2000-2002, University of Rochester School of Medicine and Dentistry, Professor of Medical Humanities and Psychiatry, 1997 to 2002. Board Member, Rock and Roll Hall of Fame.

Marjorie Fine Knowles DOB: 7/4/39	Professor of Law, Georgia State University College of Law.

Donald K. Peterson DOB: 8/13/49

Former Chairman and Chief Executive Officer, Avaya Inc. from 2002 to 2006 and President and Chief Executive Officer from 2000 to 2001. Formerly, Executive Vice President and Chief Financial Officer, Lucent Technologies. Chairman, Board of Trustees, Worcester Polytechnic Institute. Director, Sanford C. Bernstein Fund Inc. and Emerj Inc.

Sidney A. Ribeau DOB: 12/3/47	President, Bowling Green University. Director, The Andersons, Convergys and Worthington Industries.

Dorothy K. Robinson DOB: 2/18/51	Vice President and General Counsel, Yale University since 1986. Trustee, Newark Public Radio Inc., Youth Rights Media, Inc. and Friends of New Haven Legal Assistance.

David L. Shedlarz DOB: 4/17/48

Retired Vice Chairman of Pfizer Inc. from 2006 to 2007, Executive Vice President from 1999 to 2005 and Chief Financial Officer from 1995 to 2005. Director, Pitney Bowes Inc.; Trustee of International Accounting Standards Committee Foundation and member of J. P. Morgan Chase & Co. National Advisory Board. Chairman and Director, Multiple Sclerosis Society of New York City Chapter.

David F. Swensen DOB: 1/26/54	Chief Investment Officer, Yale University, and adjunct professor of investment strategy. Trustee, Brookings Institution; Member, University of Cambridge Investment Board.

180 Prospectus ▪ TIAA Real Estate Account

TRUSTEES	(continued)

Name & Date of Birth	Principal Occupations During Past 5 Years

Marta Tienda DOB: 8/10/50

Maurice P. During ‘22 Professor in Demographic Studies, Princeton University. Director, Office of Population Research, Princeton University, 1998-2002. Director, Corporation of Brown University, Sloan Foundation and Jacobs Foundation.

Rosalie J. Wolf DOB: 5/8/41

Managing Partner, Botanica Capital Partners LLC. Formerly, Senior Advisor and Managing Director, Offit Hall Capital Management LLC and its predecessor company, Laurel Management Company LLC from 2001 to 2003; formerly, Treasurer and Chief Investment Officer, The Rockefeller Foundation. Director, North European Oil Royalty Trust; Chairman, Sanford C. Bernstein Fund, Inc.

OFFICERS

Name & Date of Birth	Principal Occupations During Past 5 Years

Roger W. Ferguson, Jr. DOB: 10/28/51

President and Chief Executive Officer of TIAA since April 2008, and President and Chief Executive Officer of CREF since April 2008. Formerly, Chairman of Swiss Re America Holding Corporation and Head of Financial Services and Member of the Executive Committee, Swiss Re from 2006 to 2008; Vice Chairman and member of the Board of the U.S. Federal Reserve from 1999 to 2006 and a member of its Board of Governors from 1997 to 1999; and Partner and Associate, McKinsey & Company from 1984 to 1997. Currently a member of the Board of Overseers of Harvard University, a member of the Board of Trustees of the Institute for Advance Study, a member of the Council on Foreign Relations and the Group of Thirty.

Georganne C. Proctor DOB: 10/25/56

Executive Vice President and Chief Financial Officer, TIAA and CREF since 2006. Executive Vice President of Finance for Golden West Financial Corporation, the holding company of World Savings Bank, from 2003 through 2005. From 1994 through 2002, served as Senior Vice President, Chief Financial Officer and a member of the board of directors of Bechtel Group, Inc. Director of Redwood Trust, Inc. and Kaiser Aluminum Corporation.

Scott C. Evans DOB: 5/11/59

Executive Vice President of TIAA since 1999 and Head of Asset Management since 2006 of TIAA and CREF, the TIAA-CREF Mutual Funds, the TIAA-CREF Institutional Mutual Funds, the TIAA-CREF Life Funds and TIAA Separate Account VA-1 (collectively, the “TIAA-CREF Funds”). Also served as Chief Investment Officer of TIAA between 2004 and 2006 and the TIAA-CREF Funds between 2003 and 2006.

Mary (Maliz) E. Beams DOB: 3/29/56

Executive Vice President of TIAA and the TIAA-CREF Funds since 2007. President and Chief Executive Officer, TIAA-CREF Individual & Institutional Services, LLC since 2007. Senior Managing Director and Head of Wealth Management Group of TIAA since 2004. Partner, Spyglass Investments from 2002 to 2003.

Gary Chinery DOB: 11/28/49	Vice President and Treasurer, TIAA and CREF.

William J. Mostyn III DOB: 1/18/48

Vice President and Corporate Secretary of TIAA and the TIAA-CREF Funds since April 2008; Deputy General Counsel and Corporate Secretary of Bank of America Corporation from 2005 to 2007; Deputy General Counsel, Secretary and Corporate Governance Officer of The Gillette Company from 1974 to 2005.

TIAA Real Estate Account ▪ Prospectus 181

PORTFOLIO MANAGEMENT TEAM

Name & Date of Birth	Principal Occupations During Past 5 Years

Margaret A. Brandwein DOB: 11/26/46	Managing Director and Portfolio Manager, TIAA Real Estate Account since 2004. From 2001 to 2004, Head of Commercial Mortgages — West Coast for TIAA.

Thomas C. Garbutt DOB: 10/12/58	Managing Director and Head of Global Real Estate Equity Division, TIAA.

Philip J. McAndrews DOB: 12/15/58

Managing Director and Head of Real Estate Portfolio Management, TIAA-CREF Global Real Estate since 2005. Between 2003 and 2005, portfolio manager for the Real Estate Account. Between 1997 and 2003, Head of the Real Estate Acquisitions and Joint Ventures group for TIAA.

182 Prospectus ▪ TIAA Real Estate Account

APPENDIX B — SPECIAL TERMS

Accumulation: The total value of your accumulation units in the Real Estate Account.

Accumulation Period: The period that begins with your first premium and continues until the entire accumulation has been applied to purchase annuity income, transferred from the Account, or paid to you or a beneficiary.

Accumulation Unit: A share of participation in the Real Estate Account for someone in the accumulation period. The Account’s accumulation unit value changes daily.

Annuity Unit: A measure used to calculate the amount of annuity payments due a participant.

Beneficiary: Any person or institution named to receive benefits if you die during the accumulation period or if you (and your annuity partner, if you have one) die before the guaranteed period of your annuity ends.

Business Day: Any day the New York Stock Exchange (NYSE) is open for trading. A business day ends at 4 p.m. Eastern time, or when trading closes on the NYSE, if earlier.

Calendar Day: Any day of the year. Calendar days end at the same time as business days.

Commuted Value: The present value of annuity payments due under an income option or method of payment not based on life contingencies. Present value is adjusted for investment gains or losses since the annuity unit value was last calculated.

Eligible Institution: A nonprofit institution, including any governmental institution, organized in the United States.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

General Account: All of TIAA’s assets other than those allocated to the Real Estate Account or to other existing or future TIAA separate accounts.

Good Order: Actual receipt of an order along with all information and supporting legal documentation necessary to effect the transaction. This information and documentation generally includes your complete application and any other information or supporting documentation we may require. With respect to purchase requests, “good order” also generally includes receipt of sufficient funds by us to effect the purchase. We may, in our sole discretion, determine whether any particular transaction request is in good order and reserve the right to change or waive any good order requirement at any time either in general or with respect to a particular plan, contract or transaction.

TIAA Real Estate Account ▪ Prospectus 183

Income Change Method: The method under which you choose to have your annuity payments revalued. Under the annual income change method, your payments are revalued once each year. Under the monthly income change method, your payments are revalued every month.

Separate Account: An investment account legally separated from the general assets of TIAA, whose income and investment gains and losses are credited to or charged against its own assets, without regard to TIAA’s other income, gains or losses.

Valuation Day: Any day the NYSE is open for trading, as well as, for certain contracts, the last calendar day of each month. Valuation days end as of the close of all U.S. national exchanges where securities or other investments of the Account are principally traded. Valuation days that aren’t business days will end at 4 p.m. Eastern Time.

Valuation Period: The time from the end of one valuation day to the end of the next.

184 Prospectus ▪ TIAA Real Estate Account

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

SEC Registration Fees	$196,500
Costs of printing and engraving	600,000	*
Legal fees	50,000	*
Blue Sky Registration Fees	5,000	*
Accounting fees	20,000	*
Miscellaneous	3,500	*

Total	$875,000	*

*	Approximate

Item 14. Indemnification of Directors and Officers.

          Trustees, officers, and employees of TIAA may be indemnified against liabilities and expenses incurred in such capacity pursuant to Article Six of TIAA’s bylaws (see Exhibit 3(B)). Article Six provides that, to the extent permitted by law, TIAA will indemnify any person made or threatened to be made a party to any action, suit or proceeding by reason of the fact that such person is or was a trustee, officer, or employee of TIAA or, while a trustee, officer, or employee of TIAA, served any other organization in any capacity at TIAA’s request. To the extent permitted by law, such indemnification could include judgments, fines, amounts paid in settlement, and expenses, including attorney’s fees. TIAA has in effect an insurance policy that will indemnify its trustees, officers, and employees for liabilities arising from certain forms of conduct.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers, or employees of TIAA, pursuant to the foregoing provision or otherwise, TIAA has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a trustee, officer, or employee in the successful defense of any action, suit or proceeding) is asserted by a trustee, officer, or employee in connection with the securities being registered, TIAA will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

          None.

Item 16. Exhibits and Financial Statement Schedules.

(1)	(A)

Distribution Agreement for the Contracts Funded by the TIAA Real Estate Account, dated as of January 1, 2008, by and among Teachers Insurance and Annuity Association of America, for itself and on behalf of the Account, and TIAA-CREF Individual & Institutional Services, LLC.[7]

(3)	(A)	Charter of TIAA (as amended)[1]

	(B)	Bylaws of TIAA (as amended)[6]

(4)	(A)

Forms of RA, GRA, GSRA, SRA, IRA Real Estate Account Endorsements[3], Keogh Contract,[4] Retirement Select and Retirement Select Plus Contracts and Endorsements[2] and Retirement Choice and Retirement Choice Plus Contracts.[4]

	(B)	Forms of Income-Paying Contracts[3]

(5)		Opinion and Consent of George W. Madison, Esquire*

(10)	(A)	Independent Fiduciary Agreement, dated February 22, 2006, by and among TIAA, the Registrant, and Real Estate Research Corporation[5]

	(B)	Custodian Agreement, dated as of March 3, 2008, by and between TIAA, on behalf of the Registrant, and State Street Bank and Trust Company, N.A.[8]

(23)	(A)	Consent of George W. Madison, Esquire (filed as Exhibit 5)*

	(B)	Consent of Dechert LLP**

	(C)	Consent of PricewaterhouseCoopers LLP*

	(D)	Consent of Friedman LLP*

	(E)	Consent of Aarons Grant & Habif, LLC*

(24)	Powers of Attorney**

*	Filed herewith.

**	Previously filed.

[1]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed December 21, 2004 (File No. 333-121493).

[2]	Previously filed and incorporated herein by reference to the Account’s Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed April 29, 2004 (File No. 333-113602).

[3]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed April 30, 1996 (File No. 33-92990).

[4]	Previously filed and incorporated herein by reference to the Account’s Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed May 2, 2005 (File No. 333-121493).

[5]	Previously filed and incorporated herein by reference to Exhibit 10.(a) to the Annual Report on Form 10-K of the Account filed on March 15, 2006.

[6]

Previously filed and incorporated herein by reference to Exhibit 3(B) to the Account’s Quarterly Report on Form 10-Q for the period ended September 30, 2006 and filed with the Commission on November 14, 2006.

[7]	Previously filed and incorporated herein by reference to the Account’s Current Report on Form 8-K, filed with the Commission on January 7, 2008.

[8]	Previously filed and incorporated herein by reference to Exhibit 10(B) to the Annual Report on Form 10-K of the Account filed on March 20, 2008.

(b)	Financial Statement Schedules

          All Schedules have been omitted because they are not required under the related instructions or are not applicable.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To provide the full financial statements of TIAA promptly upon written or oral request.

          (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectuses of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

          Following are the full audited statutory-basis financial statements of TIAA:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

INDEX OF AUDITED STATUTORY - BASIS FINANCIAL STATEMENTS

DECEMBER 31, 2007

REPORT OF MANAGEMENT RESPONSIBILITY

April 1, 2008

To the Policyholders of
Teachers Insurance and Annuity
Association of America:

The accompanying statutory-basis financial statements of Teachers Insurance and Annuity Association of America (“TIAA”) are the responsibility of management. They have been prepared on the basis of statutory accounting principles, a comprehensive basis of accounting comprised of accounting principles prescribed or permitted by the New York State Insurance Department. The financial statements of TIAA have been presented fairly and objectively in accordance with such statutory accounting principles.

TIAA has established and maintains an effective system of internal controls over financial reporting designed to provide reasonable assurance that assets are properly safeguarded, that transactions are properly executed in accordance with management’s authorization, and to carry out the ongoing responsibilities of management for reliable financial statements. In addition, TIAA’s internal audit personnel provide regular reviews and assessments of the internal controls and operations of TIAA, and the Senior Vice President of Internal Audit regularly reports to the Audit Committee of the TIAA Board of Trustees.

The independent auditors of PricewaterhouseCoopers LLP has audited the accompanying statutory-basis financial statements of TIAA for the years ended December 31, 2007, 2006 and 2005. To maintain auditor independence and avoid even the appearance of a conflict of interest, it continues to be TIAA’s policy that any management advisory or consulting services, which is not in accordance with TIAA’s specific auditor independence policies designed to avoid such conflicts, be obtained from a firm other than the independent auditor. The independent auditors’ report expresses an opinion on the fairness of presentation of these statutory-basis financial statements.

The Audit Committee of the TIAA Board of Trustees, comprised entirely of independent, non-management trustees, meets regularly with management, representatives of the independent auditor and internal audit personnel to review matters relating to financial reporting, internal controls and auditing. In addition to the annual independent audit of the TIAA statutory-basis financial statements, the New York State Insurance Department and other state insurance departments regularly examine the operations and financial statements of TIAA as part of their periodic corporate examinations.

Herbert M. Allison, Jr.

Chairman, President and
Chief Executive Officer

Georganne C. Proctor

Executive Vice President and
Chief Financial Officer

REPORT OF THE AUDIT COMMITTEE

To the Policyholders of
Teachers Insurance and Annuity
Association of America:

The Audit Committee (“Committee”) oversees the financial reporting process of Teachers Insurance and Annuity Association of America (“TIAA”) on behalf of TIAA’s Board of Trustees. The Committee is a standing committee of the Board of Trustees and operates in accordance with a formal written charter (copies are available upon request) that describes the Committee’s responsibilities.

Management has the primary responsibility for TIAA’s financial statements, the development and maintenance of an effective system of internal controls over financial reporting, operations, and compliance with applicable laws and regulations. In fulfilling its oversight responsibilities, the Committee reviewed and approved the audit plans of the internal audit group and the independent auditors in connection with their respective audits. The Committee also meets regularly with the internal and independent auditors, both with and without management present, to discuss the results of their examinations, their evaluation of internal controls, and the overall quality of financial reporting. The Committee has direct responsibility for the appointment, compensation and oversight of the external financial accounting firm. As required by its charter, the Committee will evaluate rotation of the external financial accounting firm whenever circumstances warrant, but in no event will the evaluation be later than the tenth year of service.

The Committee reviewed and discussed the accompanying audited statutory-basis financial statements with management, including a discussion of the quality and appropriateness of the accounting principles and financial reporting practices followed, the reasonableness of significant judgments, and the clarity of disclosures in the statutory-basis financial statements. The Committee has also discussed the audited statutory-basis financial statements with PricewaterhouseCoopers LLP, the independent auditors who are responsible for expressing an opinion on these financial statements based on their audits.

The discussion with PricewaterhouseCoopers LLP focused on the effectiveness of TIAA’s internal control over financial reporting, significant accounting policies and practices and significant judgments made by management. In addition, the Committee discussed with PricewaterhouseCoopers LLP the auditors’ independence from management, and the Board has received a written disclosure regarding such independence, as required by the Public Company Accounting Oversight Board.

Based on the review and discussions referred to above, the Committee has approved the release of the accompanying audited statutory-basis financial statements for publication and filing with appropriate regulatory authorities.

Rosalie J. Wolf, Audit Committee Chair
Glenn A. Britt, Audit Committee Member
Donald K. Peterson, Audit Committee Member
David L. Shedlarz, Audit Committee Member

April 16, 2008

Report of Independent Auditors

To the Board of Trustees of
Teachers Insurance and Annuity
Association of America:

We have audited the accompanying statutory statements of admitted assets, liabilities and capital and contingency reserves of Teachers Insurance and Annuity Association of America (the “Company”) as of December 31, 2007 and 2006, and the related statutory statements of operations, changes in capital and contingency reserves, and cash flows for each of the three years in the period ended December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company prepared these financial statements using accounting practices prescribed or permitted by the Insurance Department of the State of New York, which practices differ from accounting principles generally accepted in the United States of America. The effects on the financial statements of the variances between the statutory basis of accounting and accounting principles generally accepted in the United States of America, although not reasonably determinable, are presumed to be material.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States of America, the financial position of the Company as of December 31, 2007 and 2006, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2007.

In our opinion, the financial statements referred to above present fairly, in all material respects, the admitted assets, liabilities and capital and contingency reserves of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2007, on the basis of accounting described in Note 2.

As discussed in Note 2 to the financial statements, on January 1, 2007, the Company adopted Statement of Statutory Accounting Principles No. 97, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 88.

/s/ PricewaterhouseCoopers LLP

April 1, 2008

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF ADMITTED ASSETS, LIABILITIES AND CAPITAL AND CONTINGENCY RESERVES

	December 31,

	2007	2006

	(in millions)
ADMITTED ASSETS
Bonds	$131,859	$121,775
Mortgages	20,443	23,756
Real estate	1,672	1,455
Preferred stocks	4,375	4,554
Common stocks	4,190	4,050
Other long-term investments	10,293	7,372
Cash, cash equivalents and short-term investments	1,603	2,464
Investment income due and accrued	1,519	1,480
Separate account assets	19,021	15,384
Net deferred federal income tax asset	1,076	964
Other assets	358	390

TOTAL ADMITTED ASSETS	$196,409	$183,644

LIABILITIES, CAPITAL AND CONTINGENCY RESERVES
Liabilities
Reserves for life and health insurance, annuities and deposit-type contracts	$147,622	$142,733
Dividends due to policyholders	2,419	2,229
Federal income taxes	1,207	682
Asset valuation reserve	4,436	3,738
Interest maintenance reserve	603	682
Separate account liabilities	19,021	15,384
Commercial paper	952	—
Other liabilities	2,304	1,846

TOTAL LIABILITIES	178,564	167,294

Capital and Contingency Reserves
Capital (2,500 shares of $1,000 par value common stock issued and outstanding and $550,000 paid-in capital)	3	3
Contingency Reserves:
For investment losses, annuity and insurance mortality, and other risks	17,842	16,347

TOTAL CAPITAL AND CONTINGENCY RESERVES	17,845	16,350

TOTAL LIABILITIES, CAPITAL AND CONTINGENCY RESERVES	$196,409	$183,644

See notes to statutory - basis financial statements.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF OPERATIONS

	For the Years Ended December 31,

	2007	2006	2005

	(in millions)
REVENUES
Insurance and annuity premiums and other considerations	$10,420	$11,154	$10,863
Annuity dividend additions	2,495	2,089	2,065
Net investment income	10,828	10,313	9,985

TOTAL REVENUES	$23,743	$23,556	$22,913

BENEFITS AND EXPENSES
Policy and contract benefits	$10,133	$9,812	$7,962
Dividends to policyholders	4,578	3,986	3,860
Increase in policy and contract reserves	4,820	4,949	6,243
Net operating expenses	730	581	458
Net transfers to separate accounts	1,511	1,903	2,072
Net, other	39	71	117

TOTAL BENEFITS AND EXPENSES	$21,811	$21,302	$20,712

Income before federal income taxes and net realized capital gains (losses)	$1,932	$2,254	$2,201

Federal income tax expense (benefit)	348	(594)	526

Net realized capital gains (losses) less capital gains taxes, after transfers to interest maintenance reserve	(137)	608	297

NET INCOME	$1,447	$3,456	$1,972

See notes to statutory - basis financial statements.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CHANGES IN CAPITAL AND CONTINGENCY RESERVES

	For the Years Ended December 31,

	2007	2006	2005

	(in millions)
CHANGES IN CAPITAL AND CONTINGENCY RESERVES

Net income	$1,447	$3,456	$1,972
Net unrealized capital gains on investments	865	398	497
Change in the asset valuation reserve	(698)	(689)	(305)
Change in net deferred federal income tax asset	57	(1,154)	110

Change in non-admitted assets:
Net deferred federal income tax asset	55	1,155	(171)
Other invested assets	(199)	(20)	(26)
Other	(36)	14	(81)
Cumulative effect of change in accounting principle	—	—	55
Change in contingency reserves as a result of reinsurance	—	(13)	(17)
Other, net	4	11	(19)

NET CHANGE IN CAPITAL AND CONTINGENCY RESERVES	1,495	3,158	2,015

CAPITAL AND CONTINGENCY RESERVES AT BEGINNING OF YEAR	16,350	13,192	11,177

CAPITAL AND CONTINGENCY RESERVES AT END OF YEAR	$17,845	$16,350	$13,192

See notes to statutory - basis financial statements.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

STATUTORY - BASIS STATEMENTS OF CASH FLOW

	For the Years Ended December 31,

	2007	2006	2005

	(in millions)
CASH FROM OPERATIONS
Insurance and annuity premiums and other considerations	$10,420	$11,153	$10,860
Miscellaneous income	159	106	72
Net investment income	10,789	10,296	9,932

Total Receipts	21,368	21,555	20,864

Policy and contract benefits	10,100	9,788	7,954
Dividends paid to policyholders	1,892	1,849	1,830
Operating expenses	747	674	591
Federal income tax benefit	(10)	(62)	(15)
Net transfers to separate accounts	1,505	1,904	2,068

Total Disbursements	14,234	14,153	12,428

Net cash from operations	7,134	7,402	8,436

CASH FROM INVESTMENTS
Proceeds from long-term investments sold, matured, or repaid:
Bonds	11,663	17,210	17,386
Stocks	3,326	2,269	1,307
Mortgages and real estate	5,556	4,388	4,840
Other invested assets	2,576	2,105	2,049
Miscellaneous proceeds	4	7	(69)
Cost of investments acquired:
Bonds	21,599	20,425	24,832
Stocks	3,120	1,582	1,276
Mortgages and real estate	2,412	3,612	4,544
Other invested assets	4,846	2,409	2,460
Miscellaneous applications	174	173	72

Net cash from investments	(9,026)	(2,222)	(7,671)

CASH FROM FINANCING AND OTHER
Net deposits on deposit-type contracts funds	12	(3)	(9)
Net collateral for security lending disbursements	—	(3,460)	(84)
Net commercial paper issued	952	—	—
Other cash provided (applied)	67	(77)	(295)

Net cash from financing and other	1,031	(3,540)	(388)

NET CHANGE IN CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS	(861)	1,640	377

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, BEGINNING OF YEAR	2,464	824	447

CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENTS, END OF YEAR	$1,603	$2,464	$824

See notes to statutory - basis financial statements.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS

DECEMBER 31, 2007

Note 1 – Organization

Teachers Insurance and Annuity Association of America (“TIAA” or the “Company”) was established as a legal reserve life insurance company under the insurance laws of the State of New York in 1918. Its primary purpose is to aid and strengthen nonprofit educational and research organizations, governmental entities and other nonprofit institutions by providing retirement and insurance benefits for their employees and their families and by counseling these organizations and their employees on benefit plans and other measures of economic security.

Note 2 – Significant Accounting Policies

Basis of Presentation:

The accompanying financial statements have been prepared on the basis of statutory accounting principles prescribed or permitted by the New York State Insurance Department (the “Department”), a comprehensive basis of accounting that differs from accounting principles generally accepted in the United States (“GAAP”). The Department requires insurance companies domiciled in the State of New York to prepare their statutory-basis financial statements in accordance with the National Association of Insurance Commissioners’ (“NAIC”) Accounting Practices and Procedures Manual (“NAIC SAP”), subject to any deviation prescribed or permitted by the Department (“NY SAP”).

The table below provides a reconciliation of the Company’s net income and contingency reserves between NAIC SAP and the NY SAP annual statement filed with the Department. The primary differences arise because the Company maintains more conservative reserves, as prescribed or permitted by NY SAP, under which annuity reserves are generally discounted on the basis of contractually guaranteed interest rates and mortality tables (in millions).

	2007	2006	2005

Net Income, NY SAP	$1,429	$2,334	$2,001

NY SAP Prescribed or Permitted Practices:
Additional Reserves for:
Term Conversions	—	1	—
Deferred and Payout Annuities issued after 2000	490	374	395

Net Income, NAIC SAP	$1,919	$2,709	$2,396

Contingency Reserves, NY SAP	$17,824	$15,279	$13,220

NY SAP Prescribed or Permitted Practices:
Goodwill Limitation	28	34	—
Additional Reserves for:
Term Conversions	9	9	8
Deferred and Payout Annuities issued after 2000	3,385	2,895	2,521

Contingency Reserves, NAIC SAP	$21,246	$18,217	$15,749

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 2 – Significant Accounting Policies – (continued)

Reconciliations of Net Income and Contingency Reserves: Subsequent to the filing of its NY SAP financial statements, the Company made the following adjustments to the Statutory-Basis financial statements. Reconciliations of TIAA’s net income and contingency reserves between the NY SAP as originally filed and these audited financial statements are shown below (in millions):

	2007		2006

	Net Income	Capital and Contingency Reserves	Net Income	Capital and Contingency Reserves

NY SAP – as filed with Department	$1,429	$17,827	$2,334	$15,282

Adjustment to Current Federal Income Taxes	18	18	1,122	1,122
Change to Deferred Income Taxes	—	—	—	(1,117)
Change in Non-Admitted Deferred Income Taxes	—	—	—	1,063

Audited Financial Statement	$1,447	$17,845	$3,456	$16,350

Application of Accounting Pronouncements: Beginning January 1, 2005, the Company implemented SSAP No. 88, Investments in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 46. As a result of this guidance, the Company started recording its equity investment in its investment subsidiaries based on audited GAAP equity. Previous statutory accounting guidance required the insurer to make statutory adjustments to convert GAAP equity to a statutory equity basis. As a consequence of this change, prepaid expenses and leasing commissions recorded as assets under GAAP, for investment subsidiaries that contain real estate, were admitted and included on the balance sheets. The initial application of this standard resulted in a $55 million increase in the carrying value of the investment subsidiaries and to the Company’s net admitted assets and aggregate write-ins for special surplus funds at January 1, 2005.

For reporting periods ending on or after December 31, 2007, SSAP No. 97, Investment in Subsidiary, Controlled, and Affiliated Entities, A Replacement of SSAP No. 88, was implemented. The statement establishes statutory accounting principles for investments in subsidiaries, controlled and affiliated entities. SSAP 97 clarified the bases that a company could use to value its equity investment in its investment subsidiaries. The initial application of this statement resulted in a $249.5 million increase in non-admitted assets.

For reporting periods ending December 31, 2007 and thereafter, SSAP No. 96, Settlement Requirements for Intercompany Transactions, An Amendment to SSAP No. 25, became effective. This statement established a statutory aging threshold for admission of loans and advances to related parties outstanding as of the reporting date. The statement requires transactions between related parties to be in the form of a written agreement and must provide for timely settlement of amounts owed, with a specific due date. This change resulted in a $30.5 million increase in non-admitted assets.

For reporting periods beginning after January 1, 2007, SSAP No. 95, Exchanges of Nonmonetary Assets, A Replacement of SSAP No. 28 – Nonmonetary Transactions, was implemented. This statement established statutory accounting principles for certain types of nonmonetary transactions.

Accounting Principles Generally Accepted in the United States: The Financial Accounting Standards Board (“FASB”) dictates the requirements for financial statements that are prepared in conformity with GAAP with the applicable authoritative accounting pronouncements. As a result, the Company cannot refer to financial statements prepared in accordance with NAIC SAP and NY SAP as having been prepared in accordance with GAAP. The differences between GAAP and NAIC SAP would have a material effect on the Company’s financial statements and the primary differences can be summarized as follows:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 2 – Significant Accounting Policies – (continued)

Under GAAP:

•	The asset valuation reserve (“AVR”) is eliminated as a reserve and the credit-related realized gains and losses are reported in the statement of income on a pretax basis as incurred;

•

The interest maintenance reserve (“IMR”) is eliminated and the realized gains and losses resulting from changes in interest rates are reported as a component of net income rather than being accumulated in and subsequently amortized into income over the remaining life of the investment sold;

•	Dividends on insurance policies and annuity contracts are accrued as the related earnings emerge from operations rather than being accrued in the year when they are declared;

•	Certain assets designated as “non-admitted assets” are included in the GAAP balance sheet rather than excluded from assets in the statutory balance sheet;

•

Policy acquisition costs are deferred and amortized over the lives of the policies issued rather than being charged to operations as incurred. Policy and contract reserves are based on estimates of expected mortality, morbidity, persistency and interest rather than being based on statutory mortality, morbidity and interest requirements;

•

Investments in wholly-owned subsidiaries, other entities under the control of the parent, and certain variable interest entities are consolidated in the parent’s financial statements rather than being carried at the parent’s share of the underlying audited GAAP equity or statutory surplus of a domestic insurance subsidiary;

•	Investments in bonds considered to be “available for sale” are carried at fair value rather than amortized cost;

•

State taxes are included in the computation of deferred taxes. A deferred tax asset is recorded for the amount of gross deferred tax assets expected to be realized in future years, and a valuation allowance is established for deferred tax assets not realizable, rather than not being included in the deferred income tax asset;

•	For purposes of calculating the defined benefit and the post-retirement benefit obligations, active participants not currently vested would also be included in determining the liability;

•	Annuities that do not incorporate significant insurance risk are classified as investment contracts and are not accounted for as insurance contracts;

•	Derivatives are generally valued at fair value rather than being accounted for in a manner consistent with the hedged item, even when the derivatives qualify for hedge accounting;

•	Loan-backed and structured securities that are determined to have an other-than-temporary impairment are written down to fair value and not to the sum of undiscounted estimated future cash flows;

•

Certain reinsurance transactions are accounted for as financing transactions under GAAP and as reinsurance for statutory purposes, and assets and liabilities are reported gross of reinsurance for GAAP and net of reinsurance for statutory purposes.

The effects of these differences, while not determined, are presumed to be material.

Accounting Policies:

The preparation of the Company’s statutory-basis financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses at the date of the financial statements. Actual results may differ from those estimates. The following is a summary of the significant accounting policies followed by the Company:

Investments: Publicly traded securities are accounted for as of the date the investments are purchased or sold (trade date). Other investments are recorded on the settlement date. Realized capital gains and losses on investment transactions are accounted for under the specific identification method. A realized loss is recorded when an impairment is considered to be other-than-temporary. An impairment in an investment is considered to have occurred if an event or change in circumstance indicates that the carrying value of the asset may not be recoverable or the receipt of contractual payments of principal and interest may not occur when scheduled. When an impairment has been determined to have occurred, the investment is written down to fair value, except for loan-backed and structured securities which are written down to the sum of their undiscounted expected future cash

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 2 – Significant Accounting Policies – (continued)

flows and a realized loss is recorded. Management considers available evidence to evaluate the potential impairment of its investments.

Cash, Cash Equivalents and Short-Term Investments: Short-term investments (debt securities with maturities of one year or less at the time of acquisition) that are not impaired are stated at amortized cost using the interest method. Short-term investments impaired are stated at the lower of amortized cost or market value. Cash and cash equivalents include cash on hand, amounts due from banks, and short term highly liquid investments with original maturity of three months or less.

Bonds: Bonds not backed by loans and not impaired are stated at amortized cost using the interest method. Bonds not backed by loans that are held for sale or NAIC designation 6 and 6Z are valued at the lower of amortized cost or fair value.

Loan-Backed Securities and Structured Securities: Included within bonds are loan-backed securities. Loan-backed securities and structured securities not impaired are stated at amortized cost. The prospective approach is used in determining the carrying amount of interest-only securities, securities for which an other-than-temporary impairment has been recognized or securities whose expected future cash flows are lower than the expected cash flows estimated at the time of acquisition. The retrospective approach, which uses actual and expected future cash flows, is applied when determining the amount of all other loan-backed and structured securities. Estimated future cash flows and expected repayment periods are used in calculating amortization/accretion of premium/discount for loan-backed and structured securities. Loan-backed securities and structured securities held for sale and NAIC designation 6 and 6Z are stated at the lower of amortized cost or fair value. Prepayment assumptions for loaned backed securities and structured securities are obtained from external data services or internal estimates.

Common Stock: Unaffiliated common stocks are stated at fair value.

Preferred Stock: Preferred stocks of relatively high quality in NAIC designations 1, 2 and 3 are stated at amortized cost. Lower quality preferred stocks in NAIC designations 4, 5 and 6 are carried at the lower of amortized cost or fair value.

Mortgages: Mortgages are stated at amortized cost, net of valuation allowances, except that purchase money mortgages are stated at the lower of amortized cost or ninety percent of appraised value. Mortgages held for sale are stated at the lower of amortized cost or fair value. A mortgage is evaluated for impairment when it is probable that the receipt of contractual payments of principal and interest may not occur when scheduled. If the impairment is considered to be temporary, a valuation reserve is established for the excess of the carrying value of the mortgage over its estimated fair value. Changes in valuation reserves for mortgages are included in net unrealized capital gains/losses on investments. When an event occurs resulting in an impairment that is other-than-temporary, a direct write-down is recorded as a realized loss and a new cost basis is established.

Real Estate: Real estate occupied by the Company and real estate held for the production of income are carried at depreciated cost, less encumbrances. Real estate held for sale is carried at the lower of depreciated cost or fair value, less encumbrances and estimated costs to sell. The Company utilizes the straight-line method of depreciation on real estate. Depreciation is generally computed over a forty-year period. A real estate property may be considered impaired when events or circumstances indicate that the carrying value may not be recoverable. When TIAA determines that an investment in real estate is impaired, a direct write-down is made to reduce the carrying value of the property to its estimated fair value based on an external appraisal, net of encumbrances and a realized loss is recorded.

Wholly-Owned Subsidiaries: Investments in wholly-owned subsidiaries are stated at the value of their underlying net assets as follows: (1) domestic insurance subsidiaries are stated at the value of their underlying statutory net assets; (2) non-insurance subsidiaries are stated at the value of their underlying audited GAAP equity. Dividends and distributions from subsidiaries are recorded in investment income and changes in the equity of subsidiaries are recorded directly to surplus as unrealized gains or losses.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 2 – Significant Accounting Policies – (continued)

Limited Partnerships and Limited Liability Companies: Investments in limited partnerships and limited liability companies are carried at the Company’s percentage of the underlying GAAP equity of the respective entity’s audited financial statements. An unrealized loss is deemed to be other-than-temporary when there is limited ability to recover the loss. A realized loss is recorded for other-than-temporary impairments.

Contract Loans: Contract loans are stated at outstanding principal balances.

Separate Accounts: Separate Accounts are established in conformity with insurance laws and are segregated from the Company’s general account and are maintained for the benefit of separate account contract holders. The Company’s investments in the TIAA-CREF Mutual Funds (“Retail Funds”), TIAA-CREF Institutional Mutual Funds (“Institutional Funds”), and TIAA-CREF Life Funds are stated at fair value.

Seed Money Investments: Seed money investments are stated at fair value.

Securities Lending: The Company had a securities lending program whereby it loaned securities to qualified brokers in exchange for cash collateral and required a minimum of 102 percent of the fair value of the loaned securities. When securities were loaned, the Company received additional income on the collateral and continues to receive income on the loaned securities. The Company’ securities lending program was discontinued in 2006.

Foreign Currency Transactions and Translation: Investments denominated in foreign currencies and foreign currency contracts are valued in U.S. dollars, based on exchange rates at the end of the period. Investment transactions in foreign currencies are recorded at the exchange rates prevailing on the respective transaction dates. All other asset and liability accounts that are denominated in foreign currencies are adjusted to reflect exchange rates at the end of the period. Realized and unrealized gains and losses due to foreign exchange transactions and translation adjustments, are not separately reported but are collectively included in realized and unrealized capital gains and losses, respectively.

Derivative Instruments: The Company has filed a Derivatives Use Plan with the Department. This plan details TIAA’s derivative policy objectives, strategies, controls and any restrictions placed on various derivative types. The plan also specifies the procedures and systems that TIAA has established to evaluate, monitor and report on the derivative portfolio in terms of valuation, hedge effectiveness and counterparty credit quality. The Company uses derivative instruments for hedging, income generation, and asset replication purposes. Derivatives used by the Company include foreign currency, interest rate and credit default swaps, foreign currency forwards and interest rate cap contracts. See Note 12.

Non-Admitted Assets: For statutory accounting purposes only, certain assets are designated as non-admitted assets (principally furniture, equipment, leasehold improvements, prepaid expenses, and a portion of deferred federal income tax assets (“DFIT”)). Investment-related non-admitted assets totaled $280 million and $90 million at December 31, 2007 and 2006, respectively. The non-admitted portion of the DFIT asset was $1,967 million and $2,022 million at December 31, 2007 and 2006, respectively. The other non-admitted assets were $340 million and $295 million at December 31, 2007 and 2006, respectively. Changes in non-admitted assets are charged or credited directly to contingency reserves.

Furniture and Fixtures, Equipment, Leasehold Improvements and Computer Software: Electronic data processing equipment (“EDP”), computer software, furniture and equipment that qualify for capitalization are depreciated using the straight-line method over 3 years. Office alterations and leasehold tenant improvements that qualify for capitalization are depreciated over 5 years and the remaining life of the lease, respectively.

Accumulated depreciation of EDP equipment and computer software was $233 million and $297 million at December 31, 2007 and 2006, respectively. Related depreciation expenses allocated to TIAA were $35 million, $22 million and $16 million in 2007, 2006 and 2005, respectively. Accumulated depreciation of all furniture and

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 2 – Significant Accounting Policies – (concluded)

equipment and leasehold improvements, which is non-admitted, was $303 million and $269 million at December 31, 2007, and 2006, respectively. Related depreciation expenses allocated to TIAA was $14 million, $20 million and $17 million in 2007, 2006 and 2005, respectively.

Premium Revenue: Premiums are recognized as income over the premium-paying period of the related policies. Annuity considerations are recognized as revenue when received. Expenses incurred in connection with acquiring new insurance business are charged to operations as incurred.

Policy and Contract Reserves: TIAA offers a range of group and individual retirement annuities and individual life and other insurance products. Policy and contract reserves for such products are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves established utilize assumptions for interest mortality and other risks insured. Such reserves are designed to be sufficient for contractual benefits guaranteed under policy and contract provisions.

Reserves for deposit-type funds, which do not contain any life contingencies, are equal to deposits received and interest credited to the benefit of contract holders, less withdrawals that represent a return to the contract holder.

Dividends Declared for the Following Year: Dividends on insurance policies and pension annuity contracts in the payout phase are declared by the TIAA Board of Trustees (“Board”) in the fourth quarter of each year, and such dividends are credited to policyholders in the following calendar year. Dividends on pension annuity contracts in the accumulation phase are declared by the Board in February of each year, and such dividends on the various existing vintages of pension annuity contracts in the accumulation phase are credited to policyholders during the ensuing twelve month period beginning March 1.

Asset Valuation Reserve: The AVR, which covers all invested asset classes, is a reserve required by NAIC SAP to provide for potential future credit and equity losses. Reserve components of the AVR are maintained for bonds, stocks, mortgages, real estate, other invested assets and derivatives. Realized and unrealized credit and equity capital gains and losses, net of capital gains taxes, are credited to or charged against the related components of the AVR. Statutory formulae determine the required reserve components primarily based on factors applied to asset classes, and insurance companies may also establish additional reserves for any component; however, the ultimate balance cannot exceed the statutory maximum reserve for that component. Contributions and adjustments to the AVR are reported as transfers to or from contingency reserves. No voluntary contributions were made in either 2007 or 2006.

Interest Maintenance Reserve: The IMR is a reserve required by NAIC SAP which accumulates realized interest rate-related capital gains and losses on sales of debt securities and mortgages, as defined by NAIC SAP. Such capital gains and losses are amortized out of the IMR, under the grouped method of amortization, as an adjustment to net investment income over the remaining lives of the assets sold.

Capitalization Policy: The Company’s capitalization threshold was lowered in 2007 to more closely align with industry practices, improve matching of investment benefits and operating expenses, and to better position the Company. Factors considered in developing the capitalization policy included dollar amount of capital expenditures, expected useful life of the asset and the impact of depreciation, process and benefit improvements and the current cost of capitalizable items as it relates to future purchase costs of similar items.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks

The amortized cost and estimated fair values, and unrealized gains and losses of long-term bonds, preferred stocks, and common stocks at December 31, are shown below (in millions):

		Gross Unrealized
				Estimated Fair Value
	Cost**	Gains	Losses

December 31, 2007
U.S. Government	$4,812	$325	$—	$5,137
All Other Governments	741	83	(4)	820
States, Territories & Possessions	842	176	(3)	1,015
Political Subdivisions of States,
Territories & Possessions	18	3	—	21
Special Revenue & Special Assessment,
Non-guaranteed Agencies & Government	25,990	602	(333)	26,259
Public Utilities	4,897	263	(107)	5,053
Industrial & Miscellaneous	94,571	3,026	(2,882)	94,715

Total Bonds	131,871	4,478	(3,329)	133,020
Preferred Stocks	4,382	41	(279)	4,144
Common Stocks Unaffiliated	1,349	143	(15)	1,477
Common Stocks Affiliated***	2,714	1,849	—	4,563

Total Bonds and Stocks	$140,316	$6,511	$(3,623)	$143,204

		Gross Unrealized
				Estimated Fair Value
	Cost**	Gains	Losses

December 31, 2006
U.S. Government	$1,393	$31	$(3)	$1,421
All Other Governments	922	113	(2)	1,033
States, Territories & Possessions	942	164	(7)	1,099
Political Subdivisions of States,
Territories & Possessions	19	3	—	22
Special Revenue & Special Assessment,
Non-guaranteed Agencies & Government	25,164	499	(359)	25,304
Public Utilities	4,831	231	(90)	4,972
Industrial & Miscellaneous	88,507	2,550	(1,277)	89,780

Total Bonds	121,778	3,591	(1,738)	123,631
Preferred Stocks	4,564	128	(62)	4,630
Common Stocks Unaffiliated	1,129	166	(12)	1,283
Common Stocks Affiliated***	2,768	2,510	—	5,278

Total Bonds and Stocks	$130,239	$6,395	$(1,812)	$134,822

** Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments.

*** Also reported in Note 6 Subsidiaries and Affiliates.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks – (continued)

Impairment Review Process: All securities are subjected to TIAA’s process for identifying other-than-temporary impairments. The quarterly impairment identification process utilizes, but is not limited to, a screening process based on declines in fair value of more than 20%. The Company writes down securities that it deems to have an other-than-temporary impairment in value in the period the securities are deemed to be impaired, based on management’s case-by-case evaluation of the decline in value and prospects for recovery. Management considers a wide range of factors in the impairment evaluation process, including, but not limited to, the following: (a) the extent to which and the length of time the fair value has been below amortized cost; (b) the financial condition and near-term prospects of the issuer; (c) whether the debtor is current on contractually obligated interest and principal payments; (d) the intent and ability of the Company to retain the investment for a period of time sufficient to allow for any anticipated recovery in fair value or repayment; (e) information obtained from regulators and rating agencies; (f) the potential for impairments in an entire industry sector or sub-sector; and (g) the potential for impairments in certain economically-depressed geographic locations. Where an impairment is considered to be other-than-temporary, the Company recognizes a write-down as an investment loss and adjusts the cost basis of the security accordingly. The Company does not change the revised cost basis for subsequent recoveries in value. Once an impairment write-down has been recorded, the Company continues to review the impaired security for appropriate valuation on an ongoing basis.

The gross unrealized losses and estimated fair values for securities by the length of time that individual securities had been in a continuous unrealized loss position are shown in the table below (in millions):

	Cost**	Gross Unrealized Loss	Estimated Fair Value

December 31, 2007
Less than twelve months:
Bonds	$34,629	$(1,887)	$32,742
Preferred Stocks	1,801	(144)	1,657
Common Stocks	128	(15)	113

Total less than twelve months	36,558	(2,046)	34,512

Twelve months or more:
Bonds	29,431	(1,442)	27,989
Preferred Stocks	1,457	(135)	1,322
Common Stocks	10	—	10

Total twelve months or more	30,898	(1,577)	29,321

Total – All bonds, preferred & common stocks	$67,456	$(3,623)	$63,833

** Amortized cost for bonds and original cost for stocks net of cumulative reported other-than-temporary impairments.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks – (continued)

	Cost**	Gross Unrealized Loss	Estimated Fair Value

December 31, 2006
Less than twelve months:
Bonds	$24,750	$(384)	$24,366
Preferred Stocks	1,737	(43)	1,694
Common Stocks	76	(12)	64

Total less than twelve months	$26,563	$(439)	$26,124

Twelve months or more:
Bonds	$35,790	$(1,354)	$34,436
Preferred Stocks	273	(19)	254
Common Stocks	10	—	10

Total twelve months or more	36,073	(1,373)	34,700

Total – All bonds, preferred & common stocks	$62,636	$(1,812)	$60,824

** Amortized cost for bonds and original cost for stocks net of cumulative recorded other-than-temporary impairments.

For 2007, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in mortgage-backed securities (27%), commercial mortgage-backed securities (26%), finance (12%), asset-backed securities (10%), and public utilities (9%). The preceding percentages were calculated as a percentage of the gross unrealized loss. The Company held twenty-five securities where each had a gross unrealized loss greater than $5 million at December 31, 2007. Nine of these securities remained below cost by 20% or more for twelve months or greater. Two of the securities were asset-backed securities and five were commercial mortgage backed securities with the estimated undiscounted future cash flows supporting the current carrying value.

For 2006, the categories of securities where the estimated fair value declined and remained below cost for twelve months or greater were concentrated in asset-backed securities (19%), mortgage-backed securities (27%), manufacturing (13%), finance (13%), public utilities (10%), and oil and gas (4%). The preceding percentages were calculated as a percentage of the gross unrealized loss. The Company held fifteen securities where each had a gross unrealized loss greater than $5 million at December 31, 2006. One of these securities remained below cost by 20% or more for twelve months or greater. The security was an asset-backed security and the estimated undiscounted future cash flows supported the carrying value of the security.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks – (continued)

The statutory carrying values and estimated fair values of long-term bond investments at December 31, 2007, by contractual maturity, are shown below (in millions):

	Carrying Value	Estimated Fair Value

Due in one year or less	$2,002	$2,023
Due after one year through five years	12,275	12,809
Due after five years through ten years	24,846	25,214
Due after ten years	29,539	30,963

Subtotal	68,662	71,009
Residential mortgage-backed securities	33,792	33,660
Commercial mortgage-backed securities	21,940	21,043
Asset-backed securities	7,465	7,308

Total	$131,859	$133,020

Bonds not due at a single maturity date have been included in the preceding table based on the year of final maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to prepay obligations, although prepayment premiums may be applicable.

Included in the preceding table under asset-backed securities is TIAA’s exposure to sub-prime mortgages totaling approximately $4 billion. Ninety-nine percent (99%) of the sub-prime securities were rated investment grade (NAIC 1 and 2).

Included in the preceding table are NAIC 6 and 6Z long-term bonds investments totaling approximately $690 million. The statutory carrying of these investments are listed in the following table (in million):

Carrying Value

Due in one year or less	$10
Due after one year through five years	15
Due after five years through ten years	258
Due after ten years	326

Subtotal	609
Residential mortgage-backed securities	2
Commercial mortgage-backed securities	6
Asset-backed securities	73

Total	$690

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks – (continued)

The carrying values of long-term bond investments were diversified by industry classification at December 31 as follows:

	2007	2006

Residential mortgage-backed securities	25.6%	26.1%
Commercial mortgage-backed securities	16.6	15.6
Finance and financial services	10.0	10.1
Manufacturing	8.6	10.4
Public utilities	6.9	6.9
Government	6.8	4.7
Asset-backed securities	5.7	7.0
Oil and gas	4.1	3.9
Communications	3.5	4.0
Real estate investment trusts	3.0	3.1
Services	2.9	2.8
Revenue and special obligations	2.1	2.1
Retail and wholesale trade	2.0	2.0
Transportation	1.2	1.3
Mining	1.0	—

Total	100.0%	100.0%

At December 31, 2007 and 2006, 94.9% and 94.5%, respectively, of the long-term bond portfolio was comprised of investment grade securities.

During 2007 and 2006, the Company recorded bonds and stocks acquired through troubled debt restructurings with the book value aggregating $42 million and $8 million, respectively, of which $42 million and $3 million were acquired through non-monetary transactions, respectively. When restructuring troubled debt, TIAA generally accounts for assets at their fair value at the time of restructuring or at the carrying value of the assets given up if lower. If the fair value is less than the carrying value of the assets given up, the required write-down is recognized as a realized capital loss. During 2007 and 2006, the Company also acquired bonds and stocks through exchanges aggregating $804 million and $990 million, of which $37 million and $25 million were acquired through non-monetary transactions, respectively. When exchanging securities, TIAA generally accounts for assets at fair value unless the exchange was as a result of restricted 144A’s exchanged for unrestricted securities, which are accounted for at book value. During 2007 and 2006, TIAA acquired common stocks from Other Invested Asset fund investment distributions totaling $55 million and $35 million, respectively.

Debt securities of $8 million at December 31, 2007 and 2006, respectively, were on deposit with governmental authorities or trustees, as required by law.

In the second quarter 2006 the Company discontinued the securities lending program.

The Company does not have any restricted common stock or preferred stock.

For the years ended December 31, 2007 and 2006, the carrying amount of bonds and stocks denominated in a foreign currency was $4,188 million and $3,873 million, respectively. Bonds that totaled $1,612 million and $1,408 million at December 31, 2007 and 2006, respectively, represent amounts due from related parties that are collateralized by real estate owned by TIAA’s investment subsidiaries and affiliates.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 3 – Long Term Bonds, Preferred Stocks, and Common Stocks – (concluded)

The Company uses a third party proprietary system in determining the market value of its loan-backed securities. In 2007, the Company changed from the retrospective method to the prospective method due to negative yields on specific structured securities totaling $78 million. This change was in accordance with SSAP 43. The Company also changed its accounting to the prospective method for loan-backed securities whose expected cash flows fell substantially below those expected at the time of acquisition.

Note 4 – Mortgages

The Company originates mortgages that are principally collateralized by commercial real estate. The coupon rates for non mezzanine commercial mortgages originated during 2007 ranged from 4.96% to 8.77% and ranged from 5.10% to 7.08% for 2006.

The Company also acquires mezzanine real estate loans, which are secured by a pledge of direct or indirect equity interests in an entity that owns real estate. The coupon rate for mezzanine real estate loans acquired during 2007 ranged from 5.83% to 6.96% and ranged from 5.58% to 6.40% for 2006.

The maximum percentage of any one loan to the value of the security at the time of the loan, exclusive of insured, guaranteed or purchase money mortgages, was 80% for commercial loans (includes mezzanine loans).

For the years ended December 31, 2007 and 2006, the carrying value of mezzanine real estate loans was $832 million and $867 million, respectively.

Impairment Review Process: The Company monitors the effects of current and expected market conditions and other factors on the collectibility of mortgages to identify and quantify any impairment in value. Any impairment is classified as either temporary, for which, a recovery is anticipated, or other-than-temporary. Mortgages held to maturity with impaired values at December 31, 2007 and 2006 have been written down to net realizable values based upon independent appraisals of the collateral while mortgages held for sale have been written down to the current fair value of the loan, as shown in the table below. For impaired mortgages where the impairments were deemed to be temporary, an allowance for credit losses has been established, as indicated below (in millions):

	2007	2006	2005

Investment in impaired mortgages, with temporary allowances for credit losses (at net carried value plus accrued interest)	$—	$—	$—
Related temporary allowances for credit losses	$—	$—	$—
Investment in impaired mortgages, net of other-than-temporary impairment losses recognized	$164	$1,031	$92
Related write-downs for other-than-temporary impairments	$(9)	$(26)	$(3)
Average investments in impaired mortgages	$746	$179	$380
Interest income recognized on impaired mortgages during the period	$40	$5	$21
Interest income recognized on a cash basis during the period	$50	$6	$24

The activity affecting the allowance for credit losses on mortgages was as follows (in millions):

	2007	2006

Balance at the beginning of the year	$—	$—
Provisions for losses charged against contingency reserves	—	8
Write-downs for other-than-temporary impaired assets charged against the allowance	—	(2)
Recoveries of amounts previously charged off	—	(6)

Balance at the end of the year	$—	$—

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 4 - Mortgages - (continued)

Mortgage Diversification: At December 31, the carrying values of mortgage investments were diversified by property type and geographic region as follows:

Property Type	2007	2006

Shopping centers	36.6%	34.8%
Office buildings	31.4	33.8
Industrial buildings	16.4	14.3
Apartments	6.2	6.2
Mixed-use projects	5.3	6.7
Hotel	3.5	3.7
Other	0.6	0.5

Total	100.0%	100.0%

Geographic Region	2007	2006

Pacific	28.7%	28.9%
South Atlantic	22.8	23.3
North Central	13.5	13.7
Middle Atlantic	11.6	11.5
South Central	10.9	10.2
Mountain	4.4	5.3
New England	4.2	4.5
Other	3.9	2.6

Total	100.0%	100.0%

At December 31, 2007 and 2006, approximately 23.2% and 22.0% of the mortgage portfolio, respectively, was invested in California and was included in the Pacific region shown above.

Scheduled Mortgage Maturities: At December 31, 2007, contractual maturities for mortgages were as follows (in millions):

Carrying Value

Due in one year or less	$1,536
Due after one year through five years	9,007
Due after five years through ten years	8,816
Due after ten years	1,084

Total	$20,443

Actual maturities may differ from contractual maturities because borrowers may have the right to prepay mortgages, although prepayment premiums may be applicable.

There were no mortgages with restructured or modified terms at December 31, 2007 and 2006. Investment income earned on these mortgages were $ 0, $ 0 and $11 million, which would have been approximately $ 0, $ 0 and $17 million, if they had performed in accordance with their original terms at December 31, 2007, 2006 and 2005, respectively. When restructuring mortgages, TIAA generally requires participation features, yield maintenance

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 4 - Mortgages - (concluded)

stipulations, and/or the establishment of property-specific escrow accounts funded by the borrowers. With respect to impaired loans, the Company accrues interest income to the extent it is deemed collectible. Due and accrued income on any mortgage in default for more than eighteen months is non-admitted. Cash received on impaired mortgages that are performing according to their contractual terms is applied in accordance with those terms. For mortgages in the process of foreclosure, cash received is initially held in suspense and applied as return of principal at the time that the foreclosure process is completed, or the mortgage is otherwise disposed. There were no mortgages with interest more than 180 days past due at December 31, 2007 and 2006.

During 2007, the Company did not reduce the interest rate of outstanding loans.

The Company has no Reverse Mortgages as of December 31, 2007 and 2006.

Mortgages that totaled $212 million and $222 million at December 31, 2007 and 2006, respectively, represent the carrying value of amounts due from related parties that are collateralized by real estate owned by TIAA investment subsidiaries and affiliates.

For the years ended December 31, 2007 and 2006, the carrying value of mortgages denominated in foreign currency was $745 million and $577 million, respectively.

The Company does not underwrite nor does it hold sub-prime mortgages in the commercial mortgage portfolio and does not have any material indirect exposure from sub-prime lenders who are tenants in buildings that are secured by commercial mortgages.

Note 5 – Real Estate

The Company makes investments in commercial real estate directly, through wholly owned subsidiaries and through real estate limited partnerships. The Company monitors the effects of current and expected market conditions and other factors on the reliability of real estate investments to identify and quantify any impairment in value. Other-than-temporary impairments on directly owned real estate investments for the years ended December 31, 2007 and 2006 were $ 0 and $2 million, respectively, and these amounts are included in the impairment table in Note 4. The 2006 other-than-temporary impairments were recorded on properties that were not expected to be held until recovery. At December 31, 2007 and 2006, TIAA’s directly owned real estate investments of $1,672 million and $1,455 million, respectively, were carried net of third party mortgage encumbrances, which totaled approximately $163 million and $166 million, respectively.

At December 31, the carrying values of real estate investments were diversified by property type and geographic region as follows:

Property Type	2007	2006

Office buildings	63.7%	60.5%
Industrial buildings	15.5	17.9
Mixed-use projects	14.9	17.4
Apartments	2.7	1.8
Land held for future development	2.3	2.1
Retail	0.7	—
Income-producing land underlying improved real estate	0.2	0.3

Total	100.0%	100.0%

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 5 – Real Estate - (concluded)

Geographic Region	2007	2006

South Atlantic	42.5%	47.2%
North Central	13.9	16.0
Middle Atlantic	13.6	3.9
Pacific	12.5	12.7
South Central	8.0	9.1
Other	7.6	8.8
Mountain	1.9	2.3

Total	100.0%	100.0%

At December 31, 2007 and 2006, approximately 17.7% and 19.0% of the real estate portfolio, respectively, was invested in Florida and was included in the South Atlantic region shown above.

Depreciation expense on directly owned real estate investments for the years ended December 31, 2007, 2006 and 2005, was $53 million, $50 million and $53 million, respectively; the amount of accumulated depreciation at December 31, 2007 and 2006 was $328 million and $275 million, respectively.

For 2007 and 2006, there were no real estate properties acquired via the assumption of debt or in satisfaction of debt.

The Company’s real estate portfolio does not have any material exposure from sub-prime lenders who are tenants in the buildings that are directly owned.

The Company does not engage in retail land sales operations.

Note 6 - Subsidiaries and Affiliates

TIAA’s investment subsidiaries and affiliates have been created for legal or other business reasons and are primarily involved in real estate and securities investment activities for the Company. The larger investment subsidiaries and affiliates are ND Properties, Inc., TIAA Realty, Inc., Ceres Agricultural Properties, LLC and 485 Properties, LLC (in millions).

	2007	2006	2005

Net Carrying Value	$4,550	$3,921	$—
Other Than Temporary Impairment *	$9	$11	$94
Net Investment Income (distributed from investment subs and aff.)	$132	$191	$286
Amounts due from (to) subs and affiliates	$2	$(19)	$20
Capital Contributions	$1,529	$231	$—
Return of Capital	$1,216	$992	$—

The 2007 other-than-temporary impairments relate to real estate investments that were impaired and/or reclassified to Held for Sale, and written down to external appraisal values or estimated net sales price.

TIAA-CREF Life Insurance Company (“TIAA-CREF Life”), TIAA’s only insurance subsidiary, became a direct wholly-owned subsidiary of TIAA as of December 31, 2005 (in millions).

	2007	2006	2005

Net Carrying Value	$356	$341	$—
Amounts due from subs and affiliates	$25	$33	$2

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 6 - Subsidiaries and Affiliates – (concluded)

TIAA’s operating subsidiaries primarily consist of TIAA-CREF Tuition Financing, Inc. (“TFI”), Teachers Personal Investors Services (“TPIS”) and Teachers Advisors, Inc. (“Advisors”) which are wholly-owned subsidiaries of TIAA-CREF Enterprises, Inc. (“Enterprises”) a wholly-owned subsidiary of TIAA, TIAA-CREF Trust Company, FSB (“Trust”), TIAA-CREF Institutional & Services LLC (“Services”), TIAA-CREF Asset Management Commingled Funds Trust I (“TCAM”), TIAA-CREF Investment Management, LLC, and TIAA Global Markets, Inc. (“TGM”), TIAA-CREF Redwood, LLC, and Extension Funds I and II which are wholly-owned subsidiaries of TIAA (in millions).

	2007	2006	2005

Net Carrying Value	$810	$871	$—
Other Than Temporary Impairment	$56	$36	$—
Net Investment Income (distributed from investment subs and aff.)	$—	$3	$7
Amounts due from subs and affiliates	$121	$58	$84
Capital Contributions	$148	$82	$—
Return of Capital	$228	$3	$—

The 2007 other-than-temporary impairments were a result of a decline in equity value of three subsidiaries for which the carrying value is not expected to be recovered.

To conform to the NAIC Annual Statement presentation, the Company’s share of net carrying value of these entities is reported as affiliated common stock or as other long-term investments.

TIAA provides a $750 million uncommitted and unsecured 364-day revolving line of credit to TGM. During 2007, there were 3 drawdowns totaling $500 million that were repaid by December 31, 2007. For the year ended December 31, 2007, outstanding principal on this line of credit plus accrued interest was $ 0.

In October 2004, TIAA extended a $100 million committed and unsecured 364-day revolving line of credit to TCAM. In 2007, there were 13 draw downs totaling $314 million. At December 31, 2007, outstanding principal plus accrued interest totaled $26 million.

As of December 31, 2007 and 2006, TIAA’s investments in TIAA-CREF mutual funds totaled approximately $863 million and $759 million, respectively. These amounts are reported in the caption “Common Stocks” in the accompanying balance sheets.

Note 7 - Other Long-Term Investments

The components of TIAA’s carrying value in other long-term investments at December 31, were (in millions):

	2007	2006

Unaffiliated Other Invested Assets	$6,379	$4,233
Affiliated Other Invested Assets	3,003	2,365
Other Assets	911	774

Total other long-term investments	$10,293	$7,372

As of December 31, 2007, unaffiliated other invested assets of $6,379 million consist primarily of private equity funds of which $4,420 million invest in securities and $1,501 million invest in real estate related holdings. As of December 31, 2007, affiliated other invested assets totaling $3,003 million represents investment subsidiaries totaling $2,247 million of which $1,289 million invest primarily in real estate related holdings. The remaining $756 million of affiliated other invested assets represents operating subsidiaries and trusts. Other assets in the table above consist primarily of contract loans.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 7 - Other Long-Term Investments - (concluded)

For the years ended December 31, 2007 and 2006, other-than-temporary impairments in other long-term investments for which the carrying value is not expected to be recovered were $42 million and $45 million, respectively.

For the years ended December 31, 2007 and 2006, other long-term investments denominated in foreign currency were $875 million and $752 million, respectively.

The Company holds investments in Low Income Housing Tax Credits (“LIHTC”) which have remaining tax credit years ranging from 2 years to 16 years with holding periods ranging from 16 years to 20 years. The Company’s investment in LIHTC properties are not currently subject to regulatory review and do not exceed 10% of the Company’s admitted assets. As of December 31, 2007, the Company had commitments to purchase tax credits of $32.7 million of which $32.1 million is to be disbursed in 2008 and $0.6 million in 2009.

Note 8 - Commitments

The outstanding obligation for future investments at December 31, 2007, is shown below by asset category (in millions):

	2008	2009	In later years	Total Commitments

Bonds	$91	$—	$—	$91
Mortgages	367	14	—	381
Real estate	6	—	—	6
Common stocks	350	111	51	512
Other long-term investments	1,804	1,250	2,357	5,411

Total	$2,618	$1,375	$2,408	$6,401

The funding of bond commitments is contingent upon the continued favorable financial performance of the potential borrowers and the funding of mortgage and real estate commitments are generally contingent upon the underlying properties meeting specified requirements, including construction, leasing and occupancy. Due to TIAA’s due diligence in closing mortgage commitments, there is a lag between commitment and closing. For other long–term investments, primarily fund investments, there are scheduled capital calls that extend into future years.

In addition to the amounts in the above table, the Company is a limited partner in the Hines Development Fund Limited Partnership (“Development Fund I & II”) whose primary focus is the development and redevelopment of real estate projects in Western Europe. Each of the limited partners made a specified commitment to the fund; TIAA committed 130 million Euros which is approximately $189.7 million to Development Fund I and 100 million Euros which is approximately $145.9 million to Development Fund II as of December 31, 2007. The limited partners’ commitments are pledged as collateral to facilitate the financing of the activities of the fund by third parties through equity lines of credit. The limited partners do not anticipate funding their commitments but remain committed to do so should it become necessary for the Development Fund to make cash capital calls.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 9 – Investment Income and Capital Gains and Losses

Net Investment Income: The components of net investment income for the years ended December 31, were as follows (in millions):

	2007	2006	2005

Bonds	$7,901	$7,536	$7,519
Mortgages	1,481	1,781	1,799
Real estate	246	244	278
Stocks	512	368	400
Other long-term investments	918	635	411
Cash, cash equivalents and short-term investments	90	46	23
Other	5	4	3

Total gross investment income	11,153	10,614	10,433

Less securities lending expenses	—	(13)	(126)
Less investment expenses	(448)	(423)	(455)

Net investment income before amortization of net IMR gains	10,705	10,178	9,852
Plus amortization of net IMR gains	123	135	133

Net investment income	$10,828	$10,313	$9,985

Due and accrued income excluded from net investment income is as follows: Bonds in or near default or that are over 90 days past due; Preferred Stocks that are over 90 days past due and with a NAIC designation of 4, 5 or 6; Common Stocks Affiliated related to real estate with rents over 90 days past due; Mortgages with amounts greater than the excess of property value over the unpaid principal balance and on mortgages in default more than eighteen months; and Real Estate relating to rent in arrears for more than 90 days. The total due and accrued income excluded from net investment income was $1 million, $2 million and $2 million during 2007, 2006 and 2005, respectively.

Future rental income expected to be received under existing real estate leases in effect as of December 31, 2007 (in millions).

	2008	2009	2010	2011	2012	Thereafter

Future rental income	$150	$132	$116	$97	$77	$165

Realized Capital Gains and Losses: The net realized capital gains (losses) on sales, redemptions and write-downs of investments for the years ended December 31, were as follows (in millions):

	2007	2006	2005

Bonds	$(74)	$125	$64
Mortgages	7	(31)	6
Real estate	2	70	283
Stocks	77	407	112
Other long-term investments	56	50	(39)
Cash, cash equivalents and short-term investments	5	7	(5)

Total before capital gains taxes and transfers to the IMR	73	628	421
Transfers to IMR	(44)	(20)	(124)
Capital gains taxes	(166)	—	—

Net realized capital gains (losses) less capital gains taxes, after transfers to the IMR	$(137)	$608	$297

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 9 – Investment Income and Capital Gains and Losses - (concluded)

Write-downs of investments resulting from other-than-temporary impairments (“OTTI”), included in the preceding table, were as follows for the years ended December 31 (in millions):

	2007	2006	2005

Other-than-temporary impairments:
Bonds	$339	$109	$214
Mortgages	49	27	20
Real estate	—	2	11
Stocks	100	33	121
Other long-term investments	42	45	93

Total	$530	$216	$459

The Company did not have any restructured mortgages during 2007 and 2006, therefore there were no related losses recognized.

Proceeds from sales of long-term bond investments during 2007, 2006 and 2005 were $4,840 million, $9,275 million and $5,547 million respectively. Gross gains of $190 million, $327 million and $262 million and gross losses, excluding impairments considered to be other-than-temporary, of $65 million, $172 million and $76 million were realized on these sales during 2007, 2006 and 2005, respectively.

Unrealized Capital Gains and Losses: The net changes in unrealized capital gains (losses) on investments, resulting in a net increase (decrease) in the valuation of investments for the years ended December 31, were as follows (in millions):

	2007	2006	2005

Bonds	$299	$220	$(317)
Mortgages	95	3	12
Stocks	92	173	60
Other long-term investments	379	2	741
Cash, cash equivalents & short-term investments	—	—	1

Total	$865	$398	$497

Note 10 – Securitizations

When TIAA sells bonds and mortgages in a securitization transaction, it may retain interest-only strips, one or more subordinated tranches, residual interest, or servicing rights, all of which are retained interests in the securitized receivables. The Company’s ownership of the related retained interests may be held directly by the Company or indirectly through an investment subsidiary. The retained interests are associated with Special Purpose Entities/Qualified Special Purpose Entities, (“SPEs/QSPEs”), that issue equity and debt which is non-recourse to the Company. Fair value used to determine gain or loss on a securitization transaction is based on quoted market prices, if available; however, quotes are generally not available for retained interests, so the Company either obtains an estimated fair value from an independent pricing service or estimates fair value internally based on the present value of future expected cash flows using management’s best estimates of future credit losses, forward yield curves, and discount rates that are commensurate with the risks involved.

Advisors, a downstream subsidiary of TIAA, provides investment advisory services for most assets securitized by the Company.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 10 – Securitizations – (concluded)

During 2007, TIAA entered into a securitization transaction in which it sold commercial mortgages with a total principal balance of approximately $2,092 million and recognized a gain of approximately $34 million. TIAA received proceeds of approximately $2,009 million and retained subordinated interests with a fair value of approximately $77 million. The total cash flows received on interests retained were approximately $2,017 million for the year ending 2007. TIAA’s total principal amount outstanding is $2,092 million, derecognized piece is $2,009 million, and retained principal amount is $83 million. There were no delinquencies or credit losses at December 31, 2007, 2006 and 2005, respectively.

The following table summarizes the Company’s retained interests in securitized financial assets from transactions originated since 2000 (in millions):

						Sensitivity Analysis of Adverse Changes in Key Assumptions

Issue Year	Type of Collateral	Carrying Value	Estimated Fair Value			10% Adverse	20% Adverse

2000	Bonds	$75	$72	(a	)	$(2)	$(4)
2001	Bonds	$241	$271	(b	)	$(6)	$(12)
2002	Bonds	$27	$17	(c	)	$(1)	$(2)
2007	Mortgages	$75	$64	(d	)	$(3)	$(6)

The key assumptions applied to both the fair values and sensitivity analysis of the retained interests on December 31, 2007 was as follows:

a)

The retained interests securitized in 2000 are valued utilizing a discounted cash flow methodology. Cash flows are discounted at rates ranging from 6.01% to 11.00%. Considerations in the determination of discount rates would include transaction structure and credit quality of underlying assets. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the overall discount rate.

b)

The retained interests securitized in 2001 were valued using an independent third-party pricing service, which uses the discounted cash flow analysis of anticipated cash flows. Cash flows are discounted at rates ranging from 4.61% to 28.02%. Considerations in the determination of discount rates would include transaction structure and credit quality of underlying assets. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the overall discount rate.

c)

The retained interests securitized in 2002 were valued utilizing a discounted cash flow methodology. Cash flows are discounted at 18%. Considerations in the determination of discount rates would include transaction structure and credit quality of underlying assets. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the overall discount rates.

d)

The retained interests securitized in 2007 were valued using an independent third-party pricing service, which uses the discounted cash flow analysis of anticipated cash flows, including assumptions of anticipated prepayment speeds. Cash flows are discounted at rates ranging from 5.61% to 15.47%. Considerations in the determination of discount rates would include transaction structure and credit quality of underlying assets. To test valuation sensitivity, the fair values of the retained interests were recalculated using 10% and 20% adverse changes in the overall discount rates.

Note that the sensitivity analysis above does not give effect to any offsetting benefits of financial instruments which may hedge the risks inherent to these financial interests. Additionally, changes in particular assumption, such as discount rates, may in practice change other valuation assumptions which may magnify or counteract the effect of these disclosed sensitivities.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 11 – Disclosures About Fair Value of Financial Instruments

The estimated fair value amounts of financial instruments presented in the following tables were determined by the Company using market information available as of December 31, 2007 and 2006 and appropriate valuation methodologies. However, considerable judgment is necessarily required to interpret market data in developing the estimates of fair value for financial instruments for which there are no available market value quotations. The estimates presented are not necessarily indicative of the amounts the Company could have realized in a market exchange.

The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

December 31, 2007	Carrying Value	Estimated Fair Value

	(in millions)
Assets
Bonds	131,859	133,020
Mortgages	20,443	20,919
Preferred stocks	4,375	4,144
Common stocks	4,190	6,039
Cash, cash equivalents and short-term investments	1,603	1,603
Contract loans	862	862
Derivative financial instruments	44	45
Separate account assets	19,021	19,021

Liabilities
Liability for deposit-type contracts	454	454
Derivative financial instruments	810	868
Separate account liabilities	19,021	19,021

December 31, 2006	Carrying Value	Estimated Fair Value

	(in millions)
Assets
Bonds	121,775	123,631
Mortgages	23,756	24,117
Preferred stocks	4,554	4,630
Common stocks	4,050	6,561
Cash, cash equivalents and short-term investments	2,464	2,464
Contract loans	732	732
Derivative financial instruments	29	35
Separate account assets	15,384	15,384

Liabilities
Liability for deposit-type contracts	428	428
Derivative financial instruments	581	650
Separate account liabilities	15,384	15,384

Bonds: The fair values for publicly traded long-term bond investments were determined using prices provided by third party pricing services. For privately placed long-term bond investments without a readily ascertainable market value, such values were determined with the assistance of an independent pricing service utilizing a discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 11 – Disclosures About Fair Value of Financial Instruments – (concluded)

The aggregate carrying values and estimated fair values of publicly traded and privately placed bonds at December 31, were as follows (in millions):

	2007		2006

	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value

Publicly traded bonds	$96,235	$96,573	$87,509	$88,649
Privately placed bonds	35,624	36,447	34,266	34,982

Total bonds	$131,859	$133,020	$121,775	$123,631

Mortgages: The fair values of mortgages were generally determined by discounted cash flow methodology based on coupon rates, maturity provisions and credit assumptions.

Preferred Stocks: The fair values of preferred stocks were determined using prices provided by third party pricing or valuations from the NAIC.

Common Stocks: Fair value of unaffiliated common stock is based on quoted market prices, where available, or prices provided by state regulatory authorities. The Company estimates the fair value of its common stock affiliated real estate entities by determining the fair value of the underlying real estate assets of the affiliated entities.

Cash, Cash Equivalents, Short-Term Investments and Contract Loans: The carrying values were considered reasonable estimates of fair value.

Insurance and Annuity Contracts: TIAA’s insurance and annuity contracts entail mortality risks and are, therefore, exempt from the fair value disclosure requirements related to financial instruments.

Deposit-type contracts: For deposit-type contracts the fair value approximates the carrying value. The carrying value is payable upon demand.

Derivative Financial Instruments: The fair values of interest rate cap contracts and credit default swap contracts are estimated by external parties and are reviewed internally for reasonableness based on anticipated interest rates, estimated future cash flows, and anticipated credit market conditions. The fair values of foreign currency swap and forward contracts and interest rate swap contracts are estimated internally based on estimated future cash flows, anticipated foreign exchange relationships and anticipated interest rates and such values are reviewed for reasonableness with estimates provided by TIAA’s counterparties.

Note 12 – Derivative Financial Instruments

The Company uses derivative instruments for hedging, income generation, and asset replication purposes. The Company does not engage in derivative financial instrument transactions for speculative purposes. The Company enters into derivatives directly with counterparties of high credit quality (i.e., rated AA- or better at the date of a transaction) and monitors counter-party credit quality on an ongoing basis. The Company does not require cash collateral on derivative instruments. TIAA’s counterparty credit risk is limited to the net positive fair value of its derivative positions for each individual counter-party, unless otherwise described below. Effective January 1, 2003 TIAA adopted SSAP 86, “Accounting for Derivative Instruments and Hedging Activities,” and has applied this statement to all derivative transactions entered into or modified on or after that date.

Foreign Currency Swap Contracts: TIAA enters into foreign currency swap contracts to exchange fixed and variable amounts of foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. The changes in the carrying value of foreign currency exchange rates are recognized as unrealized gains or losses.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 12 – Derivative Financial Instruments - (continued)

Derivative instruments used in hedging transactions that do not meet or no longer meet the accounting criteria of an effective hedge are accounted for at fair value according to accounting guidance. The net unrealized losses for the year ended December 31, 2007, from foreign currency swap contracts that do not qualify for hedge accounting treatment was $160 million.

Foreign Currency Forward Contracts: TIAA enters into foreign currency forward contracts to exchange foreign currency at specified future dates and at specified rates (in U.S. dollars) as a cash flow hedge to manage currency risks on investments denominated in foreign currencies. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. The changes in the value of the contracts related to foreign currency exchange rates are recognized as unrealized gains or losses. A foreign exchange premium/(discount) is recorded at the time a contract is opened, based on the difference between the forward exchange rate and the spot rate. The Company amortizes the foreign exchange premium/(discount) into investment income over the life of the forward contract or at the settlement date, if the forward contract is less than a year. The net unrealized loss for the year ended December 31, 2007, from foreign currency forward contracts that do not qualify for hedge accounting treatment was $16 million.

Interest Rate Swap Contracts: TIAA enters into interest rate swap contracts to hedge against the effect of interest rate fluctuations on certain variable interest rate bonds. These contracts are designated as cash flow hedges and allow TIAA to lock in a fixed interest rate and to transfer the risk of higher or lower interest rates. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. TIAA also enters into interest rate swap contracts to exchange the cash flows on certain fixed interest rate bonds into variable interest rate cash flows. These contracts are entered into as a fair value hedge in connection with certain interest sensitive products. Generally, no cash is exchanged at the outset of the contract and no principal payments are made by either party. These transactions are entered into pursuant to master agreements that provide for a single net payment to be made by one counter-party at each due date. Net payments received and net payments made or accrued under interest rate swap contracts are included in net investment income. Derivative instruments used in hedging transactions that do not meet or no longer meet the accounting criteria of an effective hedge are accounted for at fair value. The net unrealized loss for the year ended December 31, 2007, from interest rate swap contracts that do not qualify for hedge accounting treatment was $14 million.

Interest Rate Cap Contracts: TIAA purchases interest rate cap contracts to hedge against the market risk of a rising interest rate environment as part of the Company’s asset and liability management program for certain interest sensitive products. This type of derivative instrument is traded over-the-counter, and the Company is exposed to both market and counter-party risk. Under the terms of the interest rate cap contracts, the selling entity makes payments to TIAA on a specified notional amount if an agreed-upon index exceeds a predetermined strike rate. Such payments received under interest rate cap contracts are recognized as investment income. Interest rate cap contracts are generally carried at fair value. There are no interest rate caps outstanding as of December 31, 2007.

Credit Default Swap Contracts: As part of a strategy to replicate desired credit exposure in conjunction with high-rated host securities, TIAA writes (sells) credit default swaps on single name credit and credit indices to earn a premium by essentially issuing “insurance” to the buyer of default protection (Replicated Synthetic Asset Transactions or RSAT). This type of derivative instrument is traded over-the-counter, and the Company is exposed to market, credit and counter-party risk. The carrying value of credit default swaps represents the unamortized premium received for selling the default protection. This premium is amortized into investment income over the life

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 12 – Derivative Financial Instruments – (concluded)

of the swap. The Company has negligible counterparty credit risk with the buyer. The Company also purchases credit default swaps to hedge against unexpected credit events on selective investments in the TIAA portfolio. These swap contracts qualify as fair value hedges and the premium payment to the counterparty is expensed. Derivative instruments used in hedging transactions that do not meet or no longer meet the criteria of an effective hedge are accounted for at fair value. The net unrealized loss for the year ended December 31, 2007, from credit default swap contracts that do not qualify for hedge accounting treatment was $4 million.

Equity Index Options: TIAA purchases out-of-the- money put options on the S&P 500 Index to hedge a portion of the General Account equity position against a sudden or sustained decline in value. These options are traded over-the-counter and the Company is exposed to both market and counterparty risk. These instruments are carried at fair value. The net unrealized loss for the year ended December 31, 2007 from the Equity Index Option contracts that do not qualify for hedge accounting was $3 million.

		2007			2006

		(in millions)

			Carrying	Estimated		Carrying	Estimated
		Notional	Value	FV	Notional	Value	FV

Foreign currency swap contracts	Assets	252	13	14	768	18	17
	Liabilities	3,235	(776)	(819)	2,554	(543)	(620)

	Subtotal	3,487	(763)	(805)	3,322	(525)	(603)

Foreign currency forward contracts	Assets	73	1	1	125	2	2
	Liabilities	215	(27)	(27)	244	(24)	(24)

	Subtotal	288	(26)	(26)	369	(22)	(22)

Interest rate swap contracts	Assets	361	17	17	164	9	9
	Liabilities	39	—	—	399	(6)	(6)

	Subtotal	400	17	17	563	3	3

Credit default swap contracts (RSAT)	Assets	436	—	—	426	—	7
	Liabilities	1,424	(3)	(19)	1,174	(2)	6

	Subtotal	1,860	(3)	(19)	1,600	(2)	13

Credit default swap contracts (other)	Assets	215	2	2	—	—	—
	Liabilities	291	(3)	(3)	328	(6)	(6)

	Subtotal	506	(1)	(1)	328	(6)	(6)

Equity Index Options	Assets	600	11	11	—	—	—
	Liabilities	—	—	—	—	—	—

	Subtotal	600	11	11	—	—	—

Total Derivatives	Assets	1,937	44	45	1,483	29	35
	Liabilities	5,204	(809)	(868)	4,699	(581)	(650)

	Total	7,141	(765)	(823)	6,182	(552)	(615)

During 2007, the average fair value of derivatives used for other than hedging purposes, which are the credit default swaps used in replication synthetic asset transactions was $3 million in assets.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 13 – Separate Accounts

The TIAA Separate Account VA-1 (“VA-1”) is a segregated investment account and was organized on February 16, 1994 under the insurance laws of the State of New York for the purpose of TIAA issuing and funding individual variable annuity contracts. VA-1 was registered with the Securities and Exchange Commission, (the “Commission”) effective November 1, 1994 as an open-end, diversified management investment company under the Investment Company Act of 1940. Currently, VA-1 consists of a single investment portfolio, the Stock Index Account (“SIA”). The SIA was established on October 3, 1994 and invests in a diversified portfolio of equity securities selected to track the overall market for common stocks publicly traded in the United States.

The TIAA Real Estate Account (“REA”) is a segregated investment account and was organized on February 22, 1995 under the insurance laws of the State of New York for the purpose of funding variable annuity contracts. REA was registered with the Commission under the Securities Act of 1933 effective October 2, 1995. REA’s target is to invest between 75% and 85% of its assets directly in real estate or in real estate-related investments, with the remainder of its assets invested in money market instruments, government and corporate debt securities and other publicly traded securities to maintain adequate liquidity.

The TIAA Separate Account VA-3 (“VA-3”) is a segregated investment account and was organized on May 17, 2006 under the laws of the State of New York for the purposes of funding individual and group variable annuities for employees of colleges, universities, other educational and research organizations, and other governmental and non-profit institutions. Its main purpose is to invest funds for retirement and pay income based on a choice of investment accounts.

Other than the guarantees disclosed in Note 21, the Company does not make any guarantees to policyholders on its separate accounts. Both accounts offer full or partial withdrawal at market value with no surrender charges. The assets and liabilities of these accounts (which represent participant account values) are carried at fair value (directly held real estate is carried at appraised value).

Information regarding separate accounts of the Company for the years ended December 31 is as follows (in millions):

	Non-guaranteed Separate Accounts

	2007	2006

Premiums and considerations	$3,343	$3,356

Reserves:
For accounts with assets at:
Fair value	18,752	15,126
Amortized cost	—	—

Total reserves	$18,752	$15,126

By withdrawal characteristics:
At fair value	18,752	15,126

Total reserves	$18,752	$15,126

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 13 – Separate Accounts – (concluded)

The following is a reconciliation of transfers to or (from) the Company to the Separate Accounts (in millions):

	2007	2006

Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers to Separate Accounts	$3,698	$3,647
Transfers from Separate Accounts	(2,186)	(1,741)

Net transfers to or (from) Separate Accounts	$1,512	$1,906

Reconciling Adjustments:
Fund transfer exchange gain/(loss)	$(1)	$(3)

Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$1,511	$1,903

Note 14 – Management Agreements

Under Cash Disbursement and Reimbursement Agreements, TIAA serves as the common pay-agent for its operating subsidiaries. The Company has allocated expenses of $1,369 million to its various subsidiaries and affiliates during 2007. In addition, under management agreements, TIAA provides investment advisory and administrative services for TIAA-CREF Life and administrative services to the TIAA-CREF Trust Company, FSB, and VA-1.

Activities necessary for the operation of the College Retirement Equities Fund (“CREF”), a companion organization, are provided at cost by two subsidiaries of TIAA, TIAA-CREF Investment Management, LLC (“Investment Management”) and Services, which provide investment advisory, administrative and distribution services for CREF.

Such services are provided in accordance with an Investment Management Services Agreement between CREF and Investment Management, and in accordance with a Principal Underwriting and Administrative Services Agreement between CREF and Services. The management fees collected under these agreements and the equivalent allocated expenses, which amounted to approximately $1,075 million, $889 million and $729 million in 2007, 2006 and 2005, respectively, are not included in the statements of operations and had no effect on TIAA’s operations.

Advisors provides investment advisory services for VA-1, certain proprietary funds and other separately managed portfolios in accordance with investment management agreements. TPIS and Services distribute variable annuity contracts for VA-1 as well as registered securities for certain proprietary funds.

All services necessary for the operation of REA are provided at cost by TIAA and Services. TIAA provides investment management services for REA. Distribution and administrative services are provided in accordance with a Distribution and Administrative Services Agreement between REA and Services. Effective January 1, 2008 the Distribution and Administrative Services Agreement between REA and Services was modified to limit the work done by Services to distribution activities with TIAA assuming responsibility for all administrative activities. TIAA and Services receive management fee payments from REA on a daily basis according to formulae established each year with the objective of keeping the management fees as close as possible to actual expenses attributable to operating REA. Any differences between actual expenses and daily charges are adjusted quarterly.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 14 – Management Agreements (concluded)

The following is the amounts due to/(from) subsidiaries and affiliates:

Subsidiary/Affiliate	Receivable	Payable

College Retirement Equity Fund	$89.5	$23.9
Investment Management	—	1.2
TC Life	24.3	—
TIAA-CREF Trust Company FSB	1.2	—
Services	0.4	—
TIAA Real Estate Account	10.4	—

Total	$125.8	$25.1

Note 15 – Federal Income Taxes

By charter, TIAA is a Stock Life Company that operates on a non-profit basis and through December 31, 1997, was exempt from federal income taxation under the Internal Revenue Code (the “Code”). Any non-pension income, however, was subject to federal income taxation as unrelated business income. Effective January 1, 1998, as a result of federal legislation, TIAA is no longer exempt from federal income taxation and is taxed as a stock life insurance company.

Beginning with 1998, TIAA has filed a consolidated federal income tax return with its subsidiary affiliates. The consolidated group has entered into a tax-sharing agreement that follows the current reimbursement method, whereby members of the group will generally be reimbursed for their losses on a pro-rata basis by other members of the group to the extent that they have taxable income, subject to limitations imposed under the Code. Amounts due to (receivable from) TIAA’s subsidiaries for federal income taxes were $(43) million and $23 million at December 31, 2007 and 2006, respectively. The affiliates that file a consolidated federal income tax return with TIAA are as follows:

TIAA-CREF Life Insurance Company
TIAA-CREF Enterprises, Inc.
Dan Properties, Inc.
JV Georgia One, Inc.
Teachers Michigan Properties, Inc.
JV Minnesota One, Inc.
JWL Properties, Inc
Liberty Place Retail, Inc.
MOA Enterprises, Inc.
ND Properties, Inc.
Savannah Teachers Properties, Inc.
TCT Holdings, Inc.
Teachers Advisors, Inc.
Teachers Boca Properties II, Inc.
Teachers Pennsylvania Realty, Inc.
Teachers Personal Investors Service, Inc.
T-Investment Properties Inc.
T-Land Corp.
WRC Properties, Inc.
TIAA-CREF Tuition Financing, Inc.
TIAA-CREF Trust Company, FSB
MOA Investors I, Inc.
730 Texas Forest Holdings, Inc.
TIAA Global Markets, Inc.
T-C Sports Co., Inc.
TIAA Board of Overseers
TIAA Realty, Inc.
TIAA Park Evanston, Inc.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 15 – Federal Income Taxes - (continued)

A reconciliation of TIAA’s statutory tax rate to its actual federal income tax rate was as follows (in millions):

	For the Years Ended December 31,

	2007	2006	2005

Net gain from operations	$1,932	$2,254	$2,201
Realized Capital Gains (Losses) inclusive of OTTI	73	—	—
Statutory rate	35%	35%	35%

Tax at statutory rate	$702	$789	$770
Investment items	(87)	(242)	(139)
Consolidation and dividends from subsidiaries	(113)	(48)	(121)
Amortization of interest maintenance reserve	(43)	(47)	(47)
Adjustment to policyholder dividend liability	67	17	(12)
Accrual of contingent tax for current year	423	467	564
Settlement of contingent tax exposure	—	(1,033)	—
Net operating loss carry forward utilized	(400)	(489)	(482)
Book/tax differences – capital gain	51	—	—
Capital loss carry forward utilized	(146)	—	—
Other	61	(8)	(7)

Federal income tax expense (benefit)	$515	$(594)	$526

Effective tax rate	25.7%	(26.4)%	23.9%

TIAA had net capital loss carryforwards of $418 million from previous years that were fully offset by net realized capital gains of $893 million in 2007, resulting in tax incurred on capital gains of $166 million for 2007. The effective rate for 2007 reflects the capital gains tax. No capital gains are reflected in the effective rate for prior years because no capital gains tax was incurred.

The components of TIAA’s net deferred tax asset were as follows (in millions):

	2007	2006	Change

Gross deferred tax assets	$3,114	$3,025	$89
Gross deferred tax liabilities	(71)	(39)	(32)
Deferred tax assets, non-admitted	(1,967)	(2,022)	55

Net deferred tax asset, admitted	$1,076	$964	$112

TIAA’s gross and net admitted deferred tax assets were primarily attributable to differences between tax basis and statutory basis reserves and the provision for policyholder dividends payable in the following year. Gross deferred tax liabilities were primarily due to investment income due and accrued and market discount deferred on bonds. All of TIAA’s deferred tax liabilities have been recognized. The increase in net admitted deferred tax asset is primarily due to the growth of amounts owed for both policyholder dividends and deferred compensation.

At December 31, 2007, TIAA’s gross deferred tax asset of $3.1 billion did not include any benefit from Net Operating Loss (“NOL”) carryforwards. Consistent with prior years, however, TIAA’s federal income tax return for 2007 will include a significant NOL carryforward as a result of tax deductions related to intangible assets. The NOL carryforward on TIAA’s 2007 federal income tax return is estimated to approximate $11.4 billion. These intangible asset tax deductions were not recognized as a benefit, because they were not eligible to be recorded for statutory financial statement purposes and, therefore, were not considered in TIAA’s gross deferred tax asset calculation.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 15 – Federal Income Taxes - (concluded)

The Department concurred with this interpretation by TIAA. The NOL carryforward for tax purposes expires between 2013 and 2022. TIAA did not incur federal income taxes in the current or preceding years that would be available for recoupment in the event of future net losses.

TIAA’s 1998 and 1999 tax returns representing the first years for which TIAA’s entire business operations were subject to federal income taxation have been audited by the Internal Revenue Service (“IRS”). In April, 2004 the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $1.1 billion for the 1998 and 1999 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain TIAA tax-basis annuity reserves.

TIAA’s 2000, 2001, and 2002 tax returns have also been audited by the IRS. In April, 2006 the IRS completed its audit and presented TIAA with a Revenue Agent Report asserting certain adjustments to TIAA’s taxable income that would result in additional tax due of $391 million for the 2000, 2001, and 2002 tax years. These adjustments would disallow the deductions for certain intangible assets and would adjust certain TIAA tax-basis annuity reserves, which are the same issues raised in the 1998 and 1999 audit.

TIAA’s management filed protests to the IRS’ adjustments in 2004 and in 2006, and entered into discussions with the IRS Appeals Division during 2005. On April 5, 2007, TIAA executed a partial settlement with the IRS Appeals Division resolving the disputed adjustments to tax-basis annuity reserves for the tax years 1998-2002. TIAA agreed to a permanent adjustment of $273 million, reducing the tax-basis annuity reserves for TIAA contracts in force at the beginning of 1998, TIAA’s first year as a taxable entity. In addition, a temporary adjustment of $1.7 billion was applied to TIAA’s 1998 reserve deductions. This adjustment related to reserves established for new rights added to TIAA payout annuity contracts enabling contract-holders to transfer annuity balances into other investment vehicles in accordance with appropriate terms and conditions in the annuity contract. This $1.7 billion adjustment will be recovered by TIAA through future deductions over a 20 year period which began with its 2006 tax return. With one exception that is not material, the IRS agreed to accept all deductions related to the annuity reserves as claimed by TIAA on its 1999-2002 tax returns. With respect to deductions for years subsequent to 2002, no binding agreement has been reached with the IRS for reserves associated with the annuity transferability option, since these years were not before IRS Appeals. Management believes, however, that it is reasonable to expect that deductions related to subsequent years will not be subject to adjustment by the IRS in future audits, and has not provided for any related contingency.

Disallowed deductions for certain intangible assets were set aside for future negotiations with the IRS. TIAA believes that its unresolved tax position is supported by substantial authority, and will continue to contest these adjustments through IRS appeals and judicial procedures, as needed. TIAA’s management believes that it will ultimately prevail to a significant degree. Nonetheless, TIAA’s management believes that the circumstances surrounding the tax claim by the IRS related to intangible deductions meet the conditions that require TIAA to establish a loss contingency for federal income taxes covering the years 1998-2007.

Although the final resolution of the IRS’ asserted adjustments is uncertain, based on management’s current estimate of the probable loss from this dispute with the IRS, and given the current status of the tax claim, TIAA recorded a contingent tax provision of $1.1 billion as of December 31, 2007 and $659 million as of December 31, 2006. This resulted in a net charge of $533 million against TIAA’s 2007 operations. As a result of the partial settlement with the IRS in 2006, TIAA reduced the reserve previously established, resulting in a net benefit of $594 million.

In July, 2006 the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 establishes a minimum threshold for financial statement recognition of the benefits of positions taken in tax returns, and requires certain expanded disclosures. FIN 48 is effective for fiscal years beginning after December 15, 2006, and is to be applied to all open years as of the effective date. Uncertain tax liabilities are described above. No uncertain tax benefits have been recorded as of December 31, 2007 and as of December 31, 2006.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 16 – Pension Plan and Postretirement Benefits

Retirement Plans, Deferred Compensation, Post Employment Benefits and other Post Retirement Benefit Plans

TIAA maintains a qualified, noncontributory defined contribution pension plan covering substantially all employees. All qualified employee pension plan liabilities are fully funded through retirement annuity contracts. Contributions are made semi-monthly to each participant’s contract based on a percentage of salary, with the applicable percentage varying by attained age. All contributions are fully vested after three years of service. Forfeitures arising from terminations prior to vesting are used to reduce future employer contributions. The accompanying statements of operations include contributions to the pension plan of approximately $34 million, $32 million and $28 million in 2007, 2006 and 2005, respectively. This includes supplemental contributions made to company-owned annuity contracts under a non-qualified deferred compensation plan.

In addition to the pension plan, the Company provides certain other postretirement life and health insurance benefits to eligible retired employees who meet prescribed age and service requirements. As of December 31, 2007, the measurement date, the status of this plan for retirees and eligible active employees is summarized below (in millions):

	Postretirement Benefits

	12/31/2007	12/31/2006	12/31/2005

Change in benefit obligation
Benefit obligation at beginning of period	$106	$102	$113
Eligibility cost	3	3	3
Interest cost	6	5	5
Actuarial (gains) and losses	(12)	(1)	(14)
Benefit paid	(4)	(4)	(5)
Plan amendments	—	—	—

Benefit obligation at end of period	$99	$105	$102

Fair value of assets	—	—	—

Funded status	$(99)	$(105)	$(102)

Unrecognized initial transition obligation	4	5	5
Unrecognized net (gain) or losses	—	12	13

Accrued postretirement benefit cost	$(95)	$(88)	$(84)

The Company is expecting to receive a 28% federal subsidy for plan prescription benefits arising from the Medicare Prescription Drug Act of 2003 (“The Act”).

The postretirement benefit obligation for non-vested employees was approximately $65 million at December 31, 2007 and approximately $60 million at December 31, 2006.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 16 – Pension Plan and Postretirement Benefits – (continued)

The net periodic postretirement (benefit) cost for the years ended December 31 includes the following components (in millions):

	Postretirement Benefits

	2007	2006	2005

Components of net periodic cost
Eligibility cost	$3	$3	$3
Interest cost	6	5	5
Amortization of transition obligation	1	1	1

Net periodic cost	$10	$9	$9

The cost of postretirement benefits includes a reduction arising from The Act subsidy of $3 million for 2007 and 2006, respectively.

The Company allocates benefit expenses to certain subsidiaries based upon salaries. The cost of postretirement benefits reflected in the accompanying statements of operations was approximately $4 million for both 2007 and 2006, and $3 million for 2005.

The assumptions used by the Company to calculate the benefit cost and obligations in the year are as follows:

	Postretirement Benefits

	2007	2006	2005

Weighted-average assumption
Discount rate for benefit costs	5.75%	5.50%	5.75%
Discount rate for benefit obligations	6.25%	5.75%	5.50%
Rate of increase in compensation levels	4.00%	4.00%	4.00%
Medical cost trend rates	5.00-10.00%	5.00-11.00%	5.00-10.00%
Immediate Rate	10.00%	11.00%	10.00%
Ultimate Rate	5.00%	5.00%	5.00%
Year Ultimate Rate Reached	2013	2013	2011
Ultimate medical care cost trend rate after a five year gradual decrease	5.00%	5.00%	5.00%
Dental cost trend rate	5.25%	5.25%	5.25%

The assumed medical cost trend rates have a significant effect on the amounts reported. A one-percentage point increase and decrease in assumed medical cost trend rates would have the following effects (in millions):

	Postretirement Benefits

	2007	2006	2005

One percentage point increase
Increase in postretirement benefit obligation	$10	$11	$10
Increase in eligibility and interest cost	$1	$1	$1

One percentage point decrease
(Decrease) in postretirement benefit obligation	$(9)	$(9)	$(9)
(Decrease) in eligibility and interest cost	$(1)	$(1)	$(1)

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 16 – Pension Plan and Postretirement Benefits – (continued)

Estimated Future Benefit Payments

The following benefit payments are expected to be paid (in millions):

Gross Cash Flows (Before Medicare Part D Subsidy Receipts)

2008	6
2009	7
2010	7
2011	8
2012	8
Total for 2013-2017	48

Medicare Part D Subsidy Receipts

2008	0.3
2009	0.3
2010	0.4
2011	0.5
2012	0.6
Total for 2013-2017	5.2

The Company also maintains a non-qualified deferred compensation plan for non-employee trustees and members of the TIAA Board of Overseers. The plan provides an award equal to 50% of the annual stipend that is invested annually in company-owned annuity contracts. Payout of accumulations is normally made in a lump sum following the trustees’ or member’s separation from the Board.

The Company has provided an unfunded Supplemental Executive Retirement Plan (“SERP”) to certain select executives and any TIAA associate deemed eligible by the Board of Trustees.

The SERP provided an annual retirement benefit payable at normal retirement calculated as 3% of the participant’s 5-year average total compensation based on an average of the highest five of the last ten years multiplied by the number of years of service not in excess of 15 years. This amount is reduced by the benefit arising from the basic TIAA defined contribution annuity contracts. The measurement date of the SERP liability is December 31, 2007.

Effective July 31, 2007, the SERP was curtailed. Under this curtailment, all participants, who had not attained the age of 55 and completed five years of service forfeited their benefits under the plan. The one time cost associated with the curtailment of $5 million was due to the need to recognize the past service liability. This one time cost is included in the 2007 SERP total expense. In addition an expense of $11 million was recognized by the Company relating to the funding of separate annuity contracts for individuals who forfeited benefit given the SERP curtailment.

The accumulated benefit obligation totaled $42 million and $49 million as of December 31, 2007 and 2006, respectively. The Company had an accrued pension cost of $45 million and $35 million and accrued an additional minimum liability of $ 0 and $14 million as of December 31, 2007 and 2006, respectively. As of December 31, 2007 and 2006, the projected benefit obligation for non-vested employees totaled $ 0 and $4 million.

The SERP obligations were determined based upon a discount rate of 6.21% and a rate of compensation increase of 5.0% at December 31, 2007. In accordance with NAIC SSAP No. 89, only vested obligations are reflected in the funded status.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 16 – Pension Plan and Postretirement Benefits – (concluded)

The obligations of TIAA under the SERP are unfunded, unsecured promises to make future payments. As such, the plan has no assets. Contributions for a given period are equal to the benefit payments for that period. The expected rate of return on plan assets is not applicable. During 2007 and 2006, the SERP expense, including expenses associated with the curtailment, totaled $11 million and $7 million, respectively.

Future benefits expected to be paid by the SERP are as follows (in millions):

1-1-2008 to 12-31-2008	$2
1-1-2009 to 12-31-2009	$4
1-1-2010 to 12-31-2010	$4
1-1-2011 to 12-31-2011	$4
1-1-2012 to 12-31-2012	$4
1-1-2013 to 12-31-2017	$18

Note 17 – Policy and Contract Reserves

Policy and contract reserves are determined in accordance with standard valuation methods approved by the Department and are computed in accordance with standard actuarial formulae. The reserves are based on assumptions for interest, mortality and other risks insured and establish a sufficient provision for all benefits guaranteed under policy and contract provisions.

For annuities and supplementary contracts, policy and contract reserves are generally equal to the present value of guaranteed benefits. For most annuities, the present value calculation uses the guaranteed interest and mortality table or a more conservative basis and for most accumulating annuities the reserve thus calculated is equal to the account balance. For the Personal Annuity (“PA”), deferred annuity reserves in the general account are equal to the account balance plus the present value, at the maximum statutory valuation rate on an issue year basis, of excess interest guaranteed beyond the valuation date. In addition, a reserve is maintained in the general account for the PA’s Guaranteed Minimum Death Benefit (“GMDB”) provision. The reserve for the GMDB is calculated in accordance with Actuarial Guideline 34, Variable Annuity Minimum Guaranteed Death Benefit Reserves and New York State Regulation 151 and was approximately $0.1 million at December 31, 2007 and 2006, respectively.

For retained assets, an accumulation account issued from the proceeds of annuities and life insurance policies, reserves held are equal to the total current account balances of all account holders.

The Tabular Interest, Tabular Less Actual Reserve Released and Tabular Cost have all been determined by formulae as prescribed by the NAIC except for deferred annuities, for which tabular interest has been determined from the basic data.

In aggregate, the reserves established for all annuity and supplementary contracts utilize assumptions for interest at a weighted average rate of approximately 3%. Approximately 88% of annuity and supplementary contract reserves are based on the 1983 Table set back 9 or 10 years or the Annuity 2000 table set back 9, 10, or 12 years.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 17 – Policy and Contract Reserves - (continued)

Withdrawal characteristics of annuity actuarial reserves and deposit-type contracts at December 31, are as follows (in millions):

	2007		2006

	Amount	Percent	Amount	Percent

Subject to Discretionary Withdrawal
At fair value	$18,752	11.3%	$15,126	9.6%
At book value without adjustment	25,858	15.6%	25,194	16.1%
Not subject to discretionary withdrawal	120,898	73.1%	116,660	74.3%

Total (gross)	165,508	100.0%	156,980	100.0%

Reinsurance ceded	—		—

Total (net)	$165,508		$156,980

Annuity reserves and deposit-type contact funds for the year ended December 31, are as follows (in millions):

	2007	2006

General Account:
Total annuities (excluding supplementary contracts with life)	$146,066	$141,184
Supplementary contracts with life contingencies	235	242
Deposit-type contracts	455	428

Subtotal	146,756	141,854

Separate Accounts:
Annuities	18,752	15,126

Total	$165,508	$156,980

For Ordinary and Collective Life Insurance, reserves for all policies are calculated in accordance with New York State Insurance Regulation 147. Reserves for regular life insurance policies are computed by the Net Level Premium method for issues prior to January 1, 1990, and by the Commissioner’s Reserve Valuation Method for issues on and after such date. Annual renewable and five-year renewable term policies issued on or after January 1, 1994 use segmented reserves, where each segment is equal to the term period. The Cost of Living riders issued on and after January 1, 1994 also use segmented reserves, where each segment is equal to one year in length.

Reserves for the vast majority of permanent insurance policies, term insurance policies, and regular insurance policies use Commissioners’ Standard Ordinary Mortality Tables with rates ranging from 2.25% to 6.00%. Term conversion reserves are based on TIAA term conversion mortality experience and 4.50% interest.

Liabilities for incurred but not reported life insurance claims and disability waiver of premium claims are based on historical experience and set equal to a percentage of paid claims. Reserves for amounts not yet due for incurred but not reported disability waiver of premium claims are a percentage of the total Active Lives Disability Waiver of Premium Reserve.

The Company waives deduction of deferred fractional premiums upon death of the insured and returns any portion of the final premium beyond the date of death. Surrender values of approximately $0.1 million in excess of the legally computed reserves were held as an additional reserve liability at December 31, 2007 and $0.2 million at December 31, 2006, respectively. As of December 31, 2007 and December 31, 2006, TIAA had $1.6 billion and $1.4 billion, respectively, of insurance in force for which the gross premiums were less than the net premiums according to the standard of valuation set by the Department. Reserves to cover these insurance amounts totaled $20.6 million and $25.3 million at December 31, 2007 and December 31, 2006, respectively.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 17 – Policy and Contract Reserves - (concluded)

For Immediate Annuities not involving life contingencies and Supplementary Contracts not involving life contingencies, for each valuation rate of interest, the tabular interest has been calculated as the product of the valuation rate times the mean liability for the year. For all other funds not involving life contingencies, tabular interest has been calculated as the total interest credited to such funds.

Note 18 – Reinsurance

In 2005 and 2004, the Company entered into reinsurance agreements with RGA Reinsurance Company. In accordance with these agreements, the Company assumed Credit Life, Credit A&H, Term Life and Whole Life liabilities through coinsurance funds withheld and modified coinsurance arrangements on a proportional basis. During 2007 the Credit Life and Credit A&H agreement was recaptured, as well as one of the Term Life and Whole Life agreements were recaptured. The statutory coinsurance reserves on these agreements at the end of the statutory reporting period immediately before recapture were approximately $18.4 million and $41.2 million, respectively.

At December 31, disclosures related to these assumed coinsurance agreements were (in millions):

	2007	2006	2005

Aggregated assumed premiums	$(2)	$52	$164
Reinsurance payable on paid and unpaid losses	$—	$1	$1
Modified coinsurance reserves	$171	$162	$142
Increase in policy and contract reserves	$(50)	$9	$57
Funds withheld under coinsurance	$—	$14	$11

The Company recaptured two of the retrocession agreements with RGA Reinsurance Company effective September 30 and October 1, 2007.

In 2004, TIAA and TIAA-CREF Life entered into a series of agreements with Metropolitan Life Insurance Company (“MetLife”) including an administrative agreement for MetLife to service the long-term care business of TIAA and TIAA-CREF Life, an indemnity reinsurance agreement where TIAA and TIAA-CREF Life ceded to MetLife 100% of the long-term care liability and an assumption reinsurance agreement where, after appropriate filings in each jurisdiction, MetLife has begun the process of offering the TIAA and TIAA-CREF Life policyholders the option of transferring their policies from TIAA and TIAA-CREF Life to MetLife. At December 31, 2007 there were still premiums in force of $30 million.

The Company remains liable for reinsurance ceded if the reinsurer fails to meet its obligation on the business assumed. All reinsurance is placed with unaffiliated reinsurers. The Company does not have reinsurance agreements in effect under which the reinsurer may unilaterally cancel the agreement. Amounts shown in the financial statements are reported net of the impact of reinsurance. The major lines in the accompanying financial statements that were reduced by these reinsurance agreements include (in millions):

	2007	2006	2005

Insurance and annuity premiums	$46	$36	$38
Policy and contract benefits	$91	$101	$109
Increase in policy and contract reserves	$187	$32	$(19)
Reserves for life and health insurance	$736	$923	$890

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 19 – Commercial Paper Program

TIAA began issuing commercial paper in May 1999 and currently has a maximum authorized program of $2 billion. The Company had $952 million and $ 0 outstanding obligations, as of December 31, 2007 and 2006, respectively.

The Company maintains a committed and unsecured 5-year revolving credit facility of $1 billion with a group of banks to support the commercial paper program. This liquidity facility has not been utilized.

Note 20 – Capital and Contingency Reserves and Shareholders’ Dividends Restrictions

The portion of contingency reserves represented or reduced by each item below as of December 31, are as follows (in millions):

	2007	2006

Net unrealized capital gains	$865	$398
Asset valuation reserve	$(698)	$(689)
Deferred federal income tax	$(55)	$(1,155)
Non-admitted asset value	$(180)	$1,149
Provision of reinsurance	$—	$(13)
Other	$4	$11

Capital: TIAA has 2,500 shares of class A common stock authorized, issued and outstanding. All outstanding shares of the Company are collectively held by the TIAA Board of Overseers, a nonprofit corporation created to hold the stock of TIAA. By charter, the Company operates without profit to its sole shareholder.

Dividend Restrictions: Under the New York Insurance Law, the Company is permitted without prior insurance regulatory clearance to pay a stockholder dividend as long as the aggregated amount of all such dividends in any calendar year does not exceed the lesser of (i) 10% of its surplus to policyholders as of the immediately preceding calendar year and (ii) its net gain from operations for the immediately preceding calendar year (excluding realized investment gains). TIAA generally has not paid dividends to its shareholder and has no plans to do so in the current year.

Note 21 – Contingencies and Guarantees

Subsidiary and Affiliate Guarantees:

TGM, a wholly-owned subsidiary of TIAA, was formed for the purpose of issuing notes and other debt instruments and investing the proceeds in compliance with the investment guidelines approved by the Board of Directors of TGM. TGM is authorized to issue up to $5 billion in debt and TIAA’s Board of Trustees authorized TIAA to guarantee up to $5 billion of TGM’s debt. As of December 31, 2007, TGM had $2,536 million of outstanding debt and accrued interest. The Company also provides a $750 million uncommitted and unsecured 364-day revolving line of credit to TGM. During 2007, there were 3 draw downs totaling $500 million that were repaid by December 31, 2007. As of December 31, 2007, there were no outstanding principal amount plus accrued interest.

The Company has a financial support agreement with TIAA-CREF Life. Under this agreement, the Company will provide support so that TIAA-CREF Life will have the greater of (a) capital and surplus of $250 million, (b) the amount of capital and surplus necessary to maintain TIAA-CREF Life’s capital and surplus at a level not less than 150% of the NAIC Risk Based Capital model or (c) such other amount as necessary to maintain TIAA-CREF Life’s financial strength rating at least the same as TIAA’s rating at all times. This agreement is not an evidence of indebtedness or an obligation or liability of the Company and does not provide any creditor of TIAA-CREF Life with recourse to TIAA. The Company made no additional capital contributions to TIAA-CREF Life during 2007 under this agreement. The Company provides a $100 million unsecured 364-day revolving line of credit to TIAA-CREF Life. As of December 31, 2007, $30 million of this facility was maintained on a committed basis for which the

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (continued)

DECEMBER 31, 2007

Note 21 – Contingencies and Guarantees - (continued)

Company received a commitment fee of 3 bps per annum on the undrawn committed amount. During 2007, there were 59 draw downs totaling $76 million that were repaid by December 31, 2007. As of December 31, 2007, outstanding principal plus accrued interest was $ 0.

The Company provides guarantees to the CREF accounts, for which it is compensated, for certain mortality and expense risks, pursuant to an Immediate Annuity Purchase Rate Guarantee Agreement. The Company also provides a $1 billion uncommitted line of credit to CREF and the Institutional Mutual Funds. Loans under this revolving credit facility are for a maximum of 60 days and are made solely at the discretion of the Company to fund shareholder redemption requests or other temporary or emergency needs of CREF and the Funds. It is the intent of the Company, CREF and the Funds to use this facility as a supplemental liquidity facility, which would only be used after CREF and the Funds have exhausted the availability of the current $1.5 billion committed credit facility that is maintained with a group of banks.

Separate Account Guarantees: The Company provides mortality and expense guarantees to VA-1, for which it is compensated. The Company guarantees that, at death, the total death benefit payable from the fixed and variable accounts will be at least a return of total premiums paid less any previous withdrawals. The Company also guarantees that expense charges to VA-1 participants will never rise above the maximum amount stipulated in the contract.

The Company provides mortality, expense and liquidity guarantees to REA and is compensated for these guarantees. The Company guarantees that once REA participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to REA participants will never rise above the maximum amount stipulated in the contract. The Company provides REA with a liquidity guarantee to ensure it has funds available to meet participant transfer or cash withdrawal requests. If REA cannot fund participant requests, the Company’s general account will fund them by purchasing Accumulation Units in REA. The Company guarantees that participants will be able to redeem their Accumulation Units at the then current daily Accumulation Unit Value. No amounts have been accrued under these guarantees at year-end.

The Company provides mortality and expense guarantees to VA-3 and is compensated for these guarantees. The Company guarantees that once VA-3 participants begin receiving lifetime annuity income benefits, monthly payments will never be reduced as a result of adverse mortality experience. The Company also guarantees that expense charges to VA-3 participants will never rise above the maximum amount stipulated in the contract.

Leases: The Company occupies leased office space in many locations under various long-term leases. At December 31, 2007, the future minimum lease payments are estimated as follows (in millions):

Year	2008	2009	2010	2011	2012	Thereafter	Total

Amount	$36	27	24	23	21	82	$213

Leased space expense is allocated among the Company and affiliated entities. Rental expense charged to the Company for the years ended December 31, 2007, 2006 and 2005 was approximately $32 million, $35 million and $24 million, respectively.

The Company transferred title to land and building located at 485 Lexington Avenue and 750 Third Avenue, New York, New York to 750-485 Fee Owner LLC, an entity formed by SL Green Corp, on July 28, 2004. The Company had leased and continued to operate the properties after closing pursuant to a Master Lease, which expired on December 31, 2005. The deposit method of accounting required that the Company defer recognition of the gains

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

NOTES TO STATUTORY - BASIS FINANCIAL STATEMENTS – (concluded)

DECEMBER 31, 2007

Note 21 – Contingencies and Guarantees - (concluded)

from disposition of these properties until expiration of the lease. At December 31, 2005 the Company recognized the gain of $237 million on the sale.

The Company’s lease obligation under the Master Lease was $30 million and $32 million for the year 2005. Sublease rental income was $14 million for the year 2005.

Other Contingencies and Guarantees:

In the ordinary conduct of certain of its investment activities, the Company provides standard indemnities covering a variety of potential exposures. For instance, the Company provides indemnifications in connection with site access agreements relating to due diligence review for real estate acquisitions, and the Company provides indemnification to underwriters in connection with the issuance of securities by or on behalf of TIAA or its subsidiaries. It is the TIAA’s management’s opinion that the fair value of such indemnifications are negligible and do not materially affect the Company’s financial position, results of operations or liquidity.

Other contingent liabilities arising from litigation and other matters over and above amounts already provided for in the financial statements or disclosed elsewhere in these notes are not considered material in relation to the Company’s financial position or the results of its operations.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant, TIAA Real Estate Account, has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on the 1st day of May, 2008.

TIAA REAL ESTATE ACCOUNT

By:	TEACHERS INSURANCE AND
ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Roger W. Ferguson, Jr.

Roger W. Ferguson, Jr.
President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following trustees and officers of Teachers Insurance and Annuity Association of America, in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger W. Ferguson, Jr.	President and	May 1, 2008
Chief Executive Officer
Roger W. Ferguson, Jr.	(Principal Executive Officer)

/s/ Georganne C. Proctor	Executive Vice President and	May 1, 2008
Chief Financial Officer
Georganne C. Proctor	(Principal Financial and
Accounting Officer)

*	Chairman of the Board of Trustees	May 1, 2008

Ronald L. Thompson

*	Trustee	May 1, 2008

Elizabeth E. Bailey

*	Trustee	May 1, 2008

Glenn A. Britt

*	Trustee	May 1, 2008

Robert C. Clark

*	Trustee	May 1, 2008

Edward M. Hundert M.D.

*	Trustee	May 1, 2008

Marjorie Fine Knowles

*	Trustee	May 1, 2008

Donald K. Peterson

*	Trustee	May 1, 2008

Sidney A. Ribeau

*	Trustee	May 1, 2008

Dorothy K. Robinson

*	Trustee	May 1, 2008

David L. Shedlarz

*	Trustee	May 1, 2008

David F. Swensen

*	Trustee	May 1, 2008

Marta Tienda

*	Trustee	May 1, 2008

Rosalie J. Wolf

/s/ Stewart P. Greene

*	Signed by Stewart P. Greene as attorney-in-fact pursuant to powers of attorney filed herewith.